THIS LEASE is made the 13th day of December 1993 B E T W E E N the party named in paragraph 1 of the First Schedule hereto (hereinafter called "the Landlord") of the one part and the party or parties named in paragraph 2 of the First Schedule hereto (hereinafter called "The Tenant") of the other part.

                                    [PENALTY STAMP, DATED 2 FEB 1994]

                                        [INLAND REVENUE PRODUCED
                                               20 JAN 1994
                                            FINANCE ACT 1931
                                            H              3]

WITNESSETH as follows:

1. In this Lease save where the context otherwise requires the following words and expressions shall have the meanings assigned to them hereunder:

1:1 "the Landlord" shall include the person or persons for the time being entitled to the reversion immediately expectant on the term hereby granted

1:2  "the Tenant" shall include the successors in title to the Tenant

1:3 "the demised premises" shall mean the premises described in paragraph 3 of the First Schedule hereto

1:4 "the Building" shall mean The Innovation Centre 225 Marsh Wall Docklands London E14 9FW

1:5 "the Rent" shall mean the sum specified as the rent in paragraph 4 of the First Schedule hereto (or such other sum as may be substituted therefor in accordance with the provisions of the Fourth Schedule hereto)

1:6 "the Term" shall mean the term of years specified as the term in paragraph 5 of the First Schedule hereto

1:7 "Person" shall include a Company or other body legally capable of holding land

1:8 The masculine shall include the feminine and the singular the plural and vice versa

1:9 Obligations undertaken (or to be undertaken) by more than a single person are (or shall be) joint and several obligations

1:10 Any agreement by the Tenant not to do any act or thing shall be construed as if it were an agreement not to do or permit or suffer such act or thing

1:11 Rights excepted reserved or granted to the Landlord shall be construed as excepted reserved or granted to the Landlord the Superior Landlord and all persons respectively authorised by it or them

1:12 A reference to a statute shall refer to the statute as amended at the date hereof and shall include any subsequent statutory amendments or re-enactment thereof

1:13 "the Bank" shall mean Midland Bank Plc or the Bank which is the successor to the business of that Bank or if such Bank ceases to trade in circumstances that no one Bank succeeds to that business such member of the Committee of London Clearing Bankers as the Landlord nominates

1:14 "Base Rate" shall mean the published base rate from time to time of the Bank but if no such rate shall be published two per centum above the rate paid by the Bank from time to time on deposits of the minimum sum accepted at interest for repayment on seven days notice

1:15 "Interest" is at the annual rate of four per centum above the Base Rate for the time being compounded with rests the 30th June and 31st December in each year of the Term

1:16 Any covenant to pay interest shall be a covenant to pay interest at the said rate both before and after judgment or arbitration award

1:17 "the Service Charge" shall mean the sum specified or referred to in paragraph 6 of the First Schedule hereto

1:18 "the Advance Service Charge" shall mean the sum specified or referred to in paragraph 9 of the First Schedule hereto

1:19 "the Insurance Rent" shall mean the sum specified or referred to in paragraph 7 of the First Schedule hereto

1:20 "the Common Parts" shall mean the roads footpaths pavements car parking areas (including the access to individual parking bays) landscaped areas and other open areas entrance hall (including reception and waiting areas) landings lifts lift shafts staircases passages fire escape routes and all other areas which are from time to time during the Term provided by the Landlord for common use and enjoyment by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them

1:21 "the Permitted Use" shall mean the use specified as the permitted use in paragraph 8 of the First Schedule hereto

1:22 "the Landlords Surveyor" means any person or firm who or the partners in which shall be an associate or fellow of the Royal Institution of Chartered Surveyors acting for the landlord including an employee of the Landlord appointed to perform the function of a surveyor for any purpose of this Lease

1:23 "The Telephone Charge: means the proportion of the telephone calls made to and from the Building attributable exclusively to the demised premises and as determined by the Telephone Equipment and a copy of the computer printout from the Telephone Equipment shall (save for manifest or proven error) be conclusive of the same

1:24 "The Telephone Equipment" means all equipment (including the computer for monitoring the same) installed in the Building from time to time in order to provide a telephone service for the occupiers of the Building other than telephone handsets or similar equipment installed in individual units within the Building

1:25 "The Private Service" means such services as shall be provided by the Landlord for the benefit of individual tenants within the Building from time to time the cost of which is intended shall be borne only by such tenants as shall use such services including (but without prejudice to the generality of the foregoing):-

1:25:1    Secretarial and clerical services

1:25:2    Telegraphic facsimile transmission services

1:25:3    Photocopying services

1:25:4    Conference facility services

1:25:5    Audio/visual facility services

1:25:6 Any other service which may from time to time be provided by the Landlord for the benefit of individual tenants within the Building

1:26 "The Private Charge" means the amount payable by the Tenant monthly in arrears in respect of the Tenants use of the Private Services during the month in question and representing the cost of such services as determined from time to time by the Landlord who shall act reasonably in making that determination

1:27 "The Superior Lease" means a lease dated 1st May 1991 and made between London Docklands Corporation (1) Carroll Investment Corporation Limited (2)

1:28 "The Superior Landlord" means the persons for the time being entitled to the reversion immediately expectant on the determination of the term created by the Superior Lease together with any persons for the time being entitled to the reversion immediately expectant on the determination of any term created by any other lease ranking superior to this Lease

1:29 "The Permitted Hours" means the hours between 8.30 a.m. and 6.00 p.m. Mondays to Fridays (other than Bank and other Public Holidays) and
          8.30 a.m. to 12.30 p.m. on Saturdays

1:30      "The Break Dates" means the 29th September 1996 and the 29th
          September 1999

1:31 "Inherent Defect" means any defect in the Building or in anything installed in or on the Building which is attributable to:-

1:31:1    Defective design or

1:31:2    Defective workmanship or materials or

1:31:3 Defective supervision of the construction of or the installation of anything in or on the Building or

1:31:4 Defective preparation of the site upon which the Building is constructed

2. IN CONSIDERATION of the Rent and of the covenants on the part of the Tenant hereinafter contained the Landlord HEREBY DEMISES unto the Tenant ALL THAT the demised premises TOGETHER WITH the easements and rights described in
Part 1 of the Second Schedule hereto EXCEPT AND RESERVING as mentioned in Part 2 of the Second schedule hereto SUBJECT AS specified in Part 3 of the Second Schedule TO HOLD the same unto the Tenant for the Term PAYING THEREFOR to the Landlord the following rents:-

2:1       Firstly the Rent

2:2       Secondly the Service Charge

2:3       Thirdly the Insurance Rent

2:4       Fourthly the Advance Service Charge (if any)

3. THE TENANT HERBY COVENANTS with the Landlord in manner following that is to say:-

3:1:1 To pay the Rent the Serviced Charge the Insurance Rent and the Advance Service Charge at the times and in the manner described and specified in the First Schedule hereto and if so required to pay the Rent by Bankers Standing Order or any other reasonable means (other than by direct debit) which the Landlord may require

3:1:2 To pay to the Landlord within 21 days of written demand (which demand shall be accompanied by a copy of the computer printout from the Telephone Equipment) the Telephone Charge

3:1:3     To pay to the Landlord within 21 days of written demand the Private
          Charge

3:2 To pay all existing and future rates (or any similar tax or outgoing replacing the same from time to time) taxes assessments impositions and outgoings assessed or imposed on or in respect of the demised premises (whether assessed or imposed on the Landlord or the Tenant) PROVIDED ALWAYS that if any of the foregoing shall be or become assessed or imposed (without formal apportionment) upon or payable (whether by the owner or the occupier) in respect of the demised premises or any part or parts thereof together with other premises not included in this Lease the Tenant shall pay and discharge (and indemnify the Landlord against) the fair and proper proportion thereof attributable to the demised premises or the part or parts thereof so affected such fair and proper proportion to be determined by the Landlord's Surveyor for the time being who shall act reasonably in making such determination and whose decision shall save for any manifest or proven error be final and binding upon the Tenant

3:3 If any rent or other sums payable by the Tenant to the Landlord under this Lease shall be due but unpaid for fourteen days to pay to the Landlord (if the Landlord shall so require) interest from the due date until payment Provided that this subclause shall not prejudice any other right or remedy in respect of such money


3:4 Without prejudice to Clauses 3:1:2 and 3:1:3 hereof to pay to the suppliers thereof all charges for gas electricity water and other services supplied to the demised premises

3:5:1 To repair and keep in good and substantial repair and condition (including well and substantially decorated) the whole of the interior of the demised premises (including without prejudice to the generality of the foregoing the suspended ceilings the raised floors and other floor surfaces all plasterwork and other internal finishes any fire exit doors and normal entrance doors and door frames all windows and window frames all electrical circuits and wiring and fittings within the demised premises and/or solely serving the demised premises and all partitions and fixtures and fittings within the demised premises and at the expiration or sooner determination of the Term quietly yield up to the Landlord the demised premises (including all additions and improvements made thereto) in such good and substantial repair and condition and properly cleaned and decorated Provided that this sub-clause shall not apply to damage by fire and other perils specified in Clause 3 of the Eighth Schedule hereto unless and to the extent that any act or omission of the Tenant renders the insurance money irrecoverable Provided further that nothing in this Lease contained shall oblige the Tenant to repair any damage to the demised premises arising out of an Inherent Defect nor shall the Tenant be obliged to rectify any Inherent Defect

3:5:2 As soon as reasonably possible after the Tenant becomes aware of the same or should reasonably have become aware of the same to give notice to the Landlord and the Superior Landlord of any defect or need of repair or renewal arising to the demised premises which would or might result in the Landlord and/or the Superior Landlord becoming liable to third parties by reason of the provisions of the Defective Premises Act 1972 or which would or might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with its duty of care imposed on the Landlord pursuant to such provisions and insofar as any such defect or need of repair or renewal as aforesaid shall be the responsibility of the Tenant under this Lease to indemnify the Landlord (to the extent that it can so require) against all liability and costs arising in respect of any notice claim or demand costs and proceedings made or brought thereunder and furthermore (without prejudice to the foregoing) to indemnify and keep indemnified the Landlord and the Superior Landlord from and against any losses claims actions costs demands or other liability arising from a failure to give such notice as aforesaid and furthermore at all times to display and maintain all notices (including the wording thereof) which the Landlord may from time to time display or require to be displayed on the demised premises

3:5:3 As often as shall be required and in any event in the year 1998 and in the last year of the Term (howsoever determined including for the avoidance of doubt where this Lease is determined by the operation of Clause 6.1 hereof on 29th September 1996 if reasonably so required by the Landlord but not otherwise) in a proper and workmanlike manner

        (a) to prepare and paint all the inside wood metal and other parts of the demised premises usually or requiring to be painted with not less than two coats of good quality oil or other suitable paint

        (b) to prepare and repolish any inside wood of the demised premises now polished with best quality materials

        (c) to prepare and paint the ceilings and walls of the demised premises as the same are now treated and

          (d) to clean and treat in a suitable manner for its maintenance in good condition any inside wood metal work tiles bricks and similar surfaces to the demised premises not required to be painted or polished.

          Provided that the painting in the last year of the Term shall be done in colours first approved in writing by the Landlord such approval not to be unreasonably withheld or delayed AND PROVIDED ALSO that the Tenant shall not be liable to carry out any decorative works of this nature the need for which arises wholly or partly from an Inherent Defect or damage caused by an Inherent Defect

3:5:4 To make good forthwith any damage to the demised premises or fixtures therein caused by the Tenant his licencees and invitees whether accidentally or otherwise

3:5:5 At the expiration or sooner determination of the Term (howsoever determined) provided that such expiration or sooner determination shall occur after the third anniversary of the Term to replace all the carpeting (or carpet tiles as appropriate) within the demised premises with new carpeting (or carpet tiles as appropriate) of a quality design and colour similar to the quality design and colour of the carpeting (or carpet tiles as appropriate) supplied by the Landlord at the commencement of the Term such replacement carpeting (or carpet tiles as appropriate) to be first approved in writing by the Landlord (such approval not to be unreasonably withheld)

3:5:6 The Tenant shall pay the Landlord's Surveyor's reasonable and proper fees necessarily incurred as a result of any breach of this sub-clause

3:6:1 To keep and maintain all drains and pipes exclusively serving the demised premises in good repair and condition and clear and unobstructed and not to cause or allow to be caused any blockage or stoppage of those within the Common Parts

3:6:2 To clean the interior of the windows and other glazing of the demised premises at least once in every month

3:6:3     To keep all areas forming part of the demised premises clean and tidy

3:6:4 To employ for the cleaning of the demised premises only such firm or company as shall be approved in writing by the Landlord such approval not to be unreasonably withheld or delayed

3:7:1 To make good within one month (or sooner if necessary) any defect in repair or decoration of the demised premises for which the Tenant is liable in accordance with the Tenant's covenants hereunder and of which the Landlord has given notice in writing to the Tenant

3:7:2 If the Tenant shall not comply with Clause 3:7:1 hereof the Landlord may enter the demised premises and make good such defects and the reasonable expense of so doing (including reasonable Surveyor's fees necessarily incurred) shall be repaid to the Landlord by the Tenant within 21 days of written demand and if not so repaid shall be recoverable by action or distress as if rent in arrear

3:8 To permit the Landlord and its Agents and all others authorised by the Landlord together with workmen and all necessary tools and appliances on reasonable notice (except in emergency) at all reasonable hours to enter the demised premises for the purpose of :-

3:8:1     Viewing and recording the condition of the demised premises

3:8:2 Repairing maintaining altering or cleaning adjoining or nearby units within the Building provided such works cannot be carried out from outside the demised premises

3:8:3 Repairing maintaining cleaning altering replacing or adding to any pipes wires flues channels or apparatus which service other parts of the Building or adjoining or nearby premises provided such works cannot be carried out from outside the demised premises

3:8:4 Enabling the Landlord to comply with the covenants on its part and the conditions contained in the Superior Lease or for any purpose that is in the reasonable opinion of the Landlord necessary in order to enable it to do so in either case so far as the Tenant does not expressly covenant hereunder to observe and perform the same

PROVIDED THAT the Landlord or those exercising such right (as appropriate) shall cause as little damage and/or disturbance as practicable and shall as soon as practicable make good (to the reasonable satisfaction of the Tenant) all damage to the demised premises caused by such entry but shall not otherwise be liable for any damage or inconvenience caused to the Tenant

3:9:1 At the Tenant's own cost to observe and comply as soon as reasonably practicable in all respects with the provisions and requirements of any and every enactment (which expression in this sub-clause includes every general and local Act or Acts of

                                                                    EXHIBIT 2.2


     ______________________________________________________________________




                           STOCK PURCHASE AGREEMENT


                                    among


                             GETTY IMAGES INC.,


                        GETTY COMMUNICATIONS LIMITED,


                   VISUAL COMMUNICATIONS GROUP (VCG) B.V.,


                       UNITED BUSINESS INFORMATION B.V.


                                     and


                           UNITED NEWS & MEDIA PLC

                   _______________________________________


                         Dated as of March 21, 2000


    ______________________________________________________________________



    THIS AGREEMENT SHALL BE KEPT CONFIDENTIAL PURSUANT TO THE TERMS OF THE

               CONFIDENTIALITY AGREEMENT BETWEEN UNITED NEWS &

                       MEDIA PLC AND GETTY IMAGES INC.

                          DATED DECEMBER 9, 1999.

                               TABLE OF CONTENTS


SUMMARY OF TRANSACTION ......................................................  1

ARTICLE I  --  CERTAIN DEFINITIONS AND TERMS ................................  1
    1.1        Specific Definitions .........................................  1
    1.2        Other Terms ..................................................  7
    1.3        Other Definitional Provisions ................................  7

ARTICLE II --  PURCHASE AND SALE OF VERMONT SHARES ..........................  8
    2.1        Basic Transaction ............................................  8
    2.2        Purchase Price ...............................................  8
    2.3        Cash Adjustment ..............................................  8
    2.4        Closing; Deliveries; Payment ................................. 10

ARTICLE III -- REPRESENTATIONS AND WARRANTIES
  CONCERNING THE TRANSACTION ................................................ 11
    3.1        Representations and Warranties of Unicorn, UBIBV and VCG ..... 11
               (a)  Organization ............................................ 11
               (b)  Execution; Authorization of Transaction ................. 11
               (c)  Brokers' Fees ........................................... 12
               (d)  Vermont Shares .......................................... 12
               (e)  Litigation Regarding Vermont Shares ..................... 12
    3.2        Representations and Warranties of the Buyer .................. 12
               (a)  Organization ............................................ 13
               (b)  Execution; Authorization of Transaction ................. 13
               (c)  Brokers' Fees ........................................... 13
               (d)  Investment .............................................. 13

ARTICLE IV --  REPRESENTATIONS AND WARRANTIES
  OF UBIBV CONCERNING THE VERMONT ENTITIES .................................. 14

ARTICLE V  --  PRE-CLOSING COVENANTS ........................................ 14
    5.1        General ...................................................... 14
    5.2        Press Releases and Public Announcements ...................... 14
    5.3        Disclosure ................................................... 15
    5.4        Operation of Business ........................................ 15
    5.5        Notices; HSR ................................................. 18
    5.6        Assistance ................................................... 19
    5.7        Issuance of Securities ....................................... 19
    5.8        Other Changes ................................................ 19
    5.9        Pensions ..................................................... 19


     5.10 Bonuses............................................................ 19

ARTICLE VI -- POST-CLOSING COVENANTS......................................... 20
     6.1  Further Actions Regarding Transfer................................. 20
     6.2  Confidentiality.................................................... 20
     6.3  Covenants.......................................................... 20
     6.4  Access to Information.............................................. 21
     6.5  Removal of Trademarks, Etc......................................... 22
     6.6  Certain Taxes...................................................... 22
     6.7  Tax Returns; Utilization of Tax Losses............................. 23
     6.8  Leases............................................................. 25
     6.9  Indemnifying Party................................................. 26
     6.10 Andrew Nugee....................................................... 26
     6.11 [Intentionally Omitted]............................................ 26
     6.12 New York Lease..................................................... 26
     6.13 Share Options...................................................... 27


ARTICLE VII -- CONDITIONS TO OBLIGATION TO CLOSE............................. 28
     7.1  Conditions to Obligation of Buyer and Communications............... 28
          (a)  Performance of Obligations of UBIBV........................... 28
          (b)  Closing Documentation......................................... 28
          (c)  Approval of Legal Matters..................................... 30
          (d)  No Litigation................................................. 30
          (e)  Hart-Scott-Rodino Waiting Period.............................. 30
          (f)  Laws.......................................................... 30
          (g)  Financial Capacity............................................ 30
          (h)  Form 403...................................................... 30
     7.2  Conditions to Obligation of Unicorn, VCG and UBIBV................. 31
          (a)  Performance of Obligations of Buyer and Communications........ 31
          (b)  Closing Documentation......................................... 31
          (c)  Approval of Legal Matters..................................... 32
          (d)  No Litigation................................................. 32
          (e)  Hart-Scott-Rodino Waiting Period.............................. 32


ARTICLE VIII -- REMEDIES FOR BREACHES OF THIS AGREEMENT...................... 32
     8.1  Survival of Representations and Warranties......................... 32
     8.2  Indemnification Provisions for Benefit of Buyer and Communications. 34
     8.3  Indemnification Provisions for Benefit of UBIBV and VCG............ 35
     8.4  Matters Involving Third Parties.................................... 36
     8.5  Sole Remedy........................................................ 37
     8.6  Unlimited Claims................................................... 37
     8.7  Litigation Claim................................................... 38

ARTICLE IX - TERMINATION............................................... 38
     9.1    Termination of Agreement................................... 38
     9.2    Effect of Termination...................................... 38
     9.3    Liquidated Damages......................................... 39

ARTICLE X - MISCELLANEOUS.............................................. 39
     10.1   Entire Agreement........................................... 39
     10.2   No Third-Party Beneficiaries............................... 39
     10.3   Succession and Assignment.................................. 40
     10.4   Counterparts............................................... 40
     10.5   Headings................................................... 40
     10.6   Notices.................................................... 40
     10.7   Governing Law.............................................. 41
     10.8   Return of Information...................................... 41
     10.9   Amendments and Waivers..................................... 41
     10.10  Severability............................................... 42
     10.11  Expenses................................................... 42
     10.12  Construction............................................... 42
     10.13  Incorporation of Exhibits, Annexes and Schedules........... 42
     10.14  Specific Performance....................................... 42
     10.15  Submission to Jurisdiction................................. 43
     10.16  Fulfillment of Obligations................................. 43
     10.17  Schedules.................................................. 44
     10.18  Definition of "ordinary course"............................ 44
     10.19  Attorney's Fees............................................ 44

                              DISCLOSURE SCHEDULE


SCHEDULE            SECTION HEADING
--------            ---------------
    I               Intercompany Debt
    S               Subsidiaries
Section 3.1         Representation and Warranties (Seller Side)
Section 3.2         Representation and Warranties (Buyer Side)
Section 5.4(g)      Operation of Business
Section 4.1         Interest in Related Entities
Section 4.3         Vermont Entities Capitalization
Section 4.4         Investments
Section 4.5         No Violations
Section 4.6         Title to Assets; Encumbrances
Section 4.7         Possession
Section 4.8         Personal Property
Section 4.10(a)     Intellectual Property
Section 4.10(b)     Infringement by VCG
Section 4.10(d)     Validity
Section 4.10(e)     Claims
Section 4.10(f)     Infringement against VCG
Section 4.10(m)     Registered Marks
Section 4.10(n)     Owned Images
Section 4.10(q)     Licensed Images
Section 4.10(s)     Storage/Handling Contracts
Section 4.10(v)     Photographer Contracts
Section 4.11        Environmental Protection
Section 4.13        Certain Changes and Events
Section 4.14        Absence of Changes
Section 4.15        Tax Matters
Section 4.16        Compliance with Laws
Section 4.17        Litigation regarding Vermont Entities
Section 4.18        Permits
Section 4.19        Employees; Labor Relations
Section 4.20(a)     Employee Benefit Plans
Section 4.20(c)     Qualification; Compliance
Section 4.22        Agreements
Section 4.23        Certain Matters Concerning Pix
Section 4.24        Insurance

                                    EXHIBITS

Exhibit A           Form of Joint Press Release

                            STOCK PURCHASE AGREEMENT

     Agreement entered into as of March 21, 2000, by and among United Business Information B.V., a corporation organized pursuant to the laws of The Netherlands ("UBIBV"), Visual Communications Group (VCG) B.V., a corporation organized under the laws of The Netherlands ("VCG"), United News & Media plc, an English limited company ("Unicorn"), Getty Communications Limited, an English limited company ("Communications"), and Getty Images Inc., a Delaware corporation ("Buyer"). Buyer, Communications, UBIBV and Unicorn are referred to collectively herein as the "Parties" and each individually as a "Party".

                             SUMMARY OF TRANSACTION

     WHEREAS, UBIBV owns a majority of the issued and outstanding capital stock and equity interests of VCG;

     WHEREAS, VCG is the legal and beneficial owner of all of the issued stock or share capital of Visual Communications Group Holdings Ltd., a company incorporated in England and Wales ("VCG Holdings"), Definitive Stock, Inc., a Delaware corporation ("Definitive Stock"), and VCG Holdings LLC ("VCGLLC") a Delaware limited liability company; and

     WHEREAS, Buyer desires to purchase, and VCG desires to sell all of the Definitive Stock Shares and all of the VCGLLC Shares, upon the terms and subject to the satisfaction of the conditions set forth in this Agreement; and

     WHEREAS, Communications desires to purchase, and VCG desires to sell all of the VCG Holdings Shares, upon the terms and subject to the satisfaction of the conditions set forth in this Agreement; and

     NOW, THEREFORE, to effect such transactions and in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by each Party, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                   ARTICLE I

                         CERTAIN DEFINITIONS AND TERMS

     1.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

     "Adverse Consequences" shall mean actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" shall mean with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person at the time at which the determination of affiliation is made. As used in this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise. (When used in relation to Buyer or Communications, the term "Affiliate" shall include the Vermont Entities after the Closing and when used in relation to a Vermont Entity the term "Affiliate" shall include the Buyer and Communications after the Closing.)

     "Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

     "Approved Images" shall have the meaning set forth in Section 4.10.

     "Authorizations" shall have the meaning set forth in Section 4.18.

     "Assets" means the assets of the Vermont Entities, including all real and personal property owned or leased by the Vermont Entities.

     "Bavaria" shall mean VCG Deutschland GmbH, a corporation organized under the laws of Germany.

     "Bavaria Agreement" shall mean the Stock Purchase Agreement dated of even date herewith among Unicorn, UBIBV, Ludgate Holdings GmbH, a corporation organized under the laws of Germany, Tony Stone Associates GmbH, a corporation organized under the laws of Germany, and Buyer.

     "Bavaria Entities" shall mean Bavaria and each of its Subsidiaries.

     "Bavaria Financial Statements" shall have the meaning set forth in Section
4.12 of the Bavaria Agreement.

     "Benefit Plans" shall have the meaning set forth in Section 4.20.

     "Books and Records" shall mean all books, ledgers, files, reports, plans and operating records of, or maintained by or for, the Vermont Entities.

     "Business" shall mean the business of the Vermont Entities, taken together as a group, comprised of the licensing of still photography images to persons in the advertising, design, publishing and corporate markets.

     "Business Day(s)" shall mean any day or days other than a Saturday, a Sunday or a United States federal holiday or a state holiday in the State of New York.

     "Buyer" shall have the meaning set forth in the recitals.

     "Cash Adjustment Amount" shall have the meaning set forth in Section 2.3.

     "Cash Statement" shall have the meaning set forth in Section 2.3.

     "Chosen Courts" shall have the meaning set forth in Section 10.15.

     "Closing" shall mean the closing of the transactions contemplated by this Agreement.

     "Closing Date" shall have the meaning set forth in Section 2.4(a).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Communications" shall have the meaning set forth in the recitals.

     "Confidentiality Agreement" shall mean the Agreement dated December 9, 1999 between Unicorn and Buyer.

     "Contracts" shall mean any agreements, contracts, leases, purchase orders, arrangements, commitments and licenses, whether oral or written.

     "Damages" shall mean any and all costs, damages, liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, Taxes and expenses (including, without limitation, amounts paid in settlement, interest, court costs, costs of investigation, reasonable fees and expenses of attorneys, accountants, actuaries, and experts, and other reasonable expenses of litigation or mediation of any claim, default, or assessment), and diminution in value, including incidental and consequential damages, whether or not involving a third party claim.

     "Definitive Stock" shall have the meaning set forth in the recitals.

     "Definitive Stock Shares" shall mean all of the issued stock and share capital of Definitive Stock.

     "Disclosure Schedule" shall have the meaning set forth in Article IV.

     "Dispute Accountants" shall have the meaning set forth in Section 2.3.

     "Employees" shall mean all current and former employees of the Vermont Entities.

     "Encumbrances" shall mean any and all mortgages, pledges, assessments, security interests, leases, subleases, liens, adverse claims, tribal claims, levies, charges, options, warrants, assignments, rights to possession, rights of others or restrictions (whether on voting, sale, transfer, disposition or otherwise) or other encumbrances of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract, or other contract to give or refrain from giving any of the foregoing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "GAAP" shall have the meaning set forth in Section 2.3.

     "Governmental Authority" shall mean any court (including a court of equity), any federal, provincial, state, county, municipal or other government or governmental department, ministry, commission, board, bureau, agency or instrumentality, any securities commission, stock exchange or other regulatory or self regulatory body, any arbitrator or arbitration tribunal and any other tribunal, whether domestic or foreign.

     "Governmental Authorizations" shall mean all licenses, permits, certificates and other authorizations and approvals required (i) with respect to Buyer, Communications, UBIBV, VCG or a Vermont Entity to perform their respective obligations hereunder and (ii) with respect to the Vermont Entities, to carry on its business as currently conducted or presently proposed to be conducted under applicable laws, ordinances or regulations of any Governmental Authority.

     "Group Entities" shall mean the Vermont Entities and the Bavaria Entities, and each such entity shall be referred to individually as a "Group Entity".

     "Holdings" shall mean Ludgate Holdings GmbH, a corporation organized under the laws of Germany.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Image" shall have the meaning set forth in Section 4.10.

     "Indemnified Parties" shall have the meaning set forth in Section 8.4(a).

     "Indemnifying Party" shall have the meaning set forth in Section 8.4(a).

     "Intellectual Property" shall have the meaning set forth in Section 4.10.

     "Intercompany Debt" shall mean that debt owing by any of the Group Entities to UBIBV or any of UBIBV's Affiliates (other than the Group Entities), or by UBIBV or any of UBIBV's Affiliates to any Group Entity as at the Closing Date and to the extent set forth on a Schedule I, to be delivered by UBIBV to Buyer not less than two (2) Business Days prior to the Closing Date. For purposes of Purchase Price in Section 2.2 hereof. Intercompany Debt addressed in the Bavaria Agreement shall be excluded.

     "Knowledge of Seller" shall mean knowledge of at least one of the directors and executive officers of UBIBV or at least one of the following directors and executive officers of VCG: Andrew Nugee, Michael Wolfson, Leo Shapiro, Charles Gregson, Neil Mepham (with respect only to Section 4.15) and David Moody and Rebecca Taylor (with respect only to Section 4.10) and Craig Baxendale (with respect only to Section 4.10). "Knowledge of Seller" shall include the knowledge that any of such persons would have had if he or she had made due inquiry.

     "Laws" shall mean any federal, state, foreign, or local law, statute, ordinance, rule, regulation, order, judgment or decree.

     "Leases" shall have the meaning set forth in Section 4.9.

     "Licensed Images" shall have the meaning set forth in Section 4.10.

     "Licensed Intellectual Property" shall have the meaning set forth in
Section 4.10.

     "Listed Intellectual Property" shall have the meaning set forth in Section 4.10.

     "Material Adverse Effect" shall mean a material adverse effect on the validity or enforceability of this Agreement, on the ability of a particular Party to perform its obligations under this Agreement, or on the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of such Party.

     "Material Agreement" shall have the meaning set forth in Section 4.22.

     "Merger" shall have the meaning set forth in Section 4.23.

     "Owned Images" shall have the meaning set forth in Section 4.10.

     "Owned Intellectual Property" shall have the meaning set forth in Section 4.10.

     "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization.

     "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) mergers, acquisitions or other business combinations, (ii) foreign investment or (iii) actions having the purpose or effect of monopolization or restraint of trade or lessening competition.

     "Returns" shall mean all information, notices, accounts, computations, returns, declarations, reports, estimates, information returns and statements of any nature regarding Taxes.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Software" shall have the meaning set forth in Section 4.10.

     "Subsidiaries" shall mean any corporation, company, partnership or other entity the majority of the voting equity or other ownership interests of which is owned, directly or indirectly, by the entity in connection with which the term is employed, and shall include, in the case of a partnership, any partnership whose general partner is the entity in connection with which the term is employed (when referring to VCG Holdings, Definitive Stock or VCGLLC, "Subsidiaries" shall include without limitation each of the entities set forth on Schedule S attached hereto).

     "Taxes" shall mean all federal, state, local or foreign taxes, charges, duties, fees, imposts, levies or other assessments, in all cases in the nature of taxation, including, but not limited to income, gross receipts, windfall profits, capital, net worth, profits, corporate value added, capital duty, severance, real property, personal property, inheritance, gift, production, sales, use, license, excise, franchise, employment, withholding, transfer, ad valorem, inventory, capital stock, social security, national insurance, payroll, unemployment, severance, stamp, occupation or similar taxes, customs duties, fees, assessments and charges of any kind whatsoever, in each case: (i) whether computed on a separate, consolidated, combined, unitary or any other basis (including pursuant to a statutorily imposed transferee liability); and
(ii) together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

     "Taxing Authority" shall mean the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

     "UBIBV" shall have the meaning set forth in the recitals.

     "UK Benefit Plans" shall mean (a) United Money Purchase Pension Scheme;
(b) Group Personal Pension Scheme for VCG employees; (c) United Magazines Final Salary Pension Scheme; (d) the personal pension arrangement for Mr. Angeloglou with Scottish Widows; and (e) United Pension Plan.

     "Unapproved Images" shall have the meaning set forth in Section 4.10.

     "Unicorn" shall have the meaning set forth in the recitals.

     "VCG" shall have the meaning set forth in the recitals.

     "VCG Holdings" shall have the meaning set forth in the recital.

     "VCG Holdings Shares" shall mean all of the issued stock and share capital of VCG Holdings.

     "VCGLLC" shall have the meaning set forth in the recitals.

     "VCGLLC Shares" shall mean all of the issued and outstanding equity or other ownership interests in VCGLLC.

     "Vermont Entities" shall mean VCG Holdings, Definitive Stock, VCGLLC and each of their Subsidiaries.

     "Vermont Shares" shall mean all of the VCG Holdings Shares, all of the Definitive Stock Shares and all of the VCGLLC Shares.

     1.2 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have the meaning specifically ascribed to such terms wherever such terms appear elsewhere in this Agreement.

     1.3  OTHER DEFINITIONAL PROVISIONS.

          (a) References in this Agreement to "Sections," "Articles," "Exhibits," "Annexes" and "Schedules" are to sections, articles, exhibits, annexes and schedules herein and hereto unless otherwise indicated. Unless otherwise set forth herein, references in this Agreement to any document, instrument or agreement (including, without limitation, this Agreement) (i) shall include all exhibits, annexes, schedules and other attachments thereto,
(ii) shall include all documents, instruments or agreements issued or executed in replacement thereof and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time.

          (b) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular or plural.

          (c) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (d) References to any statute or statutory provision shall be construed as a reference to such statute or statutory provision as in force at the date of this Agreement and as respectively subsequently amended, re-enacted or consolidated.

                                   ARTICLE II

                      PURCHASE AND SALE OF VERMONT SHARES

     2.1 BASIC TRANSACTION. On the terms and subject to the conditions of this Agreement, and in reliance upon the representations and warranties of the Parties herein, at the Closing, (i) Buyer agrees to purchase from VCG, and VCG agrees to sell, transfer and convey to Buyer, or cause the sale, transfer and conveyance to Buyer, all of the Definitive Stock Shares and VCGLLC Shares, and
(ii) Communications agrees to purchase from VCG and VCG agrees to sell, transfer and convey to Communications, all of the VCG Holdings Shares, collectively for the consideration specified in Section 2.2 hereof.

     2.2 PURCHASE PRICE. At the Closing, as the Purchase Price to be paid by Buyer and Communications for the Vermont Shares, Buyer and Communications shall pay to VCG the aggregate sum of $203,000,000 less the amount of Intercompany Debt (the "Purchase Price"), subject to post-Closing adjustment to increase or decrease the Purchase Price by the Cash Adjustment Amount pursuant to Section 2.3.

     2.3 CASH ADJUSTMENT. As soon as practicable, but in any event not later than five (5) business days following the Closing Date, Buyer shall cause to be delivered to UBIBV an unaudited statement of the cash, cash equivalents and bank overdrafts of the Group Entities taken as a whole (the "Cash Statement"), as of the close of business on the Closing Date, prepared in accordance with United Kingdom generally accepted accounting standards applied on a basis consistent with the prior practices of the Group Entities (hereinafter, "GAAP"), provided, however, that cash, cash equivalents and bank overdrafts will be determined for purposes of the Cash Statement through full application of the procedures used in preparing the most recent balance sheet included within the Audited Vermont Financial Statements and the Bavaria Financial Statements. For the avoidance of doubt, in calculating the amount of cash, such amount shall be reduced by the amount of any checks drawn prior to Closing which have not been present prior to closing, and increased by the amount of any receipts paid-in but not yet cleared as of the Closing. For the avoidance of doubt, the Cash Statement shall be prepared and shall reflect the cash balances of the Group Entities immediately prior to settlement of the Intercompany Debt.

     UBIBV and its accountants PriceWaterhouseCoopers LLC ("UBIBV's Accountants"), shall have the right to review the Cash Statement, and in connection with such review, UBIBV and UBIBV's Accountants shall have the right to examine any books and records of the Group Entities reasonably necessary to make a complete review of the Cash Statement, and Buyer shall make available to UBIBV and UBIBV's Accountants their working papers related to the preparation of the Cash Statement.

     Within five (5) business days after UBIBV receives the Cash Statement, UBIBV shall give written notice to Buyer of any objections UBIBV has with respect to the Cash Statement, which notice shall specify the basis for such objections in reasonable detail. If UBIBV does not notify Buyer of any objections within such five business day period, then UBIBV shall be deemed to have accepted the Cash Statement and the amounts reflected therein shall become final and binding on the Parties for purposes of this Section 2.3.

     If UBIBV objects to the Cash Statement as provided above, then the parties shall negotiate in good faith to resolve such objections and arrive at an agreed upon Cash Statement. Any objections of UBIBV which have not been resolved by the parties within 10 business days after the delivery of UBIBV's objections to Buyer shall be presented for resolution to Arthur Andersen LLP (the "Dispute Accountants"). The Dispute Accountants shall promptly resolve the disputed items in accordance with the provisions of this Section 2.3 and the determinations of the Dispute Accountants in respect thereof shall be final and binding upon the parties for purposes of this Section 2.3. Neither party will disclose to the Dispute Accountants, nor will the Dispute Accountants consider for any purpose, any settlement offer made by either party.

     As used in this Agreement, the term "Cash Statement" shall mean such statement in the form which becomes final and binding upon the Parties as hereinabove provided.

     After the Cash Statement is finalized, the Purchase Price shall be adjusted upward or downward as follows: (A) if the net amount of cash, cash equivalents and bank overdrafts reflected on the Cash Statement exceeds Pound Sterling 450,000, then the Purchase Price shall be increased by the amount of such excess (the "Cash Adjustment Amount") and Buyer shall pay the Cash Adjustment Amount to UBIBV, or (B) if the net amount of cash, cash equivalents and bank overdrafts reflected on the Cash Statement are less than Pound Sterling 450,000, then the Purchase Price shall be decreased by the amount of such deficiency (the "Cash Adjustment Amount") and UBIBV shall pay the Cash Adjustment Amount to Buyer.

     The appropriate party shall, within one (1) business day after the Cash Statement becomes final and binding, pay to the other party the Cash Adjustment Amount, together with interest thereon at a rate of LIBOR plus one percent (1%) calculated from the Closing Date to the date on which the Cash Adjustment Amount is received by the party that is entitled to payment thereof.

2.4  Closing; Deliveries; Payment.

     (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Carter, Ledyard & Milburn at Two Wall Street, New York, New York, commencing at 10:00 a.m. local time on March 26, 2000, or at such other, or such additional, time and place as the Parties hereto may mutually agree (the "Closing Date"). The Closing shall be deemed to have occurred at 12:01 a.m. local time, on the Closing Date.

     (b) The Vermont Shares shall be delivered to Buyer and Communications free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights, options, warrants or restrictions or claims of any kind, nature or description, other than pursuant to this Agreement. At the Closing, UBIBV and VCG shall also deliver such certificates, instruments, and documents as are required of UBIBV and VCG under the terms and provisions of this Agreement, all of which shall be in form and substance reasonably satisfactory to Buyer. At the Closing, VCG shall deliver to Communications a duly executed stock transfer form in relation to the entire issued share capital of VCG Holdings, together with a share certificate in respect of the number of shares constituted in that stock transfer form in favor of Communications and shall cause the name of Communications to be entered into the register of members of VCG Holdings as the registered holder of such shares subject to the stock transfer form being duly stamped. At the Closing, VCG shall deliver to Buyer (on its permitted assignee) stock powers duly endorsed in blank in respect of the Definitive Stock Shares.

     (c) At the Closing, Buyer shall pay the Purchase Price to VCG for the Vermont Shares in immediately available funds by wire transfer to such account(s) as shall be designated by VCG in writing at least two (2) full Business Days prior to the Closing. Buyer and VCG shall agree prior to the Closing on the allocation of the Purchase Price among the Vermont Entities. Buyer shall deliver such certificates, instruments and documents as are required of Buyer and Communications under the terms and provisions of this Agreement, all of which shall be in form and substance reasonably satisfactory to VCG.

     (d) On the Closing Date, Buyer and Communications will cause the Vermont Entities to settle all Intercompany Debt and shall put them in funds to do so in an amount equal to the Intercompany Debt. If and to the extent that following payment of all Intercompany Debt any amount is or may become payable by any of the Vermont Entities to UBIBV or any Affiliate of UBIBV (other than a Vermont Entity), the occurrence of Closing shall take effect as a waiver by UBIBV, for itself and on behalf of each of its Affiliates, of any amount so payable, except with respect to normal trading balances payable to OiT and Express Newspapers Limited and receivable by FPG International, L.L.C. in respect to web hosting, image purchasing and rent respectively, which shall survive and continue on normal terms or as otherwise provided herein.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           CONCERNING THE TRANSACTION
                         ------------------------------

     3.1 REPRESENTATIONS AND WARRANTIES OF UNICORN, UBIBV AND VCG. Unicorn, UBIBV and VCG jointly and severally represent and warrant to Buyer and Communications that the statements contained in this Section 3.1 are correct and complete with respect to itself as of February 27, 2000 and will be correct and complete with respect to itself as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.1), except as set forth in Section 3.1 of the Disclosure Schedule attached hereto.

          (a) Organization. Each of Unicorn, UBIBV and VCG is a company duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) Execution; Authorization of Transaction. Each of UBIBV, Unicorn and VCG has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the receipt of the approvals, consents and authorizations contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by each of UBIBV, VCG and Unicorn and constitutes a legal, valid and binding obligation of UBIBV, VCG and Unicorn, enforceable against each of them in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and as otherwise set forth in Section 3.1 to the Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental
Authority is necessary for the execution and delivery by each of UBIBV, VCG and Unicorn of this Agreement or the consummation by each of them of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by each of UBIBV, VCG and Unicorn nor the consummation by them of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles of association or bylaws (or similar governing documents) of UBIBV, VCG, Unicorn or any of the Vermont Equities, or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or lien) under, any of the terms, conditions or provisions of any Law applicable to UBIBV, VCG and Unicorn or any of the Vermont Entities or any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which UBIBV, VCG, Unicorn or any of the Vermont Entities is a party or by which any of them or any of their respective properties or assets may be bound, except in the case of violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (c) Brokers' Fees. None of UBIBV, VCG or Unicorn has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Vermont Entities, Buyer or Communications could become liable or obligated.

          (d) Vermont Shares VCG is the legal and beneficial owner of all of the Vermont Shares, in each case free and clear of any restrictions on transfer (other than any restrictions under the Securities Act, state securities laws and restrictions on transfer set forth in the Articles of Association of VCG), Taxes, Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Neither UBIBV nor VCG is a party to any option, warrant, purchase right, or other contract or commitment that could require UBIBV or VCG to sell, transfer, or otherwise dispose of any capital stock of the Vermont Entities (other than this Agreement). Neither UBIBV nor VCG is a party to any trust, proxy, or other agreement or understanding with respect to the voting of any shares or capital stock of VCG Holdings, Definitive Stock or VCGLLC. The Vermont Shares owned by VCG constitute 100% of the outstanding voting capital of VCG Holdings, Definitive Stock and VCGLLC. No dividends or other distributions of cash or property have been declared on the Vermont Shares to any person which are due and/or have remained unpaid.

          (e) Litigation Regarding Vermont Shares There are no actions, suits, claims, investigations or legal or administrative or arbitration (or other binding alternative dispute resolution) proceedings pending or, to the Knowledge of Seller, threatened by or against: (I) UBIBV or VCG relating to the Vermont Shares owned by VCG or (II) UBIBV or VCG relating to this Agreement and/or the transactions contemplated hereby, before any court, governmental agency or other body, and no judgment, order, writ, injunction, decree or other similar command of any court or governmental agency or other body has been entered against or served upon: (I) UBIBV or VCG relating to the Vermont Shares owned by VCG, or
(II) UBIBV or VCG relating to this Agreement and/or the transactions contemplated hereby.

     3.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. Buyer represents and warrants to UBIBV and VCG that the statements contained in this Section 3.2 are correct and complete as of February 27, 2000 and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2), except as set forth in Section 3.2 of the Disclosure Schedule attached hereto.

     (a) Organization. Each of Buyer and Communications is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     (b) Execution; Authorization of Transaction. Each of Buyer and Communications has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the receipt of the approvals, consents and authorizations contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Buyer and Communications and constitutes a legal, valid and binding obligation of Buyer and Communications, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and as otherwise set forth in Section 3.2 to the Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery by Buyer and Communications of this Agreement or the consummation by Buyer and Communications of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by Buyer and Communications nor the consummation by Buyer and Communications of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws (or similar governing documents) of Buyer or Communications, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or lien) under, any of the terms, conditions or provisions of any Law applicable to Buyer or Communications or any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Buyer or Communications is a party or by which Buyer or Communications or any of their respective properties or assets may be bound, except in the case of violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (c) Brokers' Fees. Neither Buyer nor Communications has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which UBIBV, VCG or Unicorn could become liable or obligated.

     (d) Investment. Buyer is acquiring the Definitive Stock Shares and the VCGLLC Shares, and Communications is acquiring the VCG Holdings Shares, solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer and Communications acknowledge that the Vermont Shares are not registered under the Securities Act or any applicable state securities law, and that such Vermont Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulation as applicable.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                    OF UBIBV CONCERNING THE VERMONT ENTITIES

     UBIBV represents and warrants to Buyer and Communications, as of February 27, 2000 and as of the Closing Date (except that representations and warranties that are made as of a specific date need to be true only as of such date), as provided in Annex A hereto, subject to and except as disclosed in the Disclosure Schedule delivered by UBIBV to Buyer and Communications and initialed by the Parties (the "Disclosure Schedule"). For purposes of this Agreement the disclosure of any matter in any Section of the Disclosure Schedule shall serve as sufficient disclosure for purposes of all of the representations and warranties contained in Annex A hereto as to which the descriptive nature of the disclosure provides sufficient notice of the materials, facts or items described therein to indicate such disclosure's relevancy to other representations and warranties.

                                   ARTICLE V

                             PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     5.1 GENERAL. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below).

     5.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue or cause to be issued any press release or make or cause to be made any public announcement relating to the subject matter of this Agreement prior to the Closing (except for the joint press release to be made on or about the Closing Date in the form attached hereto as Exhibit A), without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, as a result of being listed on an exchange or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure). The provisions of this Section 5.2 shall supersede any conflicting provision contained in the Confidentiality Agreement.

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
     5.3 DISCLOSURE. All information delivered to Buyer and Communications by UBIBV, VCG or the Vermont Entities, or to which Buyer and Communications have been provided access by UBIBV, VCG or the Vermont Entities or in connection with this Agreement and the transactions contemplated hereby shall be subject to the terms of the Confidentiality Agreement, which Confidentiality Agreement shall survive the Closing or any termination of this Agreement.

     5.4 OPERATION OF BUSINESS. Except as contemplated by this Agreement, UBIBV shall procure that each of the Vermont Entities shall conduct its operations in the ordinary and usual course of business consistent with past practice and to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use their commercially reasonable efforts: (i) to preserve intact its current business organizations, and (ii) to keep available the service of its current officers and employees and to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Closing Date. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in the Disclosure Schedule, prior to the Closing Date no Vermont Entity will, without the prior written consent of Buyer and Communications:

          (a) amend its certificate of incorporation or bylaws (or other similar governing instrument);

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights);

          (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries;

          (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of itself or any of its subsidiaries;

          (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

          (f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice and in amounts not material to the Group Entities taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice and in amounts not material to the Group Entities, taken as a whole, and except for obligations of the wholly-owned Subsidiaries of VCG Holdings, Definitive Stock and VCGLLC; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly-owned Subsidiaries of VCG Holdings, Definitive Stock or VCGLLC or customary loans or advances to employees in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of any of the Vermont Entities; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

          (g) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except as set forth in Section 5.4(g) of the Disclosure Schedule, as required under existing agreements, and hiring and compensation adjustments occurring in the ordinary course of business consistent with past practices) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of February 27, 2000 (including, without limitation, the granting of stock appreciation rights or performance units);

          (h) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Group Entities taken as a whole, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights;

          (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

          (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

     (k) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement, other than in the ordinary and usual course of business consistent with past practice, or amend in any material respect any of the Material Agreements (iii) authorize any new capital expenditure or expenditures which, individually, are in excess of $60,000 or, in the aggregate, are in excess of $250,000 or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder; provided that notwithstanding the foregoing each Vermont Entity shall continue to make any capital expenditure in accordance with any capital expenditure plan in existence at February 27, 2000;

     (l) make or revoke any Tax election, or settle or compromise any Tax liability or change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes;

     (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction contemplated by this agreement or in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Vermont Entities, or otherwise incurred in the ordinary and usual course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which any of the Vermont Entities is a party; provided that each Vermont Entity shall continue to pay its creditors as they fall due in the period up to the Closing Date consistent with past practices;

     (n) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

     (o) enter into any agreement or arrangement that limits or otherwise restricts the Vermont Entities or any successor thereto or that could, after the Closing Date, limit or restrict the Vermont Entities or any successor thereto, from engaging or competing in any line of business or in any geographic area;

     (p)  commit to any new expenditure in respect to iSwoop; or

     (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.4(a) through 5.4(p) or any action which would make any of the representations or warranties of UBIBV contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect.

     5.5 NOTICES; HSR. (a) Each of the Parties will give any notices to, make any filings with, and use its reasonable commercial efforts (in the case of Buyer, subject to the provisions of Section 5.5(c) below) to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.1(b) and
Section 3.2(b) above. Without limiting the generality of the foregoing, each of the Parties (or appropriate Affiliates) have filed the Notification and Report Forms and related material were required to be filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") under the HSR Act, and each of the Parties will make (and UBIBV will cause its appropriate Affiliate to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. Any filing fees required in connection with filings under the HSR Act shall be borne by Buyer.

     (b) Each of UBIBV, VCG, VCG Holdings, Definitive Stock, VCGLLC and Buyer shall use its reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to the DOJ, the FTC or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

     (c) In furtherance and not in limitation of the covenant of Buyer set forth in Sections 5.5(a) and (b) above, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Authority which would make this Agreement or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of this Agreement or the other transactions contemplated hereby, Buyer shall use its best efforts, including without limitation, selling, holding separate or otherwise disposing of or conducting its business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct its business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of Buyer or its Subsidiaries or Affiliates or the conducting of their business in a specified manner, to vigorously contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of this Agreement or the other transactions contemplated hereby and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit the consummation of the transactions contemplated by this Agreement.

     5.6 ASSISTANCE. Subject to Section 5.3 hereof, UBIBV and VCG shall provide Buyer and Communications with such assistance as they may reasonably request and shall generally assist Buyer and Communications with respect to the introduction of Buyer, Communications and their representatives and agents, to appropriate governmental agencies or officials having regulatory jurisdiction over the Business and shall cooperate generally with Buyer and Communications in all reasonable respects, including, with limitation, communications with employees, customers and suppliers.

     5.7 ISSUANCE OF SECURITIES. Except as otherwise contemplated hereby UBIBV shall not permit any of the Vermont Entities to (i) issue any debt or equity security or any options or warrants, (ii) enter into any subscriptions, agreements, plans or other commitments pursuant to which any of the Vermont Entities is or may become obligated to issue any shares of its capital stock or any securities convertible into shares of its capital stock, (iii) otherwise change or modify its capital structure, (iv) make interim distributions, (v) engage in any reorganization or similar transaction, or (vi) agree to take any of the foregoing actions.

     5.8 OTHER CHANGES. VCG and/or the Vermont Entities may (i) make capital expenditures of an emergency nature required to avoid imminent material damage to or shutdown of the Business, or reasonably necessary for safety reasons,
(ii) take such actions as may be required by law, (iii) change, for any Employee who is not exempt from the overtime provisions of the Fair Labor Standards Act, the method of calculating the regular rate of pay for overtime pay calculation purposes to using a weighted average of the different rates earned by the Employee during the workweek.

     5.9 PENSIONS. The provisions of the Pension Schedule shall have effect in respect of the UK Benefit Plans.

     5.10 BONUSES. At the Closing Date, VCG shall procure that no amounts in the nature of bonus payments will remain payable by any Vermont Entity to any of its employees or former employees (i) for the calendar year ended December 31, 1999, or (ii) in the nature of "stay or loyalty bonuses" payable to any employee of a Vermont Entity in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

 The Parties agree as follows with respect to the period following the Closing:

     6.1 FURTHER ACTIONS REGARDING TRANSFER. From and after the Closing, each Party hereto shall, if reasonably requested by any other Party, execute and deliver such further instruments of conveyance and transfer and take such other reasonable action as may be necessary or desirable to provide more effectively the sale and transfer of the Vermont Shares to Buyer and Communications.

     6.2 CONFIDENTIALITY. For a period of three years after the Closing, UBIBV, VCG, Unicorn and their Affiliates shall not divulge, furnish or make available, to anyone (other than Buyer, Communications, UBIBV, VCG, Unicorn and their respective Affiliates) any knowledge or information with respect to any proprietary information of the Vermont Entities. This Section 6.2 shall not apply to any such proprietary information which (i) shall have entered the public domain or become available to the public through no act or omission of UBIBV, VCG, Unicorn or any Affiliate of the foregoing, (ii) shall have become available to UBIBV, VCG, Unicorn or any Affiliate of the foregoing from a third party whom UBIBV, VCG, Unicorn or such Affiliate of the foregoing reasonably believes is not obligated to the Vermont Entities, Buyer or Communications to keep such proprietary information confidential, or (iii) shall be required by law to be disclosed.

     6.3 COVENANTS. Each of UBIBV, VCG, Unicorn and their Affiliates undertakes with the Buyer and Communications that, without the prior written consent of Buyer it will not and it will procure that none of their respective Affiliates will:

          (a) for the period of 3 years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any person carry on or be engaged, concerned or interested (directly or indirectly and whether as principal, shareholder, agent, consultant, partner or otherwise) in carrying on the Business, provided, however, that the provisions of this Section 6.3(a) shall in no way be construed to restrict UBIBV, VCG, Unicorn and their Affiliates that are currently engaged in an activity that competes with the Business from continuing to engage in such activity at levels which are not materially greater than the levels at which such activity is currently conducted; or

          (b) for the period of 3 years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any other person, solicit or endeavor to entice away from any Vermont Entity, with a view to obtaining its business in relation to the business, any person who is (and was at the Closing Date) a customer of a Vermont Entity; or

          (c) for the period of 3 years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any person, employ, solicit or endeavor to entice away from any Vermont Entity any person employed or engaged by any Vermont Entity in an executive or managerial capacity, whether or not such person would commit a breach of contract by reason of leaving service or office, except for Leo Shapiro and Andrew Nugee. For purposes of this section 6.3(c), bona fide public advertisements shall not be deemed to constitute "solicitation" or "enticement" in violation of the provisions hereof; or

          (d) Notwithstanding the foregoing, none of UBIBV, VCG, Unicorn and their Affiliates shall, either on its own account or in conjunction with or on behalf of any person, employ solicit or endeavor to entice Michael Wolfson away from Buyer or Buyer's Affiliates for so long as Mr Wolfson is employed by Buyer or one of Buyer's Affiliates, provided, however, that the foregoing restriction shall not apply in the event that, by the Closing Date, Mr Wolfson has not agreed to become an employee of Buyer or one of Buyer's Affiliates following the Closing Date.

     6.4 ACCESS TO INFORMATION.

          (a) In order to facilitate the resolution of any third-party claims made by or against or incurred by or indemnified by UBIBV prior to or after the Closing, upon reasonable notice, Buyer and Communications shall, after the
Closing: (i) afford the officers, employees and authorized agents and representatives of UBIBV reasonable access, during normal business hours, to the offices, properties, books and records of Buyer, Communications and the Vermont Entities with respect to the Business for the period prior to the Closing; (ii) furnish to the officers, employees and authorized agents and representatives of UBIBV such additional financial and other information regarding the Business for the period prior to the Closing as Buyer, Communications or any Vermont Entity has in its possession and UBIBV may from time to time reasonably request; and (iii) make available to UBIBV, the employees of Buyer, Communications and the Vermont Entities whose assistance, testimony or presence is necessary to assist UBIBV in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings on trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the businesses or operations of Buyer, Communications or any of their Affiliates; and provided, however, that Buyer and Communications shall not be obligated to disclose any information which they or any of their Affiliates holds under a legally binding obligation of confidentiality or which is protected by any privilege.

          (b) In order to facilitate the resolution of any third-party claims made by or against or incurred by Buyer or Communications after the Closing, upon reasonable notice, UBIBV, VCG and, with respect to Taxes, Unicorn shall, after the Closing: (i) afford the officers, employees and authorized agents and representatives of Buyer and Communications reasonable access, during normal business hours, to the offices, properties, books and records of UBIBV and VCG (and, as regards Taxes, of Unicorn) with respect to the Business and the Assets for the period prior to the Closing; (ii) furnish to the officers, employees and authorized agents and representatives of Buyer and Communications such additional financial and other information regarding the Business and the Assets for the period prior to the Closing as Buyer and Communications may from time to time reasonably request; and (iii) make available to Buyer and Communications, the employees of UBIBV and VCG (and, as regards Taxes of any Vermont Entity, of Unicorn) whose assistance, testimony or presence is necessary to assist Buyer and Communications in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the businesses or operations of UBIBV, VCG, Unicorn or any of their Affiliates; and provided, however, that neither UBIBV nor Unicorn shall be obligated to disclose any information which it or any of its Affiliates holds under a legally binding obligation of confidentiality or which is protected by any privilege.

     6.5 REMOVAL OF TRADEMARKS, ETC. As promptly as practicable after the Closing, and in no event later than ninety (90) days after the Closing Date, Buyer and Communications agree to (and will cause the Vermont Entities to) cease use of and to delete, remove or otherwise obliterate from the Assets, and from all packaging, advertisements, marketing and promotional materials and other materials used by the Vermont Entities, all trade names and trademarks of UBIBV, VCG and their Affiliates, including, but not limited to, references to "United News & Media" "UNM" and derivatives thereof, and logos associated therewith, provided, however, that for a period of six months following the Closing Date, Buyer, Communications and their Affiliates shall be permitted to dispose of inventory included in the Assets on the Closing Date which bears the trade names or trade-marks of UBIBV, VCG and their Affiliates, and provided further that Buyer, Communications and their Affiliates may, following the Closing Date, ship, deliver and display catalogs bearing such trade names or trademarks which have been produced prior to the Closing Date.

     6.6 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other similar taxes and fees (including any penalties and interest, but excluding taxes imposed on income) incurred in connection with this Agreement, shall, whether imposed upon UBIBV, VCG, Buyer, Communications or any Vermont Entity, be borne by Buyer or Communications. VCG will file all necessary Returns and other documentation with respect to all such taxes, and, if required by applicable law, Buyer and Communications will, and will cause the Vermont Entities to, joint in the execution of any such Returns and other documentation. All costs and expenses incurred in connection with VCG's filing of Returns hereunder shall be borne by Buyer or Communications. Buyer and VCG further agree (and each shall cause the Vermont Entities to), upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any such tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     6.7  TAX RETURNS; UTILIZATION OF TAX LOSSES.

          (a) In respect of any Tax accounting period of any Vermont Entity ending on or before the Closing Date, VCG and such of VCG's Affiliates as are legally competent to do so ("the Surrendering Companies") shall be entitled (but not required) to surrender and Buyer and Communications shall procure that the relevant Vermont Entity shall cooperate with the Surrendering Companies to accept, receive or utilize some or all Tax losses of the relevant Surrendering Company so as to reduce or extinguish any pre-Closing Tax liability of the Vermont Entity.

          (b) To the extent that a Tax loss surrendered in accordance with paragraph (a) above reduces or eliminates a Tax liability for any 1999 Tax accounting period that was provided for in the Audited Vermont Financial Statements, Buyer and Communications shall cause the relevant Vermont Entity to pay as consideration to the relevant Surrendering Company an amount certified by VCG's auditors to be equal to the difference between (i) the Tax otherwise due and payable absent such surrender and (ii) the Tax due and payable taking into account such surrender. Any payments that are due to be made by the relevant Vermont Entity hereunder shall be made on the date on which the Tax that is saved by virtue of such surrender would otherwise first have been due and payable. To the extent that a Tax liability for any 1999 Tax accounting period is either paid to the relevant Taxing Authority or reduced by reasons of a Tax loss surrendered by a Surrendering Company that is reimbursed pursuant to this Section 6.7(b), the accrual or reserve for Taxes in the Audited Vermont Financial Statements shall be reduced for purposes of Section 8.2(c) hereof.

          (c)  To the extent that a Tax loss surrendered in accordance with
Section 6.7(a) reduces or eliminates a Tax liability that was not provided for in the Audited Vermont Financial Statements in respect of a 1999 Tax accounting period, no payment shall be made therefor by the relevant Vermont Entity but the full value or benefit of such surrender to the relevant Vermont Entity shall be taken into account when computing the amount of any Adverse Consequences suffered by any relevant Vermont Entity.

          (d)(i) Except as provided in Section 6.7(d)(iii), VCG, or its duly authorized agents, shall be responsible for and have the conduct of preparing, submitting and agreeing all Returns of the Vermont Entities (and correspondence and other documentation relating thereto) with respect to Tax accounting periods ending on or before the December 31, 1999, subject to all such Returns being submitted in draft form to Buyer or to Buyer's duly authorized agent for comment at least 42 days before the same are due to be submitted to the relevant Taxing Authority. Buyer or Buyer's agents shall within 21 days of such submission provide written comments thereon to VCG and if VCG shall not have received comments within that period, Buyer shall be deemed to have approved such draft Returns. Such deemed approval shall not by itself constitute a waiver of Buyer's or Communications' other rights, if any, under this Agreement. If Buyer or Buyer's agents shall have made any written comments in accordance with the provisions of this Section, VCG shall not unreasonably refuse to adopt such comments provided that VCG and VCG's agents shall not be obliged to submit any Return to any relevant Taxing Authority unless reasonably satisfied that it is accurate and complete in all material respects. VCG and Buyer shall respectively afford (or procure to be afforded) to the other or to the other's agents such information and assistance as may reasonably be required to prepare, submit and agree all relevant Returns.

     (ii) For Vermont Entities which are tax resident in the Netherlands and Germany, UBIBV, VCG, and their duly authorized agents, shall be responsible for and have the conduct of preparing, submitting and agreeing to the relevant fiscal unity Returns for Tax accounting periods beginning prior to the Closing Date (and correspondence and other documentation relating thereto) subject to all such returns being submitted in draft form to Buyer or to Buyer's duly authorized agent for comment at least 42 days before the same are due to be submitted to the relevant Taxing Authority. Buyer or Buyer's agents shall within 21 days of such submission provide written comments thereon to VCG and if VCG shall not have received comments within that period, Buyer shall be deemed to have approved such draft Returns. Such deemed approval shall not by itself constitute a waiver of Buyer's other rights, if any, under this Agreement. If Buyer or Buyer's agents shall have made any written comments in accordance with the provisions of this Section, VCG shall not unreasonably refuse to adopt such comments provided that VCG and VCG's agents shall not be obliged to submit any Return to any relevant Taxing Authority unless reasonably satisfied that it is accurate and complete in all material respects. VCG and Buyer shall respectively afford (or procure to be afforded) to the other or to the other's agents such information and assistance as may reasonably be required to prepare, submit and agree all relevant Returns.

     (iii) Buyer, or its duly authorized agents, shall be responsible for and have the conduct of preparing, submitting and agreeing (x) all 1999 United States Federal, state and local income tax returns (and correspondence and other documentation relating thereto) of Vermont Entities which are organized in the United States and (y) 1999 Irish income tax returns of iSwoop Limited and iSwoop International Limited, subject to all such Returns being submitted in draft form to VCG or to VCG's duly authorized agent for comment at least 42 days before the same are due to be submitted to the relevant Taxing Authority. VCG or VCG's agents shall within 21 days of such submission provide written comments thereon to Buyer and if Buyer shall not have received comments within that period, VCG shall be deemed to have approved such draft Returns. Such deemed approval shall not by itself constitute a waiver of VCG's other rights, if any, under this Agreement. If VCG or VCG's agents shall have made any written comments in accordance with the provisions of this Section, Buyer shall not unreasonably refuse to adopt such comments provided that Buyer and Buyer's agents shall not be obliged to submit any Return to any relevant Taxing Authority unless reasonably satisfied that it is accurate and complete in all material respects. VCG and Buyer shall respectively afford (or procure to be afforded) to the other or to the other's agents such information and assistance as may reasonably be required to prepare, submit and agree all relevant Returns.

          (iv) Except as provided in Section 6.7(d)(ii), Buyer, or its duly authorized agents, shall be responsible for and have the conduct of preparing, submitting and agreeing all Returns (and correspondence and other documentation relating thereto) of Vermont Entities for Tax accounting periods beginning on or after January 1, 2000, subject to all such Returns for which Buyer and Communications will seek indemnification under Section 8.2(c) hereof being submitted in draft form to VCG or to VCG's duly authorized agent for comment at least 42 days before the same are due to be submitted to the relevant Taxing Authority. VCG or VCG's agents shall within 21 days of such submission provide written comments thereon to Buyer and if Buyer shall not have received comments within that period, VCG shall be deemed to have approved such draft Returns. Such deemed approval shall not by itself constitute a waiver of VCG's other rights, if any, under this Agreement. If VCG or VCG's agents shall have made any written comments in accordance with the provisions of this Section, Buyer shall not unreasonably refuse to adopt such comments provided that Buyer and Buyer's agents shall not be obliged to submit any Return to any relevant Taxing Authority unless reasonably satisfied that it is accurate and complete in all material respects. VCG and Buyer shall respectively afford (or procure to be afforded) to the other or to the other's agents such information and assistance as may reasonably be required to prepare, submit and agree all relevant Returns.

          (e) (i)    To the extent that it does not result in more than nominal
Adverse Consequences to any of them, Buyer shall procure that all Vermont Entities shall cause the agreed Returns referred to in Section 6.7(d) and, subject to Section 6.7(a) above, all such claims, disclaimers, surrenders and elections as may be directed by UBIBV relating to all such Returns of all Vermont Entities with respect to Tax accounting periods ending on or before the Closing Date to be authorized, signed and returned to UBIBV for submission to the Taxing Authority as soon as is reasonably practicable. VCG shall submit such claims, disclaimers, surrenders and elections to the relevant Vermont Entity for such signature sufficiently in advance of the required filing date for the relevant Vermont Entity to adequately review such claim, disclaimer, surrender or election.

          (ii) Buyer shall, and shall procure that all Vermont Entities, cooperate with VCG and its agents as and to the extent reasonably requested by VCG, in connection with VCG's exercise of their rights and responsibilities under this Section 6.7. Such cooperation shall include retention and (upon VCG request) the provision of records and information which are reasonably relevant to such exercise, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. VCG shall reimburse Buyer and the Vermont Entities for any reasonable out of pocket expenditures incurred by them by reason of such cooperation.

     6.8  LEASES.   Buyer shall indemnify VCG and its Affiliates, in the manner and subject to the limitations set forth in Article VIII, from and against any and all claims and Adverse Consequences arising from the Leases for all periods after the Closing Date.

     6.9 INDEMNIFYING PARTY In the event that the net worth of UBIBV shall, at any time during the period for which UBIBV is obligated to indemnify Buyer pursuant to Section 8.1 and 8.2 hereof, be less than $650,000,000, Unicorn shall cause one of its Affiliates having a net worth of not less than $650,000,000 execute such agreement(s) as may be reasonably requested by Buyer including legal opinions or other assurances as to the enforceability of such agreements to provide for the assignment by UBIBV and the assumption by such Affiliate of UBIBV's indemnification obligations pursuant to such Section, provided that in no event shall such indemnification obligations be expanded or increased beyond the limitations set forth in such Section.

     6.10 ANDREW NUGEE   UBIBV shall use its commercially reasonable efforts to
cause Andrew Nugee to voluntarily resign his employment by the Vermont Entity by which he is currently employed on the third business day following the Closing, and Buyer and Communications will cause such Vermont Entity to waive in writing its right to notice of termination of Mr Nugee's employment with such Vermont Entity.

     6.11 [INTENTIONALLY OMITTED]

     6.12 NEW YORK LEASE The Parties hereby covenant and agree that, for a period of 6 months following the Closing Date, Unicorn shall be permitted to continue its occupation of such portion of the office space located on the 5th floor at 32 Union Square East, New York, New York as it presently occupies pursuant to an oral sublease from FPG International, LLC (successor-in-interest to FPG International Group, Inc., the lessee thereof pursuant to the Lease dated August 9, 1990 with 24-32 Union Square East Associates, Limited Partnership (the "Landlord"), as amended), on the same terms, including without limitation, rental rate, as Unicorn presently occupies such space. The Parties hereby agree that Unicorn's sublease shall require 6 months prior written notice for termination by FPG International, LLC. Buyer hereby covenants and agrees that neither it nor its Affiliates will serve any such termination notice prior to the six month anniversary of the Closing Date. During the initial 12 month period, Buyer shall use its commercially reasonable efforts to assist Unicorn in (i) securing the Landlord's consent to and approval of this
Section 6.12 (with respect to Unicorn's continued occupation, and (ii) securing a direct lease of such space from the Landlord. On furtherance of the foregoing, the Parties hereby agree that FPG International LLC and Unicorn shall be permitted to enter into a written sublease reflecting the terms of the existing sublease described above, in a form reasonably acceptable to Buyer.

     6.13 SHARE OPTIONS

     (a)  Definitions

          the "SCHEMES"       the Sharesave Plan, the 1994 International Scheme,
                              the 1994 UK Scheme and the 1994 SAYE and any other share option schemes adopted and operated by UBIBV;

          the "THE 1994
          INTERNATIONAL SCHEME"    the Unapproved 1994 International Executive
                                   Share Option Scheme;

          the "1994 SAYE"          the Approved 1994 UK Executive Share Option
                                   Scheme;

          the "SHARESAVE PLAN"     the 1997 Unapproved United News & Media plc
                                   International Sharesave Plan;

          the "OPTION"             an option over shares in the issued ordinary
                                   share capital of Unicorn Plc, the terms of which are as determined by the applicable
                                   Scheme;

          "RELEVANT EMPLOYEE"      a person who is an employee of any one or
                                   more Vermont Entities on or after Closing and who currently has or may in the future have any rights under any of the Schemes, which expression shall include the personal representatives of such individual and any other person deriving rights under any such Scheme from such individual;

          "RETAINED GROUP"         UBIBV and any subsidiary or subsidiary
                                   undertaking or any holding company for the time being of UBIBV, or any subsidiary or subsidiary undertaking of such holding company other than the Vermont Entities;

          "SCHEME RIGHTS"          the right of a Relevant Employee under the
                                   Schemes to exercise any Option under the Schemes on or in consequence of Closing in favour of such Relevant Employee.

     (b) UBIBV's Obligations

          Where Scheme Rights confer upon any Relevant Employee any legal or contractual right to exercise any outstanding Option under any Scheme and any Relevant Employee elects to exercise any outstanding Option under any Scheme in accordance with such legal or contractual right, then UBIBV shall or shall procure that all relevant shares or securities are issued to the Relevant Employee in satisfaction of such exercise.

     (c)  Buyer's Obligations

          Buyer shall co-operate with VCG to ensure that, following Closing, it shall, at the request of VCG, take such steps as shall be reasonably necessary or desirable to enable the Retained Group to efficiently administer the Schemes in an effective and timely manner in relation to the Relevant Employees (including enabling the Retained Group to utilize the payroll services of the Vermont Entities to effect any payment and any consequential deductions therefrom in respect of income tax, social security or the like required to be made as a result of UBIBV acquitting its responsibilities under paragraph 2 above.). In particular, and without prejudice to the generality of the foregoing, Buyer and Communications shall procure that neither they nor any of the Vermont Entities grant or purport to grant any rights or entitlements under any Scheme nor does nor purports to do anything pursuant to any Scheme. For the avoidance of doubt, as between the Parties, Buyer shall be responsible for any relevant Taxes occurring upon exercise of Scheme Rights as employer of the Relevant Employees.

                                  ARTICLE VII

                       CONDITIONS TO OBLIGATION TO CLOSE

     7.1 CONDITIONS TO OBLIGATIONS OF BUYER AND COMMUNICATIONS. The obligations of Buyer and Communications under this Agreement and the consummation by Buyer and Communications of the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by Buyer and Communications in writing:

          (a) Performance of Obligations of UBIBV. UBIBV shall have materially performed all obligations required to be performed by it under this Agreement, and materially complied with all covenants for which compliance by it is required under this Agreement, prior to or at the Closing.

          (b) Closing Documentation. Buyer and Communications shall have received the following documents, agreements and instruments from UBIBV and VCG:

               (i) Duly executed stock powers and stock transfer forms, together with share certificates, if applicable, for the Vermont Shares described in Section 2.4(b) hereof in forms mutually agreeable to the parties;

               (ii) Certificates signed by an officer or director of UBIBV certifying as to the matters set forth in Section 7.1(a) above with respect to UBIBV;

          (iii) An opinion of Carter, Ledyard & Milburn, U.S. counsel for Unicorn, UBIBV and VCG, dated the date of the Closing and addressed to Buyer and Communications, in form and substance reasonably acceptable to Buyer and Communications, together with such opinions of Baker & McKenzie, PWC Landwell, or other counsel reasonably acceptable to Buyer and Communications, as shall be required;

          (iv) The Shareholders Registers of VCG Holdings, Definitive Stock and VCGLLC (which shall be updated at Closing) and statutory company books, including the minute books and stock record books, of the Vermont Entities to the extent required to be maintained or actually maintained;

          (v) A certificate of a member of the Management Board of each of UBIBV and VCG dated the Closing Date certifying (A) that attached thereto are true, complete and correct copies of the Articles of Association of each of UBIBV, VCG, VCGLLC, VCG Holdings and Definitive Stock as in effect on the date of such certification, (B) that the Articles of Association or other organizational document of each of the foregoing entities have not been amended since the date of the last amendment referred to in the certificate, (C) that attached thereto are true, complete and correct copies of resolutions, as in effect on the date of such certification, duly adopted by the Board of Directors of UBIBV and VCG or a duly authorized committee thereof, approving the transactions contemplated hereby and authorizing the execution, delivery and performance by UBIBV and VCG of this Agreement and the sale and transfer of the Vermont Shares owned by VCG in accordance herewith, and (D) as to the incumbency and signatures of the officers of UBIBV and VCG executing this Agreement and all instruments or other documents delivered in connection with this Agreement;

          (vi)      [Intentionally omitted]

          (vii) Signed resignation letters of all directors and officers of the Vermont Entities requested by Buyer prior to Closing (or actions of the Shareholders or Board of Directors of VCG removing such persons as directors and officers); and

          (viii) All other instruments and documents required by this Agreement to be delivered by UBIBV and VCG to Buyer and Communications on or before the Closing, including execution and delivery of the Bavaria Agreement.

     (c) Approval of Legal Matters. The form of all instruments, certificates and documents to be executed and delivered by UBIBV and VCG to Buyer and Communications pursuant to this Agreement shall be reasonably satisfactory to Buyer and its counsel, none of whose approval shall be unreasonably withheld or delayed.

     (d) No Litigation. Except with respect to matters relating to antitrust laws including the HSR Act which, for purposes of this Section 7.1 are addressed exclusively in Section

7.1(e) below:

               (i) No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction; provided, however, that no such action, suit or proceeding commenced or threatened by a private person or entity shall constitute failure of a condition to Buyer's obligations under this Agreement; and

               (ii) No order, decree or ruling of any governmental authority or court shall have been entered prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

          (e) Hart-Scott-Rodino Waiting Period. All applicable waiting periods under the HSR Act shall have expired without any indication by the Department of Justice or the Federal Trade Commission that either of them intends to challenge the transactions contemplated hereby, provided, however, that nothing in this Section 7.1(e) shall be construed to constitute a modification of Buyer's obligations as set forth in Section 5.5 hereof.

          (f) Laws. No statute, rule, regulation or order shall have been adopted or promulgated which materially adversely affects the Business, the Assets of the Group Entities taken together as a whole.

          (g) Financial Capacity. Buyer shall have obtained sufficient funds to purchase the Vermont Shares on the terms and conditions contemplated by this Agreement after using its reasonable commercial efforts to obtain such funds.

          (h) Form 403. UBIBV shall have provided the filing by The Telegraph Colour Library Limited at the Companies Registry of a duly executed and completed Form 403 in respect of the charge in favour of Hambros Bank Limited.

     7.2 CONDITIONS TO OBLIGATIONS OF UNICORN, VCG AND UBIBV. The obligations of Unicorn and UBIBV under this Agreement and the consummation by Unicorn, VCG and UBIBV of the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by Unicorn, VCG and UBIBV in writing:

          (a) Performance of Obligations of Buyer and Communications. Each of Buyer and Communications shall have performed all obligations required to be performed by it under this Agreement, and complied with all covenants for which compliance by it is required under this Agreement, prior to or at the Closing.

     (b) Closing Documentation. UBIBV and VCG shall have received the following documents, agreements and instruments from Buyer and Communications:

          (i)   Payment of the Purchase Price pursuant to Section 2.2 hereof;

          (ii) A certificate signed by an officer of each of Buyer and Communications certifying as to the matters set forth in Section 7.2(a) above;

          (iii) An opinion of Weil, Gotshal & Manges, LLP, counsel for Buyer and Communications, dated the date of the Closing and addressed to UBIBV and VCG, in form and substance reasonably acceptable to UBIBV and VCG;

          (iv)  Copies of all consents, approvals and notices referred to in
Section 3.2(b) hereof;

          (v) A certificate of the Secretary or an Assistant Secretary of each of Buyer and Communications dated the Closing Date certifying (A) that attached thereto are true, complete and correct copies of resolutions, as in effect on the date of such certification, duly adopted by the Board of Directors of Buyer and Communications, or a duly authorized committee thereof, approving the transactions contemplated hereby and authorizing the execution, delivery and performance by Buyer and Communications of this Agreement and the purchase and acquisition by Buyer and Communications of the Vermont Shares in accordance herewith, and (B) as to the incumbency and signatures of the officers of Buyer and Communications executing this Agreement and all instruments or other documents delivered in connection with this Agreement; and

          (vi) All other instruments and documents required by this Agreement to be delivered by Buyer and Communications to UBIBV and VCG on or before the Closing, including execution and delivery of the Bavaria Agreement.

     (c) Approval of Legal Matters. The form of all instruments, certificates and documents to be executed and delivered by Buyer and Communications to UBIBV and VCG pursuant to this Agreement shall be reasonably satisfactory to UBIBV and its counsel, none of whose approval shall be unreasonably withheld or delayed.

     (d)  No Litigation

          (i) No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction; provided, however, that no such action, suit or proceeding commenced or threatened by a private person or entity shall constitute failure of a condition to UBIBV's or VCG's obligations under this Agreement; and

               (ii) No order, decree or ruling of any governmental authority or court shall have been entered prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

          (e) Hart-Scott-Rodino Waiting Period. All applicable waiting periods under the HSR Act, shall have expired without any indication by the Department of Justice or the Federal Trade Commission that either of them intends to challenge the transactions contemplated hereby.

                                  ARTICLE VIII

                    REMEDIES FOR BREACHES OF THIS AGREEMENT

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any otherwise applicable statute of limitations, all of the representations and warranties of Unicorn, VCG and UBIBV contained in Section 3.1 and all of the representations and warranties of UBIBV contained in Sections 4.1 - 4.24 of Annex A hereto, or in any certificate, annex or Schedule to this Agreement or prepared by UBIBV in connection with this Agreement (including the Disclosure Schedule) shall survive the Closing hereunder and continue in full force and effect for the period specified below:

          (a) for the representations and warranties contained in Sections 4.6-4.14 and 4.16 - 4.24 of Annex A, until the 18 month anniversary of the Closing Date;

          (b) notwithstanding Section 8.1(a) above, for claims in relation to the lost Licensed Images or model consents with releases (or lack thereof) within the Knowledge of Seller prior to February 27, 2000 (including, for purposes of this Article VIII, claims in relation to lost Licensed Images or model consents with arising under the Bavaria Agreement) ("Media Claims"), until the 5 year anniversary of the Closing Date; and

          (c) for all other representations, warranties and covenants of the parties, until the expiration of the applicable statute of limitations, including extensions thereof.

     Any Party entitled to receive indemnification pursuant to this Article VIII shall use commercially reasonable efforts to seek recovery (including both cost of defense and indemnity) under applicable insurance policies with respect to any Adverse Consequences. In determining the amount payable hereunder there shall be taken into account the dollar amount of any insurance as other net proceeds actually received by (or paid for the benefit of) the party claiming indemnification hereunder with respect to the events giving rise to a claim hereunder. In the event that a Party (a "Collecting Party") receives payment under this Article VIII from another Party (a "Paying Party"), and then subsequently receives insurance proceeds with respect to the matter for which such Collecting Party received indemnification payment from Paying Party, Collecting Party shall, within two (2) business days of the receipt of such insurance proceeds, remit such proceeds to Paying Party up to the amount previously paid by Paying Party.

     Except as provided in the immediately following paragraph, no Party shall be entitled to indemnification hereunder for any Adverse Consequences for which indemnification is sought under the Bavaria Agreement, and no Party shall be entitled to indemnification for any Adverse Consequences under the Bavaria Agreement for which indemnification is sought hereunder.

     UBIBV and Buyer hereby agree that to the extent that indemnification claims pursuant to Section 8.2(a), 8.2(c) and 8.3 of the Bavaria Agreement exceed the aggregate maximum amount set forth in such Sections, Buyer and UBIBV shall be entitled to raise such claims hereunder as if the indemnities and warranties contained in this Agreement relating to the Vermont Entities (or any of them) were warranties and indemnities relating to the Bavaria Entities, to the extent such claims (together with indemnification claims hereunder) do not exceed the aggregate maximum amounts set forth in Sections 8.2(a), 8.2(c) and
8.3 hereof. Similarly UBIBV and Buyer hereby agree that to the extent that indemnification claims pursuant to Sections 8.2(a) and 8.3 hereof exceed the aggregate maximum amount set forth in such Sections, Buyer and UBIBV shall be entitled to raise such claims under the comparable provisions of the Bavaria Agreement as if the indemnities and warranties contained in the Bavaria Agreement relating to the Bavaria Entities (or any of them) were warranties and indemnities relating to the Vermont Entities, to the extent such claims (together with indemnification claims thereunder) do not exceed the aggregate maximum amounts set forth in Sections 8.2(a), 8.2(c) and 8.3 of the Bavaria Agreement.

     The Parties hereby acknowledge and agree that any item disclosed in
Section 4.10 of the Disclosure Schedule hereto shall be deemed to constitute disclosure of such item in the comparable section of the Disclosure Schedule to the Bavaria Agreement for purposes thereof.

     8.2  INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER AND COMMUNICATIONS

     (a) In the event that any of Unicorn, VCG or UBIBV breach (or in the event any third party alleges facts that, if true, would mean that any of Unicorn, VCG or UBIBV has breached) any of their representations, warranties, and covenants contained herein, or in any certificate, annex or Schedule delivered pursuant hereto (except with respect to Media Claims, which are the subject of Section 8.2(b) below), and, if there is an applicable survival period pursuant to Section 8.1 above, provided that Buyer or Communications, as the case may be, makes a written claim for indemnification against UBIBV pursuant to Section 10.6 below within such survival period, then UBIBV agrees to indemnify Buyer, Communications, VCGLLC, Definitive Stock and VCG Holdings from and against the entirety of any Adverse Consequences any of the foregoing entities may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), up to, together with Adverse Consequences under Section 8.2(c), an aggregate maximum amount equal to one-half of the Purchase Price; provided, however, that UBIBV shall have no obligation to indemnify Buyer, Communications, VCGLLC, Definitive Stock or VCG Holdings from and against any Adverse Consequence (treating as a single Adverse Consequence related Adverse Consequences arising out of a single fact situation) that does not equal or exceed $25,000 ("De Minimis Claims"); and provided, further, that UBIBV shall have no obligation to indemnify Buyer, Communications, VCGLLC, Definitive Stock or VCG Holdings until all such Adverse Consequences shall exceed $2,000,000 in aggregate amount (taken together with any Adverse Consequences pursuant to the Bavaria Agreement, and not including, in either case, any Adverse Consequences that are De Minimis Claims) at which time UBIBV shall be liable to Buyer, Communications, Definitive Stock, VCGLLC and VCG Holdings for all Adverse Consequences from the first $1 of such Adverse Consequences.


          (b) In the event Buyer or Communications makes a written claim for indemnification against UBIBV pursuant to Section 10.6 below within the survival period set forth in Section 8.1(b) above with respect to Adverse Consequence suffered by Buyer, Communications, VCGLLC, Definitive Stock or VCG Holdings as a result of Media Claims, UBIBV agrees to indemnify the foregoing entities from and against all such Adverse Consequences any of the foregoing entities may suffer resulting from, arising out of or relating to such lost Licensed Images or model releases, up to an aggregate maximum amount equal to $2,000,000, provided, however, that UBIBV shall have no obligation to indemnify Buyer, Communications, VCGLLC, Definitive Stock or VCG Holdings from and against any Adverse Consequences until all such Adverse Consequences shall exceed $500,000 in aggregate amount (taken together with any such Adverse Consequences pursuant to the Bavaria Agreement), and provided, further that UBIBV shall have no obligation to indemnify Buyer, Communications, VCGLLC, Definitive Stock or VCG Holdings from and against that first $500,000 in aggregate amount of any such Adverse Consequences.

          (c)  Without duplication of any indemnification payments pursuant to
Section 8.2(a), UBIBV agrees to indemnify Buyer and Communications from and against (i) the Adverse Consequences of any Taxes payable by any Vermont Entity for any Tax accounting period ending prior to January 1, 2000 (or, in the case of a period that begins before December 31, 1999 and ends after such date, the portion thereof through December 31, 1999), and (ii) one-half of the Adverse Consequences of any income Taxes payable by any Vermont Entity for the period beginning January 1, 2000 and ending on the Closing Date (the "Stub Period"), up to, together with Adverse Consequences under Section 8.2(a), an aggregate maximum amount equal to one-half of the Purchase Price. Whether or not an income Tax accounting period ends on the Closing Date, income Taxes for the Stub Period for the purposes of this Section 8.2(c) shall be determined based upon a closing of the books on the Closing Date; provided, however that income Taxes for the Stub Period shall exclude any Tax attributable to any extraordinary income or gain that would not be recognized but for an action of the Buyer or Communications after the Closing Date (including, without limitation, an election under Code Section 338). With respect to any Taxes payable for the fiscal year ending December 31, 1999 (or any portion thereof), UBIBV shall be liable under the first sentence of this Section 8.2(c) only to the extent that such Taxes are, in the aggregate, in excess of the accrual or reserve for Taxes as of December 31, 1999 in the Audited Vermont Financial Statements. No claim may be brought under this Section 8.2(c) for any single Tax item (or related series of items) which does not exceed $10,000. Any claim hereunder must be brought within the time limit specified in Section 8.1(c).

     8.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF UBIBV AND VCG. In the event Buyer or Communications breaches (or in the event any third party alleges facts that, if true, would mean Buyer of Communications has breached) any of its representations, warranties, and covenants contained herein, or in any certificate, annex or Schedule delivered pursuant hereto, and, if there is an applicable survival period pursuant to Section 8.1 above, provided that UBIBV or VCG makes a written claim for indemnification against Buyer and Communications pursuant to Section 10.6 below within such survival period, then Buyer and Communications agree, jointly and severally, to indemnify UBIBV and VCG from and against any Adverse Consequences any of the foregoing entities may suffer (including any Adverse Consequences UBIBV and VCG may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), up to an aggregate maximum amount equal to one-half of the Purchase Price, provided, however, that Buyer and Communications shall not have any obligation to indemnify UBIBV and VCG from and against any Adverse Consequence (treating as a single Adverse Consequence related Adverse Consequences arising out of a single fact situation) that does not equal or exceed $25,000 ("De Minimis Claims");
and provided, further, that Buyer and Communications shall not have any obligation to indemnify UBIBV or VCG until all such Adverse Consequences shall exceed $2,000,000 in aggregate amount (taken together with any Adverse Consequences pursuant to the Bavaria Agreement, and not including, in either case, any Adverse Consequences that are De Minimis Claims) at which time Buyer and Communications shall, jointly and severally, be liable to UBIBV and VCG for all Adverse Consequences from the first $1 of such Adverse Consequences.

     8.4  MATTERS INVOLVING THIRD PARTIES.

          (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (b) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the

Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (d) In the event any of the conditions in Section 8.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII.

          (e) The Indemnified Party shall (and, in the case of Buyer and Communications, shall cause the Vermont Entities to) cooperate fully, as and to the extent reasonably requested by the other Party, in connection with any Third Party Claim. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such Third Party Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree (i) to retain, and (in the case of Buyer and Communications) to cause the Vermont Entities to retain, all books and records with respect to Tax matters pertinent to the Vermont Entities relating to any taxable period beginning before the Closing Date until six months after the expiration of the statute of limitations (and, to the extent notified by Buyer, Communications or UBIBV, any extensions thereof) of the respective taxable periods, and to abide by all record retention obligations imposed by law or pursuant to agreements entered into with any Taxing Authority, and (ii) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Buyer or Communications or UBIBV, as the case may be, shall allow the other Party to take possession of such books and records.

          8.5 SOLE REMEDY. Each Party acknowledges and agrees that the foregoing indemnification provisions of this Article VIII (including the limitations set forth herein) are such Party's sole and exclusive remedy against the other Parties and their Affiliates for any claim with respect to the transactions contemplated hereby or otherwise relating to any Vermont Entity, or the Assets or the Business, and each Party hereby waives and releases any statutory, equitable or common law remedies which might otherwise be available against the other Parties and their Affiliates. All indemnification payments under this Article VIII shall be deemed adjustments to the Purchase Price.

          8.6  UNLIMITED CLAIMS.

               (a) The proviso contained in Section 8.2 shall not apply to UBIBV's liability in respect of any breach of the representations and warranties contained in Section 3.1 or in Sections 4.1, 4.2, 4.3, 4.4 or 4.5 or the final sentence of Section 4.6 of Annex A, with respect to which such Party's liability shall not exceed the Purchase Price hereunder.

               (b) The proviso contained in Section 8.3 shall not apply to Buyer's liability in respect of any breach of the representations and warranties contained in Section 3.2 with respect to which such Party's liability shall not exceed the Purchase Price hereunder.

          8.7 LITIGATION CLAIM. Notwithstanding the foregoing provisions of this Article VIII, UBIBV agrees to provide to Buyer and Communications (and the appropriate Vermont Entities following the Closing) with the benefit of UBIBV's insurance coverage to the extent that it exists with respect to any Adverse Consequences Buyer, Communications or any of the Vermont Entities may suffer in respect of the Latina claim identified and described in Section 4.17 of the Disclosure Schedule. UBIBV hereby represents and warrants that the Latina claim has been submitted to its insurance company and has not, as of February 27, 2000, received any notice of rejection or non-coverage.

                                   ARTICLE IX

                                  TERMINATION

          9.1 TERMINATION OF AGREEMENT. This Agreement may be terminated by the Parties as provided below:

               (a) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing:

          (b) Either of Buyer or Communications may terminate this Agreement by giving written notice to each of UBIBV, VCG and Unicorn at any time prior to the Closing if the Closing shall not have occurred on or before March 26, 2000, by reason of the failure of any condition precedent under Section 7.1(a)-(d) and 7.1(f) or (g) hereof (unless the failure results primarily from Buyer or Communications themselves breaching any representation, warranty, or covenant contained in this Agreement, including, without limitation, Buyer's covenant set forth in Section 5.5 hereof, or unless the failure otherwise relates to the HSR Act);

          (c) Either of UBIBV, VCG or Unicorn may terminate this Agreement by giving written notice to each of Buyer and Communications at any time prior to the Closing if the Closing shall not have occurred on or before March 26, 2000, by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from UBIBV, VCG or Unicorn themselves breaching any representation, warranty, or covenant contained in this Agreement).

     9.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party or their respective Affiliates, directors, officers or employees, except for the obligations of the Parties hereto contained in this Section 9.2, Section
9.3 (if applicable) and in all other provisions which are stated to survive any termination of this Agreement, including, without limitation, Sections 5.2, 5.3, 10.6, 10.7, 10.8, 10.9, 10.12, 10.16 and 10.20.

     9.3 LIQUIDATED DAMAGES. Notwithstanding any other provision hereof, the Parties hereby agree that, in the event that the transactions contemplated hereby are not consummated by March 26, 2000 Buyer shall pay to UBIBV as liquidated damages and a break-up fee, and not as a penalty, the aggregate amount of $2,000,000 (subject to a dollar-for-dollar reduction for any payment made pursuant to Section 9.3 of the Bavaria Agreement), except in the event that the transactions contemplated are not consummated as a result of the failure of the conditions to Closing set forth in Sections 7.1(a), (b), (c) (unless Buyer unreasonably withholds or delays with respect to Section 7.1(c)) or (d) (with respect to Section 7.1(d) to the extent such litigation does not arise out of the action of Buyer.)

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 ENTIRE AGREEMENT. This Agreement (including the Annexes, Exhibits, Schedules and documents attached hereto or referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, except for the Confidentiality Agreement which will remain in full force and effect for the term provided for therein.

     10.2      NO THIRD-PARTY BENEFICIARIES.

               (a) Except as otherwise expressly provided for in this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any employee of UBIBV, VCG, VCGLLC, Buyer, Communications, Definitive Stock, VCG Holdings, or any Subsidiary of the foregoing, or any other Person, other than the Parties hereto (and their successors and permitted assigns), any rights, remedies or other benefits under or by reason of this Agreement.

               (b) The Parties hereto agree and acknowledge that after the Closing Date: (i) VCGLLC, Definitive Stock and VCG Holdings are intended third party beneficiaries under this Agreement and are independently entitled to avail themselves of all the rights and remedies of Buyer and Communications hereunder and all benefits related thereto.

     10.3 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Parties, provided, however, that Buyer may assign, without the approval of the other parties, all or any portion of its rights hereunder to any entity directly or indirectly owned wholly by Buyer, in which extent Buyer shall, notwithstanding such assignment, remain wholly and solely liable for the obligations, representations, warranties and covenants of Buyer hereunder and under any certificate, schedule, annex or other agreement delivered pursuant hereto.

     10.4 COUNTERPARTS. This Agreement may be executed by exchanging executed copies or facsimile signatures and in any number of counterparts, and by any Party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any Party hereto to produce or account for more than one such counterpart executed and delivered by such Party.

     10.5 HEADINGS. The Article and Section headings, and the table of contents, contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.6 NOTICES. All notices, certificates, requests, demands, claims, and other communications hereunder shall be given in writing and shall be delivered personally (including by personal courier or delivery service) or sent by facsimile, telex or telegram or by the registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following address (or at such other addresses as the shall be specified by like notice):

IF TO UNICORN, VCG OR UBIBV:                      COPY TO:
c/o United News & Media plc                       Carter, Ledyard & Milburn
Ludgate House                                     Two Wall Street
245 Blackfriars Road                              New York, New York 10005
London SE1 9UY, England
Fax No.: 011-44-171-928-2728                      Fax No.: 212-732-3232
Attention: Company Secretary                      Attention: James E. Abbott

IF TO THE BUYER
OR COMMUNICATIONS:                                COPY TO:
Getty Images Inc.                                 Weil, Gotshal & Manges, LLP
701 North 34th Street                             767 Fifth Avenue
Suite 4000                                        New York, New York 10153
Seattle, Washington 98103
Fax No.: 206-268-1201                             Fax No.: 212-310-8007
Attention: Suzanne Page                           Attention: Stephen Besen

GETTY IMAGES INC.
c/o PhotoDisc Inc.
475 Park Avenue South
31st Floor
New York, New York 10016
Fax No.: 212-471-5299
Attention: General Counsel

Any notice given personally or by mail or telegram shall be effective when received. Any notice given by telex or facsimile shall be effective when the appropriate telex or facsimile answerback is received.

     10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies (without giving effect to any choice or conflict of law provision or rule, whether of the State of New York or any other jurisdiction, that would cause the application of the laws of any jurisdiction other than the State of New York).

     10.8 RETURN OF INFORMATION. If for any reason whatsoever the sale and purchase of the Vermont Shares pursuant to this Agreement is not consummated, Buyer shall promptly return to UBIBV and VCG all books, records and documents of UBIBV, VCG and the Vermont Entities (including all copies, if any, thereof) furnished by UBIBV, VCG or any of their Affiliates, agents, employees, or representatives, and shall not use or disclose the information contained in such books, records or documents for any purpose or make such information available to any other entity or person, except that one copy of all such information may be retained in the files of Buyer's legal department.

     10.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer, Communications, Unicorn, VCG and UBIBV. Any Party hereto may, by written notice to the other Parties, waive any provision of this Agreement. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.10 SEVERABILITY. The provisions of this Agreement shall be deemed severable and any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     10.11 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the Parties will bear its own costs and expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

     10.12 CONSTRUCTION. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     10.13 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. References herein to "Section 4".x shall refer to Section 4.x of Annex A.

     10.14 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches, or threatened breaches, of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

     10.15 SUBMISSION TO JURISDICTION. IF ANY PARTY SHALL HAVE THE RIGHT TO SEEK RECOURSE TO A COURT WITH RESPECT TO ANY DISPUTE ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, THEN ANY ACTION OR PROCEEDING IN RESPECT OF ANY SUCH DISPUTE SHALL BE BROUGHT EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK (THE "CHOSEN COURTS") AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS FOR SUCH PURPOSES, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 10.6 OF THIS AGREEMENT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH OF BUYER AND COMMUNICATIONS IRREVOCABLY DESIGNATES GETTY IMAGES INC.'S NEW YORK OFFICE AS ITS AGENT AND ATTORNEY-IN-FACT FOR THE ACCEPTANCE OF SERVICE OF PROCESS ON ITS BEHALF IN ANY SUCH CLAIM OR PROCEEDING AND TAKING ALL SUCH ACTS AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO CONFER JURISDICTION OVER IT UPON THE CHOSEN COURTS AND EACH OF BUYER AND COMMUNICATIONS STIPULATES THAT SUCH CONSENT AND APPOINTMENT IS IRREVOCABLE AND COUPLED WITH AN INTEREST. EACH OF UBIBV,
VCG AND UNICORN IRREVOCABLY DESIGNATES CT CORPORATION AS ITS AGENT AND ATTORNEY-IN-FACT FOR THE ACCEPTANCE OF SERVICE OF

PROCESS AND MAKING AN APPEARANCE ON ITS BEHALF IN ANY SUCH CLAIM OR PROCEEDING AND TAKING ALL SUCH ACTS AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO CONFER JURISDICTION OVER IT UPON THE CHOSEN COURTS AND EACH OF UBIBV, VCG AND UNICORN STIPULATES THAT SUCH CONSENT AND APPOINTMENT IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

     10.16 FULFILLMENT OF OBLIGATIONS. Any obligation of any Party to any other Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

     10.17 SCHEDULES. The inclusion of any matter in any schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, including each representation and warranty to which it may relate, but inclusion thereon shall expressly not be deemed to constitute admission by either Party, or otherwise imply, that any such matter is material or create a measure for materiality for the purposes of this Agreement.

     10.18 DEFINITION OF "ORDINARY COURSE". For purposes of this Agreement, the term "ordinary course" as it relates to the Business prior to the Closing means in a manner substantially the same as that normally employed by VCG in the ordinary course with respect to businesses it holds with a view towards operating and maintaining such businesses rather than a view towards the sale of such businesses to a third party.

     10.19 ATTORNEY'S FEES. In any proceeding brought by any Party hereto to enforce this Agreement, the prevailing Party shall be entitled to reasonable attorneys' fees incurred by the prevailing Party in connection therewith, plus court costs and experts' fees.


                                ***************

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, UBIBV, VCG, Unicorn, Buyer and Communications have each executed or caused this Agreement to be executed by their duly authorized officers, as the case may be, each as of the date first above written.


                                                GETTY IMAGES INC.

                                                By: /s/ Jonathan D. Klein
                                                   ----------------------
                                                Name: Jonathan D. Klein
                                                Title: CEO


                                                GETTY COMMUNICATIONS LIMITED

                                                By: /s/ Jonathan D. Klein
                                                   ----------------------
                                                Name: Jonathan D. Klein
                                                Title: Director


                                                UNITED BUSINESS INFORMATION B.V.

                                                By:
                                                   ----------------------
                                                Name:
                                                Title:


                                               VISUAL COMMUNICATIONS GROUP (VCG)
                                               B.V.

                                                By:
                                                   ----------------------
                                                Name:
                                                Title:


                                                UNITED NEWS & MEDIA PLC

                                                By:
                                                   ----------------------
                                                Name:
                                                Title:

     IN WITNESS WHEREOF, UBIBV, VCG, Unicorn, Buyer and Communications have each executed or caused this Agreement to be executed by their duly authorized officers, as the case may be, each as of the date first above written.


                                                GETTY IMAGES INC.

                                                By:
                                                   ------------------------
                                                Name:
                                                Title:


                                                GETTY COMMUNICATIONS LIMITED

                                                By:
                                                   ------------------------
                                                Name:
                                                Title:


                                                UNITED BUSINESS INFORMATION B.V.

                                                By: /s/ illegible signature
                                                   ------------------------
                                                Name:
                                                Title:


                                               VISUAL COMMUNICATIONS GROUP (VCG)
                                               B.V.

                                                By: /s/ illegible signature
                                                   ------------------------
                                                Name:
                                                Title:


                                                UNITED NEWS & MEDIA PLC

                                                By: /s/ illegible signature
                                                   ------------------------
                                                Name:
                                                Title:

                                     Title:

                                                                         ANNEX A

     4.1 INTEREST IN RELATED ENTITIES. Except as set forth in Section 4.1 of the Disclosure Schedule, neither nor any Affiliate of VCG (i) has any direct or indirect interest in any person or entity which is a lessor of assets or properties to, material supplier of, or provider of services to any Vermont Entity, (ii) has a direct or indirect interest in or is a party to any contract or agreement to which any Vermont Entity is a party, or (iii) owns directly or, to the Knowledge of Seller, indirectly, any tangible or intangible property which any Vermont Entity uses in the conduct of the Business, or (iv) has any outstanding indebtedness to any Vermont Entity. For purposes of this Section, any investment by VCG or any Affiliate of VCG in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, which investment represents no more than 5% of the outstanding voting power of such company, shall be deemed not to constitute a direct or indirect interest in such company.

     4.2 ORGANIZATION; QUALIFICATION; POWER. VCG Holdings is a corporation duly organized and validly existing and in good standing under the laws of England and Wales. Definitive Stock is a corporation duly organized, validly existing and in good standing under the laws of Delaware. VCGLLC is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Each of the Subsidiaries of VCG Holdings, Definitive Stock and VCGLLC is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of domicile. The Vermont Entities have all requisite corporate power and authority to own, lease and operate the Assets and to carry on the Business as it is now being conducted, except to the extent any failure to be so empowered or authorized does not have a Material Adverse Effect. Prior to the Closing, VCG shall have delivered to Buyer and Communications true, complete and correct copies of the Articles of Association or other organizational document (including all amendments thereto) and the By-Laws, as currently in effect, of each of the Vermont Entities. Each of the Vermont Entities is duly qualified or licensed and in good standing (with respect to jurisdictions that recognize such a concept) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

          VCG represents and warrants that the records and minutes of the meetings of the shareholders and the board of directors as well as the reports of the statutory auditors of Pix SA and, where applicable, iSwoop EURL, have been maintained in accordance with French law since the respective dates of incorporation thereof.

          Any shares of Pix SA held by Pix SA as a result of the Merger have been acquired, held and recorded in accordance with French law governing the merger by absorption of a company by the subsidiary thereof.

     4.3 CAPITALIZATION. All of the Vermont Shares are duly authorized, validly issued, fully paid and non-assessable. No depository certificates of shares in the share capital of VCG have been issued. Section 4.3 of the Disclosure Schedule sets forth a list of all of the Vermont Entities, the number of shares of each such entities' authorized capital stock and the number and class of shares thereof duly issued and outstanding or, if the entity is a limited partnership, the partnership's capital and the capital contributions including their respective amounts. Each outstanding share of capital stock of each of the Vermont Entities is duly authorized, validly issued fully paid and non-assessable. The capital contributions of Vermont Entities being limited partnerships have been duly taken over, fully paid and are non-assessable. VCG owns all of the outstanding shares of capital stock or other equity interests of VCG Holdings, Definitive Stock and VCGLLC, in each case free and clean of all encumbrances. There are no pre-emptive rights, whether at law or otherwise, to purchase any of the securities of VCG and there are no outstanding options, warrants, subscriptions, agreements, plans or other commitments pursuant to which any Vermont Entity is or may become obligated to sell or issue any security.

     4.4 INVESTMENTS. Except as set forth in Section 4.4 of the Disclosure Schedule, as of the Closing Date, no Vermont Entity owns or maintains, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

     4.5 NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by UBIBV and VCG of its obligations hereunder and under the agreements to be executed and delivered pursuant hereto, do not and will not conflict with or violate any of the terms of the Articles of Association, By-Laws or other organizational documents of UBIBV, VCG or any Vermont Entity.

     4.6 TITLE TO ASSETS; ENCUMBRANCES; DEBT. The Vermont Entities own, lease or have the legal right to use all of the material Assets, including, without limitation, real and personal property, presently used in the conduct of the Business of the Vermont Entities, or which is otherwise owned, leased or used by the Vermont Entities and, with respect to contract rights, enjoys the right to the benefits of all material Contracts. The Vermont Entities have good and marketable title to the Assets (except with respect to the Intellectual Property included in such Assets, with respect to which, to the Knowledge of Seller, the Vermont Entities have good and marketable title), free and clear of all Encumbrances, except those specified in Section 4.6 of the Disclosure Schedule, liens for taxes not yet due and payable, and Encumbrances that do not in the aggregate have a Material Adverse Effect on the value or use by the Vermont Entities of the Assets and the Intellectual Property, as currently used. At the Closing, and following repayment of all Intercompany Debt, the Vermont Entities shall be free of all debt of whatever kind or nature, except for debts between the Vermont Entities, accounts payable and other liabilities arising in the ordinary course of business.

     4.7 POSSESSION. Except as set forth in Section 4.7 of the Disclosure Schedule, no other Person has a right of possession or, to the Knowledge of Seller, claims possession of any material part of the Assets, except for the rights of lessors over (a) the leased Personal Property identified in Section
4.8 of the Disclosure Schedule and (b) the leased Real Property identified in
Section 4.9 of the Disclosure Schedule.

     4.8  PERSONAL PROPERTY.

          (a) Set forth in Section 4.8(a) of the Disclosure Schedule is a list of all material machinery and equipment, apparatus, motor vehicles, furniture, furnishings and fixtures owned or leased by the Vermont Entities (the "Personal Property").

          (b) Each lease of Personal Property is valid and in full force and effect, and none of the Vermont Entities is in default on any of their material obligations under such leases and there is no event or condition that with the giving of notice or the passage of time, or both, would create such a default other than defaults that in the aggregate would not result in a Material Adverse Effect. To the Knowledge of Seller, (i) no lessor under any of such leases is in default of any of its obligations thereunder and (ii) there is no event or condition that with the giving of notice or the passage of time, or both, would create a default by any such lessor under any such lease. The Personal Property has been maintained in good operating condition (in each case taking into account the age of such Personal Property) a manner consistent with the ordinary course of the Business.

     4.9  REAL PROPERTY.

          (a) No Owned Real Property. The Vermont Entities do not own any real property.

          (b) Leased Real Property. Section 4.9 of the Disclosure Schedule sets forth all leases, subleases and other agreements under which any Vermont Entity uses or occupies or has the legal right to use of occupy, now or in the future, any real property (the "Leases").

          (c) Compliance with Leases. Each of the Leases and each lease of real property identified in Section 4.22 of the Disclosure Schedule is valid and in full force and effect, and the Vermont Entities are not in default on any of their obligations under such Leases and, to the Knowledge of Seller, there is no event or condition that the giving of notice or the passage of time, or both, would create such a default other than, in each case, defaults that in the aggregate would not have a Material Adverse Effect. To the Knowledge of Seller,
(i) no lessor under any of such leases is in default of any of its obligations thereunder and (ii) there is no event or condition that with the giving of notice or the passage of time, or both, would create a default by any such lessor under any such lease.

          (d) Pix Lease. To the extent required, the principal lessor consented to the sublease entered into between Photographie Giraudon SA, as sub-lessee, and Agence Generale d'Image, AGI SA, as sub-lessor, dated 1 October, 1994.

     4.10 INTELLECTUAL PROPERTY.

          (a) Section 4.10(a) of the Disclosure Schedule sets forth a true and complete list of all (i) patents and patent applications, trademark and service mark registrations, trademark and service mark applications and, to the Knowledge of Seller, all material common law trademarks and service marks, registered copyrights and copyright applications, and Internet domain names, in each case owned by a Vermont Entity and material to the business of the Vermont Entities ("Listed Intellectual Property"), (ii) Software (as defined herein), and (iii) licenses, sublicenses, and other agreements pertaining to Intellectual Property, Software or Images (as defined herein) to which a Vermont Entity is a party, including agreements with major Internet service providers and major Internet portals, in each case that are material to the business of the Vermont Entities ("Licensed Intellectual Property"). For purposes hereof, "Intellectual Property" means any and all of the following, but excluding Images: (i) United States, international, and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, intent to use registrations, trade names, trade dress, slogans, logos, and Internet domain names, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof and (iv) confidential and proprietary information. For purposes hereof, "Owned Intellectual Property" means Listed Intellectual Property and any copyright, confidential proprietary information including trade secrets and knowhow, owned by a Vermont Entity and, to the Knowledge of Seller, material to the business of the Vermont Entity, "Image" means a reproduction of any artwork, photograph, illustration, font, video, clip art, map art, film, animation or any other type of image. For purposes hereof, "Software" means all material computer software developed by or on behalf of a Vermont Entity, or used by a Vermont Entity, including all material computer software and databases operated or used by Vermont or Bavaria on their web sites or used by Vermont or Bavaria in connection with processing customer orders, storing customer information, storing Image related vendor information, or storing and archiving Images. For purposes hereof, "Approved Images" means Images used or held for use by the Vermont Entities in connection with their business for which a Vermont Entity has the right to grant licenses or sublicenses in writing to third parties. For purposes hereof, "Unapproved Images" means Images used or held for use by the Vermont Entities in connection with their business which are not Approved Images (the Approved Images and Unapproved Images collectively being "Licensed Images").


          (b) To the Knowledge of Seller, the use of the Owned Intellectual Property, Software, Licensed Images, and Licensed Intellectual Property by the Vermont Entities in the ordinary course of business does not infringe upon or misappropriate the valid Intellectual Property rights of any third party. Except as set forth in section 4.10(b) of the Disclosure Schedule, no claim


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
has been received that the use of the Owned Intellectual property, Software, Licensed Images, or Licensed Intellectual Property in the ordinary course of business does or may infringe upon or misappropriate the Intellectual Property rights, right of privacy or right of publicity of any third party.

     (c) The Vermont Entities are the owner of the entire and unencumbered right, title and interest in and to each item of Owned Intellectual Property, and the Vermont Entities are entitled to use the Owned Intellectual Property in the ordinary day-to-day conduct of business.

     (d) The Owned Intellectual Property and the Licensed Intellectual Property include all of the material Intellectual Property and Software used in the ordinary day-to-day conduct of the business of the Vermont Entities, and there are no other items of Intellectual Property or Software that are material to such ordinary day-to-day conduct of such business. Except as set forth in
Section 4.10(d) of the Disclosure Schedule, to the Knowledge of Seller, the Owned Intellectual Property and Licensed Intellectual Property, is not subject to any claim or challenge in relation to subsistence, validity or enforceability and has not been adjudged invalid or unenforceable in whole or part and, to the actual knowledge of VCG, the Listed Intellectual Property is subsisting, valid and enforceable.

     (e) Except as set forth in Section 4.10(e) of the Disclosure Schedule, no claims have been made, asserted, are pending, or, to the Knowledge of Seller, threatened against a Vermont Entity, and no international agent licensee of the Owned Intellectual Property or end user of the Owned or Licensed Intellectual Property has informed VCG that any claims have been made, asserted, are pending or threatened against a Vermont Entity, (i) based upon or challenging or seeking to deny or restrict the use, license, sublicense, distribution, display, copying, performance, marketing or creation of derivative works by a Vermont Entity of any of the Owned Intellectual Property or Licensed Intellectual property, (ii) alleging that any services provided by, processes used by, licenses by, sublicenses by, distribution by, display by, copying by, performances by, marketing by or creation of derivative works by or products manufactured or sold by a Vermont Entity infringe upon or misappropriate any Intellectual Property right, right of privacy or right of publicity of any third party, or (iii) alleging that any Intellectual Property licensed under the Licensed Intellectual property infringes upon any Intellectual Property right of any third party or is being licensed or sublicensed in conflict with the terms of any license or other agreement and to the Knowledge of Seller no such claims have been made, asserted, are pending, or threatened against any third party licensor, any licensee, or end user of the Owned Intellectual Property.

     (f) Except as set forth in Section 4.10(f) of the Disclosure Schedule, to the Knowledge of Seller no person is engaging in any activity that infringes upon the Owned Intellectual Property or any Intellectual Property Licensed to the Vermont Entities under the Licensed Intellectual Property. No Vermont Entity has granted any license or other right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property on a free or 'pro bono' basis without the consent of or a license from the owner of such Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or material impairment of any of the Owned Intellectual Property.

          (g) VCG has delivered or made available to the Buyer correct and complete copies of all the material licenses and sublicenses of the Licensed Intellectual Property (excluding for such purposes all Images included therein) including all amendments thereto, and all current standard forms of all model and property releases which are in the custody, or under the control, of VCG and the Vermont Entities. With respect to each such material license and sublicense:

               (i) such license or sublicense is valid and binding and in full force and effect with respect to the Vermont Entities and, to the knowledge of VCG, with respect to the relevant counterparty and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

               (ii) such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transaction contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor other than a Vermont Entity a right to terminate such license or sublicense;

               (iii) Except as set forth in Section 4.10 of the Disclosure Schedule, (A) no Vermont Entity has received any notice of termination or cancellation under such license or sublicense, (B) no Vermont Entity has received any notice of a breach or default under such license or sublicense, which breach has not been cured, and (C) to the Knowledge of Seller no Vermont Entity has granted to any other third party any rights, adverse or otherwise, under such license or sublicense that would constitute a breach of such license or sublicense; and

               (iv) no Vermont Entity, nor, to the Knowledge of Seller, any other party to such license or sublicense is in breach or default in any material respect, and, to the Knowledge of Seller, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense.

          (h) To the Knowledge of Seller, the Software is as of the Closing Date free of all viruses, worms, trojan horses and other material known contaminants, and does not contain any bugs, errors, or problems in each case which is of a material nature that disrupts its operation or have an adverse impact on the operation of other software programs or operating systems. The Vermont Entities do not import or export from the United States any Software. No rights in the Software have been transferred to any third party except to the customers of a Vermont Entity to whom a Vermont Entity licensed such Software in the ordinary course of business.

          (i) The Vermont Entities have the right to use all software development tools, library functions, compilers, and other third party software that is material to the business of the Vermont Entities, or that is required to operate or modify the Software in a manner necessary for the ongoing operation of the business. The Software which the Vermont Entities purport to own was either developed (i) by employees of the Vermont Entities within the scope of their employment; (ii) by independent contractors who have assigned their rights to the Vermont Entities pursuant to enforceable written agreements; or
(iii) has otherwise been rightfully assigned. The source code for such Software is maintained on the premises of the Vermont Entities and can be compiled from the associated source code without undue burden. The Vermont Entities have copies of all material documentation which exists relating to use, maintenance and operation of such Software used in the conduct of the Business.

          (j) The Vermont Entities have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their trade secrets and other confidential Intellectual Property. To the Knowledge of
Seller: (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of any Vermont Entity by any person, (ii) no employee, independent contractor or agent of any Vermont Entity has misappropriated any material trade secrets of any other person in the course of such performance as any employee, independent contractor or agent and (iii) no Employee, independent contractor or agent of any Vermont Entity is in material default or breach of any term of any employment agreement, non-disclosure agreement, assignment of proprietary rights agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Owned or Licensed Intellectual Property.

          (k) To the Knowledge of Seller, the Internal MIS Systems are Euro Compliant. For purposes hereof, "Internal MIS Systems" means any computer software and systems (including hardware, firmware, operating system software, utilities and applications software) used in the ordinary course of the Business that process financial information and that are material to the operation of the Business, including, where applicable, payroll, accounting, billing/receivables, purchasing payables, inventory, asset tracking, customer service, and human resources. For purposes hereof, "Euro Compliant" means that the Internal MIS Systems will record, store, process and present currency denominated in Euros, in the same manner, and with the same functionality, as the Internal MIS Systems record, store, process and present currencies denominated in U.S. Dollars and major European currencies.

          (l) The Vermont Entities have obtained the necessary permissions from the

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
appropriate parties for links on its web sites to third party web sites and to use third party marks in association with those links.

          (m) To the Knowledge of the Seller, the Vermont Entities have obtained all necessary releases and permissions in writing for the use of any artists' name, biography, likeness, and Image used in marketing and advertising materials distributed by the Vermont Entities. Except as set forth in Section 4.10(m) of the Disclosure Schedule, the Vermont Entities' registered trademarks and service marks as listed at Section 4.10(a) of the Disclosure Schedule have been duly registered with, filed in or issued by, as the case may be, the United States Patent and Tradesman Office or such other domestic or foreign office of appropriate jurisdiction, and such registrations, filings, issuances and other actions remain in full force and effect, are current and unexpired.

          (n) Except for public domain imagery as set forth in Section 4.10(n) of the Disclosure Schedule, the Vermont Entities validly own or license all Images used or held for use by a Vermont Entity which are material to the operation of the business of any Vermont Entity as currently conducted. With respect to each Image owned by a Vermont Entity ("Owned Images"), the Vermont Entity, as applicable, has the right to display, reproduce, distribute, sell, market, perform, advertise, bundle with other derivative works, create derivative works, license and sublicense the use of such Image to the extent required for the continued day-to-day operation of the business in a manner consistent with past practices. The Owned Images and Licensed Images include all of the Images used or held for use by the Vermont Entities which are material to the day-to-day operation of the business as currently conducted. With respect to the public domain Images offered by the Vermont Entities, each Image, to the Knowledge of Seller, does not require a license or the payment of a fee for the Vermont Entities' use in a manner consistent with past practice. Without prejudice to the generality of the foregoing, nothing in this Section shall be deemed to be construed as a representation or warranty with respect to the Licensor's ownership or license of Images.

          (o) To the Knowledge of Seller, (a) no Vermont Entity has granted any license, sublicense or other right to any other person with respect to any Unapproved Images (b) no Vermont Entity has granted any license, sublicense or other right to any other person with respect to any Approved Image that would constitute a breach of any agreement or license pertaining to such Approved Image, and (c) except as disclosed at Section 4.10 of the Disclosure Schedule no Vermont Entity has granted any license, sublicense or other right to any other person with respect to any Approved Image for which such Vermont Entity has no model or property release where such license, sub-license or other right would constitute a breach of a third party's rights without such model or property release.

          (p) To the Knowledge of Seller, (a) the display, sale, marketing, distribution, bundling with other works, creation of derivative works, copying, marketing, performance and advertising of the Licensed Images, and the licensing and sublicensing of Approved Images as done, authorized or agreed to by the Vermont Entities does not infringe upon the Intellectual Property

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
right, right of publicity, or right of privacy of any third party, and (b) the display, sale marketing, performance, distribution, bundling with other works, creation of derivative works, copying and advertising of the Licensed Images, and the licensing and sublicensing of Approved Images, as done, authorized or agreed to by the Vermont Entities does not constitute a breach of any agreement or license to which a Vermont Entity is a party.

     (q) Except as set forth in Section 4.10(q) of the Disclosure Schedule, no claims have been made, asserted, are pending, or to the Knowledge of Seller threatened, against any Vermont Entity, and no international agent licensee of the Licensed Images or end user of the Licensed Images has informed VCG that any claims have been made, asserted, are pending or threatened against a Vermont Entity, (i) based upon or challenging or seeking to deny or restrict the display, sale, marketing, performance, distribution, bundling with other works, creation of derivative works, copying, advertising, licensing or sublicensing by any Vermont Entity of any of the Licensed Images, (ii) alleging that the sale, reproduction, distribution, bundling with other derivative works, creation of derivative works, copying, advertising, licensing or sublicensing of the Licensed Images by any Vermont Entity or in accordance with the terms granted by any Vermont Entity does or may infringe upon the Intellectual Property rights, right of publicity, right of privacy of any third party, (iii) claiming in respect of loss or damage to Licensed Images, (iv) claiming in respect of model or property releases (or lack thereof) in respect of the Licensed Images, (v) challenging the ownership of the Owned Images or the Vermont Entities' rights to the Licensed Images, and to the Knowledge of Seller, no such claims have been made, asserted, are pending, or threatened against any third party licensor, any licensee, or any end user of a Licensed Images or an international agent for a Vermont Entity. Except as set forth in Schedule 4.10(q) of the Disclosure Schedule, no person has requested indemnification from any Vermont Entity based on the proper use of an Owned Image or Licensed Image within the last 24 months.

     (r) To the Knowledge of Seller, no person is engaging in any activity that infringes upon the Licensed Images or upon the rights of any Vermont Entity therein. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any right of a Vermont Entity to sell, copy, market, advertise, perform, bundle with other works, create derivative works of, distribute or sublicense any of the Licensed Images.

     (s) To the Knowledge of Seller, except as set forth in Section 4.10(s) of the Disclosure Schedule, each of the Vermont Entities has, prior to any display, bundling, marketing, performance, advertisement, sale, reproduction, distribution or sublicensing of any Licensed Image, obtained in writing all such releases and/or other third party consents or authorizations required by law for such display, bundling, marketing, performance, advertisement, sale, reproduction, distribution or sublicensing, or taken reasonable steps to ensure that such releases, consents or authorizations have been given. Except as set forth in Schedule 4.10(s) of the Disclosure Schedule the Vermont Entities have not entered into any contract under which a Vermont Entity has assumed any obligation for the storage and handling of Images outside of the ordinary course of business.


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
     (t) With respect to each material license or agreement by which Vermont or Bavaria has obtained the right to display, perform, advertise, market, sell, reproduce, distribute, bundle with other derivative works, create derivative works, market copy, license or sublicense the Licensed Images or by which Vermont or Bavaria has granted to any third party the right to display, sell, reproduce, perform or distribute any Licensed Images:

          (i) such license or agreement is legal, valid, binding and enforceable and in full force and effect with respect to the Vermont Entities and, to the Knowledge of Seller, with respect to the relevant counterparty and represents the entire agreement between the parties thereto with respect to the subject matter thereof;

          (ii) such license or agreement will not cease to be legal, valid, binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or agreement, or otherwise give any party thereto a right to terminate such license or agreement;

          (iii) except as set out in Section 4.10 of the Disclosure Schedule, with respect to each such license or agreement, (A) no Vermont Entity has received any notice of termination or cancellation under such license or agreement, and no party thereto has any right of termination or cancellation thereunder except in accordance with its terms (B) no Vermont Entity has received any notice of a breach or default under such license or agreement which breach or default has not been cured, and (C) to the Knowledge of Seller no Vermont Entity has granted to any other person any rights, adverse or otherwise, under such license or agreement that would constitute a breach of such licence or agreement; and

          (iv) none of the Vermont Entities nor, to the Knowledge of Seller, any other party to such license or agreement, is in breach or default thereof in any material respect, and, to the Knowledge of Seller, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or agreement.

     (u) No Vermont Entity has granted to any Person the right to distribute or sell the Licensed Images except in the ordinary course of business.

     (v) Section 4.10(v) of the Disclosure Schedule identifies each material contract between a Vermont Entity and a photographer or other content provider to a Vermont Entity that has been terminated or revoked since January 1, 1998 that involves the display, reproduction, distribution, creation of derivative works, bundling with other works, licensing or sublicensing the use of any Image owned or controlled by such third party.

          (w) All publicly and freely available electronic versions of Owned Images and Licensed Images with a resolution level at or above "comping resolution" distributed or made available by the Vermont Entities on a web site, contain watermarks or similar protection mechanisms advertising or marketing material.

     4.11 ENVIRONMENTAL PROTECTION.

          (a) Except as set forth in Section 4.11 of the Disclosure Schedule:

              (i) no notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of Seller, threatened, by any person or Governmental Authority against, any Vermont Entity with respect to any matters relating to or arising out of any Environmental Law which, individually or in the aggregate, would have a Material Adverse Effect;

              (ii) to the Knowledge of Seller, no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or previously owned, leased or operated by any Vermont Entity which circumstance, individually or in the aggregate, would have a Material Adverse Effect; and

              (iii) there are no Environmental Liabilities that, individually or in the aggregate, have had or would have a Material Adverse Effect.

          (b) For purposes of this Section, the following terms shall have the meanings set forth below:

              (i) "Vermont Entity" shall include any entity which is, in whole or in part, a predecessor of any Vermont Entity;

              (ii) "Environmental Laws" means any and all federal, state, local and foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, or governmental restrictions or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials, in each case to the extent in effect on February 27, 2000;

          (iii) "Environmental Liabilities" means any and all liabilities of or relating to the Vermont Entities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which (A) have arisen under or relate to matters covered by Environmental Laws and (B) have arisen from actions occurring or conditions existing on or prior to the Closing; and

          (iv) "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, or any substance, waste or material regulated under any Environmental Laws.

     4.12 FINANCIAL STATEMENTS. VCG has previously furnished Buyer with a true and complete copy of the audited consolidated balance sheets of VCG as of December 31, 1999 and the related audited statements of income for the fiscal year then ended including the notes thereto (the "Audited Vermont Financial Statements"). Subject to the elimination of transactions and balances between the Vermont Entities, the Audited Vermont Financial Statements present fairly in all material respects the financial position of the Vermont Entities results of operations and changes in financial position and the income of the Business for the period ended on the date thereof in conformity with generally accepted accounting principles in the United Kingdom, applied on a consistent basis. There are no debts, liabilities or obligations of any kind, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, to the extent required by GAAP to be reflected on financial statements ("Liabilities") of any Vermont Entity, other than Liabilities (i) reflected or reserved against on the Audited Vermont Financial Statements or
(ii) incurred in the ordinary course of business, consistent with the past practices of the Vermont Entities, since December 31, 1999, provided, however, that to the extent any such Liabilities exist, they shall be offset against any assets reflected on the Audited Vermont Financial Statements which are later determined to have a greater value than as reflected thereon.

     4.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section
4.13 of the Disclosure Schedule, since the date of the Audited Vermont Financial Statements there has not been any event, change or effect which has had or would reasonably be expected to have a Material Adverse Effect in the financial condition, properties, business, results of operations or, to the Knowledge of Seller, prospects of the Vermont Entities taken as a whole. None of the Vermont Entities are currently in default on any installment or installments on indebtedness for borrowed money, or on any rental payment on any long-term lease.

     4.14 ABSENCE OF CHANGES. Except as set forth in Section 4.14 of the Disclosure Schedule, since the date of the Audited Vermont Financial Statements, the Business has been operated in the ordinary course, and there has not been incurred, nor has there occurred:

     (a) Any material damage, destruction or loss (whether or not covered by insurance), adversely affecting the Business or any of the material Assets;

     (b) Any issuance, declaration, setting aside or payment of any dividend or other distribution of cash or property on any of the capital stock of any Vermont Entity, or any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of any Vermont Entity or any agreement or commitment by any Vermont Entity to do so;

     (c) Any strikes, work stoppages or other material labor disputes involving any Employees;

     (d) Any sale, transfer or other disposition of any of the Assets, except for sales made in the ordinary course of business;

     (e) Any amendment, termination, waiver or cancellation of any Material Agreement included in the Assets, or of any right or claim thereunder;

     (f) Any (i) general uniform increase in the compensation of the Employees of the Vermont Entities (including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan or commitment), other than in the ordinary course of business and consistent with past practice, (ii) increase in any compensation payable by any Vermont Entity to any officer, director, Employee, consultant or agent of any Vermont Entity, other than in the ordinary course of business and consistent with past practice, (iii) loan or commitment therefor made by any Vermont Entity to any officer, director, stockholder, Employee, consultant or agent of a Vermont Entity, (iv) grant of any severance or termination pay to any director, officer or Employee of any Vermont Entity, or (v) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or Employee or any Vermont Entity.

     (g) Any change in the accounting methods, procedures or practices followed by the Vermont Entities;

     (h) Any material change in policies, operations or practices of the Vermont Entities, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, as well as payments of liabilities;

     (i) Any sales contracts or commitments which will be materially in excess of the capacity of the Vermont Entities as of the Closing Date;

     (j) Any purchase contracts or commitments materially in excess of the requirements of the Business in the ordinary course;

          (k) Except as contemplated by clause (i) of Section 5.8 hereof, any capital appropriation, expenditure or commitment therefor by the Vermont Entities;

          (l) Except as contemplated by clauses (ii) and (iii) of Section 5.8 hereof and except with respect to the Severance Plans, any material change in policies, operations or practices of the Vermont Entities concerning the Employees thereof, including, without limitation, with respect to any Employee fringe Benefit Plans;

          (m) Any event, occurrence or development within the control of VCG and the Vermont Entities which has, or would reasonably be expected to have a Material Adverse Effect;

          (n) Any creation or assumption by any Vermont Entity of any Encumbrance on any Asset other than in the ordinary course of business, consistent with past practice;

          (o) Any making of any loan, advance or capital contribution to or investment in any person by any Vermont Entity, involving an amount in excess of Two Hundred Thousand Dollars ($200,000);

          (p) Any making or rescission of any material express or deemed election relating to Taxes, settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, made any change to any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal and foreign income tax returns; and

          (q) Any agreement, whether in writing or otherwise, for any Vermont Entity to take any of the actions enumerated in this Section 4.14 or any other material action outside of the ordinary course of business.

     4.15 TAX MATTERS. Except as will be disclosed not later than March 26, 2000 in a Schedule 4.15:

          (a)(i) each U.S. Vermont Entity (as defined below) utilizes the accrual method of accounting for computing its federal income Tax liability;
(ii) to the Knowledge of Seller, all Returns required to be filed by or on behalf of any Vermont Entity have been timely filed in accordance with all applicable laws (including allowance for extension of time to file); (iii) to the Knowledge of Seller, such Returns are true, correct and complete in all material respects (excluding, however, any inaccuracy the correction of which would not cause a net Tax deficiency on such Returns); (iv) all Taxes shown on such Returns as due and payable have been paid; (v) each Vermont Entity has maintained with respect to transfer pricing proper intercompany agreements and concurrent and supporting documentation as required under OECD guidelines, such that no transfer pricing amounts will be denied as deductions in any jurisdiction by reason of a lack of proper agreements or supporting documentation; (vi) there are no agreements or consents currently in effect with any Taxing Authority for the extension or waiver of the time (A) to file any Return or (B) for assessment or collection of any Taxes relating to the income, properties, employees or operations of the Vermont Entities, or (C) for the retention of records, documents or Returns; (vii) to the Knowledge of Seller, all Taxes which the Vermont Entities are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate Taxing Authority to the extent due and payable; and (viii) to the Knowledge of the Seller, no power of attorney with respect to any Tax matter of any Vermont Entity is currently in force.

     (b) Each Vermont Entity that is a U.S. corporation (a "U.S. Vermont Entity"), or is a non-U.S. corporation but is engaged in trade or business in the United States, has filed all reports and has created and/or retained all records required under Code Section 6038A with respect to its ownership by and transactions with related parties. Each related foreign person required to maintain records under Code Section 6038A with respect to transactions between such Vermont Entity and the related foreign person has maintained such records. All documents that are required to be created and/or preserved by the related foreign person with respect to transactions with any such Vermont Entity are either maintained in the United States, or such Vermont Entity is exempt from the record maintenance requirements of Code Section 6038A with respect to such transactions under Treasury Regulation Section 1.6038A-1. No such Vermont Entity is a party to any record maintenance agreement with the Internal Revenue Service with respect to Code Section 6038A.

     (c) There is no action, suit, proceeding, investigation, audit or claim currently pending or, to the Knowledge of Seller, threatened, regarding any Taxes relating to the income, properties or operations of the Vermont Entities.

     (d) No U.S. Vermont Entity (i) nor any Person on behalf of any U.S. Vermont Entity has (A) executed or entered into a closing agreement pursuant to Code
Section 7121 (or any similar provision of U.S. state or local law) that is currently in force and determines the Tax liabilities of the U.S. Vermont Entities or (B) agreed to or is required to make any adjustments pursuant to Code Section 481(a) by reason of a change in accounting method initiated by (or on behalf of) any U.S. Vermont Entity, nor does VCG have knowledge that any Taxing Authority has proposed any such adjustment or change in accounting method, nor does any U.S. Vermont Entity have any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to the business or operations of any of the U.S. Vermont Entities or
(ii) is subject to any private letter ruling of the Internal Revenue Service nor is any request for such a ruling pending with the Internal Revenue Service.

     (e)(i) No Vermont Entity has executed or entered into a binding agreement with a non-U.S. Taxing Authority, similar to a Closing Agreement pursuant to US Code Section 7121, that is currently in force and will determine the Tax Liability of such Vermont Entity for any period ending after the Closing Date; and (ii) to the Knowledge of Seller, no Vermont Entity is subject to any written ruling addressed to it by a non-U.S. Taxing Authority, comparable to a private letter ruling of the Internal Revenue Service, nor has any such ruling been requested.

          (f) No Vermont Entity (i) is treated for any taxation purpose as resident in a country other than the country of its incorporation or (ii) has been subject to a claim by a Taxing Authority in a jurisdiction where a Vermont Entity does not file Returns that it is or may be subject to taxation by that jurisdiction.

          (g) None of the Vermont Entities (i) has entered into any tax sharing or similar agreement or arrangement (whether or not written and including without limitation any arrangement under which tax losses or tax reliefs are surrendered or claimed or agreed to be surrendered or claimed) pursuant to which it will have any obligation to make any payments after the Closing with respect to any period commencing after December 31, 1999, or (ii) is liable to taxation chargeable primarily on any other company which is not a Vermont Entity.

          (h) There are no liens for any Tax on the assets of the Vermont Entities except for taxes not yet due and payable.

          (i) No Vermont Entity will be subject to a clawback of any Irish stamp duty relief claimed under the Irish stamp duty legislation nor any capital gains tax deferred under the Irish Taxes Acts by virtue of the entering into and/or completion of this Agreement. To the Knowledge of Seller (limited, however, to actual knowledge), no charge to taxation will arise on, nor will any gain or loss otherwise be recognized by, any Vermont Entity by virtue of the entering into and/or completion of this Agreement (excluding any charge to taxation that would not arise, and gain or loss that would not be recognized, but for an action of the Buyer after the Closing Date, including, without limitation, an election under Code Section 338).

          (j) To the Knowledge of Seller, each Vermont Entity is duly registered in any country or jurisdiction where it could legally be subject to the collection or payment of value added Tax ("VAT").

          (k)  Complete and correct copies of the Returns set forth in Schedule
4.15 (to be provided not later than March 26, 2000) were made available to the Buyer and Communications prior to the date of this Agreement.

          (l) There is no contract, agreement, plan or arrangement of any Vermont Entity covering any person that, individually or collectively, will give rise to the payment of any amount that would not be deductible by Buyer or its Affiliates by reason of Code Sections 280G or 162(m).

          (m) None of the U.S. Vermont Entities (i) is required to treat any of their assets as owned by another person pursuant to the "safe harbor" leasing provisions of the Code, (ii) owns assets that are "tax-exempt use property" within the meaning of Code Section 168(h), "tax-exempt bond financed property" within the meaning of Code Section 168(g), "limited use property" (as that term is defined in Rev. Proc. 76-30) or security for debt the interest on which is tax-exempt under Code Section 103(a) or (iii) is required to apply any of the foregoing rules under any comparable U.S. state or local Tax provision.

     (n) No (i) U.S. Vermont Entity nor any other Person on behalf of any U.S. Vermont Entity has filed a consent pursuant to Code Section 341(f) or any comparable foreign, state or local Tax provision or agreed to have Code Section 341(f)(2) or any comparable foreign, state or local Tax provision apply to any disposition of a subsection (f) asset (as such term is defined in Code Section 341(f)(4)) owned by a Vermont Entity and (ii) UK Vermont Entity has acquired any of its assets by virtue of a transfer from a group company under Section 171 of the UK Taxation of Chargeable Gains Act 1992.

     (o) No claim has been made under Section 152 of the UK Taxation of Chargeable Gains Act 1992 that affects the amount of the consideration which would be allowable under Section 8 of such Act on a disposal of an asset by a Vermont Entity.

     (p) No Vermont Entity has at any time after April 6, 1965 repaid, redeemed or purchased or agreed to repay, redeem or purchase, or granted an option under which it may become liable to purchase, any shares of any class of its share capital nor has any Vermont Entity after that date capitalized or agreed to capitalize in the form of shares or debentures any profits or reserves of any class or description or otherwise issued or agreed to issue any share capital other than for the receipt of a new consideration (within the meaning of Part VI of the UK Income and Corporation Taxes act 1988) or passed or agreed to pass any resolution to do so.

     (q) No indebtedness of any U.S. Vermont Entity is "corporate acquisition indebtedness" within the meaning of Code Section 279(b), an "applicable high yield discount obligation" within the meaning of Code Section 163(i) or debt on which any portion of the interest thereon is "disqualified interest" within the meaning of Code Section 163(h).

     (r) None of the Vermont Entities is or has ever been a "United States real property holding corporation," a "controlled foreign corporation," a "personal holding company," a "foreign personal holding company," a "foreign investment company," or a "passive foreign investment company," as each of those terms is defined in the U.S. Code. None of the Vermont Entities would, for 1999, have constituted a foreign investment company or a passive foreign investment company had it had U.S. shareholders.

     (s) None of the U.S. Vermont Entities has participated in, or cooperated with, an "international boycott" within the meaning of Code Section 999.

          (t) Each Vermont Entity that is incorporated in Ireland or is engaged in a trade or business in Ireland (an "Irish Vermont Entity") has (a) delivered a notice of particulars to the Irish Revenue pursuant to Section 882 of the Taxes Consolidation Act 1997 and (b) complied with the provisions of Chapter 8A of the Taxes Consolidation Act 1997 in respect of all dividends paid and distributions made.

          (u) No Irish Vermont Entity (a) will be required to make any payment under Section 411 of the Taxes Consolidation Act 1997 for the trading losses surrendered in excess of the amount surrendered or (b) has made any disposals of capital assets which would require Irish Revenue clearance under Section 980 of the Taxes Consolidation Act 1997.

     4.16 COMPLIANCE WITH LAWS, ETC. To the Knowledge of Seller, except with respect to Environmental Laws, compliance with which is the subject of Section
4.11 hereof: (i) the Vermont Entities are in compliance with (A) all applicable Laws and (B) all applicable orders, writs, judgments, injunctions, decrees and similar commands of Governmental Authorities and all decisions and awards of any arbitration panel or tribunal, except in each case where noncompliance would have a Material Adverse Effect; and (ii) except as set forth in Section 4.16 of the Disclosure Schedule, since the date of the Audited Vermont Financial Statements, the Vermont Entities have not received any notification of any asserted present or past failure by it to comply with such Laws or such orders, writs, judgments, injunctions or decrees.

     4.17 LITIGATION REGARDING THE VERMONT ENTITIES. Except as set forth in
Section 4.17 of the Disclosure Schedule, there are no (i) civil or criminal actions, suits, claims, investigations or legal or administrative or arbitration (or other binding alternative dispute resolution) proceedings pending or, to the Knowledge of Seller, threatened against any Vermont Entity or any of the Assets that seek damages in excess of $25,000 or which seek equitable relief, or (ii) orders, writs, judgments, injunctions, decrees, awards or similar commands of any Governmental Authority, or any arbitration tribunal or panel, applicable to any Vermont Entity, except, in each case in this Section 4.17(ii), for those orders, writs, judgments, injunctions, decrees, awards or similar commands which would not have Material Adverse Effect.

     4.18 PERMITS, ETC. Set forth in Section 4.18 of the Disclosure Schedule is a list of all material governmental licenses, permits, certificates or inspection, other authorizations, filings and registrations which are necessary for the Vermont Entities to own and operate the Business and Assets as presently operated in all material respects (collectively, the "Authorizations"). All the Authorizations have been duly and lawfully secured or made by UBIBV and are in full force and effect and the Vermont Entities are in material compliance with all such Authorizations. There are no proceedings pending or, to the Knowledge of Seller, threatened to revoke or limit any Authorization. None of VCG or the Vermont Entities have received notice of any violation of any Authorization. Except as set forth in Section 4.18 of the Disclosure Schedule, none of the transactions contemplated by this Agreement will terminate, violate or limit the effectiveness of any of the Authorizations. The Vermont Entities have made, in a timely manner, all material filings, reports, notices and other communications with the appropriate Governmental Authority, and have otherwise taken, in a timely manner, all other action required to be taken by them, reasonably necessary to secure the renewal of the Authorizations prior to the dates of their respective expirations.

     4.19 EMPLOYEES; LABOR RELATIONS. (a) Except as set forth in Section 4.19 of the Disclosure Schedule (i) the Vermont Entities (A) are not delinquent in the payment to or on behalf of any past or present Employees of the Vermont Entities of any wages, salaries, social security premiums, commissions, bonuses, benefit plan contributions or other compensation (including without limitation disability compensation) for all periods prior to February 27, 2000 and (B) are not delinquent in the payment of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rules or regulations or any amount which is due and payable to any workers' compensation claimant or any other party arising under or with respect to a claim that has been filed under state workers' compensation statutes and approved in the ordinary course in accordance with the policies of the Vermont Entities regarding workers' compensation and/or any applicable state statute or administrative procedure; (ii) there is no labor strike, slowdown or work stoppage in progress against any Vermont Entity; (iii) no collective bargaining agreement currently exists or is currently being negotiated by any Vermont Entity; (iv) to the Knowledge of Seller, there has been no request to any Vermont Entity for collective bargaining on behalf of any Employees not represented currently by a union or from the National Labor Relations Board in respect of any Employees of any Vermont Entity; (v) to the Knowledge of Seller, no union representation or jurisdictional dispute or question exists respecting any Employees of any Vermont Entity; (vi) no material dispute exists between any Vermont Entity and any of their respective sales representatives or, to the Knowledge of Seller, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation; and (vii) to the Knowledge of Seller, there has been no "mass layoff" or "plant closing" as defined by WARN with respect to any of the Vermont Entities within the six (6) months prior to Closing.

     (b) With respect to Pix SA and iSwoop EURL, and since the respective dates of incorporation thereof, all employer contributions payable to any state social security agency (including, without limitation, L'Union pour le Recouvrement des cotisations de Securite Sociale et d'Allocations Familiales) have been paid in a timely manner.

     4.20  EMPLOYEE BENEFITS.

     (a) Benefits Plans. Section 4.20(a) of the Disclosure Schedule lists each employee benefit plan (within the meaning of Section 3(3) of ERISA) consulting or other compensation agreements, incentive, equity or equity-based compensation, severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits scheme (within the meaning of Section 611 of the UK Income and Corporation Taxes Act 1988 (the "Taxes Act") personal pension scheme (within the meaning of Section 630 of the Taxes Act) pension or superannuation arrangement stock purchase plan, stock option plan, fringe benefit plan, bonus plan and any other deferred compensation agreement or plan or funding arrangement which covers any Employee immediately prior to Closing and which is sponsored or maintained or to which contributions are required to be made by (i) UBIBV or VCG or (ii) any other organization which is a member of a controlled group of organizations (within the meanings of Sections 414(b), (c), (m) or (o) of the Code) or an associated employer (within the meaning of Section 590A(3) or (4) of the Texas Act) of which VCG is a member (the "Controlled Group"), such plans described in this sentence being referred to collectively as the "Benefit Plans." Except as set forth on Section 4.20(a) of the Disclosure Schedule, there are no material employee plans, arrangements, benefit programs or similar plans which cover Employees immediately prior to Closing. Schedule 4.20(a) separately set forth each Benefit Plan which is a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"), or is or has been subject to Sections 4063 or 4064 of ERISA ("Multiple Employer Plans").

     (b) Documents Furnished. VCG has made available to Buyer and Communications a current, accurate and complete copy of each Benefit Plan specified in Section 4.20(a) of the Disclosure Schedule and, to the extent applicable, copies of the most recent:

          (i) determination letter or outstanding request for a determination letter with respect to Benefit Plans intended to be qualified under Section 401(a) of the Code or, as the case may be, Chapters I or IV Part XIV or the Taxes Act; and

          (ii) Form 5500 with respect to all Benefit Plans, as applicable, for which separate Form 5500's are filed, with all attachments and schedules thereto.

     (c) VCG has made available to Buyer and Communications copies of all agreements, trust deeds and rules currently governing the UK Benefit Plans together with copies of explanatory literature issued to members of the UK Benefit Plans and a list of the Employees who are members of the UK Benefit Plans with all details relevant to their membership including the basis upon which their entitlements to benefits are calculated.

     (d) Except as set forth on Section 4.20(c) of the Disclosure Schedule, for each Benefit Plan specified below, the following is true:

          (i) each such Benefit Plan which is intended to qualify under Section 401(a) of the Code as the case may be, Chapters I or IV Part XIV or the Taxes Act has received a favorable determination letter as to its qualification under the Code or the Taxes Act, and to the Knowledge of Seller nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

          (ii) with respect to all Benefit Plans, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending, and to the Knowledge of Seller there are no threatened actions, suits or claims (other than routine claims for benefits in the ordinary course);

          (iii) each of the Benefit Plans is, and its administration is and has been since inception, in compliance with ERISA and the Code or equivalent UK laws and regulation, except for such failures to comply which could not reasonably be expected to have a Material Adverse Effect on the Business;

          (iv) all contributions and other payments required to be made by UBIBV, VCG or any Vermont Entity to any Benefit Plan under the terms of such Benefit Plan in respect of Employees for any period ending on the Closing have been made;

          (v) no employer securities, employer real property or other employer property is included in the assets of any Benefit Plan;

          (vi) no assurance, promise or guarantee (oral or written) has been made or given to an employee who is a member of a UK Benefit Plan of any particular kind or amount of benefits (other than insured death in service benefits) to be provided for or in respect of him on retirement, death or leaving service;

          (vii) Buyer will not have (x) any obligation to make any contribution to any Multiemployer Plan under which VCG or the Controlled Group had contribution obligations prior to the Closing Date or (y) any withdrawal liability from any such Multiemployer Plan under Section 4201 of ERISA;

          (viii) there has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to the Benefit Plans which would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA;

          (ix) none of the VCG nor the Controlled Group has terminated any Benefit Plan, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA. All premiums due to the PBGC with respect to the Benefit Plans have been paid;

          (x) neither VCG nor the Controlled Group or any organization to which UBIBV is a successor parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA; and

          (xi) none of the Benefit Plans which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA provide for continuing benefits or coverage for any participant or any beneficiary or a participant post-termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or benefits at the expense of the participant or the participant's beneficiary and each of UBIBV and the Controlled Group which maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of
Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder, except for such failures to comply which could not reasonably be expected to have a Material Adverse Effect on the Business.

           (e) No Changes. Except as set forth in Section 4.20 of the Disclosure Schedule, on or after February 27, 2000 and before the Closing, no Benefit Plan as it affects the Employees has been, or will be (i) amended in any manner which would materially increase the benefits accrued, or which may be accrued, by any participating or sponsoring employer thereunder or (ii) amended in any manner which would increase the cost to UBIBV, VCG or any Vermont Entity, or Buyer or Communications of maintaining such Benefit Plan except to the extent required by law.

     4.21 POWERS OF ATTORNEY. On the Closing Date, there will be no persons, firms, associations, corporations or business organizations or entities holding general or special powers of attorney from any Vermont Entity.

     4.22 AGREEMENTS, ETC. Set forth in Section 4.22 of the Disclosure Schedule is a list of all of the following contracts, agreements, documents, instruments, understandings or arrangements, written or oral, included in the Assets (collectively, the "Material Agreements"):

          (a) Contracts involving the expenditure of more than Two Hundred Thousand Dollars ($200,000) in any instance for the purchase of materials, supplies, equipment or services, specifying those which are not cancelable on thirty (30) days notice without penalty;

          (b)  Collective Bargaining Agreements with labor unions;

          (c) Contracts and agreements relating to the leasing (as lessor or lessee) or to the conditional purchase or sale of any property, real, personal or mixed in excess of Two Hundred Thousand Dollars ($200,000) per year;

          (d) Indentures, mortgages, promissory notes, loan agreements, capital leases, security agreements, or other agreements or commitments for the borrowing of money, or the purchase of assets involving deferred payments (in the latter case, involving payments in excess of Two Hundred Thousand Dollars per year), or which otherwise evidence indebtedness for borrowing or which create an Encumbrance on any of the Assets;

          (e) Guarantees of the obligations of a third party or agreements to indemnify third parties;

          (f) Individual employment, severance or consulting agreements or arrangements under which payments were in excess of Two Hundred Thousand Dollars ($200,000) during 1999 or are reasonably projected to exceed Two Hundred Thousand Dollars ($200,000) in 2000;

          (g) Distributor, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar contracts or any other contract relating to the payment of a commission under which payments were in excess of Two Hundred Thousand Dollars ($200,000) during 1999 or are reasonably projected to exceed Two Hundred Thousand Dollars ($200,000) in 2000;

          (h) contracts granting a right of first refusal or first negotiation with respect to the capital stock of any Vermont Entity;

          (i) partnership or joint venture agreements with unaffiliated third parties;

          (j) agreements for the acquisition, sale or lease of material properties or assets of any Vermont Entity since December 31, 1996 which involve payments in excess of Two Hundred Thousand Dollars ($200,000) per year;

          (k) agreements that purport to limit, curtail or restrict the ability of any Vermont Entity to compete in any geographic area or line of business, except for exclusive distributor or agency agreements pursuant to which a Vermont Entity is not the distributor or agent;

          (l) agreements between any Vermont Entity, on the one hand, and UBIBV or Affiliate of UBIBV, or any officer, director or Employee of any Vermont Entity, on the other hand;

          (m) contracts or agreements with any Governmental Authority which involve payments in excess of Two Hundred Thousand Dollars ($200,000) per year; and

          (n) agreements relating to the license, purchase, right to use or other supply of still photographic images to any Vermont Entity which involve payments in excess of Two Hundred Thousand Dollars ($200,000) per year.

     True copies of all written Material Agreements, described on Section 4.22 of the Disclosure Schedule have been furnished to the Buyer and Communications. Each of the Material Agreements constitutes a valid and binding obligation of the Vermont Entity party thereto, enforceable in accordance with its terms and is valid and in full force and effect and, except as set forth in Section 4.22 of the Disclosure Schedule, the transactions contemplated hereby will not require the consent of any party thereto or otherwise adversely affect the validity and effectiveness thereof. The Vermont Entities are not in default in any material respect or alleged to be in default in any material respect under any Material Agreement nor, to the Knowledge of Seller, is any other party to any of the Material Agreements in default of any of its obligations thereunder.

     4.23 CERTAIN MATTERS CONCERNING PIX.

          (a) Pix SA is the resultant company from the merger by absorption of Photographie Giraudon SA by Pix SA having as its effective date January 1, 1999 (the "Merger"). VCG further represents that the Merger (in particular, any and all assessments or valuations made in connection therewith) was effected in compliance with applicable French law and that the Merger has been duly consummated, with retroactive effect to January 1, 1999, and is therefore valid and opposable to third parties. Without in any way limiting the generality of the foregoing, prior to the Merger, the share transfer agreement between Visual Communications Group Limited and Photographie Giraudon SA dated 30 November, 1999, was validly made and duly filed with the clerk's office of the relevant Commercial Court in a timely manner and that, with respect to the Merger, the following formalities were duly complied with in a timely matter:

               (i)   consultation of workers' councils;

              (ii)   draft merger agreement approved by the boards;

             (iii)   appointment by the Court of a merger auditor;

              (iv)   filing of draft merger agreement with the Commercial Court;

               (v)   publication in a legal newspaper;

              (vi)   appropriate notice to shareholders;

             (vii)   appropriate notice to creditors;

            (viii)   special report of the boards; and

              (ix)   special report of the merger auditor.


          (b) The actual net value of the assets of Photographie Giraudon SA transferred to Pix SA pursuant to the Merger as compared to the net value of said assets as valued in the Merger does not require adjustment or correction to Pix SA's share capital as presently stated.

          (c) Subsequent to the Merger, Pix SA had no off-balance sheet liabilities other than those disclosed in Section 4.23 of the Disclosure Schedule.



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
     4.24 INSURANCE. Section 4.24 of the Disclosure Schedule sets forth a list of insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by any Vermont Entity, which policies have been issued by insurers which, to the Knowledge of Seller, are reputable and financially sound and provide coverage for the operations conducted by the Vermont Entities of a scope and coverage consistent with customary industry practice.

     4.25 ADDITIONAL REPRESENTATIONS OR WARRANTIES. Except as expressly set forth in Section 3.1 and in Sections 4.1 through 4.24 hereof or in the certificates, annexes, Exhibits and Schedules hereto, VCG makes no representations or warranties to Buyer or Communications (including, without limitation, no representations or warranties with respect to financial projections), express or implied, and no representations or warranties by UBIBV, VCG or Unicorn to Buyer and Communications shall be deemed to arise hereafter except as set forth (i) in this Agreement and the documents contemplated hereby including any certificates, annexes or schedules executed and/or delivered at the Closing by UBIBV and VCG or (ii) in documents otherwise delivered by UBIBV and VCG to Buyer or Communications on or after the date of this Agreement that have been executed by UBIBV and VCG and which expressly makes representations and warranties to Buyer and Communications.

                                **************

                  [Remainder of Page Intentionally Left Blank]

                                PENSION SCHEDULE

1. In this Schedule the following words shall, unless the context otherwise requires, have the following meanings:

       "APPROVAL"                    approval by the Board of Inland Revenue as
                                     an exempt approved scheme for the purposes of Chapter 1 of Part XIV of the Income and Corporation Taxes Act 1988;

       "THE EMPLOYEE MEMBERS"        those employees and directors of the
                                     Vermont Entities who are active members of the UNM Plans at Closing (with the exception of those Employees who are members of the UNM Plans for life assurance benefits only);

       "THE PENSION TRANSFER DATE"   1 June 2000 or such other date as is
                                     agreed in writing by UBIBV and Buyer;

       "THE TRANSITIONAL PERIOD"     the period commencing on the day
                                     immediately following Closing and ending on the day immediately preceding the Pension Transfer Date; and

       "THE UNM PLANS"               each of:

                                     (a)  the United Money Purchase Pension
                                          Plan;

                                     (b)  the United Pension Plan; and

                                     (c)  the United Magazines Final Salary
                                          Pension Scheme.

2. UBIBV and Buyer shall use their reasonable endeavors to procure the continued participation of the Vermont Entities in the UNM Plans during the Transitional Period for the purpose of the continued membership of the Employee Members.

3. Buyer undertakes that during the Transitional Period the relevant Vermont Entities will:

3.1 pay contributions determined in accordance with the Rules of the UNM Plans to the Trustees of the UNM Plans by no later than the 14th day of the month following that in which the relevant contributions are due;

3.2 in respect of life assurance benefits for Employee Members of the United Money Purchase Pension Plan and the United Pension Plan, pay contributions equal to 0.5% of pensionable pay to the Trustees of those Plans;

3.3 in respect of Mr C Baxendale, pay to the trustees of the United Magazines Final Salary Pension Scheme employer contributions at the rate of 13.1% and employee contributions at the rate of 5% of his pensionable pay;

3.4 not do or omit to do any act or thing which would or might prejudice the Approval of the UNM Plans or the contracted-out status of the United Magazines Final Salary Pension Scheme;

3.5 cooperate with UBIBV to ensure that Mr C Baxendale continues to be in contracted out employment in respect of the United Magazines Final Salary Pension Scheme.

4. UBIBV undertakes that during the Transitional Period it will take no voluntary action and shall use its reasonable endeavours to procure that no action is taken to wind-up the UNM Plans or alter the provisions of the UNM Plans to the detriment of the Employee Members or Buyer or the Vermont Entities without the prior written consent of Buyer which will not be withheld unreasonably.

5. Buyer shall arrange for those of the Employee Members who are still in the employment of the Vermont Entities on the Pension Transfer Date to be offered membership of a group personal pension arrangement with effect from the Pension Transfer Date.

6. Notwithstanding that an Employee Member may not have been a member of a UNM Plan for two years and therefore have no legal entitlement to preserved benefits under Chapter IV of the Pension Schemes Act 1993, the UBIBV shall use its reasonable endeavours to procure that the trustees of the relevant UNM Plan will treat such an Employee Member as being so entitled.

7. UBIBV hereby agrees with Buyer (contracting for itself and as trustee for the Vermont Entities) to indemnify Buyer and the Vermont Entities against all losses, costs, expenses, damages, liabilities, demands, claims, actions and proceedings which may be suffered or incurred by or made or brought against Buyer or the Vermont Entities directly or indirectly in connection with or as a consequence of the application of section 75 of the Pensions Act 1995 and any regulations made thereunder in relation to the United Magazines Final Salary Pension Scheme.

          Parliament now or hereafter enacted and every statutory order rule instrument regulation and bye-law and every notice order or direction and every licence consent or permission already or hereafter to be made or given thereunder) including (but without prejudice to the generality of the foregoing) the Health and Safety at Work etc Act 1974 and the lawful requirements of any local or public authority so far as the same shall relate to or affect the demised premises or the user thereof for the purposes of any manufacture process or business or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof and to do and execute or cause to be done and executed all such works and provide and maintain all arrangements which by or under any enactment or by and government department local authority or other public authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be done executed provided and maintained at any time during the Term upon or in respect of the demised premises or any part or parts thereof or in respect of any such user thereof or employment therein of any person or persons or fixtures machinery plant or chattels as aforesaid whether by the Landlord or the Tenant or occupier thereof and to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and to pay the reasonable costs charges and expenses of the Solicitors and of the surveyors for the time being of the Landlord in relation thereto and not at any time during the Term to do or omit or suffer to be done or omitted on or about the demised premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses and to pay all costs charges and expenses incurred by the Landlord in abating a nuisance caused by the Tenant or anyone within the control of the Tenant and executing all such works as may be necessary for abating such a nuisance in connection with the demised premises whether or not in obedience to a notice served by a Local Authority

3:9:2 To furnish the Landlord with copies of all consents and certificates which may be obtained by the Tenant under the Health and Safety at Work etc Act 1974 or any other enactment from time to time affecting the same

3:10:1 Not to assign charge underlet or part with possession of part only of the demised premises nor allow any person deriving title from the tenant to do so

3:10:2 Not without the Landlord's prior written consent (which shall not be unreasonably withheld or delayed) to underlet the whole of the demised premises nor allow any person deriving title from the Tenant to do so Provided that in the event of the Tenant applying for consent to underlet the whole of the demised premises the Landlord shall be entitled (without prejudice to the generality of the foregoing and without prejudice to any other matters the Landlord may wish to take into account in determining such application) to refuse to consider such application if in the opinion of the Landlord acting reasonably there may be a breach of the

                                                                     EXHIBIT 4.1

                 -----------------------------------------------



                               GETTY IMAGES, INC.


                                       To


                              THE BANK OF NEW YORK,
                                   as Trustee


                           ---------------------------


                                    INDENTURE


                                   Dated as of

                                 March 13, 2000


                           ---------------------------



                   5% CONVERTIBLE SUBORDINATED NOTES DUE 2007



                 -----------------------------------------------

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE 1. DEFINITIONS .................................................................... 1

        Section 1.1.    Definitions ....................................................... 1

ARTICLE 2. ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES .............. 8

        Section 2.1.    Designation, Amount And Issue Of Notes ............................ 8
        Section 2.2.    Form Of Notes ..................................................... 8
        Section 2.3.    Date And Denomination Of Notes; Payments Of Interest .............. 9
        Section 2.4.    Execution Of Notes ................................................10
        Section 2.5.    Exchange And Registration Of Transfer Of Notes; Restrictions
                        On Transfer; Depositary ...........................................11
        Section 2.6.    Mutilated, Destroyed, Lost Or Stolen Notes ........................18
        Section 2.7.    Temporary Notes ...................................................19
        Section 2.8.    Cancellation Of Notes Paid, Etc ...................................19
        Section 2.9.    CUSIP Numbers .....................................................19

ARTICLE 3. REDEMPTION OF NOTES ............................................................19

        Section 3.1.    Initial Prohibition On Redemption .................................19
        Section 3.2.    Notice Of Redemptions; Selection Of Notes .........................20
        Section 3.3.    Payment Of Notes Called For Redemption ............................22
        Section 3.4.    Conversion Arrangement On Call For Redemption .....................22
        Section 3.5.    Redemption At Option Of Holders ...................................23

ARTICLE 4. SUBORDINATION OF NOTES .........................................................25

        Section 4.1.    Agreement Of Subordination ........................................25
        Section 4.2.    Payments To Noteholders ...........................................25
        Section 4.3.    Subrogation Of Notes ..............................................28
        Section 4.4.    Authorization To Effect Subordination .............................29
        Section 4.5.    Notice To Trustee .................................................29
        Section 4.6.    Trustee's Relation To Senior Indebtedness .........................30
        Section 4.7.    No Impairment Of Subordination ....................................30
        Section 4.8.    Certain Conversions Not Deemed Payment ............................31
        Section 4.9.    Article Applicable To Paying Agents ...............................31
        Section 4.10.   Senior Indebtedness Entitled To Rely ..............................31
        Section 4.11.   Reliance On Judicial Order Or Certificate Of Liquidating Agent ....31

ARTICLE 5. PARTICULAR COVENANTS OF THE COMPANY ............................................32

        Section 5.1.    Payment Of Principal, Premium And Interest ........................32


        Section 5.2.    Maintenance Of Office Or Agency ..................................32
        Section 5.3.    Appointments To Fill Vacancies In Trustee's Office ...............33
        Section 5.4.    Provisions As To Paying Agent ....................................33
        Section 5.5.    Existence ........................................................34
        Section 5.6.    Maintenance Of Properties ........................................34
        Section 5.7.    Payment Of Taxes And Other Claims ................................34
        Section 5.8.    Rule 144A Information Requirement ................................34
        Section 5.9.    Stay, Extension And Usury Laws ...................................35
        Section 5.10.   Compliance Certificate ...........................................35
        Section 5.11.   Liquidated Damages Notice ........................................36

ARTICLE 6. NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE .................36

        Section 6.1.    Noteholders' Lists ...............................................36
        Section 6.2.    Preservation And Disclosure Of Lists .............................36
        Section 6.3.    Reports By Trustee ...............................................37
        Section 6.4.    Reports By Company ...............................................37

ARTICLE 7. REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT ................37

        Section 7.1.    Events Of Default ................................................37
        Section 7.2.    Payments Of Notes On Default; Suit Therefor ......................39
        Section 7.3.    Application Of Monies Collected By Trustee .......................41
        Section 7.4.    Proceedings By Noteholder ........................................41
        Section 7.5.    Proceedings By Trustee ...........................................42
        Section 7.6.    Remedies Cumulative And Continuing ...............................42
        Section 7.7.    Direction Of Proceedings And Waiver Of Defaults By Majority
                        Of Noteholders ...................................................42
        Section 7.8.    Notice Of Defaults ...............................................43
        Section 7.9.    Undertaking To Pay Costs .........................................43

ARTICLE 8. THE TRUSTEE ...................................................................44

        Section 8.1.    Duties And Responsibilities Of Trustee ...........................44
        Section 8.2.    Reliance On Documents, Opinions, Etc .............................45
        Section 8.3.    No Responsibility For Recitals, Etc ..............................46
        Section 8.4.    Trustee, Paying Agents, Conversion Agents Or Registrar May
                        Own Notes ........................................................46
        Section 8.5.    Monies To Be Held In Trust .......................................46
        Section 8.6.    Compensation And Expenses Of Trustee .............................46
        Section 8.7.    Officers' Certificate As Evidence ................................47
        Section 8.8.    Conflicting Interests Of Trustee .................................47
        Section 8.9.    Eligibility Of Trustee ...........................................47
        Section 8.10.   Resignation or Removal Of Trustee ................................48
        Section 8.11.   Acceptance By Successor Trustee ..................................49

        Section 8.12.   Succession By Merger, Etc ..........................................49
        Section 8.13.   Preferential Collection Of Claims ..................................50
        Section 8.14.   Trustee's Application For Instructions From The Company ............50

ARTICLE 9. THE NOTEHOLDERS .................................................................50

        Section 9.1.    Action By Noteholders ..............................................50
        Section 9.2.    Proof Of Execution By Noteholders ..................................51
        Section 9.3.    Who Are Deemed Absolute Owners .....................................51
        Section 9.4.    Company-Owned Notes Disregarded ....................................51
        Section 9.5.    Revocation Of Consents; Future Holders Bound .......................52

ARTICLE 10. MEETINGS OF NOTEHOLDERS ........................................................52

        Section 10.1.   Purpose Of Meetings ................................................52
        Section 10.2.   Call Of Meetings By Trustee ........................................52
        Section 10.3.   Call Of Meetings By Company Or Noteholders .........................53
        Section 10.4.   Qualifications For Voting ..........................................53
        Section 10.5.   Regulations ........................................................54
        Section 10.6.   Voting .............................................................54
        Section 10.7.   No Delay Of Rights By Meeting ......................................54

ARTICLE 11. SUPPLEMENTAL INDENTURES ........................................................54

        Section 11.1.   Supplemental Indentures Without Consent Of Noteholders .............54
        Section 11.2.   Supplemental Indenture With Consent Of Noteholders .................55
        Section 11.3.   Effect Of Supplemental Indenture ...................................56
        Section 11.4.   Notation On Notes ..................................................57
        Section 11.5.   Evidence Of Compliance Of Supplemental Indenture To Be
                        Furnished To Trustee ...............................................57

ARTICLE 12. CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE ..............................57

        Section 12.1.   Company May Consolidate, Etc. On Certain Terms .....................57
        Section 12.2.   Successor Corporation To Be Substituted ............................57
        Section 12.3.   Opinion Of Counsel To Be Given Trustee .............................58

ARTICLE 13. SATISFACTION AND DISCHARGE OF INDENTURE ........................................58

        Section 13.1.   Discharge Of Indenture .............................................58
        Section 13.2.   Deposited Monies To Be Held In Trust By Trustee ....................59
        Section 13.3.   Paying Agent To Repay Monies Held ..................................59
        Section 13.4.   Return Of Unclaimed Monies .........................................59
        Section 13.5.   Reinstatement ......................................................59

ARTICLE 14. IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS ................60

        Section 14.1.   Indenture And Notes Solely Corporate Obligations ...................60

ARTICLE 15. CONVERSION OF NOTES ............................................................60

        Section 15.1.   Right To Convert ...................................................60
        Section 15.2.   Exercise Of Conversion Privilege; Issuance Of Common Stock On
                        Conversion; No Adjustment For Interest Or Dividends ................60
        Section 15.3.   Cash Payments In Lieu Of Fractional Shares .........................62
        Section 15.4.   Conversion Price ...................................................62
        Section 15.5.   Adjustment Of Conversion Price .....................................62
        Section 15.6.   Effect Of Reclassification, Consolidation, Merger Or Sale ..........71
        Section 15.7.   Taxes On Shares Issued .............................................72
        Section 15.8.   Reservation Of Shares; Shares To Be Fully Paid; Compliance
                        With Governmental Requirements; Listing Of Common Stock ............72
        Section 15.9.   Responsibility Of Trustee ..........................................73
        Section 15.10.  Notice To Holders Prior To Certain Actions .........................73

ARTICLE 16. MISCELLANEOUS PROVISIONS .......................................................74

        Section 16.1.   Provisions Binding On Company's Successors .........................74
        Section 16.2.   Official Acts By Successor Corporation .............................74
        Section 16.3.   Addresses For Notices, Etc .........................................74
        Section 16.4.   Governing Law ......................................................75
        Section 16.5.   Evidence Of Compliance With Conditions Precedent;
                        Certificates To Trustee ............................................75
        Section 16.6.   Legal Holidays .....................................................75
        Section 16.7.   Trust Indenture Act ................................................75
        Section 16.8.   No Security Interest Created .......................................76
        Section 16.9.   Benefits Of Indenture ..............................................76
        Section 16.10.  Table Of Contents, Headings, Etc ...................................76
        Section 16.11.  Authenticating Agent ...............................................76
        Section 16.12.  Execution In Counterparts ..........................................77
        Section 16.13.  Severability .......................................................77

Reconciliation and Tie Between the Trust Indenture Act of 1939, as amended, and Indenture, dated as of March 13, 2000, between Getty Images, Inc. and The Bank of New York, as Trustee.

TRUST INDENTURE ACT SECTION                                        INDENTURE SECTION

Section 310(a)(1) ............................................................. 8.9
        (a)(2) ................................................................ 8.9
        (a)(3) ................................................................N.A.
        (a)(4) ................................................................N.A.
        (a)(5) ................................................................ 8.9
        (b) ...................................................8.8; 8.9; 8.10; 8.11
Section 311(a) ................................................................8.13
        (b) ...................................................................8.13
        (b)(2) ................................................................8.13
Section 312(a) .........................................................6.1; 6.2(a)
        (b) .................................................................6.2(b)
        (c) .................................................................6.2(c)
Section 313(a) ..............................................................6.3(a)
        (b) .................................................................6.3(a)
        (c) .................................................................6.3(a)
        (d) .................................................................6.3(b)
Section 314(a) .................................................................6.4
        (b) .................................................................. N.A.
        (c)(1) ............................................................... 16.5
        (c)(2) ............................................................... 16.5
        (c)(3) ............................................................... N.A.
        (d) .................................................................. N.A.
        (e) .................................................................. 16.5
        Section 315(a) ........................................................ 8.1
        (b) ................................................................... 7.8
        (c) ................................................................... 8.1
        (d) ................................................................... 8.1
        (d)(1) ..............................................................8.1(a)
        (d)(2) ..............................................................8.1(b)
        (d)(3) ..............................................................8.1(c)
        (e) ................................................................... 7.9
Section 316(a) ................................................................ 7.7
        (a)(1)(A) ............................................................. 7.7
        (a)(1)(B) ............................................................. 7.7
        (a)(2) ................................................................N.A.
        (b) ................................................................... 7.4
Section 317(a)(1) ............................................................. 7.5
        (a)(2) ................................................................ 7.5
        (b) ................................................................... 5.4
Section 318(a) ............................................................... 16.7

-----------------------

* Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

**      Note: N.A. means Not Applicable.

                                    INDENTURE

               INDENTURE, dated as of March 13, 2000, between Getty Images, Inc., a Delaware corporation (hereinafter called the "Company"), having its principal office at 701 N. 34th Street, Suite 400, Seattle, Washington 98103, and The Bank of New York, a New York banking corporation, as trustee hereunder (hereinafter called the "Trustee"), having its principal corporate trust office at 101 Barclay Street, Floor 21 West, New York, New York 10286.

                              W I T N E S S E T H:
                               - - - - - - - - - -

               WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 5% Convertible Subordinated Notes due 2007 (hereinafter called the "Notes"), in an aggregate principal amount not to exceed $250,000,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

               WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of option to elect repayment upon a Fundamental Change, and a form of conversion notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

               WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

               NOW, THEREFORE, THIS INDENTURE WITNESSETH:

               That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

               Section 1.1. Definitions. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words "herein", "hereof", "hereunder", and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Board of Directors" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

               "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

               "Closing Price" has the meaning specified in Section 15.5(h)(1).

               "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

               "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.6, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $.01 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               "Company" means the corporation named as the "Company" in the first paragraph of this Indenture, and, subject to the provisions of Article Twelve, shall include its successors and assigns.

               "Company Notice" has the meaning specified in Section 3.5(b).

               "Conversion Price" has the meaning specified in Section 15.4.

               "Corporate Trust Office" or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, as of the date of this Indenture, located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration.

               "Credit Agreement" means that certain Credit Agreement, dated as of October 25, 1999 and as amended on December 3, 1999, among the Company, certain of its subsidiaries, HSBC Investment Bank plc, as arranger, facility agent and security agent, the financial institutions named therein and HSBC Bank plc, as over-draft bank (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing).

               "Custodian" means The Bank of New York, as custodian with respect to the Notes in global form, or any successor entity thereto.

               "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

               "Defaulted Interest" has the meaning specified in Section 2.3.

               "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.5(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

               "Designated Senior Indebtedness" means Senior Indebtedness under the Credit Agreement and the Company's obligations under any other particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness); provided that while the Credit Agreement shall be outstanding, "Designated Senior Indebtedness" shall not include any Senior Indebtedness other than Senior Indebtedness incurred in connection with the Credit Agreement and Senior Indebtedness incurred in connection with the Indebtedness described in clause (c) of the definition of "Indebtedness." If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

               "Event of Default" means any event specified in Section 7.1(a),
(b), (c), (d) or (e).

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

               "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock listed (or, upon consummation of or immediately following such transaction or event, which will be listed) on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

               "Global Note" has the meaning set forth in Section 2.5(b).

               "Indebtedness" means, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances; (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property; (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d); (f) any indebtedness or other obligations described in clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

               "Indenture" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

               "Initial Purchasers" means Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., SG Cowen Securities Corporation and Hambrecht & Quist LLC.

               "Institutional Accredited Investor" means an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

               "Liquidated Damages" has the meaning specified for "Liquidated Damages Amount" in Section 2(e) of the Registration Rights Agreement.

               "Non-Payment Default" has the meaning specified in Section
4.2(ii).

               "Note" or "Notes" means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including the Global Note.

               "Note Register" has the meaning specified in Section 2.5(a).

               "Note Registrar" has the meaning specified in Section 2.5(a).

               "Noteholder" or "Holder" as applied to any Note, or other similar terms (but excluding the term "beneficial holder"), means any Person in whose name at the time a particular Note is registered on the Note registrar's books.

               "Officers' Certificate", when used with respect to the Company, means a certificate signed by both (a) the Chairman of the Board, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and (b) the Treasurer or any Assistant Treasurer, the Controller or any Assistant Controller, or the Secretary or any Assistant Secretary of the Company.

               "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

               "Outstanding", when used with reference to Notes and subject to the provisions of Section 9.4, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

               (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (b) Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) which shall have been otherwise defeased in accordance with Article Thirteen;

               (c) Notes paid pursuant to Section 2.6 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.6; and

               (d) Notes converted into Common Stock pursuant to Article Fifteen and Notes deemed not outstanding pursuant to Article Three.

               "Payment Blockage Notice" has the meaning specified in Section 4.2(ii).

               "Person" means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

               "Portal Market" means The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

               "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of March 13, 2000, among the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.

               "Representative" means (a) the indenture trustee or other trustee, agent or representative for holders of Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

               "Responsible Officer", when used with respect to the Trustee, means an officer of the Trustee in the Corporate Trust Office assigned and duly authorized by the Trustee to administer this Indenture.

               "Restricted Securities" has the meaning specified in Section 2.5(d).

               "Rule 144A" means Rule 144A as promulgated under the Securities Act.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

               "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is "pari passu" or "junior" to the Notes. Notwithstanding the foregoing, the term Senior Indebtedness shall not include any Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company or the Company's 4.75% Convertible Subordinated Notes due 2003. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

               "Significant Subsidiary" means, as of any date of determination, a Subsidiary of the Company, if as of such date of determination either (a) the assets of such subsidiary equal 10% or more of the Company's total consolidated assets or (b) the total revenue of which represented 10% or more of the Company's consolidated total revenue for the most recently completed fiscal year.

               "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

               "Trading Day" has the meaning specified in Section 15.5(h)(5).

               "Trigger Event" has the meaning specified in Section 15.5(d).

               "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections 11.3 and 15.6; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

               "Trustee" means The Bank of New York and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

               The definitions of certain other terms are as specified in Sections 2.5 and 3.5 and Article Fifteen.

                                   ARTICLE 2.

                         ISSUE, DESCRIPTION, EXECUTION,
                       REGISTRATION AND EXCHANGE OF NOTES

        Section 2.1. Designation, Amount And Issue Of Notes. The Notes shall be designated as "5% Convertible Subordinated Notes due 2007." Notes not to exceed the aggregate principal amount of $250,000,000 (except pursuant to Sections 2.5, 2.6, 3.3, 3.5 and 15.2 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by (a) its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and (b) its Treasurer or any Assistant Treasurer, its Controller or any Assistant Controller or its Secretary or any Assistant Secretary, without any further action by the Company hereunder.

        Section 2.2. Form Of Notes. The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

               Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage.

               Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of and interest and premium, if any, on any Global Note shall be made to the holder of such Note.

               The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

        Section 2.3. Date And Denomination Of Notes; Payments Of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Every Note shall be dated the date of its authentication and shall bear interest from the applicable date in each case as specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve (12) 30-day months.

               The Person in whose name any Note (or its Predecessor Note) is registered on the Note register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except (i) that the interest payable upon redemption (unless the date of redemption is an interest payment date) will be payable to the Person to whom principal is payable and (ii) as set forth in the next succeeding sentence. In the case of any Note (or portion thereof) that is converted into Common Stock during the period from (but excluding) a record date to (but excluding) the next succeeding interest payment date either (x) if such Note (or portion thereof) has been called for redemption on a redemption date which occurs during such period, or is to be redeemed in connection with a Fundamental Change on a Repurchase Date (as defined in Section 3.5) that occurs during such period, the Company shall not be required to pay interest on such interest payment date in respect of any such Note (or portion thereof) except to the extent required to be paid upon redemption of such Note or portion thereof pursuant to Section 3.3 or 3.5 hereof or (y) if such Note (or portion thereof) has not been called for redemption on a redemption date that occurs during such period and is not to be redeemed in connection with a Fundamental Change on a Repurchase Date that occurs during such period, such Note (or portion thereof) that is submitted for conversion during such period shall be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted, as provided in the penultimate paragraph of
Section 15.2 hereof. Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee and may, as the Company shall specify to the paying agent in writing by each record date, be paid either (i) by check mailed to the address of the Person entitled thereto as it appears in the Note register (provided that the holder of Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such holder, be paid by wire transfer in immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term "record date" with respect to any interest payment date shall mean the March 1 or September 1 preceding the relevant March 15 or September 15, respectively.

               Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any March 15 or September 15 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                      (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Note and the date of the payment

(which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment, the Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Noteholder at his address as it appears in the Note register, not less than ten
(10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.3.

                      (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Section 2.4. Execution Of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries or its Treasurer or any of its Assistant Treasurers (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

               In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the

Company, although at the date of the execution of this Indenture any such person was not such an officer.

        Section 2.5. Exchange And Registration Of Transfer Of Notes; Restrictions On Transfer; Depositary.

               (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.2 being herein sometimes collectively referred to as the "Note register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed "Note registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with
Section 5.2.

               Upon surrender for registration of transfer of any Note to the Note registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.5, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

               Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.2. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

               All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

               All Notes presented or surrendered for registration of transfer or for exchange, redemption or conversion shall (if so required by the Company or the Note registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.

               No service charge shall be made to any holder for any registration of transfer or exchange of Notes, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

               Neither the Company nor the Trustee nor any Note registrar shall be required to exchange or register a transfer of (a) any Notes for a period of fifteen (15) days next preceding the mailing of a notice of redemption of Notes to be redeemed, (b) any Notes or portions thereof called for redemption pursuant to Section 3.2, (c) any Notes or portions thereof surrendered for conversion pursuant to Article Fifteen or (d) any Notes or portions thereof tendered for redemption (and not withdrawn) pursuant to Section 3.5.

               (b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes that, upon initial issuance are beneficially owned by QIBs or as a result of a sale or transfer after initial issuance are beneficially owned by QIBs, will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (the "Global Note"), except as otherwise specified below. The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of any such Global Note as set forth on the face of the Note ("Principal Amount") to reflect any such transfers. Except as provided below, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

               (c) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, upon any transfer of a definitive Note to a QIB in accordance with Rule 144A, and upon receipt of the definitive Note or Notes being so transferred, together with a certification, substantially in the form on the reverse of the Note, from the transferor that the transfer is being made in compliance with Rule 144A (or other evidence satisfactory to the Trustee), the Trustee shall make an endorsement on the Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by such Global Note, and the Trustee shall cancel such definitive Note or Notes in accordance with the standing instructions and procedures of the Depositary, the aggregate Principal Amount of the Notes represented by such Global Note to be increased accordingly; provided, however, that no definitive Note, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Global Note until such definitive Note is freely tradable in accordance with Rule 144(k) under the Securities Act, provided further that the Trustee shall issue Notes in definitive form upon any transfer of a beneficial interest in the Global Note to the Company or any Affiliate of the Company.

               Upon any sale or transfer of a Note to an Institutional Accredited Investor (other than pursuant to a registration statement that has been declared effective under the Securities Act), such Institutional Accredited Investor shall, prior to such sale or transfer, furnish to the Company and/or the Trustee a signed letter containing representations and agreements relating to restrictions on transfer substantially in the form set forth in Exhibit B to this Indenture. Upon any transfer of a beneficial interest in the Global Note to an Institutional Accredited Investor, the Trustee shall make an endorsement on the Global Note to reflect a decrease in the aggregate Principal Amount of the Notes represented by such Global Note, and the Company shall execute a definitive Note or Notes in exchange therefor, and the Trustee, upon receipt of such definitive Note or Notes and the written order of the Company, shall authenticate and deliver such, definitive Note or Notes.

               Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradeable on the Portal Market or as may be required for the Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

               (d) Every Note that bears or is required under this Section 2.5(d) to bear the legend set forth in this Section 2.5(d) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.5(e), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.5(d) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Noteholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.5(d) and 2.5(e), the term "transfer" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security.

               Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.5(e), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

        THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT
        (A) TO GETTY IMAGES, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN

        INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(E) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A UNITED STATES PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE (2)(E) ABOVE OR UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

               Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note registrar in accordance with the provisions of this Section 2.5, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.5(d).

               Notwithstanding any other provisions of this Indenture (other than the provisions set forth in the second paragraph of Section 2.5(c) and in this Section 2.5(d)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Notes in global form. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

               If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Note, the Company may appoint a successor Depositary with respect to such Note. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Notes, will authenticate and deliver, Notes in certificated form, in aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note.

               If a Note in certificated form is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding interest payment date, interest will not be payable on such interest payment date in respect of such certificated Note, but will be payable on such interest payment date, subject to the provisions of Section 2.3, only to the Person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Indenture.

               Notes in certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.5 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Notes in certificated form to the Persons in whose names such Notes in certificated form are so registered.

               At such time as all interests in a Global Note have been redeemed, converted, canceled, exchanged for Notes in certificated form, or transferred to a transferee who receives Notes in certificated form thereof, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Notes in certificated form, redeemed, converted, repurchased or canceled, or transferred to a transferee who receives Notes in certificated form therefor or any Note in certificated form is exchanged or transferred for part of a Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

               (e) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

        THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT
        (A) TO GETTY IMAGES, INC. OR TO ANY SUBSIDIARY THEREOF, (B) TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (1)(E) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK, AS TRANSFER AGENT (OR SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY

        REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A UNITED STATES PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE (1)(E) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

               Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.5(e).

               (f) Any Note or Common Stock issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

               The Trustee shall have no additional obligation or duty to determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note), other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Section 2.6. Mutilated, Destroyed, Lost Or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

               Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or has been tendered for redemption (and not withdrawn) or is to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

               Every substitute Note issued pursuant to the provisions of this
Section 2.6 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

        Section 2.7. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any such Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.2 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

        Section 2.8. Cancellation Of Notes Paid, Etc. All Notes surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Note registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

        Section 2.9. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Noteholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3.

                               REDEMPTION OF NOTES

        Section 3.1. Initial Prohibition On Redemption.

               (a) Except as otherwise provided in Section 3.5, the Notes may not be redeemed by the Company, in whole or in part, at any time prior to March 20, 2003.

               (b) Optional Redemption By The Company. At any time on or after March 20, 2003, and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 3.2, at the following redemption prices (expressed as percentages of the principal amount), together in each case with accrued and unpaid interest, if any (including Liquidated Damages, if any) to, but excluding, the date fixed for redemption:

        Period                                                       Redemption Price
        ------                                                       ----------------
        Beginning on March 20, 2003 and ending on March 14, 2004 ......  102.857%
        Beginning on March 15, 2004 and ending on March 14, 2005 ......  102.143%
        Beginning on March 15, 2005 and ending on March 14, 2006 ......  101.429%
        Beginning on March 15, 2006 and ending on March 14, 2007 ......  100.714%

and 100% on March 15, 2007; provided, however, that if the date fixed for redemption is on a March 15 or September 15, then the interest payable on such date shall be paid to the holder of record on the preceding March 1 or September 1, respectively.

        Section 3.2. Notice Of Redemptions; Selection Of Notes. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.1, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption to the holders of Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the Note register; provided, however, that if the Company shall give such notice, it shall also give written notice, and written notice of the Notes to be redeemed, to the Trustee. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.

               Each such notice of redemption shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP number or numbers of the Notes being redeemed, the date fixed for redemption (which shall be a Business
Day), the redemption price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Common Stock will expire. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

               On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.2, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in
Section 5.4) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to, but excluding, the date fixed for redemption; provided, however, that if such payment is made on the redemption date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any paying agent pursuant to this Section
3.2 in excess of amounts required hereunder to pay the redemption price together with accrued interest to, but excluding, the date fixed for redemption. If any Note called for redemption is converted pursuant hereto prior to such redemption, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Notes to be redeemed.

               If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the notice of redemption.

               Upon any redemption of less than all of the outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

        Section 3.3. Payment Of Notes Called For Redemption. If notice of redemption has been given as above provided, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, after the close of business on the Business Day next preceding the date fixed for redemption, such Notes shall cease to be convertible into Common Stock and, except as provided in Sections
8.5 and 13.4, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to (but excluding) the date fixed for redemption. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to (but excluding) the date fixed for redemption; provided, however, that if the applicable redemption date is an interest payment date, the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date instead of the holders surrendering such Notes for redemption on such date.

               Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

               Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of redemption during the continuance of a default in payment of interest or premium, if any, on the Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note and such Note shall remain convertible into Common Stock until the principal and premium, if any, and interest shall have been paid or duly provided for.

        Section 3.4. Conversion Arrangement On Call For Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the redemption price of such Notes, together with interest accrued to (but excluding) the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything



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

to the contrary contained in Article Fifteen) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

        Section 3.5. Redemption At Option Of Holders.

               (a) If there shall occur a Fundamental Change at any time prior to maturity of the Notes, then each Noteholder shall have the right, at such holder's option, to require the Company to redeem all of such holder's Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the "Repurchase Date") that is thirty (30) days after the date of the Company Notice (as defined in Section 3.5(b) below) of such Fundamental Change (or, if such 30th day is not a Business Day, the next succeeding Business Day) at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the Repurchase Date; provided, however, that, if such Repurchase Date is a March 15 or September 15, then the interest payable on such date shall be paid to the holders of record of the Notes on the next preceding March 1 or September 1, respectively.

               Upon presentation of any Note redeemed in part only, the Company shall execute and, upon the Company's written direction to the Trustee, the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

               (b) On or before the tenth day after the occurrence of a Fundamental Change, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on the date of the Fundamental Change a notice (the "Company Notice") of the occurrence of such Fundamental Change and of the redemption right at the option of the holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section
3.2 (without regard for the time limits set forth therein). If the Company shall give such notice, the Company shall also deliver a copy of the Company Notice to the Trustee at such time as it is mailed to Noteholders. Concurrently with the mailing of any Company Notice, the Company shall issue a press release announcing such Fundamental Change referred to in the Company Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Company Notice or any proceedings for the redemption of any Note which any Noteholder may elect to have the Company redeem as provided in this Section 3.5.

               Each Company Notice shall specify the circumstances constituting the Fundamental Change, the Repurchase Date, the price at which the Company shall be obligated to redeem Notes, that the holder must exercise the redemption right on or prior to the close of business on the Repurchase Date (the "Fundamental Change Expiration Time"), that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time, a description of the procedure which a Noteholder must follow to exercise such redemption right and to withdraw any surrendered Notes, the place or places where the holder is to surrender such holder's Notes, the amount of interest accrued on each Note to the Repurchase Date and the "CUSIP" number or numbers of the Notes (if then generally in use).

               No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders' redemption rights or affect the validity of the proceedings for the redemption of the Notes pursuant to this
Section 3.5.

               (c) For a Note to be so redeemed at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Note with the form entitled "Option to Elect Repayment Upon A Fundamental Change" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the Fundamental Change Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment shall be determined by the Company, whose determination shall be final and binding absent manifest error.

               (d) On or prior to the Repurchase Date, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in
Section 5.4) an amount of money sufficient to redeem on the Repurchase Date all the Notes to be redeemed on such date at the appropriate redemption price, together with accrued interest to (but excluding) the Repurchase Date; provided, however, that if such payment is made on the Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m., New York City time, on such date. Payment for Notes surrendered for redemption (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the Repurchase Date by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear on the registry books of the Company.

               (e) In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 15.6 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of

Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Notes to cause the Company to repurchase the Notes following a Fundamental Change, including without limitation the applicable provisions of this Section 3.5 and the definitions of Common Stock and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of the Company).

               (f) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the redemption rights of the holders of Notes in the event of a Fundamental Change.

                                   ARTICLE 4.

                             SUBORDINATION OF NOTES

        Section 4.1. Agreement Of Subordination. The Company covenants and agrees, and each holder of Notes issued hereunder by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Four, and each Person holding any Note, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

               The payment of the principal of, premium, if any, and interest (including Liquidated Damages, if any) on all Notes (including, but not limited to, the redemption price with respect to the Notes called for redemption in accordance with Section 3.2 or submitted for redemption in accordance with
Section 3.5, as the case may be, as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

               No provision of this Article Four shall prevent the occurrence of any default or Event of Default hereunder.

        Section 4.2. Payments To Noteholders. No payment shall be made with respect to the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Notes (including, but not limited to, the redemption price with respect to the Notes to be called for redemption in accordance with
Section 3.2 or submitted for redemption in accordance with Section 3.5, as the case may be, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.5, if:

               (i) a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or



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

lease evidencing such Designated Senior Indebtedness) (a "Payment Default"), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist; or

               (ii) a default, other than a Payment Default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity (or in the case of any lease, a default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder) and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a holder of Designated Senior Indebtedness, a Representative of Designated Senior Indebtedness or the Company (a "Non-Payment Default").

               If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 4.2 unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

               The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

                      (1) the date upon which any such Payment Default is cured or waived or ceases to exist, or

                      (2) in the case of a Non-Payment Default, the earlier of
(a) the date upon which such default is cured or waived or ceases to exist or
(b) 179 days after the applicable Payment Blockage Notice is received by the Trustee if the maturity of such Designated Senior Indebtedness has not been accelerated (or in the case of any lease, 179 days after notice is received if the Company has not received notice that the lessor under such lease has exercised its right to terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder), unless this Article Four otherwise prohibits the payment or distribution at the time of such payment or distribution.

               Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness (and satisfactory to the holders of Senior Indebtedness in the case such Senior Indebtedness includes Designated Senior Indebtedness), or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Indebtedness (and satisfactory to the holders of Senior Indebtedness in the case such Senior Indebtedness includes Designated Senior Indebtedness) before any payment is made on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Notes (except payments made pursuant to Article Thirteen from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding up, liquidation or reorganization), and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other similar proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee would be entitled, except for the provisions of this Article Four, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness (and satisfactory to the holders of Senior Indebtedness in the case such Senior Indebtedness includes Designated Senior Indebtedness), after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Notes or to the Trustee.

               For purposes of this Article Four, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Four with respect to the Notes to the payment of all Senior Indebtedness which may at the time be outstanding, provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and
(ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article Twelve shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 4.2 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Twelve.

               In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Notes in respect of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Notes (including, but not limited to, the redemption price with respect to the Notes called for redemption in accordance with Section 3.2 or submitted for redemption in accordance with
Section 3.5, as the case may be, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness (and satisfactory to the holders of Designated Senior Indebtedness in the case such Senior Indebtedness includes Designated Senior Indebtedness) or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify holders of Senior Indebtedness (including the agent under the Credit Agreement) of the acceleration.

               In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 4.2, shall be received by the Trustee or the holders of the Notes before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness (and satisfactory to the holders of Senior Indebtedness in the case such Senior Indebtedness includes Designated Senior Indebtedness), or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness (and satisfactory to the holders of Senior Indebtedness in the case such Senior Indebtedness includes Designated Senior Indebtedness), such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness (and satisfactory to the holders of Senior Indebtedness in the case such Senior Indebtedness includes Designated Senior Indebtedness), after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

               Nothing in this Section 4.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6. This Section 4.2 shall be subject to the further provisions of Section 4.5.

        Section 4.3. Subrogation Of Notes. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article Four (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, and interest (including Liquidated Damages, if any) on the Notes shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article Four, and no payment pursuant to the provisions of this Article Four, to or for the benefit of the holders of Senior Indebtedness by holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Notes pursuant to the subrogation provisions of this Article Four, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this Article

Four are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

               Nothing contained in this Article Four or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of, premium, if any, and interest (including Liquidated Damages, if any) on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Four of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

               Upon any payment or distribution of assets of the Company referred to in this Article Four, the Trustee, subject to the provisions of
Section 8.1, and the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article Four.

        Section 4.4. Authorization To Effect Subordination. Each holder of a Note by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Four and appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the third paragraph of Section
7.2 hereof at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.

        Section 4.5. Notice To Trustee. The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Notes pursuant to the provisions of this Article Four. Notwithstanding the provisions of this Article Four or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Four, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness, and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest (including Liquidated Damages, if any) on any Note) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date.

               Notwithstanding anything in this Article Four to the contrary, nothing shall prevent any payment by the Trustee to the Noteholders of monies deposited with it pursuant to Section 13.1, if a Responsible Officer of the Trustee shall not have received written notice at the Corporate Trust Office on or before one Business Day prior to the date such payment is due that such payment is not permitted under Section 4.1 or 4.2.

               The Trustee, subject to the provisions of Section 8.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Senior Indebtedness pursuant to this Article Four unless it has received satisfactory evidence as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Four.

        Section 4.6. Trustee's Relation To Senior Indebtedness. The Trustee, in its individual capacity, shall be entitled to all the rights set forth in this Article Four in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in
Section 8.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

               With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Four, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 8.1, the Trustee shall not be liable to any holder of Senior Indebtedness (i) for any failure to make any payments or distributions to such holder or (ii) if it shall pay over or deliver to holders of Notes, the Company or any other Person money in compliance with this Article Four.

        Section 4.7. No Impairment Of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. Senior Indebtedness may be created, renewed or extended and holders of Senior Indebtedness may exercise any rights under any instrument creating or evidencing such Senior Indebtedness, including, without limitation, any waiver of default thereunder, without any notice to or consent from the holders of the Notes or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of the Senior Indebtedness or any terms or conditions of any instrument creating or evidencing such Senior Indebtedness shall in any way alter or affect any of the provisions of this Article Four or the subordination of the Notes provided thereby.

        Section 4.8. Certain Conversions Not Deemed Payment. For the purposes of this Article Four only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article Fifteen shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 15.3), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on such Note. For the purposes of this Section 4.8, the term "junior securities" means (a) shares of any stock of any class of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article Four. Nothing contained in this Article Four or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Noteholders, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article Fifteen.

        Section 4.9. Article Applicable To Paying Agents. If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Four shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article Four in addition to or in place of the Trustee; provided, however, that the first paragraph of
Section 4.5 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent.

               The Trustee shall not be responsible for the actions or inactions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

        Section 4.10. Senior Indebtedness Entitled To Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article Four, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

        Section 4.11. Reliance On Judicial Order Or Certificate Of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article Four, the Trustee



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

and the Noteholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four.

                                   ARTICLE 5.

                       PARTICULAR COVENANTS OF THE COMPANY

        Section 5.1. Payment Of Principal, Premium And Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any (including the redemption price upon redemption pursuant to Article Three), and interest (including Liquidated Damages, if any), on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

        Section 5.2. Maintenance Of Office Or Agency. The Company will maintain an office or agency in the Borough of Manhattan, the City of New York, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location and any change in the location of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office of agency of the Trustee in The Borough of Manhattan, The City of New York (which shall initially be located at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration.

               The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby initially designates the Trustee as paying agent, Note registrar, Custodian and conversion agent and each of the Corporate Trust Office and the office of agency of the Trustee in The Borough of Manhattan, The City of New York (which shall initially be located at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286,
Attention: Corporate Trust Administration, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.



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

               So long as the Trustee is the Note registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.

        Section 5.3. Appointments To Fill Vacancies In Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

        Section 5.4. Provisions As To Paying Agent.

               (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this
Section 5.4:

                      (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest (including Liquidated Damages, if any) on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

                      (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest on the Notes when the same shall be due and payable; and

                      (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

               The Company shall, on or before each due date of the principal of, premium, if any, or interest on the Notes, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m., New York City time, on such date.

               (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, or interest (including Liquidated Damages, if any) so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Notes when the same shall become due and payable.

               (c) Anything in this Section 5.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.4, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

               (d) Anything in this Section 5.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.4 is subject to Sections 13.3 and 13.4.

               The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

        Section 5.5. Existence. Subject to Article Twelve, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

        Section 5.6. Maintenance Of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.6 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any subsidiary and not disadvantageous in any material respect to the Noteholders.

        Section 5.7. Payment Of Taxes And Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Notes or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Section 5.8. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the



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

Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Stock and it will take such further action as any holder or beneficial holder of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Notes or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

        Section 5.9. Stay, Extension And Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        Section 5.10. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, to the best knowledge of the signer thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

               The Company will deliver to the Trustee, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture or (ii) any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

               Any notice required to be given under this Section 5.10 or
Section 4.5 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office. In the event that the payment of the Notes is accelerated because of an Event of Default, the Company shall promptly provide written notice to the Trustee specifying the names and addresses of the holders



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

of Senior Indebtedness if the Trustee (and not the Company) is to provide holders of Senior Indebtedness notice of such acceleration under Section 4.5 of the Indenture.

        Section 5.11. Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice ("Liquidated Damages Notice") to the Trustee of its obligation to pay Liquidated Damages no later than fifteen (15) days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty to responsibility to any holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

                                   ARTICLE 6.

                         NOTEHOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

        Section 6.1. Noteholders' Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each March 1 and September 1 in each year beginning with September 1, 2000, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note registrar.

        Section 6.2. Preservation And Disclosure Of Lists.

               (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 6.1 or maintained by the Trustee in its capacity as Note registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.1 upon receipt of a new list so furnished.

               (b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

               (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

        Section 6.3. Reports By Trustee.

               (a) Within sixty (60) days after May 15 of each year commencing with the year 2000, the Trustee shall transmit to holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

               (b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

        Section 6.4. Reports By Company. The Company shall file with the Trustee (and the Commission if at any time the Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Notes are governed by such Act; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                   ARTICLE 7.

                           REMEDIES OF THE TRUSTEE AND
                       NOTEHOLDERS ON AN EVENT OF DEFAULT

        Section 7.1. Events Of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

               (a) default in the payment of any installment of interest (including Liquidated Damages, if any) upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days, whether or not such payment is permitted under Article Four hereof; or

               (b) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption pursuant to Article Three, by acceleration or otherwise, whether or not such payment is permitted under Article Four hereof; or

               (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.1 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4; or

               (d) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

               (e) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety
(90) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 7.1(d) or (e)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 9.4, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of and premium, if any, on all the Notes and the interest accrued thereon (including Liquidated Damages, if any) to be immediately due and payable, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in
Section 7.1(d) or (e) occurs, the principal of all the Notes and the interest accrued thereon shall (including Liquidated Damages, if any) be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon (including Liquidated Damages, if any) all Notes and the principal of and premium, if any, on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest

(including Liquidated Damages, if any) (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.6, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on (including Liquidated Damages, if any) Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.7, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

               In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

        Section 7.2. Payments Of Notes On Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon (including Liquidated Damages, if any) any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption, by or under this Indenture by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and premium, if any, or interest (including Liquidated Damages, if any), as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest (including Liquidated Damages, if any) at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 8.6. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on (including Liquidated Damages, if any) the Notes to the registered holders, whether or not the Notes are overdue.

               In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the

Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

               In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for, or taken possession of, the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest (including Liquidated Damages, if any) owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.6, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

               All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the holders of the Notes.

               In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

        Section 7.3. Application Of Monies Collected By Trustee. Any monies collected by the Trustee pursuant to this Article Seven shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

               FIRST: To the payment of all amounts due the Trustee under
Section 8.6;

               SECOND: Subject to the provisions of Article Four, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on (including Liquidated Damages, if any) the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest (including Liquidated Damages, if any) at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

               THIRD: Subject to the provisions of Article Four, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest (including Liquidated Damages, if any), with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest (including Liquidated Damages, if any) at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest (including Liquidated Damages, if any) without preference or priority of principal and premium, if any, over interest (including Liquidated Damages, if any), or of interest (including Liquidated Damages, if any) over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

               FOURTH: Subject to the provisions of Article Four, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

        Section 7.4. Proceedings By Noteholder. No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.7; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or



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more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.4, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of and premium, if any (including the redemption price upon redemption pursuant to Article Three), and accrued interest on (including Liquidated Damages, if any) such Note, on or after the respective due dates expressed in such Note or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

               Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

        Section 7.5. Proceedings By Trustee. In case of an Event of Default known to a Responsible Officer of the Trustee, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

        Section 7.6. Remedies Cumulative And Continuing. Except as provided in
Section 2.6, all powers and remedies given by this Article Seven to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 7.4, every power and remedy given by this Article Seven or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

        Section 7.7. Direction Of Proceedings And Waiver Of Defaults By Majority Of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or



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

exercising any trust or power conferred on the Trustee; provided, however, that
(a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction and (c) the Trustee may decline to take any action that would benefit some Noteholders to the detriment of other Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 may, on behalf of the holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest (including Liquidated Damages, if any) or premium, if any, on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock, (iii) a default in the payment of the redemption price pursuant to Article Three or (iv) a default in respect of a covenant or provisions hereof which under Article Eleven cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.7, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

        Section 7.8. Notice Of Defaults. The Trustee shall, within ninety (90) days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of the principal of, or premium, if any, or interest (including Liquidated Damages, if any) on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

        Section 7.9. Undertaking To Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this
Section 7.9 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent (10%) in principal amount of the Notes at the time outstanding determined in accordance with
Section 9.4, any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Note on or after the due date expressed in such Note or any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article Fifteen.




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                                   ARTICLE 8.

                                   THE TRUSTEE

        Section 8.1. Duties And Responsibilities Of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

               No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                      (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

                      (2) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

               (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

               (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

               (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.1;



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               (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Notes; and

               (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

               None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        Section 8.2. Reliance On Documents, Opinions, Etc. Except as otherwise provided in Section 8.1:

               (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

               (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

               (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;



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               (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

               (g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence;

               (h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

               (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder; and

               (j) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        Section 8.3. No Responsibility For Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

        Section 8.4. Trustee, Paying Agents, Conversion Agents Or Registrar May Own Notes. The Trustee, any paying agent, any conversion agent or Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, conversion agent or Note registrar.

        Section 8.5. Monies To Be Held In Trust. Subject to the provisions of
Section 13.4 and Section 4.2, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

        Section 8.6. Compensation And Expenses Of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be



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limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a holder of Notes or any other Person) of liability in the premises. The obligations of the Company under this Section 8.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

               When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.1(d) or (e) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

               The provisions of this Section 8.6 shall not be subject to the subordination provisions of Article Four.

        Section 8.7. Officers' Certificate As Evidence. Except as otherwise provided in Section 8.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

        Section 8.8. Conflicting Interests Of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

        Section 8.9. Eligibility Of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to



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law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.9 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Eight.

        Section 8.10. Resignation or Removal Of Trustee.

               (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 7.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

               (b)    In case at any time any of the following shall occur:

                      (1) the Trustee shall fail to comply with Section 8.8 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months;

                      (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

                      (3) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.9, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Noteholders has removed the Trustee, the Trustee so removed may petition, at the expense of the

Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

               (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, or if such Trustee so removed or any Noteholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

               (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

        Section 8.11. Acceptance By Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.6.

               No successor trustee shall accept appointment as provided in this
Section 8.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 8.8 and be eligible under the provisions of Section 8.9.

               Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

        Section 8.12. Succession By Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any



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trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 8.8 and eligible under the provisions of Section 8.9.

               In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

        Section 8.13. Preferential Collection Of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor on the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

        Section 8.14. Trustee's Application For Instructions From The Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes or holders of Senior Indebtedness under this Indenture, including, without limitation, under Article Four hereof) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                   ARTICLE 9.

                                 THE NOTEHOLDERS

        Section 9.1. Action By Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any



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number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

        Section 9.2. Proof Of Execution By Noteholders. Subject to the provisions of Sections 8.1, 8.2 and 10.5, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note registrar.

               The record of any Noteholders' meeting shall be proved in the manner provided in Section 10.6.

        Section 9.3. Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, any conversion agent and any Note registrar may deem the Person in whose name such Note shall be registered upon the Note register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

        Section 9.4. Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 8.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

        Section 9.5. Revocation Of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.2, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

                                   ARTICLE 10.

                             MEETINGS OF NOTEHOLDERS

        Section 10.1. Purpose Of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                      (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article Seven;

                      (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Eight;

                      (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2; or

                      (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

        Section 10.2. Call Of Meetings By Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.1, shall be mailed to holders of Notes at their addresses as they shall appear on the Note register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

               Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

        Section 10.3. Call Of Meetings By Company Or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.1, by mailing notice thereof as provided in Section 10.2.

        Section 10.4. Qualifications For Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

        Section 10.5. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

               The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

               Subject to the provisions of Section 9.4, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or 10.3 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

        Section 10.6. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in
Section 10.2. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

               Any record so signed and verified shall be conclusive evidence of the matters therein stated.

        Section 10.7. No Delay Of Rights By Meeting. Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE 11.

                             SUPPLEMENTAL INDENTURES

        Section 11.1. Supplemental Indentures Without Consent Of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

               (a) make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 15.6 and the redemption obligations of the Company pursuant to the requirements of Section 3.5(e);

               (b) subject to Article Four, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

               (c) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article Twelve;

               (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

               (e) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

               (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Notes;

               (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

               (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

               Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

               Any supplemental indenture authorized by the provisions of this
Section 11.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.2.

               Notwithstanding any other provision of the Indenture or the Notes, the Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

        Section 11.2. Supplemental Indenture With Consent Of Noteholders. With the consent (evidenced as provided in Article Nine) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time,



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

enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, or change the obligation of the Company to redeem any Note upon the happening of a Fundamental Change in a manner adverse to the holder of Notes, or impair the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 15.6, in each case, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

               Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

               It shall not be necessary for the consent of the Noteholders under this Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

        Section 11.3. Effect Of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article Eleven shall comply with the Trust Indenture Act, as then in effect, provided that this
Section 11.3 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

        Section 11.4. Notation On Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

        Section 11.5. Evidence Of Compliance Of Supplemental Indenture To Be Furnished To Trustee. Prior to entering into any supplemental indenture, the Trustee may request an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Eleven.

                                   ARTICLE 12.

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

        Section 12.1. Company May Consolidate, Etc. On Certain Terms. Subject to the provisions of Section 12.2, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other Person (whether or not affiliated with the Company), authorized to acquire and operate the same and that shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; provided, however, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal of and premium, if any, and interest (including Liquidated Damages, if any) on all of the Notes, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.6.

        Section 12.2. Successor Corporation To Be Substituted. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Getty Images, Inc. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the Person named as the "Company" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article Twelve may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

               In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

        Section 12.3. Opinion Of Counsel To Be Given Trustee. The Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article Twelve.

                                   ARTICLE 13.

                     SATISFACTION AND DISCHARGE OF INDENTURE

        Section 13.1. Discharge Of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of



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

principal of and premium, if any, and interest on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 16.5 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

        Section 13.2. Deposited Monies To Be Held In Trust By Trustee. Subject to Section 13.4, all monies deposited with the Trustee pursuant to Section 13.1, provided such deposit was not in violation of Article Four, shall be held in trust for the sole benefit of the Noteholders and not to be subject to the subordination provisions of Article Four, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

        Section 13.3. Paying Agent To Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

        Section 13.4. Return Of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, premium, if any, or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

        Section 13.5. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 13.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.1 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 13.2; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.



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                                   ARTICLE 14.

                           IMMUNITY OF INCORPORATORS,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS

        Section 14.1. Indenture And Notes Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                   ARTICLE 15.

                               CONVERSION OF NOTES

        Section 15.1. Right To Convert. Subject to and upon compliance with the provisions of this Indenture, including, without limitation, Article Four, the holder of any Note shall have the right, at its option, at any time after the original issuance of the Notes hereunder through the close of business on the final maturity date of the Notes (except that, with respect to any Note or portion of a Note that shall be called for redemption, such right shall terminate, except as provided in Section 15.2, Section 3.2 or Section 3.4, at the close of business on the Business Day next preceding the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided, together with any required funds, in Section 15.2. A Note in respect of which a holder is exercising its option to require redemption upon a Fundamental Change pursuant to Section 3.5 may be converted only if such holder withdraws its election to exercise in accordance with Section 3.5. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article Fifteen.

        Section 15.2. Exercise Of Conversion Privilege; Issuance Of Common Stock On Conversion; No Adjustment For Interest Or Dividends. In order to exercise the conversion privilege with respect to any Note in certificated form, the holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to
Section 5.2, accompanied by the funds, if any, required by the penultimate paragraph of this Section 15.2, and shall give written notice of conversion in



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the form provided on the Notes (or such other notice which is acceptable to the
Company) to the office or agency that the holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 15.7. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

               In order to exercise the conversion privilege with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depository's book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by this Section 15.2 and any transfer taxes if required pursuant to Section 15.7.

               As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Noteholder at the office or agency maintained by the Company for such purpose pursuant to Section 5.2, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of this Article Fifteen and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 15.3. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to
Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

               Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.2 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered.

               No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth



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

in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following interest payment date and either (x) has not been called for redemption on a redemption date that occurs during such period or (y) is not to be redeemed in connection with a Fundamental Change on a Repurchase Date that occurs during such period, this Note (or portion hereof being converted) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Notes.

               Upon the conversion of an interest in a Global Note, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any conversion agent other than the Trustee.

        Section 15.3. Cash Payments In Lieu Of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash at the current market price thereof to the holder of Notes. The current market price of a share of Common Stock shall be the Closing Price on the last Business Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

        Section 15.4. Conversion Price. The conversion price shall be as specified in the form of Note (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article Fifteen.

        Section 15.5. Adjustment Of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

               (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction, the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination, and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 15.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

               (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

               (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 15.5(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 15.5(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 15.5(a) (any of the foregoing hereinafter in this Section 15.5(d) called the "Securities")), then, in each such case (unless the Company elects to reserve such Securities for distribution to the Noteholders upon the conversion of the Notes so that any such holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had converted its Notes into Common Stock immediately prior to the Record Date (as defined in Section 15.5(h)(4) for such distribution of the Securities)), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator of which shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each Note on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 15.5(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

               In the event that the Company implements a rights agreement, such rights agreement will provide that upon conversion of the notes into common stock, the holders will receive, in addition to the common stock, the rights under the rights agreement, whether or not the rights have separated from the common stock at the time of conversion, subject to certain limited customary exceptions.

               Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.5 (and no adjustment to the Conversion Price under this Section 15.5 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 15.5(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 15.5 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption r repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

               No adjustment of the Conversion Price shall be made pursuant to this Section 15.5(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to holders of Notes upon conversion by such holders of Notes to Common Stock.

               For purposes of this Section 15.5(d) and Sections 15.5(a) and
(b), any dividend or distribution to which this Section 15.5(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be
(1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this Section 15.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 15.5(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 15.5(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 15.5(a).

               (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common

Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment of the Conversion Price pursuant to this Section 15.5(e) (as adjusted to reflect subdivisions, or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Price (determined as set forth in Section 15.5(h)) during the ten (10) Trading Days (as defined in Section 15.5(h)) immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price of the Common Stock, such reduction to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Note on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 15.5(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 15.5(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

               (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

               (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror's ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 15.5(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article Twelve.

               (h) For purposes of this Section 15.5, the following terms shall have the meaning indicated:

                      (1) "Closing Price" with respect to any security on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case as quoted on the Nasdaq National Market or, if such security is not quoted or listed or admitted to trading on such Nasdaq National Market, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                      (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question except as hereinafter provided for purposes of any computation under Section 15.5(f) or (g); provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation and other than the tender or exchange offer requiring such computation under Section 15.5(f) or
(g)) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d), (e), (f) or (g) occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation and other than the tender or exchange offer requiring such computation under Section 15.5(f) or (g)) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d),
(e), (f) or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of Section 15.5(d), (f) or (g), whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may
be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 15.5(f) or (g), the "Current Market Price" of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two (2) succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation under Section 15.5(f) or (g)) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d), (e), (f) or (g) occurs on or after the Expiration Time or Offer Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted as provided in clauses (1), (2) and (3) of the proviso contained in the first sentence of this Section 15.5(h)(2). For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time or the Offer Expiration Time of such offer.

                      (3) "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                      (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                      (5) "Trading Day" shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon, (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               (i) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 15.5(a), (b), (c), (d), (e), (f) or
(g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

               To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the



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

reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

               (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments that by reason of this Section 15.5(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Fifteen shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

               (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume that the last Conversion Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Note at his last address appearing on the Note register provided for in Section 2.5 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

               (l) In any case in which this Section 15.5 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 15.5(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 15.5(b), (4) the Expiration Time for any tender or exchange offer pursuant to Section 15.5(f), or (5) the Offer Expiration Time for a tender or exchange offer pursuant to Section 15.5(g) (each a "Determination Date"), the Company may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.3. For purposes of this
Section 15.5(l), the term "Adjustment Event" shall mean:

                      (a) in any case referred to in clause (1) hereof, the
               occurrence of such event,

                      (b) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

                      (c) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

                      (d) in any case referred to in clause (4) or clause (5)
               hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

               (m) For purposes of this Section 15.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        Section 15.6. Effect Of Reclassification, Consolidation, Merger Or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 15.5(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 15.6 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Fifteen.



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

               The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Note register provided for in Section 2.5 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

               The above provisions of this Section 15.6 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

               If this Section 15.6 applies to any event or occurrence, Section
15.5 shall not apply.

        Section 15.7. Taxes On Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        Section 15.8. Reservation Of Shares; Shares To Be Fully Paid; Compliance With Governmental Requirements; Listing Of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

               Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

               The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

               The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

               The Company further covenants that, if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the



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

Note; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

        Section 15.9. Responsibility Of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Fifteen. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

        Section 15.10. Notice To Holders Prior To Certain Actions. In case:

               (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 15.5; or

               (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

               (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any Significant Subsidiary; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any Significant Subsidiary;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note register provided for in
Section 2.5 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                                   ARTICLE 16.

                            MISCELLANEOUS PROVISIONS

        Section 16.1. Provisions Binding On Company's Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

        Section 16.2. Official Acts By Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

        Section 16.3. Addresses For Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Getty Images, Inc., 701 N. 34th Street, Suite 400, Seattle, Washington 98103, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box addressed to the Corporate Trust Office, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration.

               The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.



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

               Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note register and shall be sufficiently given to him if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        Section 16.4. Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

        Section 16.5. Evidence Of Compliance With Conditions Precedent; Certificates To Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided that such Opinion of Counsel shall not be required in connection with the initial issuance of the Notes.

               Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

        Section 16.6. Legal Holidays. In any case in which the date of maturity of interest on or principal of the Notes or the date fixed for redemption of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period from and after such date.

        Section 16.7. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, however, that, unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 16.7 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust

Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

        Section 16.8. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

        Section 16.9. Benefits Of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Note registrar and their successors hereunder, the holders of Notes and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        Section 16.10. Table Of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

        Section 16.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.4, 2.5, 2.6, 2.7, 3.3 and 3.5, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.9.

               Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

               Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note register.

               The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

               The provisions of Sections 8.2, 8.3, 8.4, 9.3 and this Section
16.11 shall be applicable to any authenticating agent.

        Section 16.12. Execution In Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 16.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               The Bank of New York hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                                       GETTY IMAGES, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       THE BANK OF NEW YORK, as Trustee

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT A

               For Global Note only: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO GETTY IMAGES, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(E) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER

INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A UNITED STATES PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE (2)(E) ABOVE OR UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                               GETTY IMAGES, INC.

                   5% CONVERTIBLE SUBORDINATED NOTES DUE 2007

                                                     CUSIP:_____________________

No. __________                                       $____________________

               Getty Images, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of _______________ ($__________) on March 15, 2007, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 15 and September 15 of each year, commencing September 15, 2000, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 5%, from the next preceding date to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from March 13, 2000, until payment of said principal sum has been made or duly provided for. Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any March 15 or September 15 will be paid to the Person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the March 1 or September 1 (whether or not a Business Day) next preceding such March 15 or September 15, as provided in the Indenture; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Person (provided that the holder of Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

               Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Notes to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

               This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws.

               This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

               IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                            GETTY IMAGES, INC.

                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

Attest:
       ----------------------
Name:
       ----------------------
Title:
       ----------------------
Dated:
       ----------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.
THE BANK OF NEW YORK, as Trustee

By:
   ---------------------------
   Name:
   Title:

                             FORM OF REVERSE OF NOTE

                               GETTY IMAGES, INC.

                   5% CONVERTIBLE SUBORDINATED NOTES DUE 2007

1. General.

               This Note is one of a duly authorized issue of Notes of the Company, designated as its 5% Convertible Subordinated Notes due 2007 (herein called the "Notes"), limited to the aggregate principal amount of $250,000,000 all issued or to be issued under and pursuant to an Indenture dated as of March 13, 2000 (herein called the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

               In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of, premium, if any, and accrued interest (including Liquidated Damages (as defined in the Registration Rights Agreement), if any) on all Notes may be declared by either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

2. Amendment; Supplement; Waiver.

               The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable upon redemption thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, or change the obligation of the Company to redeem any Note upon the happening of a Fundamental Change (as defined in the Indenture) in a manner adverse to the holder of the Notes, or impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Section 15.6 thereof, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest (including Liquidated Damages, if any) or any premium on, or the principal of, any of the Notes, or a failure by the Company to convert any Notes into Common Stock of the Company, or a default in the payment of the redemption price pursuant to Article Three of the Indenture, or a default in respect of a covenant or provisions of the Indenture which under Article Eleven of the Indenture cannot be modified without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

3. Subordination.

               The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

4. Payment; Denominations; Exchange.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest (including Liquidated Damages, if any) on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

               Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

               The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

5. Redemption.

               The Notes will not be redeemable at the option of the Company prior to March 20, 2003. At any time on or after March 20, 2003, and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 3.2, at the following redemption prices (expressed as percentages of the principal amount), together in each case with accrued and unpaid interest, if any (including Liquidated Damages, if any) to, but excluding, the date fixed for redemption:

        Period                                                         Redemption Price
        ------                                                         ----------------
        Beginning on March 20, 2003 and ending on March 14, 2004 .......  102.857%
        Beginning on March 15, 2004 and ending on March 14, 2005 .......  102.143%
        Beginning on March 15, 2005 and ending on March 14, 2006 .......  101.429%
        Beginning on March 15, 2006 and ending on March 14, 2007 .......  100.714%

and 100% on March 15, 2007; provided, however, that if the date fixed for redemption is on a March 15 or September 15, then the interest payable on such date shall be paid to the holder of record on the preceding March 1 or September 1, respectively.

               The Company may not give notice of any redemption of the Notes if a default in the payment of interest or premium, if any, on the Notes has occurred and is continuing.

               The Notes are not subject to redemption through the operation of any sinking fund.

        6. Fundamental Change.

               If a Fundamental Change occurs at any time prior to maturity of the Notes, the Notes will be redeemable on the 30th day after notice thereof (the "Repurchase Date") at the option of the holder of the Notes at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the date of redemption; provided, however, that, if such Repurchase Date is a March 15 or September 15, the interest payable on such date shall be paid to the holder of record of the Notes on the preceding March 1 or September 1, respectively. The Notes will be redeemable in multiples of $1,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For a Note to be so redeemed at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled "Option to Elect Repayment Upon a Fundamental Change" on the reverse thereof duly completed, together with such Note, duly endorsed for transfer, on or before the 30th day after the date of such notice of a Fundamental Change (or if such 30th day is not a Business Day, the immediately succeeding Business Day).

7. Conversion.

               Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after the original issuance of any Notes through the close of business on the final maturity date of the Notes, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof into that number of shares of the Company's Common Stock (as such shares shall be constituted at the date of conversion) obtained by dividing the principal amount of this Note or portion thereof to be converted by the Conversion Price of $61.08, as may adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture (the form entitled "Conversion Notice" on the reverse hereof), to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following interest payment date and either (x) has not been called for redemption on a redemption date that occurs during such period or (y) is not to be redeemed in connection with a Fundamental Change on a Repurchase Date that occurs during such period, this Note (or portion hereof being converted) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Notes. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. A Note in respect of which a holder is exercising its right to require redemption upon a Fundamental Change may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture. Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the date fixed for redemption, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, together with accrued but unpaid interest (including Liquidated Damages, if any) to (but excluding) the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into shares of the Company's Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

8. Transfer.

               Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof; subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

9. Persons Deemed Owners.

               The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

10. No Recourse.

               No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

11. Defined Terms.

               Terms used in this Note and defined in the Indenture are used herein as therein defined.

12. Abbreviations.

               The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

               TEN COM  tenants in common

               UNIF GIFT MIN ACT  Uniform Gift to Minors Act

               TEN ENT  tenants by the entireties

               CUST  custodian

               JT TEN joint tenants with right of survivorship and not as tenants in common

               Additional abbreviations may also be used though not in the above list.

                                CONVERSION NOTICE

TO:     GETTY IMAGES, INC.
        THE BANK OF NEW YORK

               The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Getty Images, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:
      ------------------------

-----------------------------

-----------------------------
Signature(s)

        Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


        -------------------------------
        Signature Guarantee

               Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:


-------------------------------------
(Name)

-------------------------------------
(Street Address)

-------------------------------------
(City, State and Zip Code)

-------------------------------------
Please print name and address

Principal amount to be converted
(if less than all):


$------------------------------------

Social Security or Other Taxpayer
Identification Number:


-------------------------------------

                            OPTION TO ELECT REPAYMENT
                            UPON A FUNDAMENTAL CHANGE


TO:            GETTY IMAGES, INC.
               THE BANK OF NEW YORK

               The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Getty Images, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, such repayment date, to the registered holder hereof.

Dated:
       ---------------------
---------------------------

---------------------------
Signature(s)

                                            NOTICE: The above signatures of the
                                            holder(s) hereof must correspond
                                            with the name as written upon the
                                            face of the Note in every particular
                                            without alteration or enlargement or
                                            any change whatever. Principal
                                            amount to be repaid (if less than
                                            all):

                                            $
                                             ----------------------------------

                                            ----------------------------------
                                            Social Security or Other Taxpayer
                                            Identification Number

                                   ASSIGNMENT

               For value received __________________________________________
hereby sell(s) assign(s) and transfer(s) unto__________________________________
(Please insert social security or other
Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________________________
attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

               In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred within the United States only or to, or for the account or benefit of, U.S. persons only:

        [ ]    To Getty Images, Inc. or a subsidiary thereof;

        [ ] To and in compliance with Rule 144A under the Securities Act of 1933, as amended;

        [ ] To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended, in a minimum denomination of $100,000; or

        [ ] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

        [ ] The transferee is an Affiliate of the Company.

Dated:
       --------------------                 ------------------------------------
                                            Signature(s)

                                            Signature(s) must be guaranteed by
                                            an "eligible guarantor institution"
                                            meeting the requirements of the Note
                                            registrar, which requirements
                                            include membership or participation
                                            in the Security Transfer Agent
                                            Medallion Program ("STAMP") or such
                                            other "signature guarantee program"
                                            as may be determined by the Note
                                            registrar in addition to, or in
                                            substitution for, STAMP, all in
                                            accordance with the Securities
                                            Exchange Act of 1934, as amended.


                                            -----------------------------------
                                            Signature Guarantee

NOTICE: The signature of the conversion notice, the option to elect repayment upon a Fundamental Change or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                    EXHIBIT B

Getty Images, Inc.
701 N 34th Street
Suite 400
Seattle, Washington  98103

The Bank of New York
as Trustee
101 Barclay Street, Floor 21 West
New York, New York  10286
Attention:  Corporate Trust Administration

Ladies and Gentlemen:

               In connection with our proposed purchase of 5% Convertible Subordinated Notes due 2007 (the "Notes") of Getty Images, Inc., a Delaware corporation (the "Company") we confirm that:

               (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

               (ii) (A) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

               (iii) the event that we purchase any Notes, we will acquire Notes having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

               (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes; and

               (v) we are not acquiring Notes with a view to distribution thereof or with any present intention of offering or selling Notes or the Common Stock of the Company issuable upon conversion thereof, except as permitted below; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

               We understand that the Notes are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes and the Common Stock of the Company issuable upon conversion thereof have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to resell or otherwise transfer such Notes or the Common Stock of the Company issuable upon conversion thereof, such Notes or Common Stock of the Company may be resold or otherwise transferred only (i) to the Company or any subsidiary thereof, (ii) to a person who is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (iii) to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee for the Notes (or in the case of Common Stock of the Company, the transfer agent therefor) a signed letter containing certain representations and agreements relating to the restrictions on transfer of such securities (the form of which letter can be obtained from the Trustee or the transfer agent, as the case may be), (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if applicable), or (v) pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), and in each case, in accordance with any applicable securities law of any state of the United States and in accordance with the legends set forth on the Notes or the Common Stock of the Company issuable upon conversion thereof. We further agree to provide any person purchasing any of the Notes or the Common Stock of the Company issuable upon conversion thereof (other than pursuant to clause (iv) or (v) above) from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the Trustee and transfer agent for the Notes and the Common Stock of the Company will not be required to accept for registration of transfer any Notes or any Common Stock of the Company issued upon conversion of the Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Notes and any Common Stock of the Company issued upon conversion of the Notes will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph other than certificates transferred pursuant to (iv) or (v) above.

               The Company and the Trustee and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

               THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                       (Name of Purchaser)

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Address:
                                               ---------------------------------

                                       -----------------------------------------
        provisions of the Tenth Schedule hereto and furthermore the Tenant shall in the event that the Landlord grants consent to underlet the whole of the demised premises at all times comply with such provisions contained in the Tenth Schedule hereto

3:10:3 Not without the Landlord's prior written consent (which shall not be unreasonably withheld or delayed) to assign charge or part with possession of the demised premises as a whole

3:10:4 Upon every assignment of the whole of the demised premises if so required by the Landlord to procure that the intending assignee shall join in the Licence to Assign to give a direct covenant to the Landlord to pay the Rent the Service Charge the Insurance Rent the Advance Service Charge the Telephone Charge and the Private Charge and perform and observe the covenants contained in this Lease and if such intending assignee shall be a limited liability company then upon the Landlord's reasonable demand in that behalf at least two (or more if the Landlord reasonably so requires) of such company's directors of satisfactory standing shall join in such deed as sureties for such company in order jointly and severally to covenant with the Landlord as sureties that at all times during the Term (or any extension thereof by way of a continuation thereof pursuant to notice served under or by virtue of the provisions of the Landlord and Tenant Act 1954) the Rent the Service Charge the Insurance Rent the Advance Service Charge the Telephone Charge and the Private Charge and all other sums and payments herein or therein covenanted to be paid by the Tenant shall be paid at the respective times and in manner herein or therein appointed and that all covenants on the part of the

          Tenant herein or therein contained shall be duly performed and observed and that in case of default in such payment of the Rent the Service Charge the Insurance Rent the Advance Service Charge the Telephone Charge the Private Charge or other moneys or performance or observance of covenants as aforesaid as well after as before any disclaimer the sureties will pay and make good to the Landlord on demand all loss damage costs and expenses thereby arising or incurred by the Landlord and such covenant shall further provide that:-

          (a) no neglect or forbearance of the Landlord in endeavouring to obtain payment of the Rent the Service Charge the Insurance Rent the Advance Service Charge the Telephone Charge or the Private Charge hereby reserved or other moneys when the same become due or delay in taking steps to enforce performance or observance of the covenants on the Tenant's part herein or therein contained

          (b) nor any refusal by the Landlord to accept the Rent the Service Charge the Insurance Rent the Advance Service Charge the Telephone Charge or the Private Charge tendered by or on behalf of the Tenant during a period in which the Landlord is entitled or would after service of a notice under Section 146 of the Law of Property Act 1925 be entitled to re-enter the demised premises

          (c)  nor any time which may be given by the Landlord to the Tenant

          (d) nor any variation by agreement between the Landlord and the Tenant of the terms of this Lease or any extension thereof where such variation is immaterial and not prejudicial to the sureties

          (e) nor any other act or thing whereby but for this provision the sureties would have been released shall release or exonerate or in any way lessen or affect the liability of the sureties AND such deed shall further provide for the sureties jointly and severally to covenant with the Landlord that in the event of the intending assignee during the Term (or any extension thereof pursuant to notice served under the provisions of the Landlord and Tenant Act 1954) having a receiving order made against the intending assignee or entering into liquidation and the receiver or liquidator disclaiming this Lease or extension thereof the sureties will accept a new lease of the demised premises for a term equal in duration to the residue remaining unexpired of the Term or of the term of the extension thereof at the time of the grant of such lease to the sureties such lease to contain the like Landlord's and the Tenant's covenants respectively and the proviso for re-entry as are contained in this Lease PROVIDED ALWAYS that the Landlord within the period of six (6) months after such disclaimer serves upon the sureties a notice in writing so to do AND in such case the sureties shall pay the Landlord's reasonable legal and surveyors' costs and fees and disbursements necessarily incurred on the grant of such lease or underlease and execute and deliver to the Landlord a counterpart thereof

3:10:5 Notwithstanding anything herein contained and subject to and without prejudice to the express provisions of Clause 3:10 hereof hereinbefore contained the Tenant shall not create or permit the creation of any interest derived out of the Term howsoever remote or inferior upon the payment of a fine or premium or at a rent less than the Rent or the full market rent (obtainable without taking a fine or premium) of the demised premises (whichever shall be the greater) or whereunder any rent is payable more than one quarter in advance or whereby the rent is not subject to review on the Review Dates specified in Clause 1 of the Fourth Schedule hereto (such review to be in identical terms to the provisions of the Fourth Schedule hereto) and shall not create or permit the creation of any such derivative interest as aforesaid save by instrument in writing

3:10:6 Within twenty-eight days of any permitted assignment charge or underletting of the whole of the demised premises or any transmission of this Lease by reason of a death or otherwise affecting the demised premises or any part thereof the Tenant shall submit two certified copies of such assignment charge or counterpart underlease or other document evidencing or effecting the same (as the case may be) to the Landlord's Solicitors (for retention by the Landlord and the Superior Landlord respectively) and shall pay to such Solicitors their reasonable fees (not being less than L30.00 (Plus VAT)) for the registration thereof together with the reasonable registration fees payable to the Superior Landlord (or its Managing Agents) and as prescribed or referred to in the Superior Leases

3:11:1 Not to make any alterations or additions whatsoever to the demised premises externally or internally except that the Tenant may with the Landlord's and the Superior Landlord's prior written consent (which shall not be unreasonably withheld or delayed) carry out internal non-structural alterations which do not result in a material increase in the net lettable area of the demised premises

3:11:2 Without prejudice to the generality of Clause 3:11:1 hereof not to alter amend or add to the electrical circuits wiring and fittings within the demised premises or solely serving the demised premises without the Landlord's prior written consent which shall not be unreasonably withheld or delayed Provided that the Landlord may as a condition of such consent require the Tenant to produce to the Landlord following completion of any such works a certificate signed by a competent electrician that any such works have been carried out in accordance with and the electrical installations at the demised premises have been inspected and tested (following completion of such works) in accordance with the current requirements regulations and conditions of the Electricity Supply Authority and have been found to be satisfactory

3:11:3 Not to merge the demised premises with any adjoining suites within the Building

3:12 Not to overload the floors or structures of the demised premises or the Building or permit or suffer the same to be used in any manner which will cause undue strain or interfere therewith and not to install or permit to be installed any machinery on the demised premises which shall be unduly noisy or cause dangerous vibrations or to use or permit or suffer to be used on the demised premises or any part thereof in such manner as to subject the same to any strain beyond that which it is designed to bear

3:13 Not to place or display outside the demised premises or inside the demised premises so as to be visible from the outside any poster placard notice advertisement name or sign other than such as shall be approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) giving the name of the Tenant and nature of the Tenant's business within the locational signboard in the entrance lobby to the Building

3:14 Not to do anything upon the demised premises which is or may in the opinion of the landlord become a nuisance damage or annoyance to the Landlord or to the tenants or occupiers of the Building or any nearby premises

3:15:1    Not to use the whole or any part of the demised premises

3:15:1:1  For any illegal or immoral purposes

3:15:1:2 For any dangerous noxious noisy noisome or offensive trade business occupation or manufacture

3:15:1:3 For any social business functions within the Permitted Hours or any social functions unconnected with the Tenant's Business at any time

3:15:1:4  For any purpose other than the Permitted Use

3:15:1:5  otherwise than during the Permitted Hours

3:15:2 Provided Always and the Tenant hereby acknowledges and admits that notwithstanding the foregoing provisions as to use of the demised premises the Landlord does not thereby or in any other way give or make nor has given or made at any other time any representation or warranty that any such use is or will be permitted within the provisions of the

                                                                    EXHIBIT 10.1

                          REGISTRATION RIGHTS AGREEMENT


                                  BY AND AMONG

                               GETTY IMAGES, INC.

                                   AS ISSUER,


                                       AND


                             THE INITIAL PURCHASERS


                           DATED AS OF MARCH 13, 2000

               THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of March 13, 2000 by and among Getty Images, Inc., a Delaware corporation (the "COMPANY"), and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and SG Cowen Securities Corporation, as representatives of the Initial Purchasers (as defined herein) pursuant to the Purchase Agreement, dated March 6, 2000 (the "PURCHASE AGREEMENT"), among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

               The Company agrees with the Initial Purchasers (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Notes (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Notes (each of the foregoing a "HOLDER" and together the "HOLDERS"), as follows:

               SECTION 1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

               "AFFILIATE" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

               "AMENDMENT EFFECTIVENESS DEADLINE DATE" has the meaning set forth in Section 2(d) hereof.

               "APPLICABLE CONVERSION PRICE" means, as of any date of determination, the Conversion Price in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Price that would be in effect were Notes then outstanding.

               "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

               "COMMON STOCK" means the shares of common stock, par value $.01 per share, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

               "CONVERSION PRICE" has the meaning assigned such term in the Indenture.

               "DAMAGES ACCRUAL PERIOD" has the meaning set forth in Section 2(e) hereof.

               "DAMAGES PAYMENT DATE" means each interest payment date under the Indenture in the case of Notes, and each March 15 and September 15 in the case of the Underlying Common Stock.

               "DEFERRAL NOTICE" has the meaning set forth in Section 3(i) hereof.

               "DEFERRAL PERIOD" has the meaning set forth in Section 3(i) hereof.

               "EFFECTIVENESS DEADLINE DATE" has the meaning set forth in
Section 2(a) hereof.

               "EFFECTIVENESS PERIOD" means the period commencing on the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

               "EVENT" has the meaning set forth in Section 2(e) hereof.

               "EVENT DATE" has the meaning set forth in Section 2(e) hereof.

               "EVENT TERMINATION DATE" has the meaning set forth in Section 2(e) hereof.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

               "FILING DEADLINE DATE" has the meaning set forth in Section 2(a) hereof.

               "HOLDER" has the meaning set forth in the second paragraph of this Agreement.

               "INDENTURE" means the Indenture, dated as of March 13, 2000, between the Company and The Bank of New York, as trustee, pursuant to which the Notes are being issued.

               "INITIAL PURCHASERS" means Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., SG Cowen Securities Corporation and Hambrecht & Quist LLC.

               "INITIAL SHELF REGISTRATION STATEMENT" has the meaning set forth in Section 2(a) hereof.

               "ISSUE DATE" means the first date of original issuance of the Notes.

               "LIQUIDATED DAMAGES AMOUNT" has the meaning set forth in Section 2(e) hereof.

               "LOSSES" has the meaning set forth in Section 6 hereof.

               "MATERIAL EVENT" has the meaning set forth in Section 3(i) hereof.

               "NOTES" means the 5% Convertible Subordinated Notes due 2007 of the Company to be purchased pursuant to the Purchase Agreement.

               "NOTICE AND QUESTIONNAIRE" means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company issued March 6, 2000 relating to the Notes.

               "NOTICE HOLDER" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

               "PURCHASE AGREEMENT" has the meaning set forth in the preamble hereof.

               "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

               "RECORD HOLDER" means (i) with respect to any Damages Payment Date relating to any Notes as to which any such Liquidated Damages Amount has accrued, the holder of record of such Note on the record date with respect to the interest payment date under the Indenture on which such Damages Payment Date shall occur and (ii) with respect to any Damages Payment Date relating to the Underlying Common Stock as to which any such Liquidated Damages Amount has accrued, the registered holder of such Underlying Common Stock fifteen (15) days prior to such Damages Payment Date.

               "REGISTRABLE SECURITIES" means the Notes until such Notes have been converted into or exchanged for the Underlying Common Stock and, at all times subsequent to any such conversion or exchange, the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security,
(A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) or (iii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, and (B) as a result of the event or circumstance described in any of the foregoing clauses
(i) through (iii), the legend with respect to transfer restrictions required under the Indenture are removed or removable in accordance with the terms of the Indenture or such legend, as the case may be.

               "REGISTRATION EXPENSES" has the meaning set forth in Section 5 hereof.

               "REGISTRATION STATEMENT" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

               "RESTRICTED SECURITIES" means "Restricted Securities" as defined in Rule 144.

               "RULE 144" means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

               "RULE 144A" means Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

               "SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 2(a) hereof.

               "SPECIAL COUNSEL" means Latham & Watkins or such other successor counsel as shall be specified by the Holders of a majority of the Registrable Securities, but which may, with the written consent of the Initial Purchasers (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company, the reasonable fees and expenses of which will be paid by the Company pursuant to
Section 5 hereof.

               "SUBSEQUENT SHELF REGISTRATION STATEMENT" has the meaning set forth in Section 2(b) hereof.

               "TIA" means the Trust Indenture Act of 1939, as amended.

               "TRUSTEE" means The Bank of New York, the Trustee under the Indenture.

               "UNDERLYING COMMON STOCK" means the Common Stock into which the Notes are convertible or issued upon any such conversion.

               SECTION 2. SHELF REGISTRATION. (a) The Company shall use its best efforts to prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the "FILING DEADLINE DATE") ninety (90) days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "SHELF REGISTRATION STATEMENT") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "INITIAL SHELF REGISTRATION STATEMENT"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement. The Company shall use its reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable but in any event by the date (the "EFFECTIVENESS DEADLINE DATE") that is one hundred eighty (180) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. None of the Company's security holders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

               (b) If the Initial Shelf Registration Statement or any
Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf

Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "SUBSEQUENT SHELF REGISTRATION STATEMENT"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

               (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Registrable Securities covered by such Shelf Registration Statement.

               (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this
Section 2(d) and Section 3(i). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three (3) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon the later of (x) five (5) Business Days after such date or (y) five (5) Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within five (5) Business Days of such delivery date, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE DATE") that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); PROVIDED, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

               (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, (iii) the Company has failed to perform its obligations set forth in Section 2(d) within the time period required therein,
(iv) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof or
(v) the number of Deferral Periods in any period exceeds the number permitted in respect of such period pursuant to Section 3(i) hereof (each of the events of a type described in any of the foregoing clauses (i) through (v) are individually referred to herein as an "EVENT," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), the date by which the Company is required to perform its obligations set forth in Section 2(d) in the case of clause (iii) (including the filing of any post-effective amendment prior to the Amendment Effectiveness Deadline Date), the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(i) hereof in the case of clause (iv), and the date of the commencement of a Deferral Period that causes the limit on the number of Deferral Periods in any period under Section 3(i) hereof to be exceeded in the case of clause (v), being referred to herein as an "EVENT DATE"). Events shall be deemed to continue until the "EVENT TERMINATION DATE," which shall be the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), the date the Company performs its obligations set forth in Section 2(d) in the case of an Event of the type described in clause
(iii) (including, without limitation, the date the relevant post-effective amendment to the Shelf Registration Statement is declared effective under the Securities Act), termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded in the case of the commencement of an Event of the type described in clause (iv), and termination of the Deferral Period the commencement of which caused the number of Deferral Periods in a period permitted by Section 3(i) to be exceeded in the case of an Event of the type described in clause (v).

               Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "DAMAGES ACCRUAL PERIOD"), the Company agrees to pay, as liquidated damages and not as a penalty, an amount (the "LIQUIDATED DAMAGES AMOUNT"), payable on the Damages Payment Dates to Record Holders of Notes that are Registrable Securities and of shares of Underlying Common Stock issued upon conversion of Notes that are Registrable Securities, as the case may be, accruing, for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, in respect of the first time that the Liquidated Damages Amount is to be paid to Holders on a Damages Payment Date as a result of the occurrence of any particular Event, from the Event Date) and ending on but excluding the first to occur of (A) the date of the end of the Damages Accrual Period or (B) the next Damages Payment Date, at a rate per annum equal to one-half of one percent (0.5%) of the aggregate principal amount of such Notes or, in the case of Notes that have been converted into or exchanged for Underlying Common Stock, at a rate per annum equal to one-half of one percent (0.5%) of the Applicable Conversion Price of such shares of Underlying Common Stock, as the case may be, in each case determined as of the Business Day immediately preceding the next Damages Payment Date; PROVIDED, that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause (iii) of the immediately preceding paragraph, such Liquidated Damages Amount shall be paid only to the Notice Holders that caused the Company to incur the obligations set forth in Section 2(d), the non-performance of which is the basis of such Event; PROVIDED FURTHER, that any Liquidated Damages Amount accrued with respect to any Note or portion thereof called for redemption on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly as practicable following the conversion date, in the case of conversion). Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company of Liquidated Damages Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Liquidated Damages Amounts will cease (without in any way limiting the effect of any subsequent Event requiring the payment of Liquidated Damages Amount by the Company).

               The Trustee shall be entitled, on behalf of Holders of Notes or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

               All of the Company's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).

               The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

               SECTION 3. REGISTRATION PROCEDURES. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

               (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; PROVIDED, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Initial Purchasers and the Special Counsel copies of all such documents proposed to be filed and use its best efforts to reflect in each such document when so filed with the SEC such comments as the Special Counsel reasonably shall propose within four (4) Business Days of the delivery of such copies to the Initial Purchasers and the Special Counsel.

               (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration



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

Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

               (c) As promptly as practicable give notice to the Notice Holders, the Initial Purchasers and the Special Counsel (i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information,
(iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of (but not the nature of or details concerning) a Material Event (as defined herein) and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3 (i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

               (d) Use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to each Notice Holder and the Initial Purchasers of the withdrawal of any such order.

               (e) If reasonably requested by the Initial Purchasers or any Notice Holder, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Initial Purchasers, the Special Counsel or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment.

               (f) As promptly as practicable furnish to each Notice Holder, the Special Counsel and the Initial Purchasers, without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder, Special Counsel, counsel or Initial Purchasers).

               (g) During the Effectiveness Period, deliver to each Notice Holder, the Special Counsel and the Initial Purchasers, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

               (h) Prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; PROVIDED, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

               (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "MATERIAL EVENT") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its reasonable efforts to cause it to be declared effective as promptly as practicable, and (ii) give notice to the Notice Holders and the Special Counsel that the availability of the Shelf Registration

Statement is suspended (a "DEFERRAL NOTICE") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use all reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as practicable,
(y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of the Shelf Registration Statement or any Prospectus, without incurring or accruing any obligation to pay liquidated damages pursuant to Section 2(e), no more than one (1) time in any three (3) month period or four (4) times in any twelve (12) month period, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the "DEFERRAL PERIOD") shall, without incurring any obligation to pay liquidated damages pursuant to Section 2(e), not exceed thirty
(30) days; PROVIDED, that in the case of a Material Event relating to an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction, the Company may, without incurring any obligation to pay liquidated damages pursuant to Section 2(e), deliver to Notice Holders a second notice to the effect set forth above, which shall have the effect of extending the Deferral Period by up to an additional thirty (30) days, or such shorter period of time as is specified in such second notice, PROVIDED, that the aggregate duration of any Deferral Periods shall not, without incurring any obligation to pay liquidated damages pursuant to Section 2(e), exceed thirty
(30) days in any three (3) month period (or sixty (60) days in any three (3) month period in the event of a Material Event pursuant to which the Company has delivered a second notice as required above) or ninety (90) days in any twelve
(12) month period.

               (j) If requested in writing by the Notice Holders in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, managing underwriter, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the



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

Company and such source is not bound by a confidentiality agreement, and PROVIDED, that the foregoing inspection and information gathering shall be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5, and PROVIDED FURTHER, that the Company shall not be required to disclose any information subject to the attorney-client or attorney work product privilege if and to the extent such disclosure would constitute a waiver of such privilege.

               (k) Use all reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 3-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said periods.

               (l) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities.

               (m) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

               (n) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

               (o) Upon (i) the filing of the Initial Registration Statement and
(ii) the effectiveness of the Initial Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

               SECTION 4. HOLDER'S OBLIGATIONS. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

               SECTION 5. REGISTRATION EXPENSES. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special Counsel in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder,
(iv) fees and disbursements of counsel for the Company, (v) reasonable fees and disbursements of the Special Counsel in connection with the Shelf Registration Statement (provided that the Company shall not be liable for the fees and expenses of more than one separate firm for all parties participating in any transaction hereunder), (vi) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock and
(vii) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay selling expenses and all registration expenses to the extent required by applicable law.

               SECTION 6. INDEMNIFICATION.

               (a) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless each Notice Holder and each person, if any, who controls any Notice Holder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, "LOSSES"), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement contained in or omission or alleged omission from any of such documents in reliance upon and conformity with any of the information relating to the Holders furnished to the Company in writing by a Holder expressly for use therein; PROVIDED FURTHER, that the indemnification contained in this paragraph shall not inure to the benefit of any Holder of Registrable Securities (or to the benefit of any person controlling such Holder) on account of any such Losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus provided in each case the Company has performed its obligations under Section 3(a) hereof if either (A) (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B) (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

               (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. Each Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) or any other Holder, from and against all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such Holder expressly for use in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation.

               (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority (with Holders of Notes deemed to be the Holders, for purposes of determining such majority, of the number of shares of Underlying Common Stock into which such Notes are or would be convertible or exchangeable as of the date on which such designation is made) of the Registrable Securities covered by the Registration Statement held by Holders that are indemnified parties pursuant to Section 6(a) and, in the case of parties indemnified pursuant to Section 6(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) CONTRIBUTION. To the extent that the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or 6(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the initial placement pursuant to the Purchase Agreement (before deducting expenses) of the Registrable Securities to which such Losses relate. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this paragraph are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The indemnity, contribution and expense reimbursement obligations of the parties hereunder shall be in addition to any liability any indemnified party may otherwise have hereunder, under the Purchase Agreement or otherwise.

               (f) The indemnity and contribution provisions contained in this
Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or the Company, or the Company's officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.

               SECTION 7. INFORMATION REQUIREMENTS. (a) The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A promulgated under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

               (b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3.

               SECTION 8. MISCELLANEOUS.

               (a) NO CONFLICTING AGREEMENTS. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

               (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of

Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; PROVIDED, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this
Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

               (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

               (w) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

               (x)  if to the Company, to:       Getty Images, Inc.
                                                 701 N. 34th Street, Suite 400
                                                 Seattle, WA  98103
                                                 Attention: Suzanne L. Page
                                                 Telecopy No.: (206) 268-1202

                                                 and

                                                 Weil Gotshal & Manges LLP
                                                 2882 Sand Hill Road, Suite 280
                                                 Menlo Park, CA 94025
                                                 Attention: Richard Millard
                                                 Telecopy No.: (650) 854-3713

               (y)  if to the Initial
                    Purchasers, to:     Morgan Stanley & Co. Incorporated
                                        1585 Broadway
                                        New York, New York
                                        Attention:  Equity Capital Markets
                                        Telecopy No.: (212) 761-0538

                                        and

                                        Latham & Watkins
                                        135 Commonwealth Drive
                                        Menlo Park, CA 94025
                                        Attention: Christopher L. Kaufman
                                        Telecopy No.:  (650) 463-2600

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

               (d) APPROVAL OF HOLDERS. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

               (e) SUCCESSORS AND ASSIGNS. Any person who purchases any Registrable Securities from the Initial Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchasers. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

               (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

               (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

               (i) SEVERABILITY. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

               (j) ENTIRE AGREEMENT. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties hereto with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement. In no event will such methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

               (k) TERMINATION. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    GETTY IMAGES, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

Confirmed and accepted as of
the date first above written:

MORGAN STANLEY & CO. INCORPORATED
DEUTSCHE BANK SECURITIES INC.
SG COWEN SECURITIES CORPORATION
HAMBRECHT & QUIST LLC


By: Morgan Stanley & Co. Incorporated


By:
   ---------------------------------
   Name:
   Title:

                                                                    EXHIBIT 10.4

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                                    --------
                                  APRIL 1, 2000



THIS AMENDMENT is made as of April 1, 2000 ("Commencement Date"), and is by and between Getty Images, Inc. (the "Company") and A.D. "Bud" Albers (the "Employee").


WHEREAS the Company and the Employee desire to amend the Employment Agreement dated October 11, 1999 (the "Agreement");


THEREFORE the Company AND the Employee agree to delete Section 3 (a) in its entirety and replace it as follows:


        3. (a) SALARY. The Company shall pay to the Employee an annual salary (the "Salary") at the initial rate of Two Hundred Fifty Thousand Dollars ($250,000.00), payable to the Employee in accordance with the normal payroll practices of the Company for its employees as are in effect from time to time. The amount of the Employee's Salary shall be reviewed annually by the Company on or about April 1 of each year during the Term beginning in the 2000 calendar year.


IN WITNESS WHEREOF, Getty Images, Inc. and A.D. "Bud" Albers have caused this Amendment to be executed as of the Commencement Date.



GETTY IMAGES, INC.                              A.D. ALBERS



By:
    ---------------------------------           --------------------------------
        Jonathan Klein, CEO                               A.D. Albers


Date:
    ---------------------------------           --------------------------------

                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT


               THIS AGREEMENT, dated as of this 3rd day of April, 2000, by and between GETTY IMAGES, INC., a Delaware corporation (the "Company"), and William O'Neill, an individual residing at 16B The Mayfair, 1 May Road, Hong Kong (the "Employee").

                              W I T N E S S E T H:
                               - - - - - - - - - -

               WHEREAS, both parties desire that the terms and conditions of the Employee's employment with the Company be governed by the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

               1. EMPLOYMENT AND DUTIES.

               (a) General. The Company hereby employs the Employee, effective as of the date hereof (the "Effective Date"), and the Employee agrees upon the terms and conditions herein set forth to serve, effective as of the Effective Date, as Senior Vice President of Human Resources of the Company and shall perform all duties customarily appurtenant to such position. In such capacity, the Employee shall report directly to Jonathan Klein, Chief Executive Officer of the Company, or to such other person designated by the Board of Directors of the Company. The Employee's principal place of business shall be Seattle, Washington.

               (b) Services and Duties. For so long as the Employee is employed by the Company, the Employee shall devote his full business time to the performance of his duties hereunder; shall faithfully serve the Company; shall in all respects conform to and comply with the lawful and good faith directions and instructions given to him by Jonathan Klein, or such other person designated by the Board of Directors of the Company; and shall use his best efforts to promote and serve the interests of the Company.

               (c) No Other Employment. For so long as the Employee is employed by the Company, he shall not, directly or indirectly, render services to any other person or organization for which he receives compensation without the prior approval of Jonathan Klein, or such other person designated by the Board of Directors of the Company. No such approval will be required if the Employee seeks to perform inconsequential services without direct compensation therefor in connection with the management of personal investments or in connection with the performance of charitable and civic activities, provided that such activities do not contravene the provisions of Section 6 hereof.

               2. TERM OF EMPLOYMENT. The term of the Employee's employment under this Agreement (the "Term") shall commence on the Effective Date and continue until it is terminated by either party giving the other at least one month written notice; provided, however, that in no event may a non-renewal notice be given prior to March 1, 2001; and provided further, however, that, in any event, the Term shall not extend beyond the last day of the month in which the Employee attains age 65.

               3. COMPENSATION AND OTHER BENEFITS. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to the Employee during the Term as compensation for all services rendered hereunder and the covenants contained in Section 6 hereof:

               (a) Salary. The Company shall pay to the Employee an annual salary (the "Salary") at the initial rate of $225,000, payable to the Employee in accordance with the normal payroll practices of the Company for its employees as are in effect from time to time. The amount of the Employee's Salary shall be reviewed annually by the Company on or about April 1st of each year during the Term beginning in the 2001 calendar year.

               (b) Annual Bonus. The Employee shall be eligible in 2000 and each calendar year thereafter that begins during his employment to participate in an annual incentive bonus program established by the Company, in accordance with the policies of the Company, its subsidiaries and affiliates (hereinafter, collectively the "Group") and subject to such terms and conditions as may be approved annually by the Company. Under the terms of the annual incentive bonus program, the Employee will be afforded the opportunity to earn up to 30% of his Salary (the "Bonus") in effect for the applicable calendar year, subject to the achievement of the performance targets established by the Company for that year, to be paid on a pro-rata basis in the event that the Employee is employed for less than a full calendar year (for purposes of determining the 2000 bonus, the Employee shall be deemed to have commenced employment as of April 1, 2000).

              (c) Stock Options. Effective as of the Effective Date, the Company shall grant the Employee an option (the "Option") to purchase 100,000 shares of the common stock of the Company pursuant to the terms the Company's 1998 Stock Option Plan (the "Option Plan"). The per share exercise price of the Option shall equal the fair market value of a share of Common Stock on the Effective Date, as determined in accordance with the terms of the Option Plan. The Option shall vest and become exercisable as to 25% on April 3, 2001; the remainder of the Option shall vest ratably on the first day of each month over the following three years. Except as otherwise specified herein, the Option shall be subject to the terms of the Option Plan and to such other terms and conditions as may be specified by the Compensation Committee of the Company in the form of a standard option agreement between the Company and the Employee.

               (d) Expenses. The Company shall pay or reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee in connection with his employment hereunder in accordance with Group Policies. Such expenses shall be paid upon the periodic submission of invoices and shall be paid reasonably promptly after the date of such invoice. The reimbursement of expenses under this Section 3(d) shall be subject to the Employee's providing the Company with such documentation of the expenses as the Company may from time to time reasonably request in accordance with the policies of the Group.

               (d) 401k plan, Health and Fringe Benefits. During the Term, the Employee shall be eligible to participate in the Company's 401k plan, medical, disability and life insurance plans applicable to executives of the Company in accordance with the terms of such plans as in effect from time to time. The Employee shall also be provided with free parking at the place of employment.

               (e) Long-Term Incentive Program. During the Term, the Employee shall participate in all long-term incentive plans and programs of the Group that are applicable to its senior executives in accordance with their terms and in a manner consistent with his position with the Company.

               (f) Holidays. In addition to the usual public and bank holidays, the Employee shall be entitled to twenty days' paid vacation annually, which shall be taken at such times as are approved by the Company. The Employee shall be permitted to carry forward any portion of his vacation time for up to one year and, upon the expiration of such one-year period, the Employee shall be paid in lieu of such vacation days.

               (g) Relocation Expenses. The Company shall pay and/or reimburse temporary housing expenses and moving expenses as outlined in the attached relocation agreement.

               4. TERMINATION OF EMPLOYMENT. Subject to the notice and other provisions of this Section 4, the Company shall have the right to terminate the Employee's employment hereunder, and he shall have the right to resign, at any time for any reason or for no stated reason.

               (a) Termination for Cause; Resignation Without Good Reason. (i) If, prior to April 1, 2001, the Employee's employment is terminated by the Company for Cause or if the Employee resigns from his employment hereunder other than for Good Reason, he shall be entitled to payment of the pro rata portion of his Salary and accrued Bonus (for purposes of this Agreement, "accrued Bonus" shall be determined using the number of days in the applicable calendar year that the Employee was employed by the Company and the applicable performance criteria under the bonus plan, in each case through the date of termination or resignation) through and including the date of termination or resignation, as well as any unreimbursed expenses. Except to the extent required by the terms of any applicable compensation or benefit plan or program or as otherwise required by applicable law, the Employee shall have no rights under this Agreement or otherwise to receive any other compensation or to participate in any other plan, program or arrangement after such termination or resignation of employment with respect to the year of such termination or resignation and later years.

               (ii) In addition, the Employee shall be entitled to retain the then-vested portion of his options to purchase shares of the Company's common stock until such options expire in accordance with their terms.

               (iii) Termination for "Cause" shall mean termination of the Employee's employment with the Company because of (A) willful, material or persistently repeated non-performance of the Employee's duties to the Company (other than by reason of the incapacity of the Employee due to physical or mental illness) after notice by the Board of such failure and the Employee's non-performance and continued, willful, material or persistent repeated non-performance after such notice, (B) the indictment of the Employee for a felony offense, (C) fraud against the Group or any willful misconduct that brings the reputation of the Group into serious disrepute or causes the Employee to cease to be able to perform his duties, (D) any other material breach by the Employee of any material term of this Agreement, or (E) the Employee is unable to perform his duties, by reason of disability, for a period of six (6) months or more.

               (iv) Termination of the Employee's employment for Cause shall be communicated by delivery to the Employee of a written notice from the Company stating that the Employee has been terminated for Cause, specifying the particulars thereof and the effective date of such termination. The date of a resignation by the Employee without Good Reason shall be the date specified in a written notice of resignation from the Employee to the Company. The Employee shall provide at least 30 days' advance written notice of resignation without Good Reason.

               (b) Involuntary Termination. (i) If, prior to April 1, 2002, the Company terminates the Employee's employment for any reason other than Cause or Employee resigns from his employment hereunder for Good Reason (collectively hereinafter referred to as an "Involuntary Termination"), the Company shall pay to the Employee his Salary and accrued Bonus up to and including the date of such Involuntary Termination, as well as any unreimbursed expenses. In addition, the Company shall continue to pay to the Employee as severance (the "Severance Payments") in accordance with the Company's normal payroll practices, his Salary, at the rate in effect immediately prior to such Involuntary Termination, through and including April 1, 2002.

               (ii) In addition, in the event of the Employee's Involuntary Termination prior to April 1, 2002, all of the Employee's then-outstanding options to purchase shares of the Company's common stock shall continue to vest until April 1, 2002. The Employee shall be entitled to retain the vested portion of his options as if he had remained an Employee until April 1, 2002.

               (iii) Resignation for "Good Reason" shall mean resignation by Employee because of (A) an adverse and material change in the Employee's duties, titles or reporting responsibilities, (B) a material breach by the Company of any term of the Agreement, (C) a reduction in the Employee's Salary or bonus opportunity or the failure of the Company to pay the Employee any material amount of compensation when due, (D) the assignment to Employee of any material duties that are inconsistent with those described in Section 1 of this Agreement without the Employee's consent, or (E) the Company's requirement that Employee perform a substantial portion of his duties outside the Seattle, Washington metropolitan area, except for travel in furtherance of the Company's business. The Company shall have 30 business days from the date of receipt of such notice to effect a cure of the material breach described therein and, upon cure thereof by the Company to the reasonable satisfaction of the Employee, such material breach shall no longer constitute Good Reason for purposes of this Agreement.

               (iv) The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Employee. The date of resignation for Good Reason shall be the date specified in a written notice of resignation from the Employee to the Company; provided, however, that no such written notice shall be effective unless the cure period specified in Section 4(b)(iii) above has expired without the Company having corrected, to the reasonable satisfaction of the Employee, the event or events subject to cure.

               (v) Anything in this Agreement to the contrary notwithstanding, no amounts shall be payable under this Section 4(b) if the Employee's employment with the Company ends, for any reason, on or after April 1, 2001.

               5. LIMITATION ON PAYMENTS.

               Notwithstanding anything herein to the contrary, if any of the payments made hereunder would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), and the net after-tax amount of the parachute payment is less than the net after-tax amount if the aggregate payments to be made to the Employee were three times his "base amount" (as defined in Section 280G(b)(3) of the Code), less $1.00, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times the base amount, less $1.00. The determinations to be made with respect to this Section 5 shall be made by an independent accounting firm of national standing (other than the Company's regular auditors). The accounting firm shall be paid by the Company for its services performed hereunder.

               6. PROTECTION OF THE COMPANY'S INTERESTS.

               (a) No Competing Employment. For so long as the Employee is employed by the Company and for one (1) year thereafter (such period being referred to hereinafter as the "Restricted Period"), the Employee shall not, without the prior written consent of the Board, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that competes with the Group by providing any goods or services provided or under development by the Group at the effective date of the Employee's termination of employment under this Agreement; provided, however, that this Section 6(a) shall not proscribe the Employee's ownership, either directly or indirectly, of either less than five percent of any class of securities which are listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc.

               (b) No Interference. During the Restricted Period, the Employee shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), intentionally solicit, endeavor to entice away from the Group or otherwise interfere with the relationship of the Group with, any key person or team who is employed by or otherwise engaged to perform services for the Group or any key person or team or entity who is, or was within the then most recent twelve-month period, a customer, client or supplier of the Group.

               (c) Secrecy. The Employee recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder, he may acquire confidential information and trade secrets concerning the operation of the Group, the use or disclosure of which could cause the Group substantial losses and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Employee covenants and agrees with the Company that he will not at any time, except in performance of the Employee's obligations to the Company hereunder or with the prior written consent of the Board, directly or indirectly disclose to any person any confidential information that he may learn or has learned by reason of his association with the Group. The term "confidential information" means any information not previously disclosed to the public or to the trade by the Group with respect to the Company's, or any of its affiliates' or subsidiaries', products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Group's products), business plans, prospects or opportunities.

               (d) Exclusive Property. The Employee confirms that all confidential information is and shall remain the exclusive property of the Group. All business records, papers and documents kept or made by the Employee relating to the business of the Group shall be and remain the property of the Group. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Employee shall promptly deliver to the Company, and shall not without the consent of the Board retain copies of, any written materials not previously made available to the public, or records and documents made by the Employee or coming into his possession concerning the business or affairs of the Group; provided, however, that subsequent to any such termination, the Company shall provide the Employee with copies (the cost of which shall be borne by the Employee) of any documents which are requested by the Employee and which the Employee has determined in good faith are (i) required to establish a defense to a claim that the Employee has not complied with his duties hereunder or (ii) necessary to the Employee in order to comply with applicable law.

               (e) Assignment of Developments. All "Developments" (as defined below) that were or are at any time made, conceived or suggested by Employee, whether acting alone or in conjunction with others, during Employee's employment with the Group shall be the sole and absolute property of the Group, free of any reserved or other rights of any kind on the part of Employee. During Employee's employment and, if such Developments were made, conceived or suggested by Employee during his employment with the Group, thereafter, Employee shall promptly make full disclosure of any such Developments to the Group and, at the Group's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Group to be necessary or desirable at any time in order to effect the full assignment to the Group of Employee's right and title, if any, to such Developments. For purposes of this Agreement, the term "Developments" shall mean all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts, and ideas, whether or not patentable, relating to the activities of the Group of which Employee is as of the date of this Agreement aware or of which Employee becomes aware at any time during the Term, excluding any Development for which no equipment, supplies, facilities or confidential information of the Group was used and which was developed entirely on Employee's own time, unless (i) the Development relates directly to the business of the Group, (ii) the Development relates to actual or demonstrably anticipated research or development of the Group, or (iii) the Development results from any work performed by Employee for the Group (the foregoing is agreed to satisfy the written notice and other requirements of Section 49.44.140 of the Revised Code of Washington).

               (f) Injunctive Relief. Without intending to limit the remedies available to the Company, the Employee acknowledges that a breach of any of the covenants contained in this Section 6 may result in material irreparable injury to the Group for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Employee from engaging in activities prohibited by this Section 6 or such other relief as may be required to specifically enforce any of the covenants in this Section 6. Without intending to limit the remedies available to the Employee, the Employee shall be entitled to seek specific performance of the Company's obligations under this Agreement.

               7. GENERAL PROVISIONS.

               (a) Source of Payments. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. The Employee shall have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company; provided, however, that this provision shall not be deemed to waive or abrogate any preferential or other rights to payment accruing to the Employee under applicable bankruptcy laws by virtue of the Employee's status as an employee of the Company.

               (b) No Other Severance Benefits. Except as specifically set forth in this Agreement, the Employee covenants and agrees that he shall not be entitled to any other form of severance benefits from the Company, including, without limitation, benefits otherwise payable under any of the Company's regular severance policies, in the event his employment hereunder ends for any reason and, except with respect to obligations of the Company expressly provided for herein, the Employee unconditionally releases the Company and its subsidiaries and affiliates, and their respective directors, officers, employees and stockholders, or any of them, from any and all claims, liabilities or obligations under this Agreement or under any severance or termination arrangements of the Company or any of its subsidiaries or affiliates for compensation or benefits in connection with his employment or the termination thereof.

               (c) Tax Withholding. Payments to the Employee of all compensation contemplated under this Agreement shall be subject to all applicable tax withholding.

               (d) Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery, or certified mail, return receipt requested, or (if to the Company) by telex or facsimile, in any case delivered to the applicable address set forth below:

               (i)    To the Company:              Getty Images, Inc.
                                                   701 N. 34th , Suite 400
                                                   Seattle, WA 98103

               (ii)   To the Employee:             William O'Neill
                                                   16B The Mayfair
                                                   1 May Road
                                                   Hong Kong

or to such other persons or other addresses as either party may specify to the other in writing.

               (e) Representation by the Employee. The Employee represents and warrants that his entering into this Agreement does not, and that his performance under this Agreement and consummation of the transactions contemplated hereby will not, violate the provisions of any agreement or instrument to which the Employee is a party, or any decree, judgment or order to which the Employee is subject, and that this Agreement constitutes a valid and binding obligation of the Employee in accordance with its terms. Breach of this representation will render all of the Company's obligations under this Agreement void ab initio.

               (f) Limited Waiver. The waiver by the Company or the Employee of a violation of any of the provisions of this Agreement, whether express or implied, shall not operate or be construed as a waiver of any subsequent violation of any such provision.

               (g) Assignment; Assumption of Agreement. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or setoff by the Employee in respect of any claim, debt, obligation or similar process. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

               (h) Amendment; Actions by the Company. This Agreement may not be amended, modified or canceled except by written agreement of the Employee and the Company. Any and all determinations, judgments, reviews, verifications, adjustments, approvals, consents, waivers or other actions of the Company required or permitted under this Agreement shall be effective only if undertaken by the Company pursuant to authority granted by a resolution duly adopted by the Board; provided, however, that by resolution duly adopted in accordance with this Section 7(h), the Board may delegate its responsibilities hereunder to one or more of its members other than the Employee.

               (i) Severability. If any term or provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

               (j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (determined without regard to the choice of law provisions thereof).

               (k) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof.

               (l) Headings. The headings and captions of the sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

               (m) Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

               (n) Disciplinary and Grievance Procedures. For statutory purposes, there is no formal disciplinary procedure in relation to the Employee's employment. The Employee shall be expected to maintain the highest standards of integrity and behavior. If the Employee has any grievance in relation to his employment or is not satisfied with any disciplinary procedure taken in relation to him, he may apply in writing within 14 days of that decision to the Board, whose decision shall be final. The foregoing shall not be construed, however, to limit the Employee's remedies at law or otherwise.

               IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.



                                       GETTY IMAGES, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       EMPLOYEE

                                       By:
                                           -------------------------------------
                                           William O'Neill

        3. (g) EXPENSES. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with his employment hereunder and expressly agrees that it will reimburse the Executive for his business class airfare on international flights which are over five (5) hours in duration taken in connection with Company business. The Company also agrees that, in the event that the Executive is required to travel abroad in connection with the performance of his duties hereunder for a period in excess of two (2) weeks, the Company will reimburse the Executive for the airfare, hotel and other transportation expenses of his spouse and minor children so that they may accompany him on such trip. In addition, the Company shall reimburse the Executive for all fees and costs incurred for services provided by the Executive's personal tax advisor in connection with his personal taxes. All of the above listed expenses shall be paid upon the periodic submission of invoices and shall be paid reasonably promptly after the date of such invoice. The reimbursement of expenses under this Section 3 (g) shall be subject to the Executive's providing the Company with such documentation of the expenses as the Company may from time to time reasonably request in accordance with the policies of the Group.

        3. (j) BENEFITS. During the term, the Company will provide The Executive with two automobiles of such make and models as the Board deems appropriate and suitable for his status with the Company for his and his spouse's sole use and will reimburse the Executive for all costs and expenses incurred by the Executive in connection with the use of those vehicles, or, at the Executive's sole discretion, the Company shall pay an equivalent amount of such perquisite to him as additional compensation. The Company shall install and pay the rental and unit charges attributable to a dedicated business telephone and/or ISDN line at his home. During the Term, the Company shall also pay for the Executive's purchase, line charges, rental and unit charges for his mobile phones. The Company shall provide the Executive with a fax machine and computer modem and ISDN line to be installed at the Executive's home and a suitable desktop and laptop computer, as well as all ancillary equipment and maintenance therefore. In addition, the Company will pay for the cost of the Executive's member ship in or subscriptions to the internet service provider of his choice, and such professional memberships and journals as are appropriate to his duties under this agreement. In addition, the Company will pay for any healthclub membership fees that Jonathan and/or his family belong to.

THEREFORE the Company AND the Executive confirm and agree that the three-page "Appendix A" attached to the Executive's original Employment Agreement dated June 1, 1999 is a valid and approved section of the Employment Agreement. A copy of the Appendix A is attached.

IN WITNESS WHEREOF, Getty Images, Inc. and Jonathan D. Klein have caused this Amendment to be executed as of the Commencement Date.

GETTY IMAGES, INC.                              JONATHAN D. KLEIN



By:
    ---------------------------------           --------------------------------
        Mark H. Getty                              Jonathan D. Klein
        Executive Chairman                         Chief Executive Officer


Date:
    ---------------------------------           --------------------------------

                                                                    EXHIBIT 10.9


********************************************************************************

                         LEASE DATED AS OF APRIL 1, 2000
                                 BY AND BETWEEN
                    THE RECTOR, CHURCH-WARDENS AND VESTRYMEN
             OF TRINITY CHURCH IN THE CITY OF NEW YORK, AS LANDLORD

                                       AND

                           PHOTODISC, INC., AS TENANT

88******************************************************************************



               **************************************************
               ENTIRE 4TH AND 6TH FLOORS AND PORTION OF 5TH FLOOR
                                75 VARICK STREET
                               NEW YORK, NEW YORK
               **************************************************





                PARISH OF TRINITY CHURCH IN THE CITY OF NEW YORK
                             REAL ESTATE DEPARTMENT
                                74 TRINITY PLACE
                          NEW YORK, NEW YORK 10006-2088

                                TABLE OF CONTENTS

ARTICLE ONE TERM; RENT; FREE RENT........................................................................2
ARTICLE TWO USE..........................................................................................3
ARTICLE THREE REPAIRS; NOISE AND VIBRATION...............................................................4
ARTICLE FOUR ALTERATIONS AND FIXTURES....................................................................5
ARTICLE FIVE COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS..........................................8
ARTICLE SIX RULES AND REGULATIONS........................................................................8
ARTICLE SEVEN PLATE GLASS................................................................................9
ARTICLE EIGHT CARE OF SIDEWALKS..........................................................................9
ARTICLE NINE LANDLORD'S ACCESS TO THE PREMISES...........................................................9
ARTICLE TEN ELECTRIC CURRENT; LIVE STEAM................................................................10
ARTICLE ELEVEN CONDEMNATION AND DEMOLITION..............................................................11
ARTICLE TWELVE MECHANIC'S LIENS.........................................................................12
ARTICLE THIRTEEN SUBORDINATION..........................................................................12
ARTICLE FOURTEEN CERTIFICATE OF OCCUPANCY...............................................................14
ARTICLE FIFTEEN VAULTS..................................................................................14
ARTICLE SIXTEEN FIRE AND OTHER CASUALTY.................................................................14
ARTICLE SEVENTEEN CHANGE IN USE OF PREMISES, SUBLETTING AND ASSIGNMENT..................................16
ARTICLE EIGHTEEN WAIVER AND SURRENDER; REMEDIES CUMULATIVE..............................................22


ARTICLE NINETEEN NO REPRESENTATIONS AS TO PREMISES, CERTIFICATE OF OCCUPANCY AND USE....................23
ARTICLE TWENTY LIMITATION OF LANDLORD'S LIABILITY.......................................................23
ARTICLE TWENTY-ONE INDEMNITY BY TENANT..................................................................24
ARTICLE TWENTY-TWO NOTICES..............................................................................25
ARTICLE TWENTY-THREE INSOLVENCY.........................................................................25
ARTICLE TWENTY-FOUR REMEDIES OF THE LANDLORD ON DEFAULT IN PERFORMANCE BY THE TENANT....................27
ARTICLE TWENTY-FIVE DEFAULT.............................................................................27
ARTICLE TWENTY-SIX REMEDIES AND DAMAGES.................................................................29
ARTICLE TWENTY-SEVEN SURRENDER AT EXPIRATION............................................................30
ARTICLE TWENTY-EIGHT QUIET ENJOYMENT....................................................................31
ARTICLE TWENTY-NINE SECURITY DEPOSIT....................................................................31
ARTICLE THIRTY REAL ESTATE TAX AND OPERATING EXPENSE ESCALATION.........................................33
ARTICLE THIRTY-ONE SERVICES.............................................................................35
ARTICLE THIRTY-TWO INSURANCE............................................................................37
ARTICLE THIRTY-THREE DEFAULT UNDER OTHER LEASES.........................................................38
ARTICLE THIRTY-FOUR WORK TO BE DONE BY LANDLORD.........................................................38
ARTICLE THIRTY-FIVE CONSENT TO JURISDICTION.............................................................38
ARTICLE THIRTY-SIX TENANT LIABILITY.....................................................................38



ARTICLE THIRTY-SEVEN ADJACENT EXCAVATION-SHORING........................................................39
ARTICLE THIRTY-EIGHT FAILURE TO GIVE POSSESSION.........................................................39
ARTICLE THIRTY-NINE BROKER..............................................................................39
ARTICLE FORTY RENT RESTRICTIONS.........................................................................40
ARTICLE FORTY-ONE CERTIFICATES BY TENANT................................................................40
ARTICLE FORTY-TWO RESTRICTIONS ON TENANT'S USE..........................................................40
ARTICLE FORTY-THREE HAZARDOUS MATERIALS.................................................................41
ARTICLE FORTY-FOUR MISCELLANEOUS........................................................................41
ARTICLE FORTY-SIX LANDLORD'S CONTRIBUTION...............................................................43
ARTICLE FORTY-SIX GENERATOR.............................................................................47
SCHEDULE A RULES AND REGULATIONS........................................................................(i)
SCHEDULE B CLEANING SPECIFICATIONS......................................................................(v)
EXHIBIT A - FLOOR PLANS
EXHIBIT B - CERTIFICATE OF OCCUPANCY
EXHIBIT C - WORK LETTER

THIS LEASE made as of the 1st day of April, 2000 between THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK, a religious corporation (hereafter referred to as "the Landlord"), having its offices at 74 Trinity Place, Borough of Manhattan, City, County and State of New York, and PHOTODISC, INC. (hereafter referred to as "the Tenant"), a corporation organized under the laws of the state of Washington, having an address at 701 North 34th Street, Suite 400, Seattle, Washington 98103

                              W I T N E S S E T H :

         That the Landlord hereby lets and leases to the Tenant, and the Tenant hereby takes and hires from the Landlord, the following described spaces in the building known as 1 Hudson Square, having a street address of 75 Varick Street, in the Borough of Manhattan, City, County and State of New York (hereafter referred to as "the building"), with the privilege to the Tenant of using (subject to such reasonable rules and regulations as the Landlord shall from time to time prescribe) the necessary entrances and appurtenances to the premises, reserving to the Landlord all other portions of the building not herein specifically demised:


                                     Shown By
                                 Cross-Hatching
Unit  of Space                     on Exhibit             Referred to as
--------------                   --------------           --------------
Portion of Basement                    A-1            the "Basement Space"
Portion of 4th Floor                   A-2            the "4th Floor Initial Space"
Portion of 4th Floor                   A-3            the "Europadisk Space"
Portion of 4th Floor                   A-4            the "Dean Witter Space"
Portion of 5th Floor                   A-5            the "5th Floor Initial Space"
Portion of 6th Floor                   A-6            the "6th Floor Initial Space"
Portion of 6th Floor                   A-7            the "Tri-Don Space"
Portion of 6th Floor                   A-8            the "Astoria Space"
Portion of 6th Floor                   A-9            the "Power Color Space"
Portion of 5th Floor                   A-10           the "Mason Tender Space"

         The Basement Space, 4th Floor Initial Space, the 5th Floor Initial Space, and the 6th Floor Initial Space are hereinafter collectively referred to as the "Initial Premises"; all other spaces described above are hereinafter collectively referred to as "Additional Space"; and all of the units of space described above are hereinafter referred to the "Premises". At such time as Tenant occupies the entire 4th Floor or entire 6th Floor, the Premises shall include that portion of the 4th or 6th Floors, as the case may be, which is presently a common corridor, so that, with respect to such floor, the Premises shall be as shown by hatching on Exhibit A-11, which is a typical floor plan. The several portions of the Premises shall become available at different times. The Commencement Date and proportionate share for the Initial Premises and each portion of Additional Space are set forth below. Other than the Initial Premises, the Commencement Date for each portion of Additional Space is an estimate and the Commencement Date for each such portion shall be as set forth in Article One. Subject to paragraph (g) of Article One below, Tenant's right to occupy the various units of space constituting the Premises, and the obligation to pay rent, additional rent and other charges with respect to the various units of space shall commence as of the later of (a) the Commencement Date indicated below or (b) the date upon which possession is delivered to Tenant.

      Unit of              Commencement                   Proportionate
       Space                   Date                           Share

Initial Premises           April 1, 2000                       8.64%
Europadisk Space           July 1, 2000*                       3.56%
Dean Witter Space          February 1, 2002                    1.14%
Tri-Don Space              August 1, 2000*                     2.25%
Astoria Space              June 1, 2000*                       1.38%
Power Color Space          July 1, 2000*                       1.19%
Mason Tender Space         October 1, 2007                     1.01%

         * Landlord is negotiating with the tenants occupying these units of space in order to obtain early lease terminations so that Landlord may deliver the spaces on or before the dates set forth above. Tenant has been advised of the actual lease expiration dates applicable to each portion of space, and Tenant acknowledges that Landlord cannot guaranty delivery of such portions of the Premises by the estimated Commencement Date stated above. As more fully set forth in Article Thirty-Eight hereof, Landlord shall have no liability to Tenant if Landlord is unable to deliver one or more of such portions of the Premises to Tenant by the dates set forth above, Tenant agreeing to accept the risk of such non-delivery by Landlord. Landlord shall continue to negotiate in good faith with these tenants to bring the negotiations to a successful conclusion to meet the estimated Commencement Date.

         This letting is upon the following covenants and conditions, each and every one of which the Tenant covenants and agrees with the Landlord to keep and perform, and the Tenant agrees that the covenants herein contained on the part of the Tenant to be performed, shall be deemed conditional limitations, as well as covenants and conditions.

                                   ARTICLE ONE
                              TERM; RENT; FREE RENT

         (a) The term shall commence (1) with respect to the Initial Premises, April 1, 2000 (the "Initial Premises Commencement Date"), and (2) with respect to the other portions of the Premises, upon delivery to Tenant of vacant possession of such Premises (such delivery dates being referred to hereinafter as the "_______ Space Commencement Date,"), and shall expire on March 31, 2015 (or until such term shall sooner cease and expire or be terminated as hereinafter provided) (the "Expiration Date"), at an annual rent ( the "fixed rent") of :


      Unit of               Fixed Rent              Fixed Rent              Fixed Rent
       Space             4/1/00-3/31/05           4/1/05-3/31/10          4/1/10-3/31/15
Initial Premises           $2,861,552                $2,944,857              $3,157,285
Europadisk Space           $1,218,985                $1,255,427              $1,348,354
Dean Witter Space          $  390,261                $  401,928              $  431,679
Tri-Don Space              $  771,123                $  794,176              $  852,961
Astoria Space              $  470,909                $  484,987              $  520,886
Power Color Space          $  406,217                $  418,361              $  449,328
Mason Tender Space         $  346,475                $  356,833              $  383,246

Total Fixed Rent           $6,465,522                $6,656,569              $7,143,739


         (b) Fixed rent shall be payable in advance on the first day of each month during the term of this lease at the offices of the Landlord or at such other place as the Landlord may designate. The Tenant shall pay the fixed rent without demand therefor and without any set-off, deduction, abatement or offset whatsoever, except that the Tenant shall pay the first monthly installment of fixed rent (with respect to the Initial Premises only) upon the execution of this lease. If the Commencement Date applicable to any portion of the Premises occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be pro-rated based on the number of days in the month. All rent payments shall be paid in lawful money of the United States of America, which shall be legal tender in payment of any debts and dues, public and private, at the time of payment by good and sufficient check subject to collection and drawn on a New York City bank or trust company which is a member of the New York Clearinghouse Association.

         (c) All sums and charges other than fixed rent due and payable by the Tenant pursuant to this lease, including, without limitation, charges for electricity (as defined in Article TEN), escalation charges (as defined in Article THIRTY) and late charges assessed pursuant to this lease are called "additional rent". All regularly recurring items of additional rent, including, without limitation, escalation charges which are payable on a monthly basis pursuant to the provisions of Article

THIRTY, shall be due and payable together with the fixed rent on the first day of each month during the term of this lease. All other items of additional rent shall be paid to the Landlord within fifteen days after delivery of a notice or demand therefor, unless otherwise set forth herein. Fixed rent and additional rent are collectively referred to herein as "rent". The failure of the Tenant to make any payment of additional rent shall entitle the Landlord to exercise all of the rights and remedies provided herein for the non-payment of fixed rent.

         (d) Intentionally omitted.

         (e) If any installment of rent shall not be paid within ten (10) days following the date on which the same shall be due and payable pursuant to this lease then, in addition to, and without waiving or releasing any other rights and remedies of the Landlord, the Tenant shall pay to the Landlord a late charge of one and one-half (1 1/2%) percent per month computed (on the basis of a 30-day month) from the date on which each such installment became due and payable to the date of payment of the installment on the amount of each such installment or installments, as liquidated damages for the Tenant's failure to make prompt payment, and the same may be collected on demand.

         (f) In the event any check issued by the Tenant is dishonored for any reason, the Tenant shall submit a replacement check within three (3 ) business days following notice from the Landlord that the check was dishonored. Tenant's failure to submit a replacement check within such time period shall constitute an Event of Default under this lease.

         (g) Notwithstanding the foregoing, provided no Event of Default shall have occurred which shall remain uncured, the Tenant shall not be required to pay fixed rent with respect to a particular portion of the Premises (i) subject to the last sentence of this paragraph (g), for the period beginning on the Commencement Date for that portion of the Premises and ending three months after the completion of the Landlord's Initial Work applicable to such Premises (as described in the Work Sheet attached hereto and made a part hereof) and (ii) for the seventeenth, eighteenth, nineteenth and twentieth calendar months following completion of such Landlord's Initial Work; provided, however, that the Tenant shall during such abatement period pay all other amounts due under this lease including, but not limited to, any additional rent payable pursuant to Article THIRTY of this lease and any service charges for electric current, and overtime elevator, air-conditioning or heat services. Upon the occurrence of an Event of Default, the fixed rent at the monthly rate set forth in this lease shall be payable during the period in which the Tenant would otherwise be entitled to the use of the Premises free of fixed rent. Any such rent payment shall be paid within five days after demand therefore and shall constitute additional rent under this lease. After the date on which any existing tenant shall surrender its portion of the Premises and prior to the Commencement Date applicable to that portion of the Premises, Landlord shall afford to Tenant access to such portion of the Premises for the purpose of taking measurements and planning its initial alterations. Notwithstanding the first sentence of this paragraph (g), with respect to the Initial Premises, the free rent period shall be one full month following the completion of Landlord's Initial Work with respect to the Initial Premises, and for the second month following the completion of Landlord's Initial Work, Tenant shall pay the sum of $11,537.33.


                                   ARTICLE TWO
                                       USE

         (a) The Tenant shall use the Premises (other than the Basement Space) only for executive and general offices in connection with Tenant's business of providing high-quality photography, moving images, art prints and related products, except that if all or a portion of the Premises (other than the Basement Space) shall be sublet in accordance with the terms of this lease, or if this lease shall be assigned in accordance with the terms of this lease, then the use shall be for executive and general offices in connection with the business of the permitted subtenant or permitted assignee. The Basement Space shall be used solely for "dead" storage purposes.

         (b) If any portion of the Premises consists of basement space, such portion shall be used only for storage purposes.

         (c) No auction sale and no other sale of all or substantially all of the Tenant's property, stock, fixtures and machinery, except a sale made in connection with an assignment of this lease to another tenant for which the Landlord's consent shall have been obtained, shall be held at the Premises unless the provisions of Article THIRTY-ONE (g) of this lease shall have been complied with.

         (d) Tenant shall take reasonable steps to limit the number of messengers having access to the Premises, including, but not limited to, installing a messenger center on the Canal Street side of the ground floor of the building in a location to be designated by the Landlord. Construction of the messenger center shall be subject to the provisions of Article Four hereof.

                                  ARTICLE THREE
                          REPAIRS; NOISE AND VIBRATION

         (a) The Tenant shall take good care of the Premises and the fixtures, appurtenances, equipment and facilities therein and shall make, as and when needed, all repairs in and about the Premises required to keep them in good order and condition; such repairs to be equal in quality to the original work provided that the Tenant shall not be obligated for structural or exterior repairs to the building or for repairs to the systems and facilities of the building for the use or service of tenants generally, except where structural or exterior repairs or repairs to such systems and facilities are made necessary by reason of one or more of the occurrences described below in clauses (i) through
(iv) of this Article THREE (a). All repairs for which the Tenant is responsible pursuant to this Article shall be made by a contractor reasonably approved by the Landlord. Should the Tenant fail to repair any condition in or about the Premises or the fixtures, appurtenances, equipment and facilities therein which is of such a nature that its neglect would result in damage or danger to the building, its fixtures, appurtenances, facilities and equipment, or to its occupants (of which Landlord's judgment, reasonably exercised, shall be conclusive) or, in the case of repairs of any other nature, should the Tenant have failed to make the required repairs or to have begun in good faith, the work necessary to make them within five business days after notice from the Landlord of the condition requiring repair, the Landlord may, in either such case, immediately enter the Premises and make the required repairs at the expense of the Tenant. The Landlord may make, at the expense of the Tenant, any repairs to the building or to its fixtures, appurtenances, facilities or equipment, whether of a structural or any other nature, which are required by reason of damage or injury due (i) to the negligence or willful misconduct of the Tenant or its employees, agents, licensees or visitors; (ii) to the moving into or out of the building, of property being delivered to the Tenant or taken from the Premises by or on behalf of the Tenant; (iii) to the installation, repair or removal, use or operation of the property of the Tenant in the Premises; or (iv) to the faulty operation of any machinery, equipment, or facility installed in the Premises by or for the Tenant. The Tenant will pay the cost of any repairs made by the Landlord pursuant to this paragraph within fifteen days after presentation of bills therefor, or the Landlord may, at its option, add such amounts to any installment or installments of rent due under this lease and collect the same as additional rent. The liability of the Tenant under this Article THREE shall survive the expiration or other termination of this lease for a period of one year.

         (b) Except to the extent hereinabove set forth, and subject to the provisions of Article SIXTEEN, the Landlord shall maintain in working order and repair the exterior and the structural portions of the building, including the structural portions of the Premises, and the public portions of the building interior and the building plumbing, electrical, heating, fire protection, life safety, sprinkler and ventilating systems, (excluding all ductwork, diffusers, thermostat controls and any other part of the ventilating system located outside of the machine room, if any, on the floor) serving the Premises. The Tenant shall give prompt notice of any defective condition in the Premises for which the Landlord may be responsible hereunder. There shall be no allowance to the Tenant for diminution in rental value and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from the Landlord or others making repairs, alterations, additions or improvements in or to any portion of the building or the Premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that the Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of the Landlord to comply with the provisions of this or any other Article of the lease. Landlord shall use reasonable commercial efforts to minimize any interference with the conduct of Tenant's business on account of the work undertaken by Landlord in accordance with this Article Three, but Landlord shall not be required to perform any such work on an overtime basis.

         (c) Tenant shall not install or maintain equipment, machinery or manufacturing equipment of any description in the Premises, the operation of which produces noise or vibration which is transmitted beyond the Premises. If the Tenant does install such equipment or machinery and the Landlord deems it necessary that the noise or vibration of such machinery or equipment be diminished, eliminated, prevented or confined to the Premises, the Landlord may, at its election, give written notice to the Tenant, requiring that the Tenant provide and install rubber or other approved settings for absorbing, preventing or decreasing the noise or vibration of such machinery or equipment within fifteen days and if such measures are unsuccessful that the Tenant immediately remove said equipment from the Premises within fifteen days. The judgment of the Landlord of the necessity of such installation shall be conclusive, and the installation shall be made in such manner and of such material as the Landlord may direct. Should the Tenant fail to comply with such request within fifteen days, the Landlord may do the work necessary to absorb, prevent or decrease the noise or vibration of such machinery or equipment and the Tenant will pay to the Landlord the cost of such work within fifteen days after demand or such cost may, at the option of the Landlord, be added to any installment or installments of rent under this lease and shall be payable by the Tenant as additional rent.


                                  ARTICLE FOUR
                            ALTERATIONS AND FIXTURES

         (a) The Tenant shall not make any alteration, addition or improvement in or upon the Premises, nor incur any expense therefor, without having first obtained the written consent of the Landlord therefor. The Tenant shall not be required to obtain the Landlord's consent for alterations, additions or improvements which are decorative in nature, such as painting or carpeting (although the Tenant shall give the Landlord prior written notice of the performance of such work). If the Tenant shall desire to make alterations, additions or improvements to fit out the Premises for the Tenant's use which will not affect the exterior of the building or adversely affect the structure of the building or the operation of any of the systems or facilities of the building for the use of any tenant or violate the requirements of government hereafter referred to, the Landlord's approval will not be unreasonably withheld or delayed. In no event shall the Tenant make any alteration at any time when an Event of Default is outstanding. Any and all alterations may be made only subject to and in compliance with the following, as well as all other reasonable rules and regulations promulgated by the Landlord with respect to the performance of alterations:

         (i) Prior to the commencement of any alteration, the Tenant shall, except in an emergency, give at least 30 days' notice to Landlord for all alterations and shall obtain the Landlord's prior approval of the licensed architect and/or licensed professional engineer and the contractors and/or mechanics selected by the Tenant, as well as the Landlord's prior written approval of detailed plans and specifications prepared by the approved architect and/or engineer and shall reimburse the Landlord for its out-of-pocket expenses for outside consultants to review such plans and specifications; and no alterations shall be made except as are in all material respects in accordance with such plans and specifications or any approved changes thereto. If requested by the Landlord, the Tenant shall submit a copy of the general contractor's contract or other contract for the alterations which shall show the cost thereof.

         (ii) No alteration shall be commenced until the Tenant shall have obtained and paid for all required permits and authorizations of any City, State or Federal governmental agency or any board, bureau, department or body thereof, having or asserting jurisdiction, copies of which shall be supplied to the Landlord. Landlord shall reasonably and diligently cooperate with

         Tenant in connection with the performance of its alterations, additions or improvements, and with respect to alterations approved by Landlord, shall cooperate (but at no expense to Landlord) with Tenant and execute such documents as may be reasonably required by Tenant to obtain such permits and authorizations, including, without limitation, alteration applications.
         (iii) Prior to the commencement of any alteration, the Tenant shall submit to the Landlord duplicate original policies or certificates thereof of worker's compensation insurance covering all persons employed in connection with the work, and builder's all risk and comprehensive general public liability insurance in such reasonable and customary amounts and with such companies as may be reasonably approved by the Landlord and such coverage shall be maintained until all such alterations have been completed. Such policies shall name the Landlord and any mortgagee or holder of any ground or underlying lease as additional named insureds.

         (iv) Upon completion of the alterations, the Tenant, at the Tenant's expense shall obtain certificates of final approval as may be required by any governmental agency, board, bureau, department or body thereof, and shall deliver such approvals to the Landlord, together with "as-built" plans and specifications for such alterations. In addition, one copy of final drawings shall be delivered to the Landlord in AutoCad, Release 14 format, either on a 3 1/2" disk or CD Rom, or such other format as shall from time to time be reasonably designated by the Landlord.

         (v) The cost of all alterations shall be paid when due so that the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Premises and free from any encumbrances, or security interests.

         (vi) All alterations, additions or improvements shall be made and installed in a good and workmanlike manner and shall comply with all requirements, by law, regulation or rule, of the Federal, State and City Governments and all subdivisions and agencies thereof, and with the requirements of the New York Fire Insurance Exchange, New York Board of Fire Underwriters and all other bodies exercising similar functions, and shall conform to any particular reasonable requirements of the Landlord expressed in its consent for the making of any such alterations, additions, and improvements. The Landlord's review and approval of the Tenant's plans shall not constitute, nor be deemed to constitute a representation or agreement by the Landlord that such plans and specifications comply with such requirements. Such compliance shall be the sole responsibility of the Tenant.

         Any such work once begun shall be completed with all reasonable dispatch, but shall be done at such time and in such manner as not to interfere unreasonably with the occupancy of any other tenant or the progress of any work being performed by or on account of the Landlord. If requested to do so by the Tenant in connection with the Landlord's approval of any alteration, addition or improvement, the Landlord will advise the Tenant whether the alteration, addition or improvement will be required to be removed by the Tenant at the expiration or earlier termination of this lease or may remain upon the Premises to become the property of the Landlord. If no such advice is given by the Landlord, the provision of subdivision (b) of this Article shall apply.

         (b) All alterations, additions or improvements, which may be made or installed in or upon the Premises (whether made during or prior to the term of this lease or during the term of any prior lease of the Premises by the Landlord, the Tenant or any previous tenant), except the furniture, trade fixtures, stock in trade, and like personal property of the Tenant, shall be conclusively deemed to be part of the freehold and the property of the Landlord, and shall remain upon the Premises, and, upon the expiration or any termination of the term of this lease, shall be surrendered therewith as a part thereof, except for any Specialty Alterations which shall, unless the Landlord advises the Tenant to the contrary, be removed by the Tenant, at the Tenant's expense, upon the expiration or earlier termination of this lease, provided, however, that alterations, additions and improvements installed by the Tenant at Tenant's expense shall remain the property of Tenant until the expiration or earlier termination of this lease, but Tenant shall not remove, destroy or alter such alterations, additions and improvement without Landlord's consent and, in any event, shall replace such alterations, additions and improvements with alterations, additions or improvements of equal or greater value. A "Specialty Alteration" shall mean an alteration which is in excess of standard office installations such as kitchens, cafeterias, vaults, sloping, terraced or raised floors, internal staircases, and other slab penetrations, data centers, fire suppression or uninterrupted power supply systems, generators, fuel tanks, dumbwaiters, and other improvements of a similar nature. The Tenant, at or prior to the expiration or any termination of the term of this lease shall, at its own expense, remove all its furniture, trade fixtures, stock in trade and like personal property. The Tenant shall restore and repair, at its own cost and expense, any damage or disfigurement of the Premises occasioned by any such removals or remaining after such removals, so as to leave the Premises in good order and condition or, the Landlord, at its option, may do such restoration and repair and the Tenant will pay the reasonable cost thereof upon demand. If any furniture, trade fixtures, stock in trade or other personal property of the Tenant shall not be removed at the expiration or any termination of this lease, the Landlord, at the Landlord's option, may treat the same as having been irrevocably abandoned, in which the Tenant shall have no further right, title or interest therein and the Landlord may remove the same from the Premises, disposing of them in any way which the Landlord sees fit to do, and the Tenant shall, on demand, pay to the Landlord the expense incurred by the Landlord for the removal thereof, as well as the cost of any restoration of the Premises above provided. The Tenant's obligations under this subdivision (b) of this Article FOUR shall survive the expiration of this lease for a period of one year.

         (c) The Landlord may at any time during the term of this lease, change the arrangement or location of the entrance or passageways, doors and doorways, and the corridors, elevators, stairs, toilets or other parts of the building used by the public or in common by the Tenant and other tenants (including, without limitation, the conversion of elevators from a manually-operated to an automatic self-service basis) and may alter staffing of the building and the scale and manner of the operation thereof, provided that the services to which the Tenant is entitled as specified in this lease are not diminished and may alter the facilities, fixtures, appurtenances and equipment of the building as it may deem the same advisable, or as it may be required so to do by any governmental authority, law, rule or regulation, and provided further that Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant's business in making such changes and provided that such changes do not materially reduce the accessibility of the Premises. The Landlord may change the name, street number or designation by which the building is commonly known.

         (d) The Tenant shall not at any time prior to or during the term of this lease, directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer in or about the Premises, whether in connection with any alteration or improvement or the providing of any services or otherwise, if such employment would, in the reasonable judgment of the Landlord, disrupt, or interfere or cause any conflict with, any other contractors, mechanics, or laborers engaged by the Landlord or any other tenant in the building. In the event of any such disruption, interference or conflict, the Tenant, upon demand of the Landlord, shall immediately cause all contractors, mechanics or laborers causing such disruption, interference or conflict to leave the building.

         (e) The Tenant, at its own sole cost and expense, shall defend the Premises and the Landlord against all suits for the enforcement of any mechanics lien or any bond in lieu of such lien, and the Tenant hereby indemnifies the Landlord and the Premises against any and all damages, expenses, or liabilities resulting from any such lien or suit. Should the Tenant fail to commence or diligently proceed to timely discharge any such lien, the Landlord may do so by payment, bond, or otherwise on thirty days' prior written notice to the Tenant and the amount paid or incurred therefor by the Landlord shall be payable by the Tenant as additional rent. Tenant represents and warrants that it has not performed any alterations in the Premises prior to the Initial Premises Commencement Date.

         (f) If, in connection with the performance of any alterations, additions or improvements to the Premises, there is any violation against the building, the curing of which shall be the responsibility of Landlord, which shall result in actual delay to Tenant or prevent Tenant from obtaining any governmental permits, consents, approvals or other documentation to commence or complete Tenant's alterations, additions or improvements, or prevent the physical (as opposed to legal) occupancy of the Premises, or if any governmental agency with jurisdiction orders Tenant not to occupy the Premises, then Landlord shall promptly and diligently proceed to cure and remove of record such violations and Tenant shall be entitled to an abatement of rent equal to the fixed rent and additional rent allocable to the portion of the Premises in which such alterations, additions or improvements are prevented from being performed or completed, or with respect to which Tenant has been ordered not to occupy, for the period during which Tenant shall be so prevented from performing such alterations, additions or improvements. Such abatement period shall not commence any earlier than the date which is ten business days following notice from Tenant to Landlord of a violation which prevents Tenant from proceeding with its alterations, additions or improvements, and such abatement period shall only commence if Landlord has not cured such violation within the ten-business-day period following Tenant's notice.


                                  ARTICLE FIVE
               COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

         The Tenant shall promptly comply, at the Tenant's own expense, with all laws, ordinances, regulations and requirements now or hereinafter enacted, of the City, State and Federal Government, and all subdivisions and agencies thereof, and the New York Fire Insurance Exchange, the New York Board of Fire Underwriters, and of any fire insurance rating organization, and of all other departments, bureaus, officials, boards and commissions with regard to the Premises or the use thereof by the Tenant, and (if the Premises are situated on the ground floor) the sidewalks adjoining the same in so far as such compliance is made necessary by the Tenant's use of the sidewalks, provided that the Tenant shall not be required to make structural alterations or additions to the Premises, alterations to any building systems servicing the Premises, or alterations to any common areas in the building utilized by Tenant and other tenants, except where the same are required by reason of the nature of the Tenant's use of the Premises, the alterations performed in the Premises by the Tenant, the manner in which its business is carried on in the Premises, or a failure on the part of the Tenant to conform to the provisions of this lease. Tenant shall not be required to comply with any such laws, ordinances, regulations and requirements for so long as Tenant shall be contesting, diligently and in good faith, Tenant's obligation to comply therewith through appropriate proceedings brought in accordance with applicable law, provided that Tenant's failure to comply shall have no adverse effect on Landlord or on other tenants in the building. The Tenant will not permit the maintenance of any nuisance upon the Premises or permit its employees, licensees or visitors to do any illegal act therein, or in and about the building after notice thereof from the Landlord. If any such law, ordinance, regulation or requirement shall not be promptly complied with by the Tenant, then the Landlord may, at its option, enter upon the Premises to comply therewith, and should any fine or penalty be imposed for failure to comply therewith or by reason of any such illegal act, the Tenant agrees that the Landlord may, at its option, pay such fine or penalty, which the Tenant agrees to repay to the Landlord, with interest (as set forth in Article Twenty-Four) from the date of payment, as additional rent.

                                   ARTICLE SIX
                              RULES AND REGULATIONS

         The Tenant and the Tenant's employees, and any other persons subject to the control of the Tenant, shall well and faithfully observe all the rules and regulations annexed hereto as SCHEDULE A, and also any and all reasonable rules and regulations affecting the Premises, the building or the equipment, appurtenances, facilities and services thereof, hereafter promulgated by the Landlord. The Landlord may at any time, and from time to time, prescribe and regulate the placing of safes, machinery and other things, and regulate which elevator and entrance shall be used by the Tenant's employees, and for the Tenant's shipping; and may make such other and further rules and regulations as in its reasonable judgment may, from time to time, be needed or desirable for the safety, care or cleanliness of the building and for the preservation of good order therein. The Landlord shall not be liable to the Tenant for violations of any rules and regulations by any other tenant, its servants, employees, agents, visitors or licensees. Notwithstanding the foregoing, the Landlord agrees that it shall not discriminate against the Tenant in the enforcement of the rules and regulations promulgated by the Landlord for the building.

                                  ARTICLE SEVEN
                                   PLATE GLASS

         The Landlord may, at its option, either (i) at the Tenant's expense, keep the plate glass, if any, in the Premises insured in the name of the Landlord against loss or damage, the premium for which, whether by separate policy or as a part of a schedule of another policy, shall be paid by the Tenant to the Landlord, upon demand, or (ii) require the Tenant, at the Tenant's expense, to keep the plate glass, if any, in the Premises insured in the name of the Landlord against loss or damage, in which event, the Tenant shall deliver such policy and evidence of due payment of the premium therefor to the Landlord. The Tenant shall promptly replace, at its own expense, any and all plate and other glass damaged or broken from any cause whatsoever in and about the Premises. If the Tenant fails to do so, the Landlord shall have the right to replace such glass at the Tenant's expense.

                                  ARTICLE EIGHT
                                CARE OF SIDEWALKS

         If the Premises, or any part thereof, consist of a first floor or any part thereof, the Tenant shall, at the Tenant's own expense, keep the sidewalk, gutter and curb in front thereof in a clean condition, but Tenant shall not be responsible for removal of snow and ice from the sidewalk.

                                  ARTICLE NINE
                        LANDLORD'S ACCESS TO THE PREMISES

         (a) The Tenant shall, without in any way affecting the Tenant's obligations hereunder, and without constituting any eviction, permit the Landlord and its agents and designees: (i) at all reasonable hours, upon reasonable notice, to enter the Premises and have access thereto, for the purpose of inspecting or examining them and to show them to other persons; or
(ii) to enter the Premises (including, specifically, all mechanical and air conditioning rooms located therein) to make repairs and alterations, and to do any work on the Premises or any adjoining premises and any work in connection with excavation or construction on any adjoining premises or property (including, but not limited to, the shoring up of the building) and to take in any of the foregoing instances, any space needed therefor, provided that any space so taken shall not be material to the conduct of Tenant's business in the Premises. The Tenant shall permit the Landlord to erect and maintain ducts, pipes and conduits in and through the Premises. In the exercise of the rights of the Landlord reserved under this Article NINE, the Landlord will do so in a manner which minimizes, so far as is practicable, the interference with the Tenant's use of the Premises or Tenant's wiring or improvements to the Premises and where ducts, pipes or conduits are to be erected through the Premises will locate them along walls or ceilings wherever practicable.

         (b) In the event that the Premises shall, in the Landlord's reasonable judgment, become substantially vacated before the expiration of this lease, or in the event the Tenant shall be removed by summary proceedings or in the event that, during the last month of the term, the Tenant shall have removed all or substantially all of the Tenant's property therefrom, the Landlord may immediately enter into and upon said Premises for the purpose of decorating, renovating or otherwise preparing same for a new tenant, without thereby causing any abatement of rent or liability on the Landlord's part for other compensation, and such acts shall have no effect upon this lease.

         (c) If the Tenant or an officer or authorized employee of the Tenant shall not be personally present to open and permit an entry into said Premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder, the Landlord or the Landlord's agents, may enter the same by a master key, or may forcibly enter the same without rendering the Landlord or such agents liable therefor (if during such entry the Landlord shall accord reasonable care to the Tenant's property) and without in any manner affecting the obligations and covenants of this lease and in no event shall any such entry by the Landlord or its agents be deemed an acceptance of a surrender of this lease, either expressed or implied, nor a waiver by the Landlord of any covenant of this lease on the part of the Tenant to be performed.


                                   ARTICLE TEN

                          ELECTRIC CURRENT; LIVE STEAM

         (a) So long as electric current is to be supplied by the Landlord, the Tenant covenants and agrees to purchase the Tenant's requirements therefor at the Premises from the Landlord or the Landlord's designated agent at a price equal to 108% of the Rates (as hereinafter defined) set forth in the rate schedule of Consolidated Edison Company of New York, Inc. applicable to the building (or the conjunctional group in which the building is included), plus an amount equal to all sales, use and gross receipt taxes and other governmental charges or levies, generally applicable to the purchase and sale of electricity in New York City (and without regard to whether the Landlord is exempt from paying or collecting any such tax, charge or levy), including any adjustment for time-of-day for either demand or consumption. As used herein, the term "Rates" shall mean the rates for all components of the aggregate cost of purchasing electricity for the building, including, without limitation, all charges related to the generation, transmission, distribution and service and all charges for consumption and demand (including, without limitation, all seasonal and time-of-day adjustments and fuel escalation charges relating to such consumption and demand charges). All amounts payable under this Article TEN shall constitute additional rent for the purpose of the enforcement of the Landlord's rights.

         (b) Where more than one meter measures the service of the Tenant in the building, the service rendered through each meter may be computed and billed separately in accord with the rates herein provided for. No current shall be furnished until the equipment of the Tenant has been approved by the proper authorities, and after such approval, no changes shall be made in such equipment without the written consent of the Landlord. The Tenant shall pay, upon demand, the bills for electric current furnished and the use of meters or the Landlord may, at its option, add such amounts to any installment or installments of fixed rent due under this lease and collect the same as additional rent. The Tenant shall comply with such rules, regulations and contract provisions as are customarily prescribed by public service corporations supplying such services, for consumption similar to that of the Tenant.

         (c) The Landlord may discontinue the supply of electric current under subdivision (a) at any time on sixty (60) days' notice to the Tenant without being liable to the Tenant therefor or without in any way affecting this lease or the liability of the Tenant hereunder or causing the diminution of rent, and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule, or regulation now or hereafter enacted, promulgated, or issued. Should the Landlord give such notice of discontinuance, the Tenant shall make the Tenant's own arrangements to receive such service direct from such public utility corporation serving the building and the Landlord shall permit the Landlord's wires, conduits and meters, to the extent to which they are safely available for such use and to the extent to which they may be used under any applicable governmental regulations or the regulations of such public utility, to be used for the purpose. Should any additional or other wiring, conduits, meters or any other or different distribution equipment be required in order to permit the Tenant to receive such service directly from the public utility, the same will be installed, as the Landlord shall elect, either by the Landlord or by the Tenant, the cost of which shall be shared equally by Landlord and Tenant. In the case of central distribution equipment which is used in connection with the distribution or metering of current supplied to the Tenant and other tenants of the building, and which is required to be installed under governmental regulations or the regulations of such utility, the cost of installation thereof will be prorated among the several tenants, serviced through the distribution facility in the proportion which their average consumption of electric current over the next preceding period of not less than six month's duration bears to the total consumption of electric current by all tenants during such period, and the Tenant shall pay to the Landlord the fifty percent (50%) of Tenant's share of such cost of installation, apportioned as above, within five (5) days following receipt of a statement showing the cost of the distribution equipment and the manner in which the cost has been allocated to the Tenant. (The costs described in the immediately preceding sentence are not intended to include the costs of the upgrading of the building by Landlord currently in progress.) All such facilities installed by the Tenant shall be installed in a workmanlike manner which complies with applicable governmental regulations and the regulations of the public utility. The Landlord will in any such case permit any pipe-chases or channels available in the building to be used by the Tenant for the Tenant's cables and conduits, to the extent that the same may be available and may be safely used for the purpose.

         (d) The Landlord shall not in any way be liable or responsible to the Tenant for any loss or damage or expense which the Tenant may sustain or incur if either the quantity or character or electric service is changed or is no longer available or suitable for the Tenant's requirements, nor shall the Landlord be in any way responsible for any interruption of service due to breakdowns, repairs, malfunction of electrical equipment or any other cause relating to electrical service which is beyond the Landlord's reasonable control. The Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Tenant's floor(s) or space (if less than an entire floor) or the capacity of the risers or wiring installation in the building. The Tenant agrees not to connect any additional electrical equipment to the building electrical distribution system, other than lamps, typewriters, computers, scanners, printers, servers, copiers, and other small office machines which consume comparable amounts of electricity, without the Landlord's prior written consent. If, in the Landlord's sole judgment, reasonably exercised, the Tenant's electrical requirements necessitate installation of an additional riser, risers or other necessary equipment, the same may be installed by the Landlord at the sole cost and expense of the Tenant (together with Tenant's Proportionate Share of any electrical panels which are required to be installed as a result of the installation of such additional risers), which shall be chargeable and collectible as additional rent. If the Tenant makes written request to install a riser or risers to supply the Tenant's electrical requirements, such request shall be subject to the prior written consent of the Landlord in each instance, and such riser, risers or other equipment shall be installed by the Landlord at the sole cost and expense of the Tenant, if in the Landlord's sole judgment, reasonably exercised, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. If the Tenant is not utilizing the full electrical capacity available to the Premises, the Landlord shall have the right to make such excess capacity available to other occupants of the building. Prior to taking such excess capacity, Landlord shall notify Tenant of its intention to do so, and Tenant shall have two weeks in which to demonstrate that Tenant has an impending need for such electrical capacity. If in Landlord's reasonable judgment, Tenant fails to demonstrate an impending need for such electrical capacity, Landlord shall be entitled to proceed to make such excess capacity available to other occupants of the building.

         (e) If there be any facilities for the supply of live steam in the building, such steam shall be supplied to the Tenant only if separate agreements are made therefor and pursuant to such arrangements. In the event that such separate agreements shall be made, the appropriate provisions of this Article TEN shall be applicable thereto.


                                 ARTICLE ELEVEN
                           CONDEMNATION AND DEMOLITION

         If the Premises or any part thereof, shall be taken or condemned for any public or quasi public use (other than for temporary use or occupancy), this lease and the term hereby granted shall terminate as of the date of vesting of title by reason of such taking. If any other part of the building shall be so taken and such taking shall, in the reasonable judgment of the Landlord, make the operation of the building impractical, unprofitable or uneconomical or would make substantial structural alterations or reconstruction of the building necessary (even though no part of the Premises be taken), the Landlord may, at its option, give to the Tenant, at any time after the vesting of title and prior to the actual taking of possession, thirty (30) days' notice of intention to terminate this lease, and upon the date designated in such notice, this lease and the term hereby granted shall terminate. Anything herein to the contrary notwithstanding, if ten (10%) percent or less of the Premises shall be so acquired or condemned, the Landlord, at its option, may elect not to terminate this lease and, in such case, the Landlord shall, at its expense, restore that part of the Premises not so acquired or condemned to a self-contained rental unit exclusive of the Tenant's alterations. In no event shall any condemnation award be apportioned, and the Tenant hereby assigns to the Landlord all right and claim to any part of such award, but the rent, and all other sums payable by the Tenant, shall be apportioned as of the date of any such termination of this lease with respect to all or part of the

Premises, as the case may be, and in the case of a partial taking, prospective rent obligations which are based on square footage shall be adjusted accordingly. Nothing contained in the foregoing portion of this Article ELEVEN shall be deemed to prevent the Tenant's making claim for and retaining an award for the damage to or loss of value of its trade fixtures and such of the installations made by the Tenant as remain the Tenant's property or from making claim for and retaining any award which may be made to the Tenant for the Tenant's moving expenses if, and to the extent that, the award to be claimed and retained by the Tenant is independent of and does not result in a diminution of the award, and is not payable out of the award to the Landlord for the taking of the land, building and the Landlord's other property.


                                 ARTICLE TWELVE
                                MECHANIC'S LIENS

         The Tenant will not permit, during the term hereby granted, any mechanic's or other lien or order for payment of work, labor, services, or materials furnished or to be furnished to attach to or affect the Premises or any portion thereof, and agrees that no such lien or order shall under any circumstances attach to or affect the fee, leasehold or other estate of the Landlord herein, or the building. The Tenant's obligation to keep the Premises in repair, and its right to make alterations therein, if any, shall not be construed as the consent of the Landlord to the furnishing of any such work, labor or materials within the meaning of any present or future lien law. Notice is hereby given that the Tenant has no power, authority or right to do any act or to make any contract which may create, or be the foundation for, any lien upon the fee or leasehold estate of the Landlord in the Premises or upon the land or building of which they are a part or the improvements now erected or hereafter to be erected upon the Premises or the land, or building of which the Premises are a part; and if any such mechanic's or other lien or order shall be filed against the Premises or the land or building of which the Premises are a part, the Tenant shall, within sixty (60) days thereafter, discharge said lien or order by payment, deposit or by bond fixed in a proper proceeding according to law. If the Tenant shall fail to take such action, or shall not cause such lien or order to be discharged within sixty (60) days after the filing thereof, the Landlord may, after five (5) days' notice to Tenant, pay the amount of such lien or discharge the same by deposit or by bond or in any other manner according to law, and pay any judgment recovered in any action to establish or foreclose such lien or order, and any amount so paid, together with the expenses incurred by the Landlord, including all reasonable attorneys' fees and disbursements incurred in any defense of any such action, bonding or other proceeding, shall be deemed additional rent. Any reasonable expenses incurred by the Landlord in connection with the examination of title to the Premises in order to ascertain the existence of any lien or encumbrance and the discharge of record thereof, shall be payable by the Tenant to the Landlord on demand, together with interest as aforesaid as additional rent.

                                ARTICLE THIRTEEN
                                  SUBORDINATION

         (a) Subject to the Tenant obtaining a non-disturbance agreement as provided in paragraph (d) of this Article THIRTEEN from any existing or future mortgagee(s) or underlying lessors, this lease, and all the rights of the Tenant hereunder, are and shall be subject and subordinate to any and all mortgages now or hereafter liens either in whole or in part on the building, or the land on which it stands, and also to any and all other mortgages covering other lands or lands and buildings, which may now or hereafter be consolidated with any mortgage or mortgages upon the building and the land on which it stands or which may be consolidated and spread to cover the building and such land and any such other lands or lands and buildings, and any extension, renewal or modification of any such mortgages, and to any and all ground or underlying leases which may now or hereafter affect the buildings or the land on which it stands, and any extensions, renewals or modifications thereof. This clause shall be self-operative and no further instrument of subordination (other than the non-disturbance agreement referred to above and in paragraph (d) below) shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the building or the land on which it stands. In confirmation of such subordination, the Tenant shall execute promptly any certificate, in recordable form, that the Landlord may reasonably request.

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

         (b) The Tenant hereby agrees that, in the event that any mortgagee shall succeed to the rights of the Landlord, or if any Landlord of any underlying lease shall succeed to the position of the Landlord under this lease, then the Tenant will recognize such successor Landlord as the Landlord of this lease and pay the rent and attorn to and perform the provisions of this lease for the benefit of any such successor Landlord. No documentation other than this lease shall be necessary to evidence such attornment but the Tenant agrees to execute any documents, in recordable form, reasonably requested by the successor Landlord to confirm such attornment or to otherwise carry out the intent and purposes of this Article THIRTEEN.

         (c) If, in connection with obtaining financing or refinancing for the building of which the Premises form a part, a lender shall request modifications to this lease as a condition to such financing or refinancing, the Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of the Tenant hereunder or adversely affect the Tenant's leasehold interest. A provision requiring the Tenant to give notices of any defaults by the Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be reasonably required for such lender to get possession of the building shall not be deemed to increase the Tenant's obligations or adversely affect the Tenant's leasehold interest. In no event shall a requirement that the consent (not to be unreasonably withheld) of any such lender be given for any modification, termination or surrender of this lease be deemed to materially adversely affect the leasehold interest hereby created.

         (d) Anything herein to the contrary notwithstanding, the Landlord represents and warrants to the Tenant that as of the date of this lease there is no mortgage or superior lease encumbering the Premises. The Landlord, at no cost to Tenant, shall obtain from any future mortgagee or from any future lessor of any underlying lease, an agreement to the effect that, so long as no Event of Default shall at the time have occurred and be continuing hereunder, the Tenant shall not be made party to any proceeding to foreclose the mortgage or to terminate the underlying lease; that the Tenant's possession of the Premises under the term of this lease, shall not be terminated or disturbed as a result of the foreclosure of any mortgage or termination of any underlying lease; that such mortgagee or underlying lessor, as the case may be, will recognize the Tenant as the direct tenant of such mortgagee or lessor on all of the terms and conditions of this lease subject to the provisions hereinafter set forth; together with such other terms as are customarily contained in a subordination, non-disturbance and attornment agreement (any such agreement from a mortgagee or lessor is called a "Nondisturbance Agreement"). The Tenant agrees it will execute any agreement consistent with the foregoing provisions which may be required to confirm the subordination of this lease subject to the non-disturbance provisions above outlined. In any such agreement the Tenant shall agree that, in the event that the mortgagee shall succeed to the rights of the Landlord herein named, or if any landlord of any underlying lease shall succeed to the position of the Landlord under this lease, then the Tenant will recognize such successor landlord as the Landlord of this lease and pay the rent and attorn to and perform the provisions of this lease for the benefit of any such successor Landlord.

         (e) Any Nondisturbance Agreement may be made on the condition that, and the Tenant hereby agrees that, neither the mortgagee nor the lessor, as the case may be, nor anyone claiming by, through or under such mortgagee or lessor, as the case may be, including a purchaser at a foreclosure sale, shall be:

         (i) liable for any previous act or omission of the Landlord under this lease, except to the extent that a default continues after the date of foreclosure or purchase of the Premises (in which case such default shall be deemed to have occurred on the date of transfer of title to the Premises); or

         (ii) subject to any credit, claim, counterclaim, demand, defense or offset that previously accrued to the Tenant against the Landlord under the lease; or

         (iii) bound by any previous modification of this lease (after notice to Tenant of the existence of such mortgage or underlying lease), or by any previous prepayment of rent for a period greater than one month, unless such modification or prepayment shall have been expressly approved in writing by any lessor or any mortgagee who shall have succeeded to the rights of the Landlord under this lease; or

         (iv) obligated to perform any alteration or improvements of the Premises not expressly required under this lease; or

         (v) be responsible for (1) the performance or completion of any construction work to be performed by the Landlord under the lease, or (2) any reimbursement or payment required by the Landlord to the Tenant or its designees pursuant to the Lease on account of work performed by, or for the account of, the Tenant; or

         (vi) be liable for the repayment of any monies owed by the Landlord to the Tenant; or

         (vii) have any obligation with respect to any security deposited under the lease unless and to the extent such security shall have been transferred to the mortgagee or lessor, as the case may be, or anyone claiming by, through or under such party.

         (f) The provisions of paragraph (e) shall not be deemed to vitiate the obligations of any mortgagee or lender succeeding to the Landlord's obligations hereunder from and after the date such party succeeds to the Landlord's interest under this lease.

                                ARTICLE FOURTEEN
                            CERTIFICATE OF OCCUPANCY


         (a) A true copy of the Certificate of Occupancy of the building is annexed hereto as EXHIBIT B.

         (b) The Tenant shall immediately discontinue any use of the Premises, which may, at any time, be claimed or declared by the City or State of New York or other governmental authority to be in violation of or contrary to the Certificate of Occupancy of the building, or by reason of which any attempt may be made to penalize the Landlord or require the Landlord to secure any Certificate of Occupancy other than the one, if any, now issued for the building.

                                 ARTICLE FIFTEEN
                                     VAULTS

         Notwithstanding anything herein contained, or shown on any sketch, plan or schedule hereto attached, to the contrary, if any vault space forms a part of the Premises, or adjoins the same, or any part or portion of the Premises is not within the property line of the building or Premises, and if the use of the said space shall hereafter be prevented or curtailed by exercise of any governmental authority, the Tenant shall have no claim whatever upon the Landlord for the loss of such space, by any abatement of the rent, or otherwise, nor shall the Tenant be relieved from any obligations under this lease, and the Landlord's covenant of quiet enjoyment hereinafter contained, shall not be deemed to apply to any such space. The Landlord makes no representation as to the location of the property line of the building. The Tenant shall reimburse the Landlord for the vault charge or tax, if any, imposed by the City of New York in respect of any such vault space.


                                 ARTICLE SIXTEEN
                             FIRE AND OTHER CASUALTY

         (a) If the Premises shall be damaged by fire, action of the elements or other casualty or cause which is within the risks covered by standard fire and extended coverage insurance, the Tenant shall give immediate notice thereof to the Landlord, and said damage shall be repaired by the Landlord, at the Landlord's expense, with all reasonable speed, making due allowance for delay due to labor troubles, settlement of loss and other causes beyond the control of the Landlord, and the Tenant shall, in every reasonable way, facilitate the making of such repairs, and the rent shall be suspended during such period as the Premises shall have been rendered wholly untenantable until five (5) days after the Landlord notifies the Tenant that the Premises are substantially ready for the Tenant's occupancy (or the Premises are sooner occupied by the Tenant) and, in the event that the Premises are rendered partially untenantable, the rent shall be abated during such period, in the proportion which the area of the Premises which is rendered untenantable bears to the area of the whole Premises. In addition to the foregoing rental abatement, provided that (i) Tenant promptly commences and diligently prosecutes such alterations to the Premises as are necessary for Tenant to recommence operations within the Premises, and (ii) Landlord continues to be reimbursed by Landlord's insurance company for its rental loss, then Tenant shall be entitled to a further abatement of rent during Tenant's refixturing of the Premises, which abatement shall be coextensive with the rental loss reimbursement received by Landlord from Landlord's insurance company. The decision of Landlord's insurance company shall be conclusive and Landlord shall have no obligation to contest the same, by litigation or otherwise. No damage to the Premises or the building by fire, or other cause, however extensive, shall terminate this lease, or give the Tenant the right to quit and surrender the Premises, or impair any obligations of the Tenant hereunder, except with respect to the payment of rent (and with respect thereto to the extent above provided) and except that (i) if the damage shall be so extensive that the Landlord shall determine to demolish or substantially alter the building, whether or not the Premises are affected, the Landlord may at any time within one hundred twenty (120) days following the occurrence of the damage give to the Tenant thirty (30) days' notice of intention to terminate this lease; (ii) if the damage to the Premises is substantial so that the whole or substantially the whole of the Premises is rendered untenantable by the Tenant or if 50% or more of the common areas of the building are destroyed or substantially damaged and the Landlord does not within 60 days following the occurrence of the damage notify the Tenant of the Landlord's intention to repair the damage to the Premises so that the Premises are again useable by the Tenant within a period of not more than 180 days following the occurrence of the damage subject to delays due to settlement of loss or causes of the kinds described in Article THIRTY-FOUR of this lease, the Tenant may cancel this lease by notice given within 10 days following the expiration of the said 60-day period for the Landlord's notice of election to repair, time being of the essence; (iii) if the Landlord has given notice of its intention to restore the Premises, but fails to substantially complete such restoration within 180 days following the occurrence of the damage, subject to delays due to settlement of loss or delays of the kind described in Article THIRTY-FOUR of this lease, the Tenant may cancel this lease by notice given within 10 days following the expiration of the said 180-day period, time being of the essence; and (iv) in the event of the occurrence of damage to the Premises of the degree described above in clause (ii) of this paragraph (a), the Landlord may also elect to terminate this lease by notice of election to do so given within 60 days following the occurrence of the damage. If notice of election to terminate this lease shall be given as above provided, then, upon the date for termination designated in any such notice, this lease and the term hereby granted shall terminate and the rent shall be apportioned as of the date of the damage or as of such later date as the Tenant may actually surrender possession. Nothing herein contained shall be deemed to obligate the Landlord to restore the Tenant's trade fixtures, equipment, stocks, furnishings, improvements or other property remaining the property of the Tenant. The Tenant acknowledges that the Landlord will not carry insurance on the Tenant's furniture or any fixtures or equipment, improvements or appurtenances removable by Tenant and agrees that the Landlord will not be obligated to repair any damage thereto or replace the same. The Tenant hereby waives the provisions of
Section 227 of the Real Property Law and agrees that the provisions of this Article SIXTEEN shall govern and control in lieu thereof.

         (b) The Tenant shall conduct its business and use the Premises in such a manner and so as not to increase the rate of fire insurance applicable to the building or any property located therein over the rates in effect prior to the commencement of the Tenant's occupancy, and the Tenant shall install and maintain all its furniture, fixtures, equipment, stocks and materials in such a manner as to accomplish the foregoing purposes. The Tenant further agrees not to permit any act to be done or anything brought into or kept upon the Premises which will void or avoid the insurer's liability under any contract of fire insurance on the building or its contents. Should the fire insurance rate on the building be increased beyond the present rate, by reason of the Tenant's occupancy or character of its business, or the Tenant's failure to comply with the terms hereof, the Tenant agrees to pay to the Landlord, on demand, the additional cost of such insurance, or, at the option of the Landlord, the same may be added to any installment of rent and be payable as additional rent. The

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

schedule of the makeup of a rate issued by an authorized rating organization shall be conclusive evidence of the facts therein stated and of the items in the rate applicable to the Premises.

         (c) The Landlord, as to the Premises, and the Tenant, as to the improvements made therein at the Tenant's expense and all of the Tenant's stock, trade fixtures and other property in the Premises shall each look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, the Landlord and the Tenant each hereby release one another or any one claiming through or under each of them by way of subrogation or otherwise from all liability for any loss or damage caused by fire or any of the risks enumerated in standard extended coverage insurance. This foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance, and also provided that such a policy can be obtained without additional premiums. The Landlord and Tenant agree that their respective insurance policies will include the aforesaid clause so long as the same is obtainable without extra cost or if extra cost be charged, so long as the party for whose benefit the clause is obtained shall pay such extra cost. If extra cost shall be chargeable therefor the party so affected shall advise the other thereof, of the amount of the extra cost and the other party at its election may pay the same or decline to so pay, in which event the release from liability given to said party by this Article SIXTEEN shall be deemed to be withdrawn and of no force and effect.

         (d) The Landlord shall keep in full force and effect a policy of insurance against loss or damage by fire and such other risks and hazards as are insurable under standard forms of "all risk" insurance policies, with extended coverage, covering the building, in an amount sufficient to avoid the effects of co-insurance, in such amounts as the Landlord, acting reasonably, may deem appropriate.

         (e) If notwithstanding the recovery of insurance proceeds by the Tenant for loss, damage or destruction to its property, the Landlord is liable to the Tenant with respect thereto or is obligated under this lease to repair or restore such damage to Tenant's property, the amount of the net proceeds paid to the Tenant shall either be offset against the Landlord's liability to the Tenant, or shall be made available to the Landlord to pay for the cost of such repair or restoration.


                                ARTICLE SEVENTEEN
              CHANGE IN USE OF PREMISES, SUBLETTING AND ASSIGNMENT

         (a) The use to be made of the Premises by the Tenant and the identity of the Tenant being among the inducements to the making of this lease by the Landlord, the Tenant shall not (except as otherwise permitted herein), without first having obtained the Landlord's prior written consent thereto, and otherwise in accordance with the terms of this lease, (i) sublet or underlet, or permit the subletting or underletting of the Premises or any part thereof; (ii) assign or transfer, by operation of law or transfer of stock or otherwise, this lease or any interest therein; (iii) use or permit the Premises or any part thereof to be used for any purposes other than those specified in the lease;
(iv) permit the Premises or any part thereof to be occupied by anyone other than the Tenant or its officers or employees; or (v) mortgage or encumber this lease or any interest therein.

         (b) If the Tenant shall desire to assign this lease or to sublet the Premises, in whole or in part, the Tenant shall send to the Landlord a written notice (the "Tenant's Notice") stating (i) the action which the Tenant proposes;
(ii) the portion of the Premises with respect to which the Tenant proposes to take such action (the "Affected Premises"); (iii) the principal terms and conditions of the desired assignment or subletting, including without limitation, the rent payable, the proposed commencement and expiration dates of the terms of the desired subletting, or the effective date of the desired assignment; and (iv) such other information as the Landlord shall reasonably request. The Tenant's Notice shall also contain a statement directing the Landlord's attention to the provisions of Article SEVENTEEN (c) of the lease.

         (c) Within sixty (60) days after receipt of Tenant's Notice which contains all the information required in paragraph (b) above, the Landlord shall notify the Tenant (the "Landlord's Notice") whether it elects to (i) terminate the lease in its entirety, if the desired transaction is an assignment of lease or a subletting of all or substantially all of the Premises or (ii) terminate the lease as to the Affected Premises only if the desired transaction is a subletting of less than substantially all of the Premises. For purposes of this Article SEVENTEEN, a Tenant shall be deemed to be subletting "substantially all of the Premises" if the Affected Premises constitutes seventy five (75%) percent or more of the rentable square footage of the Premises. Landlord's recapture rights specified above shall not apply (y) to any subletting of five years or less (unless such term exceeds 75% of the remaining term of this lease), or (z) to any subletting where the subtenant's space is not separately demised (this does not include sublettings of all or substantially all of Tenant's space on a given floor), provided in either case that Tenant is subletting not more than one third of the total rentable area of the Premises.

         (d) If the Landlord exercises the option set forth in paragraph (c) (i) above to terminate this lease in its entirety, then (i) the term of this lease shall end and expire with respect to the entire Premises on the ninetieth (90th) day following the date of Landlord's Notice and (ii) the Tenant shall surrender the entire Premises to the Landlord on such date, in the same manner and condition as is required by this lease, as if such date were the Expiration Date set forth in this lease, and (iii) fixed rent and additional rent shall be apportioned as of such expiration date. Instead of terminating the lease, the Landlord may, at its option, elect to have the Tenant assign all of its right, title and interest in and to this lease to the Landlord, such assignment to be effective as of the date such lease termination would be effective and otherwise on the terms and conditions set forth in this paragraph (d). Upon such assignment, the Tenant shall be relieved of all liability accruing under this lease after the effective date of such assignment, and the Landlord may thereafter further assign this lease or sublet all or part of the Premises to any party and the Tenant shall have no right to any proceeds derived from such assignment or subletting. In no event shall the provisions of this paragraph (d) relieve the Tenant of any obligations which accrued prior to the termination of this lease or the assignment to the Landlord, as the case may be.

         (e) If the Landlord exercises the option set forth in paragraph (c)(ii) above to terminate the lease with respect to the Affected Premises, then (i) the term of this lease shall end and expire with respect to the Affected Premises on the ninetieth (90th) day following the date of the Landlord's Notice and (ii) the Tenant shall surrender the Affected Premises to the Landlord on such date, in the same manner and condition as is required by this lease, as if such date were the Expiration Date set forth in this lease and (iii) fixed rent and additional rent with respect to the Affected Premises shall be apportioned as of such Expiration Date and the Tenant's prospective rent obligations which are based on square footage (including, without limitation, fixed rent and additional rent payable pursuant to Article THIRTY of this lease) shall be reduced accordingly, and (iv) at the Landlord's election, either the Landlord, at the Tenant's expense, or the Tenant, at its own expense, shall erect the partitioning required to separate the Affected Premises from the remainder of the Premises, create any doors required to provide an independent means of access to the Affected Premises from elevators and lavatories and segregate the wiring and meters and electric current facilities, so that the Affected Premises may be used as a unit for commercial purposes, separate from the remainder of the Premises. If the remaining Premises contain the core lavatories, the occupant of the Affected Premises shall have the right to use such lavatories in common with the Tenant. If the Tenant performs such work, it shall commence such work promptly upon receipt of Landlord's Notice and shall proceed to complete such work in a diligent and workmanlike manner. Instead of terminating the lease with respect to the Affected Premises, the Landlord may, at its option, elect to have the Tenant assign all of its right, title and interest with respect to the Affected Premises to the Landlord, such assignment to be effective as of the date such lease termination would be effective and otherwise on the terms and conditions set forth in this paragraph (e). Upon the assignment of the lease to the Landlord with respect to the Affected Premises, the Landlord may further assign the lease or sublet all or part of the Affected Premises to any party and the Tenant shall have no right to any proceeds derived from such assignment or subletting. In no event shall the provisions of this paragraph (e) relieve the Tenant of any obligations with respect to the Affected Premises which accrued with respect to the Affected Premises prior to the termination of the lease or the assignment to the Landlord, as the case may be.

         (f) In the event the Landlord does not elect either of the alternatives set forth in paragraph (c) (i) or (ii) above, or in the event the Landlord fails to timely deliver the Landlord's Notice, the Landlord agrees not to unreasonably withhold or delay its consent to any proposed assignment or subletting, provided, however, that the Landlord shall have the right to condition its consent to any proposed assignment or sublease on the following:

         (1) No Event of Default shall have theretofore occurred and be continuing under this lease beyond any applicable notice or cure period.

         (2) The Tenant shall have delivered to the Landlord the Tenant's Notice as required by paragraph (b) above.

         (3) With respect to a sublease, the Tenant shall collaterally assign to the Landlord, and grant the Landlord a security interest in, the sublease and the rents payable thereunder and shall take all necessary steps required to perfect such assignment and security interest.

         (4) The sublease shall include provisions to the effect that (i) if the Landlord shall notify the sublessee that the Tenant is in default in the payment of rent or in the performance of its other obligations under this lease, the subtenant shall, if so requested by the Landlord, pay all rent and other amounts due under the sublease directly to the Landlord, (ii) notwithstanding any such payment by the subtenant directly to the Landlord, the term of the sublease shall terminate simultaneously with the termination of the term of this lease and the subtenant shall surrender the subleased premises upon such termination,
         (iii) the sublease shall be subject and subordinate to this lease and to all matters to which this lease is or shall be subordinate, and (iv) any act or omission by the subtenant which, if performed by the Tenant would constitute an Event of Default under the lease, shall also constitute an Event of Default under the sublease provided notice thereof shall have been provided to the Tenant named herein.

         (5) The proposed subtenant or assignee shall have a financial standing, be of a character, be engaged in a business, and propose to use the Premises in a manner, which in the Landlord's reasonable judgment, is in keeping with the Landlord's standards in such respect of the other office tenancies in the building. The parties acknowledge that the Landlord, as a religious institution, may have special considerations in determining if the business or proposed use of a proposed subtenant or assignee is objectionable, and the parties agree that the Landlord's judgment in such matters shall be conclusive.

         (6) The proposed assignee or subtenant shall not then be a tenant, subtenant or assignee of any space in the building or any other building then owned, directly or indirectly, by the Landlord, provided that Landlord then has comparable space available in any of its buildings, nor shall the proposed subtenant or assignee be a person or entity with whom the Landlord is then negotiating to lease space in the building or any other building then owned, directly or indirectly, by the Landlord.

         (7) The Premises shall not, without the Landlord's prior consent, have been publicly advertised (but may be listed with brokers) for subletting at a rental rate less than the prevailing asking rental rate then set by the Landlord for comparable space in the building, and if no comparable space is then available, at the prevailing rental rate set by the Landlord.

         (8) The character of the business to be conducted or the proposed use of the Premises by the proposed assignee or subtenant shall not (i) be likely to increase the Landlord's operating expenses beyond that which would be incurred for use by the Tenant or for use in accordance with the standards of use of other tenancies in the building, (ii) materially increase the burden on elevators over the burden prior to such proposed assignment or subletting, (iii) unreasonably interfere with the use and enjoyment by other tenants in the building of their premises, or (iv) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises.

         (9) Any proposed sublease shall provide that in the event of the termination of this lease, or the re-entry or dispossession of the Tenant by the Landlord under this lease, such subtenant shall, at the Landlord's option, attorn to the Landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that the Landlord shall not be (i) liable for any previous act or omission of Tenant as sublessor under such sublease,
         (ii) subject to any offset which theretofore accrued to such subtenant against the Tenant, (iii) bound by any modification of such sublease not consented to in writing by the Landlord or by any prepayment of rent more than one month in advance, (iv) bound to return such subtenant's security deposit until it has come into its actual possession and the subtenant would be entitled to its return pursuant to the terms of the sublease, and (v) bound by any obligation to make any payment to any subtenant or perform any work in the Premises.

         (10) The proposed assignee or subtenant is not entitled, directly or indirectly, to diplomatic or sovereign immunity, and/or is subject to the service or process in, and the jurisdiction of the courts of New York.

         (11) At any time during the term of the lease, there shall be no more than three (3) occupants in the Premises on any floor where Tenant has leased half or more than half of the rentable area of such floor, or two (2) occupants in the Premises on any floor where Tenant has leased less than half the rentable area of such floor, in both such cases, "occupants" includes Tenant if Tenant is actually occupying any portion of such floor.

         (12) The subletting shall end no later than one (1) day before the Expiration Date and shall be for a term of no less than two (2) years, unless it commences less than two (2) years before the Expiration Date of the term.

         (13) Intentionally omitted.

         (14) The assignee shall assume, in writing, all obligations of the Tenant under this lease from and after the date of such assignment.

         (15) A fully executed counterpart of the assignment or sublease shall be delivered to the Landlord within five (5) days after execution thereof.

         (g) In the event the Landlord waives its rights set forth in paragraph
(c) (i) and (ii) above, or consents to any assignment or subletting pursuant to this Article SEVENTEEN, and the Tenant fails to execute and deliver an assignment or sublease document, as approved by the Landlord, within six (6) months after the date of Landlord's Notice, then the Tenant shall again comply with all of the requirements of this Article SEVENTEEN before assigning its interest in this lease, or subletting all or part of the Premises, respectively.

         (h) The Tenant shall pay all of the reasonable Landlord's costs (including, without limitation, attorneys' fees and expenses) related to the Landlord's review of a proposed sublease or assignment and the preparation, review and approval of any assignment of rents, financing statement and other documents related to such sublease or assignment, irrespective of whether consent is granted or the transaction is ultimately consummated. The Tenant shall also pay the cost of recording or filing any assignment of rents and financing statements.

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

         (i) Provided no Event of Default shall have theretofore occurred and be continuing under this lease beyond any applicable notice or cure period, the Tenant named herein is authorized to (1) assign the lease to any entity succeeding to the business and assets of the Tenant, whether by way of merger or consolidation or by way of acquisition of all or substantially all of the assets of the Tenant, provided that the acquiring entity shall have assumed in writing the Tenant's obligations under this lease; or (2) to sublease all or a portion of the Premises or assign the lease to an entity which shall (x) control, (y) be under the control of, or (z) be under common control with the Tenant (an entity described in (x), (y) or (z) being a "Related Entity"). "Control" shall mean direct or indirect ownership of more than fifty percent (50%) of each class of stock which is authorized to vote of a corporation or other majority equity and control interest if not a corporation, or the possession, directly or indirectly, of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract. Upon making a sublease or assignment to any Related Entity, the Tenant shall notify the Landlord and certify to the Landlord the manner in which such Related Entity is related to the Tenant and the purposes for which the Premises will be used. Any subletting or assignment described in this paragraph (i) shall be on notice to Landlord but shall not require the prior written consent of the Landlord and may only be made on the condition that (a) the subtenant or assignee shall continue to use the Premises for executive and general offices (except for the Basement Space, which shall only be used for the specific purpose set forth herein), and (ii) the principal purpose of such sublease or assignment is not the acquisition of the Tenant's interest in this lease, or to circumvent the provisions of paragraph (a) of this Article SEVENTEEN. In the event of an assignment pursuant to the provisions of clause (1) of this paragraph (i), the successor entity, after giving effect to such merger, consolidation or acquisition, shall have a tangible net worth, exclusive of good will, computed in accordance with generally accepted accounting principles ("Net Worth") at least equal to the Net Worth of the Tenant as of the date of this lease. The provisions of paragraph (c) of this Article and the provisions of paragraph (k) of this Article shall not apply to a subleasing or assignment made pursuant to the provisions of this paragraph (i).

         (j) For purposes of this Article SEVENTEEN, an "assignment" shall be deemed to include, whether occurring at one time or over a period of time through a series of transfers, a sale or transfer of fifty (50%) percent or more of beneficial interest in the Tenant (whether stock, partnership or otherwise), or of any guarantor of the Tenant's obligations under this lease, or the issuance of additional stock where the issuance of such additional stock will result in a change of "control" (as defined in paragraph (i)) in the Tenant or guarantor, if applicable. The transfer of shares or issuance of additional stock of the Tenant or any guarantor for purposes of this Article SEVENTEEN shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities and Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any nationally recognized exchange.

         (k) In the event the Landlord, in its sole discretion, authorizes the Tenant to assign the lease or to sublet all or a portion of the Premises (other than an assignment or subleasing authorized by paragraph (i) above), the Tenant named herein shall pay to the Landlord, monthly, as additional rent, 50% of all Tenant's Profit. "Tenant's Profit" shall mean all consideration received by the Tenant (other than rental or consideration received by the Tenant under a sublease or assignment entered into pursuant to paragraph (i) of this Article), less (i) the rent, payable by the Tenant under this lease for the period in question (exclusive of any amount payable by the Tenant under this subparagraph
(k)), such rent to be pro-rated if less than all of the Premises are sublet,
(ii) any brokerage commissions (not exceeding 110% of those set forth in Landlord's brokerage commission schedule as published from time to time) and reasonable legal fees paid by the Tenant in connection with such subletting or assignment, (iii) any sums payable by the Tenant to the Landlord pursuant to the provisions of paragraph (h) of this Article, (iv) any payments made by the Tenant in connection with the assignment of its interest in this lease pursuant to Article 31-B of the Tax Law of the State of New York or any real property transfer tax of the United States or the City or State of New York (other than income taxes), (v) free rent granted to the assignee or subtenant, and (vi) the cost of work or alterations or payment therefor to separate the subleased space from the balance of the Premises or to prepare the Affected Premises for the assignee's or subtenant's occupancy. In the case of a sublease, the expenses set forth in (ii) and (iii) shall be amortized on a straight-line basis over the term of the sublease. In the case of an assignment, if the consideration to be paid to the Tenant shall

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

be paid in installments, the expenses set forth in (ii) through (iv) shall be amortized over the period during which the installments are to be paid.

         (l) No consent given by the Landlord shall be deemed to permit any act except the act to which it specifically refers, or to render unnecessary any subsequent consent, and any assignment or subletting of the Premises shall not relieve the Tenant or any mesne assignee from any obligations, duty or covenant under this lease. No assignment, transfer, mortgage, encumbrance, subletting or arrangement in respect of the occupancy of the Premises shall create any right in the assignee, transferee, mortgagee, subtenant or occupant, unless the consent of the Landlord shall first have been obtained, in accordance with the provisions of this Article SEVENTEEN (except as provided in paragraph (i) above). Any assignee by accepting an assignment shall nevertheless be conclusively deemed to have assumed this lease and all obligations already accrued or to accrue thereunder and further to have agreed to fully and duly perform all the Tenant's covenants herein contained. If the Tenant shall, at any time, be in default in the payment of rent, the Landlord shall have the right to collect rent from any assignee or subtenant, and credit the same to the account of the Tenant, and no such collection shall constitute a waiver of the foregoing covenant or the acceptance of anyone other than the Tenant, as tenant, or shall otherwise release, impair or otherwise affect any obligation of the Tenant under this lease.

         (m) The Tenant shall remain fully liable for the performance of all of the Tenant's obligations hereunder notwithstanding anything provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to the Landlord for all acts and omissions of any subtenant or assignee or anyone claiming under or through any such person which shall be in violation of any of the obligations of this lease and any such violation shall be deemed to be a violation by the Tenant. Provided that the Tenant named herein shall have provided Landlord with an address for notices, if such address is different from the Premises, Landlord shall send copies of any default notices given to an assignee or subtenant to the Tenant named herein, and the Tenant named herein shall have the same cure period with respect to such default as provided herein with respect to Tenant's own defaults. Landlord may not terminate this lease for a default of an assignee or subtenant until the Tenant named herein is given copies of such default notices and the cure period to cure such default shall have expired. Upon any termination of this lease, it is expressly agreed that the Tenant shall deliver to the Landlord all subleases, security deposits (including interest), contracts, documents, rent rolls and other records used in the operation of the Premises and, unless the sublease shall have previously terminated and the security deposit returned to subtenant or applied as provided by the sublease, all security deposits held by the Tenant.

         (n) With respect to any present or future subleases, the Tenant shall not accept prepayment of rent prior to its due date in excess of one month (but the provisions of the foregoing shall not prohibit the Tenant from collecting from any subtenant a security deposit provided such security deposit is delineated in the sublease as being not advance rent, but security, returnable to the subtenant after the termination of the term of the sublease). The Tenant agrees to indemnify and save the Landlord harmless from and against any claim or lien against the Landlord or the Premises for the return of any security under any subleases with a subtenant which was not previously delivered to the Landlord and agrees further that all subleases hereafter made with subtenants shall provide that the lease security deposited by the subtenant shall not be a lien or claim against the interest of the Landlord.

         (o) (i) If the Tenant assumes this lease and proposes to assign the same pursuant to the provisions of 11 U.S.C. Section 101 et. seq (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to the Tenant, then notice of such proposed assignment shall be given to the Landlord by the Tenant no later than twenty (20) days after receipt by the Tenant of such bona fide offer, but in any event no later than ten (10) days prior to the date that the Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) adequate assurance of future performance by such person under this lease, including, without limitation, the assurance referred to in Section 365 (b)(3) of the Bankruptcy Code. The Landlord shall have the prior right and option, to be exercised by notice to the Tenant


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

given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commission which would be payable in connection with such assignment.

         (ii) The term "adequate assurance of future performance" as used in this lease shall mean that any proposed assignee shall, among other things: (a) deposit with the Landlord on the assumption of this lease an amount equal to the then-fixed rent and additional rent as security for the faithful performance and observance by such assignee of the terms and obligations of this lease, which sum shall be held in accordance with the provisions of Article TWENTY-NINE hereof; (b) furnish the Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a Net Worth of at least two (2) times the Net Worth of the Tenant named herein as of the date of this lease for each of such three (3) years; (c) grant to the Landlord a security interest in such property of the proposed assignee as the Landlord shall deem necessary to secure such assignee's future performance under this lease; and (d) provide such other information or take such action as the Landlord, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under this lease.

         (p) Notwithstanding anything to the contrary contained herein, no assignment or subletting by the Tenant, nor any other transfer or vesting of the Tenant's interest hereunder (whether by merger, operation of law or otherwise), shall be permitted if the proposed assignment or sublease (i) provides for a rental or other payment for the leasing, use, occupancy or utilization of all or any part of the Premises based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales or (ii) does not provide that such assignee or subtenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of all or any portion of the Premises which provides for a rental or other payment for such use, occupancy or utilization based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales.

                                ARTICLE EIGHTEEN
                    WAIVER AND SURRENDER; REMEDIES CUMULATIVE

         No consent or waiver of any provision hereof or acceptance of any surrender shall be implied from any act or forbearance by the Landlord. No agreement purporting to accept a surrender of this lease, or to modify, alter, amend or waive any term or provision thereof, shall have any effect or validity whatever, unless the same shall be in writing, and executed by the Landlord and by the Tenant (or, in the case of a waiver, by the party waiving such term or provision), and be duly delivered, nor shall the delivery of any keys to anyone have any legal effect, any rule or provision of law to the contrary notwithstanding. Any consent, waiver or acceptance of surrender, in writing, and properly executed and delivered as aforesaid, shall be limited to the special instance for which it is given, and no superintendent or employee, other than an officer of the Landlord or of its managing agent, and no renting representative shall have any authority to accept a surrender of the Premises, or to make any agreement or modification of this lease, or any of the terms and provisions hereof. No provision of any lease made by the Landlord to any other tenant of the building shall be taken into consideration in any manner whatever in determining the rights of the Tenant herein. No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement on any check, nor any letter accompanying any such payment of rent be deemed an accord and satisfaction (unless an agreement to accept a lesser amount be signed by the Landlord), but the Landlord may accept such payment without prejudice to the Landlord's full right to recover the balance of such rent and to institute summary proceedings therefor. If the Tenant is in arrears in the payment of fixed rent or additional rent or any other sum which may become payable under this lease, the Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as the Landlord, in its sole discretion, shall determine, irrespective of any such designation or request by the Tenant as to the items against which any such payments shall be credited. The receipt by the Landlord of any fixed rent, or additional rent or of any other sum of money which may be payable under this lease, or of any portion thereof, shall not be deemed a waiver of the right of the Landlord to enforce the payment of any sum of any kind previously due or which may thereafter become due under this lease, or of the right to forfeit this lease by such remedies as may be appropriate, or to terminate this lease or to exercise any of the rights and remedies reserved to the Landlord hereunder, and the failure of the Landlord to enforce any covenant or condition (although the Tenant shall have repeatedly or continuously broken the same without objection from the Landlord) shall not estop the Landlord at any time from taking any action with respect to such breach which may be authorized by this lease, or by law, or from enforcing said covenant or any other covenant or condition on the occasion of any subsequent breach or default. The various rights, remedies, powers and elections of the Landlord, as provided in this lease or created by law, are cumulative, and none of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers or elections as are now or may hereafter be conferred upon the Landlord by law or equity.

                                ARTICLE NINETEEN
                       NO REPRESENTATIONS AS TO PREMISES,
                        CERTIFICATE OF OCCUPANCY AND USE

         The Tenant represents to the Landlord that the Tenant has made, or caused to be made, a careful inspection of the Premises and that the Tenant has made an examination of the certificate of occupancy of the building and that the area and present condition of the Premises are in all respects satisfactory to the Tenant, except (if at all) as may herein otherwise be expressly stated in the Work Sheet (Exhibit C) annexed hereto. The Tenant acknowledges that no representations or promises have been made by the Landlord or the Landlord's agents with respect to the Premises or the building or the Certificate of Occupancy thereof, except as in this lease set forth, and no rights, easements or licenses are acquired by the Tenant except as expressly set forth herein. The statements contained in this lease regarding the use of the Premises by the Tenant shall not be deemed a representation or warranty by the Landlord that such use is lawful or permitted by the Certificate of Occupancy of the building.

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

                                 ARTICLE TWENTY
                       LIMITATION OF LANDLORD'S LIABILITY

         (a) The Tenant shall make no claim upon the Landlord for abatement of rent, constructive eviction, rescission, or otherwise, and the Landlord shall be exempt from all liability, except for injuries to the Tenant's person or property which are due to the negligence of the Landlord, its agents, servants or employees in the management of the Premises or the real property of which the Premises are a part, for or on account of any annoyance, inconvenience, interference with business, or other damage, caused by: (i) any interruption, malfunction or curtailment of the operation of the elevator service, heating plant, sprinkler system, gas, water, sewer or steam supply, plumbing, machinery, electric equipment or other appurtenances, facilities, equipment and conveniences in the building, whether such interruption, malfunction or curtailment be due to breakdowns, or repairs, or strikes or inability to obtain electricity, fuel or water due to any such cause or any other cause beyond the Landlord's control; (ii) any work of repair, alteration, renovation or replacement done by or on behalf of the Landlord or any other tenant; (iii) any water, rain, snow, steam, gas, electricity or other element, which may enter, flow from or into the Premises or any part of the building, or any noise or vibration audible in, or transmitted to the Premises; (iv) any vermin; (v) any falling paint, plaster or cement; (vi) any interference with light or with other easements or incorporeal hereditaments; (vii) any latent defect or deterioration in the building or the appurtenances thereof, whether or not the Landlord shall have been notified of any condition allegedly causing same; (viii) any zoning ordinance or other acts of governmental or public authority now or hereafter in force; and (ix) any act or omission of any other occupant of the building or other person temporarily therein. The Tenant will not hold the Landlord liable for any loss or theft of, or damage to, any property in the Premises done or caused by any employee, servant, or agent of the Landlord who is invited into the Premises by the Tenant for purposes outside the normal scope of such employee's, servant's or agent's duties, nor for the loss, damage or theft of any property stored or left in the basement or in any other part of the building, which is not enclosed within the Premises or of any property, left with any employee of the Landlord, notwithstanding such theft, loss or damage may occur through carelessness or negligence of the Landlord's employees; and the Tenant agrees that any employee in entering the Premises at the invitation of the Tenant for purposes outside the normal scope of such employee's, servant's or agent's duties or accepting custody of property shall be then deemed agent of the Tenant or other person at whose instance he may be acting, and not agent of the Landlord. Employees are not permitted to receive or accept packages or property for account of Tenants. The use of storerooms or storage space for personal property (if provided) shall be at the Tenant's risk and the Tenant will not hold the Landlord liable for any loss of or damage to person or property therein or thereby. Nothing in this lease contained shall impose any obligation upon the Landlord with respect to any real property other than the building, whether said other real property be owned by the Landlord or otherwise, or shall in any way limit the Landlord's right to build upon or otherwise use said other real property in such manner as the Landlord may see fit. The Tenant shall make no claim upon the Landlord for abatement of rent, constructive eviction or rescission, and the Landlord shall have no liability by reason of the Landlord's failure to enforce the provisions of the lease to any other tenant against such other tenant.

         (b) Any right and authority reserved by and granted to the Landlord under this lease, to enter upon and make repairs in the Premises shall not be taken as obligating the Landlord to inspect and to repair the Premises and the Landlord hereby assumes no responsibility or liability for the care, inspection, maintenance, supervision, alteration or repair of the Premises except as herein specifically provided. The Tenant assumes possession and control of the Premises and exclusively the whole duty of care and repair thereof, except as herein specifically provided, and the duty of care, if any, owed by the Tenant to the persons on the sidewalks or in the corridors of the building.

         (c) The officers, directors, employees, partners, shareholders, and principals, direct or indirect, comprising the Landlord (collectively, the "Parties") shall not be liable for the performance of the Landlord's obligations under this lease. The Tenant shall look solely to the Landlord to enforce the Landlord's obligations under this lease and shall not seek any damages against any of the Parties. The liability of the Landlord for the Landlord's obligations under this lease shall be limited to Landlord's Equity in the building. "Landlord's Equity" as used herein means the lesser of (i) the interest of the Landlord in and to the building and (ii) the interest the Landlord would have


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

in the building if it were encumbered by an indebtedness held by a person not a party to this lease in an amount equal to 75% of the then-current fair market value of the building (as such value of such interest is determined in good faith by the Landlord). The Tenant shall not look to any other property or assets of the Landlord, other than Landlord's Equity, or the property or assets of any of the Parties in seeking either to enforce the Landlord's obligations under this lease or to satisfy a judgment for the Landlord's failure to perform such obligations.

         (d) The term "Landlord" as used in this lease, means only the owner for the time being of the Premises. If the Landlord shall hereafter sell, exchange or lease the entire building or the land and building wherein the Premises are located, or, being the lessee thereof, shall assign its lease, the grantee, lessee, or assignee thereof, as the case may be, shall, without further agreement by any party, be conclusively deemed to be the Landlord of this lease and to have assumed and undertaken to carry out all of the obligations hereof on the part of the Landlord to be performed, and the Tenant does hereby release the above-named Landlord from any claim or liability arising or accruing hereunder subsequent to such transfer of ownership or possession, for breach of the covenant of quiet enjoyment, or otherwise.

         (e) If the lease provides that the Landlord's consent is not to be unreasonably withheld or delayed, and it is the final order of any court having jurisdiction thereof that the Landlord has been unreasonable, the only effect shall be that the Landlord shall be deemed to have given such consent; but in no event shall the Landlord be liable to the Tenant for any monetary damages by reason of the withholding or delaying of its consent.

                               ARTICLE TWENTY-ONE
                               INDEMNITY BY TENANT

         The Tenant hereby indemnifies and agrees forever to save harmless the Landlord against any and all liabilities, penalties, claims, damages, expenses (including, without limitation, attorneys' fees whether in a proceeding between the Landlord and the Tenant or between the Landlord and any third party) or judgments, arising from injury to person or property of any kind, occasioned wholly or in part by the Tenant's failure to perform or abide by any of the covenants of this lease or occasioned wholly or in part by any act or acts, omission or omissions of the Tenant, or of the employees, customers, agents, assigns, invitees or licensees or under-tenants of the Tenant, or based on any matter or thing growing out of the Tenant's use or occupation of the Premises or any part of the building. The Tenant shall not do or permit any act or thing to be done upon the Premises which may subject the Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violations of any requirements of law with which the Tenant is obligated to comply under this lease, and the Tenant shall exercise such control over the Premises as to protect the Landlord against any such liability. In case any claim, action or proceeding is made or brought against the Landlord by reason of any such claim, the Tenant, upon written notice from the Landlord, shall, at the Tenant's sole cost and expense, resist or defend such action or proceeding by counsel approved by the Landlord in writing. The Landlord agrees that counsel for the Tenant's insurance carrier shall be deemed satisfactory. If the damages sought by the party asserting such claim exceed the limits of the Tenant's insurance coverage, the Landlord shall be entitled to have its own counsel participate with the Tenant's counsel in resisting or defending such action and the Tenant shall reimburse the Landlord for any reasonable cost it incurs in connection therewith. The provisions of this Article TWENTY-ONE shall survive the expiration or sooner termination of this Lease.

                               ARTICLE TWENTY-TWO
                                     NOTICES

         Any notice which is to be given by either party to the other pursuant to this lease shall be in writing and shall be given as follows: (a) if such notice is to be given by the Landlord to the Tenant, such notice may be given personally by delivering the same to the Tenant, or if the Tenant be a corporation or partnership, to any officer, partner or other employee of the Tenant, at the Premises or at any other place, or by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight service providing evidence of delivery, addressed to the Tenant


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

at its address given in this lease or at the Premises, or such other address as the Tenant shall hereafter designate in writing, provided, however, that notices of default may not be given solely by personal delivery, but shall be given by mail or overnight service as set forth above, with a copy of such default notice sent to Marshall J. Cohen, Esq., Stadtmauer Bailkin LLP, 850 Third Avenue, New York, NY 10022; (b) if such notice is to be given by the Tenant to the Landlord, such notice shall be given by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight service providing evidence of delivery, addressed to the Landlord at 74 Trinity Place, New York, New York, 10006, Attention: Director of Commercial Real Estate Leasing, or at such other address as the Landlord shall hereafter designate in writing. Notices given by overnight service shall be specified for next business day delivery. Any notice shall be deemed to have been given on the date when same shall have been delivered, in the case of personal delivery, or two days after the same shall have been properly mailed in the case of certified or registered mail, or on the first following business day if sent by overnight mail service. The attorneys for either party shall have the right, but not the obligation, to send notices on behalf of their respective clients. Notwithstanding the foregoing, all bills may be sent directly to the Tenant by regular mail.

                              ARTICLE TWENTY-THREE
                                   INSOLVENCY

         (a)  Each of the following shall be a "Bankruptcy Event" hereunder:

         (1) if the Tenant shall generally not, or shall be unable to, or shall admit its inability to, pay its debts as they become due; or

         (2) if the Tenant shall make a general assignment for the benefit of creditors; or

         (3) if the Tenant shall commence or institute any case, proceeding or other action (i) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

         (4) if any case, proceeding or other action shall be commenced against or instituted against the Tenant (i) seeking an order for relief entered against the debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either case (x) results in the entry of any order for relief, adjudication of bankruptcy or insolvency, or such an appointment or the issuance or entry of any other order having a similar effect or (y) remains undismissed for a period of sixty (60) days; or

         (5) if any case, proceeding or other action shall be commenced or instituted against the Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the Tenant's property which results in the entry of an order for such relief which is not vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

         (6) if the Tenant shall take shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in any of clauses (2) through (5) above; or

         (7) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of the Tenant and such appointment is not vacated or stayed within seven days.

         (b) If at any time (i) the Tenant shall be comprised of two or more people; or (ii) the Tenant's obligations under this lease have been guaranteed by any party other than the Tenant, or (iii) the Tenant's interest in this lease has been assigned, the word "Tenant" as used in this Article TWENTY-THREE shall be deemed to mean any one or more of the persons primarily or secondarily liable for the Tenant's obligations under this lease. Any moneys received by the Landlord from or on behalf of the Tenant during the pendency of any Bankruptcy Event shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by the Landlord shall not be deemed an acceptance of rent or a waiver by the Landlord of any rights under Articles TWENTY-THREE or TWENTY-FIVE.

         (c) If a Bankruptcy Event occurs at any time after the execution and delivery of this lease, whether such event occurs prior or subsequent to the Commencement Date or the Tenant's entry into possession, such an event shall be deemed an Event of Default and the Landlord shall have the right to terminate this lease in the manner hereinafter provided. In the event of such termination, the Tenant or any person claiming under, by or through the Tenant, by virtue of any statute or of an order of any court, shall not be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender same. Exclusive of and in addition to any other rights or remedies the Landlord may have through any other portion or provision of this lease or by virtue of any rule of law or statute, said Landlord may keep and retain, as damages, any rent, security, deposit or other moneys or consideration received by the Landlord from the Tenant, or others on behalf of the Tenant. Also, in the event of termination of this lease as aforesaid, the Landlord shall be entitled, as and for liquidated damages, and not as a penalty, from the Tenant for breach of the unexpired term of this lease, to a sum equal to the amount by which the rent for the period of the unexpired portion of the lease term exceeds the then fair and reasonable rental value for the same period, both discounted to present value at six percent (6%). If at any time within a reasonable period following the date of the termination of the lease, as aforesaid, the Premises should be re-rented by the Landlord, the rent realized by any re-letting shall be deemed prima facie to be the rental value. In the event of the occurrence of any Bankruptcy Event occasioned solely through the invocation by the Tenant or by third parties of the laws of the State of New York, judicial or statutory, as distinguished from the invocation of Federal laws relating to bankruptcy, reorganization, or otherwise, the Landlord, in addition to the foregoing, may accelerate the full amount of rent reserved for the remainder of the lease, discounted to present value at 6%, and the same shall forthwith become due and payable to the Landlord. Nothing herein provided shall be deemed to prevent or restrict the Landlord from proving and receiving as damages herein the maximum permitted by any rule of law or statute prevailing when such damages are to be proved, whether they be greater or less than those referred to above.

                               ARTICLE TWENTY-FOUR
                            REMEDIES OF THE LANDLORD
                     ON DEFAULT IN PERFORMANCE BY THE TENANT

         (a) If the Tenant shall default in the full and due performance of any covenant of this lease, the Landlord shall have the right, upon ten (10) days' notice to the Tenant (except in an emergency or unless a shorter period of notice or provision for the performance of such work without notice is elsewhere established), to perform the same for the account of the Tenant, and in such event all workman employed by the Landlord shall be deemed the agents of the Tenant, and any reasonable payment made, and expense incurred, by the Landlord in this connection, shall become due and payable by the Tenant to the Landlord within fifteen (15) days after receipt of invoices for same. If the Landlord is compelled to incur any expenses or incur any obligation for the payment of money, including, without limitation, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding instituted by the Tenant or any third party by reason of any Event of Default hereunder, the sum or sums so paid by the Landlord with all interest, costs and damages, shall be deemed immediately due to the Landlord upon demand as additional rent. Any and all sums payable by the Tenant to the Landlord shall bear interest at the lesser of (x) one and one-half per cent (1_%) per month or (y) the maximum rate permitted by applicable law from the due date to the date of actual payment, and any and all such sums (except the fixed rent hereinabove expressly reserved) shall be deemed to be additional rent for the period prior to such due date, and the Landlord shall have the same remedies for default in the payment of such additional rent as for default in the payment of the rent expressly reserved. If the Tenant's term shall have expired at the time of the making of such expenditures or incurring such obligations, such sums shall be recoverable by the Landlord as damages.

         (b) In the event that under the provisions of this lease the Landlord shall have the privilege of performing any covenant in respect of which the Tenant may be in default and of recovering the expenses so involved from the Tenant as additional rent or otherwise, such remedy shall not be the exclusive remedy of the Landlord but the Landlord may, at its option, treat such default as a breach of substantial obligation of this lease and shall have all the other remedies in respect thereof provided in this or any other Article of this lease.

                               ARTICLE TWENTY-FIVE
                                     DEFAULT

         (a) Each of the following events shall be an "Event of Default" hereunder:

         (1) if the Tenant shall default in the payment when due of any installment of fixed rent or any item of additional rent when same shall be due and such default shall continue for a period of five business days after notice to Tenant; provided, however, that if Landlord shall give such notice two or more times in any twelve-month period, Tenant shall not thereafter be entitled to any such notice; or

         (2) if the Tenant shall default in the observance or performance of any term, covenant or condition of any other lease with the Landlord or the Landlord's predecessor in interest beyond the expiration of any grace period set forth in such other lease; or

         (3) if the Premises shall be abandoned or deserted; or

         (4) if a Bankruptcy Event shall occur; or

         (5) if the conduct of the Tenant or any of its employees, agents or visitors or any occupant of the Premises shall reasonably be deemed objectionable by the Landlord or the Landlord's managing agent; or

         (6) if the Tenant's interest or any portion thereof in this lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted by Article SEVENTEEN hereof; or

         (7) if the lease is assigned, or all or part of the Premises are sublet, to a Related Entity and such Related Entity shall no longer (x) control, (y) be under the control of, or (z) be under common control with the Tenant (except for a permitted successor by merger, consolidation or purchase as may be permitted by Article SEVENTEEN) and such Related Entity has not vacated or been approved by Landlord within six months following the date on which it ceases to be a Related Entity; or

         (8) if the Tenant's obligations under this lease have been guaranteed by any party and if the guarantor shall default in the observance or performance of any of the terms of the guaranty or if the guarantor shall repudiate the guaranty, or if the guaranty shall terminate or be terminated for any reason without the prior written consent of the Landlord or in accordance with the terms thereof; or

         (9) if the Tenant shall default in the observance or performance of any other term, covenant or condition of this lease and the Tenant shall fail to remedy such default within thirty (30) days after notice from the Landlord to the Tenant of such default, except that if the default is of such a nature that it cannot with due diligence by remedied within such thirty-day period, the Tenant shall not be in default if the Tenant shall commence within said thirty-day period and thereafter diligently proceed to complete all steps necessary to remedy such default, and further, so long as the extension of such cure period shall not (i) subject the Landlord or any superior lessor or mortgagee to prosecution for a crime or any other fine or charge, (ii) subject the Premises, the building or the land upon which the building is located to being condemned or vacated, (iii) subject the land or the building to any lien or encumbrance, or (iv) result in the termination of any superior lease or mortgage.

         (b) If an Event of Default shall occur, the Landlord may, at any time thereafter and at its option, give the Tenant ten (10) days written notice of its intention to terminate this lease, and in such event, on the tenth day following the giving of such notice, this lease and the term and all rights of the Tenant under this lease shall expire and terminate as if that were the Expiration Date and the Tenant shall immediately quit and surrender the Premises, but the Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in Article TWENTY-SIX.

         (c) Notwithstanding the foregoing, if such termination is stayed by order of any court having jurisdiction over any proceeding which constitutes a Bankruptcy Event, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, the Tenant or the Tenant as debtor-in-possession shall fail to assume the Tenant's obligations under this lease within the period provided therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if the trustee, the Tenant or the Tenant as debtor-in-possession shall fail to provide adequate assurance of the complete and continuous future performance of the Tenant's obligations under this lease as provided in Article SEVENTEEN (o), the Landlord, to the extent permitted by law or by leave of the court having jurisdiction over the proceeding constituting the Bankruptcy Event, shall have the right, as its election, to terminate this lease on five (5) days' notice to the Tenant, the Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this lease shall cease and expire as aforesaid the Tenant, the Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

         (d) If an Event of Default described in clause (a)(1) shall occur, or if this lease shall be terminated in accordance with the provisions of clauses
(b) and (c) above, the Landlord, without notice, may reenter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess the Tenant by summary proceedings or otherwise.

         (e) If an Event of Default shall occur prior to the date fixed as the commencement of any renewal or extension of this lease, and shall remain uncured as of such date, the Landlord may cancel and terminate such right of renewal or extension by written notice to the Tenant.

                               ARTICLE TWENTY-SIX
                              REMEDIES AND DAMAGES

         (a) If an Event of Default shall occur and if this lease shall be terminated as provided in Article TWENTY-FIVE:

         (i) The Landlord and its agents may immediately, or at any time thereafter, re-enter the Premises and remove all persons and property therefrom, either by summary dispossess proceedings, or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Premises, together with all additions, alterations, installations and improvements, and no entry by the Landlord shall be deemed an acceptance of surrender.

         (ii) The Landlord may, at its option, re-let the Premises in whole or in part, for such term or terms and for such rentals and upon such other conditions, which may include concessions and free rent periods as the Landlord, in its sole discretion, determine, even though the same may extend beyond the Expiration Date. The Landlord shall have no liability to the Tenant to re-let the Premises and the failure or refusal of the Landlord to re-let the Premises or any part thereof, or if the Premises are re-let, the failure of the Landlord to collect the rent under such re-letting, shall not relieve the Tenant of any liability under this lease. The Landlord may, at its option, make such repairs, replacements, alterations, additions, improvements and other physical changes in and to the Premises as the Landlord, in its sole discretion, considers advisable or necessary in connection with any such re-letting. Any such re-letting shall, as the Landlord's option, be either for the Landlord's own account, or as the agent for the Tenant.

         (b) The Tenant, on its behalf and on behalf of all persons claiming through or under the Tenant, including all creditors, hereby expressly waives
(i) any and all right to regain possession of the Premises or to reinstate or redeem this lease under any present or future law; (ii) the service of any notice demanding rent or stating an intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law; and (iii) any and all rights of redemption and all other rights to regain possession or to reinstate this lease, after (x) the Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (y) any re-entry by the Landlord, or (z) any expiration or termination of this lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this lease. Except as otherwise provided by law, the Tenant and Landlord waive and will waive all right to trial by jury in any summary proceedings and in any other proceeding or action at law hereafter instituted by the Landlord against the Tenant in respect of this lease, and also in any action or proceeding between the parties hereto for any cause; and it is hereby agreed, that in any of such events, the matter in dispute shall be tried before a judge without a jury. In the event the Landlord shall commence any action or summary proceeding for non-payment of rent, or other breach of any of the terms, covenants or conditions of this lease, the Tenant agrees not to interpose any counterclaim of whatever nature or description in any such action or proceeding, other than compulsory counterclaims which would be deemed waived if not asserted by the Tenant. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach by the Tenant, or anyone claiming by, through or under the Tenant, of any of the covenants or provisions hereof, the Landlord shall have the right to obtain an injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. The remedies set forth herein are cumulative and the mention in this lease of any remedy shall not preclude the Landlord from exercising any other remedy allowed at law or in equity.

         (c) If this lease and the term shall expire as provided in Article TWENTY-FIVE, or by or under any summary proceeding or any other action or proceeding by the Landlord against the Tenant or any person claiming by, through or under the Tenant, or if the Landlord shall re-enter the Premises as provided in paragraph (a) above, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

         (i) The Tenant shall pay to the Landlord all fixed rent and additional rent and other charges payable under this lease by the Tenant to the Landlord to the date upon which this lease and the term shall have expired or has been terminated by the Landlord;

         (ii) The Tenant shall also be liable for and shall pay to the Landlord, as liquidated damages, any deficiency (the "Deficiency") between the fixed rent and additional rent reserved in this lease for the period which would have constituted the unexpired portion of the term (including any renewal term exercised by the Tenant prior to the termination of this lease or re-entry by the Landlord, and in such case the additional rent for the renewal term shall be assumed to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, actually received by the Landlord from any re-letting of the Premises pursuant to paragraph
         (a)(ii) above. The Landlord shall be entitled to deduct from the rentals actually collected under any re-letting all of the expenses which Landlord incurred by reason of the Tenant's default and in connection with such re-entry and re-letting, including, but not limited to, all repossession costs, legal expenses, brokerage commissions, attorneys' fees, court costs and disbursements, the cost of repairs, re-decoration and alterations in preparing the Premises for re-letting, and the amount of rent concessions and work allowances and the like granted in connection with such re-letting. The Deficiency shall be paid in monthly installments by the Tenant on the days specified in this lease for payment of installments of fixed rent, and the Tenant shall not be entitled to withhold any such payment until the Expiration Date set forth in this Lease. The Landlord shall be entitled to recover from the Tenant each monthly Deficiency as the same arises, and no suit to collect the amount of the Deficiency for any month shall prejudice the Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding.

         (iii) Whether or not the Landlord shall have collected any monthly Deficiency, the Landlord shall be entitled to recover from the Tenant, and the Tenant shall pay to the Landlord on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, and not as a penalty, a sum equal to the amount by which the rent for the period of the unexpired portion of the lease term (commencing on the date immediately succeeding the last day with respect to which a Deficiency payment, if any, was collected) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present value at six percent (6%). If, before presentation of proof of such liquidated damages to any court, the Premises, or any part thereof, shall have been relet by the Landlord for the period which would have constituted the unexpired portion of the term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet.

         (d) The liability of the Tenant shall survive the issuance of a final order and warrant of dispossess, and re-entry by the Landlord, and any other termination of this lease as a result of an Event of Default, and the granting by the Landlord of a new lease upon the Premises to another tenant, and the Tenant hereby waives any defense which might be predicated upon any of said acts or events. If the Premises are re-let together with any other space in the building, the rental collected and the expenses incurred in connection with such re-letting shall be apportioned as reasonably determined by the Landlord. In no event shall the Tenant be entitled to receive any rents collected or payable under any re-letting, whether or not such rents exceed the fixed rent reserved under this lease. Nothing contained in Articles TWENTY-FIVE or TWENTY-SIX shall be deemed to limit or preclude the recovery by the Landlord from the Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which the Landlord may be entitled in addition to the damages set forth in paragraph (c) above.

                              ARTICLE TWENTY-SEVEN
                             SURRENDER AT EXPIRATION

         Upon the expiration or any termination of the term of this lease, the Tenant shall quit and surrender the Premises, together with any fixtures, equipment or appurtenances installed in the Premises at the commencement of this lease, and any alterations, decorations, additions and improvements which are not to be removed in compliance with the provisions of Article FOUR hereof, to the Landlord, in good order and condition, ordinary wear excepted. The Tenant shall remove all its furnishings, trade fixtures, stock in trade and like personal property in accord with the requirements of Article FOUR, so as to leave the Premises broom-clean and in an orderly condition. If the last day of the term of this lease falls on Saturday or Sunday, this lease shall expire on the business day immediately preceding. The Tenant's obligation to observe and perform this covenant shall survive the expiration or other termination of the term of this lease. The Tenant expressly waives, for itself and for any person claiming by, through or under the Tenant, any rights which the Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules or any law of like import then in force in connection with any holdover summary proceedings when the Landlord may institute to enforce the provisions of this Article. The Tenant acknowledges that possession of the Premises must be surrendered to the Landlord on the Expiration Date. The parties recognize that the damage to the Landlord resulting from any failure by the Tenant to timely surrender possession of the Premises will be substantial, will exceed the amount of the monthly installments of the fixed rent and additional rent payable hereunder and will be impossible to accurately measure. The Tenant agrees that if possession of the Premises is not delivered to the Landlord on the Expiration Date (or any sooner termination date), in addition to any other rights or remedies the Landlord may have hereunder or in equity or at law, and without in any manner limiting the Landlord's right to demonstrate and collect any damages suffered by the Landlord, the Tenant shall pay to the Landlord on account of use and occupancy of the Premises for each month and for each portion of any month during which the Tenant holds over in the Premises after the Expiration Date, (a) for the first month following the Expiration Date, a sum equal to 125% of the aggregate of the fixed rent and additional rent which was payable under this lease during the last month of the term, (b) for the second month following the Expiration Date, a sum equal to 150% of the aggregate of the fixed rent and additional rent which was payable under this lease during the last month of the term, and (c) for any month thereafter, a sum equal to 200% of the aggregate of the fixed rent and additional rent which was payable under this lease during the last month of the term, provided, however, that in no event shall the amount payable in any month be less than the fair market value of the Premises. In addition, and without in any manner limiting the Landlord's right to demonstrate and collect any damages suffered by the Landlord and arising from the Tenant's failure to surrender the Premises as provided herein, the Tenant shall indemnify and hold the Landlord harmless from and against all cost, liability, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) resulting from a delay of three months or more by the Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding or prospective tenant as a result of such delay. Nothing herein contained shall be deemed to permit the Tenant to retain possession of the Premises after the Expiration Date (or sooner termination) of this lease or to limit in any manner the Landlord's right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by the Landlord of payments from the Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by the Tenant in accordance with the provisions of this Article. The provisions of this Article shall survive the expiration of the term of this lease.

                              ARTICLE TWENTY-EIGHT
                                 QUIET ENJOYMENT

         The Landlord covenants that, if the Tenant shall duly keep and perform all the terms and conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term aforesaid, free from interference from the Landlord or anyone claiming by, through or under the Landlord, subject however to ground leases, underlying leases and mortgages as hereinbefore described, and to the lien, rights and estate by virtue of unpaid taxes of any government having jurisdiction of the Premises of which the herein Premises are a part.

                               ARTICLE TWENTY-NINE
                                SECURITY DEPOSIT

         (a) The Tenant has deposited with the Landlord the sum of Five Million, Seven Hundred Ninety-six Thousand and no/100 Dollars ($5,796,000) to secure the faithful performance by the Tenant of all the terms, conditions, covenants and agreements of this lease, and to make good to the Landlord any damage which it may sustain by reason of any act or omission of the Tenant. The

Landlord shall segregate the said security deposit as a trust fund not to be mingled with other funds of the Landlord, and if, during the term of this lease, the Landlord shall sell, exchange or lease the entire building, subject to this lease, or, being the lessee thereof, shall assign its lease, the Landlord shall have the right to pay or transfer the said deposit to such grantee, lessee, or assignee, as the case may be, and, in such event, the Landlord shall be released from all responsibility and liability in connection therewith, and the Tenant will look solely to said grantee, lessee, or assignee for its return. Tenant may request that cash security be invested in Treasury Securities with a maturity of not more than 92 days. If the aforesaid security deposit shall be deposited with a bank or trust company, savings bank or savings and loan association, the Landlord shall advise the Tenant of the name and address thereof. The Tenant shall not be entitled to the payment of any interest on the aforesaid security deposit unless earned and any interest earned upon such deposit, less the amount equal to the lesser of $5,000 or 1% of the deposit, which shall be paid to Landlord as an administration expense, shall, at Tenant's request, be paid annually to Tenant. The Tenant's interest in said deposit shall not be assigned or encumbered without the written consent of the Landlord and neither the Landlord nor its successors or assigns shall be bound by any such attempted assignment or attempted encumbrance, and within sixty (60) days after the expiration of the term, the amount of said deposit shall be repaid to the Tenant, less any proper charges against the same, as hereinabove or hereinafter provided. If the Tenant shall at any time be in default with respect to any payment of rent or of additional rent or of any other payment due from the Tenant to the Landlord under this lease, or if the Landlord shall be damaged by any act or omission of the Tenant the Landlord may, at its option, apply such portion of said deposit as may be adequate to cure such default or to make good such damage, including, but not by way of limitation, interest, costs, fees and other expenses, paid or incurred by the Landlord, and thereafter such portion so applied shall be free from any claim by the Tenant for its return. If the Landlord shall re-enter, pursuant to the provisions of this lease (other than in the event of insolvency in which event the provisions of Article TWENTY-THREE of the lease shall apply), the Landlord shall continue to hold the said deposit, as security for the performance of the Tenant's obligations, until the date herein expressly fixed for the expiration of the term, and apply the same from time to time to the unpaid obligations of the Tenant, under the same terms and conditions as if the said lease were still in full force and effect. No termination of this lease or re-entry by the Landlord for default of the Tenant shall entitle the Tenant to the return of any part of said deposit, nor shall the retention of such deposit, after such re-entry, impair or otherwise affect the Tenant's liability to the Landlord during the balance of the term originally provided for. If, at any time, the said deposit shall be diminished, by reason of the Landlord's having applied any part thereof in accordance with the provisions of this paragraph, the Tenant shall pay over to the Landlord upon demand, the equivalent of such decrease, to be added to said deposit and to be held and applied in accordance with the provisions of this paragraph.

         Provided that no Event of Default has occurred and is continuing at the time of the scheduled reduction hereinafter set forth, then the security deposit shall be reduced on anniversaries of the Initial Premises Rent Commencement Date in accordance with the following schedule:


         Through June 30, 2001                          $5,796,000
         Thereafter until June 30, 2002                 $5,071,500
         Thereafter until June 30, 2003                 $4,347,000
         Thereafter until June 30, 2004                 $3,622,500
         Thereafter until the Expiration Date           $2,898,000

         (b) In lieu of delivering cash as the security deposit, the Tenant may deliver to the Landlord an unconditional, irrevocable and transferable letter of credit (such letter of credit or any extension or replacement thereof, being hereinafter referred to as the "Letter of Credit") issued for the account of the Landlord by a New York Clearing House bank acceptable to the Landlord, in substance reasonably satisfactory to the Landlord, which Letter of Credit is to be held by Landlord in accordance with the terms of this Article TWENTY-NINE. The Letter of Credit shall permit the Landlord or its duly authorized representative (1) to draw thereon up to the full amount of the credit evidenced thereby upon presentation of the Letter of Credit and a sight draft in the amount to be drawn and (2) to draw the full amount thereof to be held as cash security pursuant to this Article if for any reason the Letter of Credit is not renewed within sixty (60) days prior to its expiration date.

The Letter of Credit shall be fully transferable by the Landlord and its successors and assigns without charge to the Landlord. In the event that the expiration date of the Letter of Credit is prior to sixty (60) days after the Expiration Date (or sixty days after any subsequent date through which the term of this lease may be extended), if the Landlord receives notice from the bank or the Tenant that the Letter of Credit is not being renewed or in the event that the Tenant has not delivered a replacement cash security deposit or Letter of Credit to the Landlord by thirty (30) days before the expiration of the Letter of Credit, then the Landlord, acting through one of its duly authorized representatives, shall be entitled to present the Letter of Credit for immediate payment of the then potential amount available pursuant to the Letter of Credit, and the amount of the Letter of Credit shall become the Deposit hereunder and shall be held, applied and returned by the Landlord in accordance with the terms provided by the lease for the holding, application and return of the Deposit. If the Letter of Credit is not being renewed but the Tenant does deliver a replacement Deposit or a similar Letter of Credit by thirty (30) days before expiration of the Letter of Credit, then the Landlord shall not thereafter be entitled to present the expiring Letter of Credit for payment of any amounts.

                                 ARTICLE THIRTY
                REAL ESTATE TAX AND OPERATING EXPENSE ESCALATION

         (a) REAL ESTATE TAXES ESCALATION. In order to adjust, during the term of this lease, for increases in the expenses of the Landlord for Real Estate Taxes, the Tenant, commencing on April 1, 2001 and in each year thereafter, shall pay to the Landlord, as additional rent, the Tenant's Proportionate Share of any Increase in such Real Estate Taxes, all in accordance with paragraphs (c) through (g) below.

         (b) OPERATING EXPENSE ESCALATION. In order to adjust, during the term of this lease, for increases in the expenses of the Landlord in operating the building, the Tenant shall pay to the Landlord, as additional rent, commencing on April 1, 2001 and on each April 1 thereafter, the amount indicated in
Schedule 1 as the Operating Expense Payment, such amount to be paid (in addition to the annual fixed rent) in twelve equal monthly installments.

         (c) DEFINITIONS. As used in this Article the following capitalized words or expressions shall have the meaning ascribed to them below:

         1. "REAL ESTATE TAXES" shall mean and include all expenditures of the Landlord for taxes or assessments payable by the Landlord, as finally determined, upon or with respect to the building and the land upon which it is located, imposed by Federal, State or local government (plus all reasonable expenditures for fees and expenses incurred in the course of obtaining a reduction in any tentative assessed valuation), but shall not include income, franchise, inheritance or capital stock or like taxes.

         2. "INCREASE IN REAL ESTATE TAXES" shall mean the amount by which Real Estate Taxes in any Subsequent Year, exceed the real estate taxes in the Base Year (the "Base Real Estate Taxes").

         3. "PROJECTED REAL ESTATE TAXES" shall mean the Landlord's reasonable estimate of Real Estate Taxes for the particular Subsequent Year.

         4. "COMPARATIVE STATEMENT" shall mean a statement, in writing signed by the Landlord, or on its behalf by an officer of any corporation acting as its managing agent, showing (i) a comparison of (a) Real Estate Taxes for the Base Year with (b) Projected Real Estate Taxes for the upcoming Subsequent Year, (ii) if the Tenant paid additional rent pursuant to this Article with respect to the immediately preceding Subsequent Year as a result of Increase in Real Estate Taxes, any adjustment necessitated by a variance between Projected Real Estate Taxes for such immediately preceding Subsequent Year (as shown in the current Comparative Statement) and the actual Real Estate Taxes for such immediately preceding Subsequent Year (as shown in the last Comparative Statement) and (iii) the Operating Expense Payment for the then current Subsequent Year. At the request of


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

         the Tenant, the Comparative Statement shall be accompanied by a copy of the most recent statement for real estate taxes for the Premises received by Landlord from the City of New York.

         5. "TENANT'S PROPORTIONATE SHARE" shall mean 8.64% initially and shall be adjusted appropriately as additional space is added.

         6. "BASE YEAR" shall mean the calendar year 2000. The Base Real Estate Taxes shall be computed as the average of the Real Estate Taxes for the 1999/2000 and 2000/2001 fiscal years.

         7. "SUBSEQUENT YEAR" shall mean each twelve-month period commencing April 1, starting with the period commencing April 1, 2001.

         (d) STATEMENTS FOR THE TENANT. Prior to April 1, 2001, and on or before that day in each Subsequent Year, the Landlord will furnish a Comparative Statement to the Tenant. The failure of the Landlord to furnish a Comparative Statement shall be without prejudice to the right of the Landlord to furnish a Comparative Statement at any time in the future.

         Every Comparative Statement furnished by the Landlord pursuant to this Article shall be conclusive and binding upon Tenant unless within the later of
(i) ninety (90) days after the receipt of such Comparative Statement, or (ii) ninety (90) days after the Tenant has received a copy of the tax bill if the Tenant has requested a copy of the tax bill within ninety days after receipt of the Comparative Statement, Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which such Comparative Statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with such Comparative Statement and such payment shall be without prejudice to Tenant's position and to the Tenant's rights to a refund of any overpayment. If the dispute shall be determined in Tenant's favor, Landlord shall within five business days after Landlord's receipt of the notice of such determination, pay Tenant the amount of Tenant's overpayment of additional rent resulting from compliance with such Comparative Statement. This provision shall survive the expiration or termination of the lease and shall be binding on the successors of each party.

         (e) COMPUTATION OF INCREASES IN RENT PAYABLE BY TENANT. When the Landlord shall furnish the Tenant with any Comparative Statement in accordance with this Article which shall show an Increase in Projected Real Estate Taxes, then commencing April 1, 2001, and on April 1 of each Subsequent Year in question, in addition to the increase in rent attributable to the Operating Expense Payment for such Subsequent Year, the rent payable under the lease shall be increased by the Tenant's Proportionate Share of the increase in the Projected Real Estate Taxes. Such increases shall be payable (with payment on account of such increases) as follows: on the first day for the payment of rent under this lease following the receipt of the Comparative Statement, the Tenant shall pay to the Landlord the sum equal to (1) the aggregate of one-twelfth of the Tenant's Proportionate Share of the increase in Projected Real Estate Taxes, plus or minus, as the case may be, (2) any adjustment necessitated by a variance between (x) the Projected Real Estate Taxes for such immediately preceding Subsequent Year and (y) the actual Real Estate Taxes for such immediately preceding Subsequent Year, plus (3) one-twelfth of the Tenant's Operating Expenses payment. Until a different Comparative Statement shall be submitted as above provided, the monthly installments or rent payable under this lease due to an Increase in Projected Real Estate Taxes shall continue to be increased by such amount; however, notwithstanding any other provision herein, the failure of the Landlord to submit a Comparative Statement in any Subsequent Year shall not affect the amounts payable by Tenant as Operating Expense Payment in such Subsequent Year.

         With respect to the Comparative Statement furnished to the Tenant in the Subsequent Year following the year in which the term of this lease terminates, if such Comparative Statement shall indicate an adjustment necessitated by a variance of the type referred to in clauses (x) and (y) in the immediately preceding paragraph, then the Tenant shall promptly pay to the Landlord, or the Landlord promptly shall pay to the Tenant, as the case may be, the amount of any such adjustment as indicated in such Comparative Statement.

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

         (f) INSPECTION OF BOOKS. The Tenant or its authorized representative shall have a right to examine the books of the Landlord showing the Real Estate Taxes with respect to the building during regular business hours for the purpose of verifying the information set forth in any Comparative Statement relating to any Increase in Real Estate Taxes shown in such Comparative Statement; provided that a written request for such inspection is made by the Tenant within 120 days of the receipt of any such Comparative Statement.

         (g) DECREASES IN REAL ESTATE TAXES. In no event shall any decrease in the Real Estate Taxes in any way reduce the fixed rent or additional rent payable by the Tenant under this lease, except to the extent to which a decrease in Real Estate Taxes shall result in a decrease in the additional rent payable pursuant to paragraph (a) of this Article; provided, however, that no decrease in Real Estate taxes shall in any way reduce any additional rent payable on account of any Operating Expense Payment.

                               ARTICLE THIRTY-ONE
                                    SERVICES

         (a) For purposes of this lease, "Business Hours" shall mean normal building operation hours of eight a.m. to six p.m. and "Business Days" shall mean Monday through Friday, except for those days designated as legal holidays by the Federal or State government or by the unions now or hereafter representing the Landlord's building personnel.

         (b) During the term of this lease, the Landlord shall furnish during Business Hours on Business Days passenger and freight elevator service with the elevators now or hereafter in the building sufficient heat during the cold season to heat the Premises, and condenser water from the Landlord's cooling tower equipment located on the roof of the building. The Landlord shall maintain in service and available for the non-exclusive use of the Tenant at least one passenger elevator at all times. If the Tenant requires freight elevator service, heat on non-Business Days or during non-Business Hours on Business Days, the Landlord will furnish the additional requested service upon notice of the Tenant's need therefor. Such notice may be written or oral and shall be given prior to 2 p.m. on the day upon which such service is requested or by 2 p.m. of the last preceding Business Day if service is requested on other than a Business Day. The Tenant will pay for any overtime freight elevator service, heat at the prevailing rate per hour as established from time to time by the Landlord for such services at the building or in the buildings of the Landlord, generally, for each hour during which the additional service is supplied. All charges for such overtime service shall constitute additional rent and shall be payable within fifteen (15) days after presentation of a bill, and in the event of default of payment therefor, the Landlord may refuse further service and the Landlord shall have all remedies available to it for collection herein specified with respect to rent. The failure on the part of the Landlord to furnish elevator service, heat or condenser water, if due to breakdowns, repairs, maintenance, strikes or other causes beyond the control of the Landlord, shall involve no liability on the part of the Landlord and shall not constitute an actual or constructive eviction, nor relieve the Tenant from any of its obligations under this lease nor entitle the Tenant to an abatement of rent.


         (c) The Landlord shall provide 190 tons of condenser water service per floor to the 4th and 6th floors of the premises (and a pro rata share to the fifth floor) (the "Base Condenser Water Service") from the Landlord's cooling tower equipment located on the roof of the building, such service to be available 24 hours a day, 365 days a year. The Tenant shall pay an annual charge for the provision of Base Condenser Water Service at the rate of $750 per ton per year, such rate to increase 3% each year, commencing May 1, 2001. Such charges shall constitute additional rent. The Tenant shall, at its own expense, maintain all supplemental air-conditioning systems now or hereafter installed in the Premises in good condition and repair, using a contractor approved by the Landlord. The Landlord shall maintain in good order and repair those portions of the building air-conditioning system serving the Premises, excluding all ductwork, diffusers, thermostat controls, and any other part of the air-conditioning system located outside of the machine room within the Premises. In all events, the Tenant shall be responsible for any repairs required to be made to any part of the air-conditioning system when the need for such repairs arises from the causes set forth in clauses (i) through (iv) of Article THREE (a).

         Upon written request of the Tenant, the Landlord shall provide up to a maximum of forty additional tons of condenser water service above the Base Condenser Water Service for the Premises, at an annual cost per ton in effect at the time such additional condenser water service is provided. Tenant shall also reimburse Landlord for the hard and soft costs actually incurred by Landlord in providing condenser water service in excess of the Base Condenser Water Service.

         (d) Provided the Tenant shall keep the Premises in order, the Landlord, at the Landlord's expense, shall cause the Premises, excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages, to be cleaned on Business Days substantially in accordance with the Specifications set forth as SCHEDULE B annexed hereto. The Tenant, at the Tenant's sole cost and expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to the Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation. Any such extermination shall be done at the Tenant's sole cost and expense and by contractors reasonably approved by the Landlord. If the Tenant shall perform any additional cleaning services in addition to the services provided by the Landlord, the Tenant shall employ such cleaning contractor providing services to the building on behalf of the Landlord or such other cleaning contractor as shall be approved by the Landlord. The Tenant shall, at its sole cost and expense, comply with all present and future laws, ordinances, regulations and requirements of the City, State or Federal Government or any agency having jurisdiction over the building, or any rules which the Landlord may reasonably impose, with respect to the recycling or sorting of refuse and rubbish. The Landlord reserves the right to refuse to collect or accept from the Tenant any refuse or rubbish which is not separated and sorted as required and to require the Tenant to arrange for such collection, at the Tenant's sole cost and expense, using a contractor reasonably satisfactory to the Landlord. The Tenant shall indemnify the Landlord from all liability arising from the Tenant's failure to comply with the provisions of this Article. The Tenant shall pay to the Landlord the cost of removal of any of the Tenant's refuse and rubbish from the building which exceeds normal office requirements.

         (e) The Landlord shall provide to the Premises hot and cold water for ordinary drinking, cleaning and lavatory purposes. If the Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact the Landlord shall be the sole judge), the Landlord may, at the Tenant's expense, install a water meter or require the Tenant to install a meter. The Tenant shall thereafter maintain the meter in good working order at the Tenant's expense and the Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered at 110% of the Landlord's cost therefor. In default in making such payment, the Landlord may pay such charges and collect the same from the Tenant. The Tenant shall pay the New York City sewer rents, charges or any other tax apportioned to the Tenant's metered consumption of water at the Premises. The apportionment of the sewer rent to the Premises shall be made in accord with the measurement or apportionment of water consumed at the Premises as provided herein. The sewer rents shall be billed with the water charges and shall constitute additional rent.

         (f) The Landlord may suspend any service which it is required to provide hereunder, if it should become necessary or proper so to do, at any time. The Landlord shall restore such service within a reasonable time, making due allowance for labor troubles, acts of God, or any cause beyond the Landlord's control. Should the Tenant be in default in the payment of any rent hereunder, the Landlord may, upon not less than three days' notice, and without diminution of the liability of the Tenant hereunder, and without constituting an eviction, constructive or otherwise, suspend or refuse the Tenant freight elevator service and should the Tenant, after notice, violate the provisions of Rule 11, the Landlord may, without any diminution of such liability or constituting such eviction, suspend or refuse the Tenant freight elevator service until the conditions in violation of Rule 11 have been fully remedied.

         (g) The Landlord shall be entitled to refuse to furnish passenger or freight elevator service in connection with any sale at auction of the Tenant's fixtures, machinery, stock in trade and other property or a sale in any other manner of all or substantially all of such property unless the Landlord shall have been given not less than two days' notice of the intention to hold the auction or other sale and unless the Landlord shall be given an undertaking by a person, firm or corporation of satisfactory financial resources wherein the Landlord shall be indemnified against (i) all expense incurred by the Landlord in connection with the removal by purchasers of any property sold to them at the auction or other sale, (ii) all expense for removal or storage of any property sold at the auction or other sale which is not removed by the purchaser within two days following the sale, and (iii) all expenses which the Landlord may incur for the removal of property not sold and waste and rubbish from the Premises.

         (h) The Tenant shall have access to and the main entry to the building shall be open and staffed by a doorman, security guard, concierge or attendant twenty-four (24) hours a day, seven (7) days a week. During Business Hours on Business Days, messengers shall have access to the Premises through the passenger elevators, or, if bulky packages are being delivered, through the freight elevator. During non-Business Hours or on non-Business Days, messengers shall have access to the Premises. The Landlord reserves the right, during the term of this lease, to designate an area in the building for packages to be delivered, either for transmittal to the Tenant, or notification to the Tenant of the delivery of same.

                               ARTICLE THIRTY-TWO
                                    INSURANCE

         (a) The Tenant shall obtain and keep in full force and effect during the term of this lease, at the Tenant's sole cost and expense, (i) a policy of comprehensive general public liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement and a completed operations endorsement with minimum limits with a combined single limit with respect to each occurrence in an amount of not less than $5,000,000 for injury (or death) to persons and damage to property; (ii) an "all risk" insurance policy, with extended coverage, covering all of Tenant's personal property and alterations for 100% of the replacement cost thereof, as well as business interruption insurance adequate to cover the Tenant's loss of income as a result of a loss sustained by a peril covered under the policy; (iii) Worker's Compensation Insurance, as required by law; and (iv) such other insurance in such amounts as Landlord may reasonably require from time to time. Such policies shall provide that the Tenant is named as the insured. Landlord and any managing agent, lessors and mortgagees (whose names have been furnished to the Tenant) shall be named as additional insureds, as their respective interests may appear. The Tenant shall have the right to insure and maintain the insurance coverages required under this Article under blanket insurance policies covering other premises occupied by the Tenant so long as such blanket policies comply as to terms and amounts with the requirements set forth in this Article; provided that, upon request, the Tenant shall deliver to the Landlord a certificate from the Tenant's insurer evidencing the portion of such blanket insurance allocable to the Premises.

         (b) All insurance required to be carried by Tenant hereunder shall be written in form and substance reasonably satisfactory to the Landlord and issued by a reputable and independent insurer permitted to do business in the State of New York, and rated in Best's Insurance Guide (or any successor thereto) as having a general policyholder rating of not less than "A" and a financial rating of at least "XIII". The policy required to be carried pursuant to paragraph (a)
(i) above shall contain a provision that (1) the policy shall be non-cancelable with respect to the Landlord and such managing agents, lessors and mortgagees (whose names and addresses have been furnished to the Tenant) unless thirty (30) days' prior written notice shall be given to the Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the name of the insured and additional insureds, and (2) no act or omission of the Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained. Certificates of insurance (including endorsements and evidence of the waivers of subrogation required pursuant to Article SIXTEEN hereof), or evidence of renewal of such coverage, shall be delivered to the Landlord prior to the Commencement Date (or any earlier entry upon the Premises by the Tenant or any of the Tenant's employees, agents or contractors prior to the Commencement Date), and at least thirty (30) days prior to the expiration of such policy. If the Tenant fails to obtain or keep in force the insurance required by this Article, or to pay the premiums thereof, provided the Tenant is afforded written notice of the Landlord's intention to pay such premium ten (10) days prior thereto, in addition to all other rights the Landlord may have under this lease, the Landlord may, from time to time, and as often as such failure shall occur, pay the premiums therefor, and any and all sums so paid for insurance by the Landlord shall be and become, and are hereby declared to be, additional rent under this lease and shall be due and payable within fifteen (15) days after rendition of a bill therefor.

                              ARTICLE THIRTY-THREE
                           DEFAULT UNDER OTHER LEASES

         Intentionally omitted.

                               ARTICLE THIRTY-FOUR
                           WORK TO BE DONE BY LANDLORD

         If work of any nature is agreed herein to be done by the Landlord, the Tenant agrees that it may be done after the Commencement Date and that no rebate of rent or allowance will be granted therefor, except as set forth in paragraph
(g) of Article One hereof. The Landlord shall not be required to furnish any work or materials to the Premises, except as expressly provided in the Work Letter attached to this lease EXHIBIT C. In case the Landlord is prevented from making any repairs, improvements, decorations or alterations, installing any fixtures or articles of equipment, furnishing any services or performing any other covenant herein contained to be performed on the Landlord's part, due to the Landlord's inability to obtain, or difficulty in obtaining, labor or materials necessary therefor, or due to any governmental rules and regulations relating to the priority of national defense requirements or strikes, or due to labor troubles, accident or due to any other cause beyond the Landlord's control, the Landlord shall not be liable to the Tenant for damages resulting therefrom, nor (except as expressly otherwise provided in Article SIXTEEN hereof in respect of damage to the Premises due to fire), shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

                               ARTICLE THIRTY-FIVE
                             CONSENT TO JURISDICTION

         This lease shall be governed in all respects by the laws of the State of New York. The Tenant irrevocably consents and submits to the jurisdiction of any Federal, State, or county court sitting in the State of New York in any action or proceeding arising out of this lease and/or the use and occupation of the Premises. The Tenant agrees that any action or proceeding brought by the Tenant against the Landlord in respect of any matters arising out of or relating to this lease may only be brought in the State of New York, County of New York. The Tenant hereby irrevocably designates Colby Attorneys Service Co., Inc., 41 State Street, Suite 106, Albany, New York 12207 to accept service of process on the Tenant's behalf and agrees that such service shall be deemed sufficient. If the Tenant is not a New York partnership or corporation or a foreign corporation qualified to do business in the State of New York, it shall designate in writing, an agent in New York County for service under the laws of the State of New York.

                               ARTICLE THIRTY-SIX
                                TENANT LIABILITY

         (a) If more than one tenant is named as the tenant under this lease, each of the named tenants shall be jointly and severally liable for the performance of all of the terms, covenants and agreements on the Tenant's part to be performed under this lease.

         (b) If the Tenant (or any permitted assignee of Tenant) is a partnership (or is comprised of two or more persons, individually or as co-partners of a partnership or shareholders of a professional corporation) the following provisions shall apply to each tenant: (i) the liability of each of the partners comprising the Tenant shall be joint and several; (ii) each of the parties comprising the Tenant hereby consents in advance to, and agrees to be bound by, any modification, termination, discharge or surrender of this lease which may hereafter be made and by any notices, or other communications which may hereafter be given by the Tenant or any of the parties comprising the Tenant; (iii) all statements, notices or other communications given to the Tenant or to any of the parties comprising the Tenant shall be deemed given to the Tenant and all parties; (iv) if the Tenant shall admit new partners, all such new partners shall, by their admission to the Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, and (v) the Tenant shall give to the Landlord notice of the admission of any new partners, and upon demand of the Landlord, such new partners shall execute and deliver to the Landlord an agreement in form satisfactory to the Landlord, wherein each new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be performed (but the Landlord's failure to request such an agreement nor the partners failure to deliver such an agreement shall relieve the partner of its liability hereunder).

         (c) If the Tenant is a partnership, it shall not convert to or become a corporation, limited liability company, registered limited liability partnership or any other form of business organization (such entity being referred to as a "Successor Entity") , without the Landlord's prior written consent. The Landlord shall not unreasonably withhold its consent to the Tenant's conversion to a Successor Entity provided that (i) the Tenant shall cause each partner of the Tenant to execute and deliver to the Landlord an agreement, in a form reasonably satisfactory to the Landlord, pursuant to which each partner of the Tenant agrees to remain personally liable jointly and severally for all of the terms, covenants and conditions of the lease that are to be performed by the Successor Entity; (ii) the Successor Entity shall have a Net Worth (as hereinbefore defined) of not less than the Net Worth of the Tenant on the date of execution of the lease; (iii) no Event of Default has occurred and is continuing hereunder; (iv) the Successor Entity succeeds to all of the business and assets of the Tenant; (v) the Tenant shall deliver to the Landlord such documentation as may be reasonably required by the Landlord to evidence compliance with the requirements set forth above; and (vi) the Tenant shall reimburse the Landlord for all reasonable costs and expenses, including, without limitation, attorneys' fees, that may be incurred by the Landlord in connection with the conversion of the Tenant to a Successor Entity.

                              ARTICLE THIRTY-SEVEN
                           ADJACENT EXCAVATION-SHORING

         If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, the Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against the Landlord, or diminution or abatement of rent.

                              ARTICLE THIRTY-EIGHT
                           FAILURE TO GIVE POSSESSION

         In the event the Landlord, for any reason, shall be unable to give possession of the Premises by the date set forth in this lease for the commencement of the term, this lease shall nevertheless continue in full force and effect and the Landlord shall tender and the Tenant shall take possession of said Premises under the terms of this lease as soon as the Landlord shall have tendered possession thereof to the Tenant; the rent, however, to begin on the date upon which such possession is tendered to the Tenant, subject to the free rent provisions of paragraph (g) of Article One. This is intended to constitute an "express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law. No such failure to give possession on the date set forth in this lease for the commencement of this term shall affect the validity of this lease or give rise to any claim for damages by the Tenant or claim for rescission of this lease, nor shall the same be construed in any way to extend the term of this lease. In the event that any tenant holds over in Premises demised to the Tenant hereunder, Landlord shall use reasonably commercial efforts, including the institution of summary proceedings, to obtain possession of such Premises.

                               ARTICLE THIRTY-NINE

                                     BROKER

         The Tenant represents and warrants to the Landlord that all of the Tenant's negotiations respecting this lease which were conducted with or through any person, firm or corporation, other than the officers of the Landlord, were conducted through Plymouth Partners, Ltd. (the "Broker"). The Landlord agrees to pay the commission due to the Broker pursuant to the terms of a separate agreement. Landlord and Tenant agree to indemnify and hold one another harmless from and against all demands, liabilities, losses, causes of action, damages, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred in connection with any claims for a brokerage commission, finder's fee, consultation fees or other compensation arising out of any conversations or negotiations had by the party against whom indemnification is claimed with any broker or other party except for the Broker.

                                  ARTICLE FORTY
                                RENT RESTRICTIONS

         If at the commencement of, or at any time or times during the term of this lease, the fixed rent or additional rent reserved in this lease shall be or become uncollectible by virtue of any law, governmental order or regulation, the Tenant shall enter into such agreements and take such other steps (without additional expense to the Tenant) as the Landlord may reasonably request and as may be legally permissible to permit the Landlord to collect the maximum amounts which may from time to time be legally collectible while such restrictions are in effect (and not in excess of the amounts reserved for under this lease). Upon the termination of such rent restrictions (a) the fixed rent and additional rent shall become and thereafter be payable in accordance with the terms of this lease, and (b) the Tenant shall pay to the Landlord, if legally permissible, an amount equal to (i) the rent which would have been paid during the period had such restrictions not been in effect, less (ii) the rents which were paid by the Tenant to the Landlord during the period such restrictions were in effect.

                                ARTICLE FORTY-ONE
                             CERTIFICATES BY TENANT

         At any time and from time to time, the Tenant, for the benefit of the Landlord or any other entity specified by the Landlord, within fifteen business days after request, shall deliver to the Landlord a duly executed and acknowledged certificate, certifying that this lease is not modified and is in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications); the commencement and expiration dates of the lease; the dates to which rent and additional rent have been paid; whether or not, to the best knowledge of the Tenant, there are any existing defaults on the part of either the Landlord or the Tenant in the performance of the terms, covenants and conditions of the lease to be performed by such party, and if so, specifying the default; and such other information as the Landlord may reasonably request with respect to this lease.

                                ARTICLE FORTY-TWO
                          RESTRICTIONS ON TENANT'S USE

         (a) The Tenant agrees that the value of the Premises and the building of which the Premises form a part and the reputation of the Landlord will be seriously injured if the Premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. The Tenant covenants and agrees not to sell, display or post, or knowingly allow to be sold, displayed or posted any obscene or pornographic material on the Premises. The Tenant agrees that if at any time the Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this lease.

         (b) The Tenant covenants and agrees that during the term of this lease, it will not use the Premises or any part thereof, or permit the Premises or any part thereof to be used (1) for banking, trust company or safe deposit business;
(2) as or by a commercial or savings bank, a trust company, a savings and loan association, a loan company, or a credit union; (3) for the sale or travelers checks, money orders and/or foreign exchange; (4) as a restaurant and/or bar and/or for the sale of soda and/or beverage and/or sandwiches and/or ice cream and/or baked goods; (5) by the United States Government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing, or any other person or entity having sovereign or diplomatic immunity; (6) as an employment agency, search firm or similar enterprise, school or vocational training center (except for the training of employees of the Tenant intended to be employed at the Premises); (7) as a barber shop or beauty salon; or (8) as a diagnostic medical center and/or for the practice of medicine.

                               ARTICLE FORTY-THREE
                               HAZARDOUS MATERIALS

         The Tenant shall not cause or permit any Hazardous Materials to be used, stored, transported, released, handled, produced or installed in, on or from the Premises or the building. "Hazardous Materials" shall mean any flammable, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, asbestos or any material containing asbestos, or any other substance or material which would be defined as a hazardous or toxic substance, contaminant, or pollutant, or otherwise regulated by any Federal, state or local environmental law, rule or regulation, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. In the event of a violation of the foregoing provisions of this Article, the Landlord may, without notice and without regard to any grace period contained in this lease, take all remedial action deemed necessary by the Landlord to correct such condition and the Tenant shall reimburse the Landlord for the cost thereof, upon demand, as additional rent. Nothing contained herein shall prevent the Tenant from maintaining customary and normal cleaning supplies and office equipment and supplies, provided such items are used and stored in compliance with the requirements of all applicable laws.

                               ARTICLE FORTY-FOUR
                                  MISCELLANEOUS

         (a) This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this lease.

         (b) This lease may not be recorded.

         (c) The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, executors, administrators, successors and permitted assigns.

         (d) If any term, covenant or provision of this lease, or the application thereof, shall be held invalid or unenforceable, the remainder of this lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant and provision shall be valid and enforceable to the fullest extent permitted by law.

         (e) The submission of this lease for execution by the Tenant shall not be binding upon the Landlord or the Tenant unless and until both the Landlord and the Tenant have executed and unconditionally delivered a fully executed copy of this lease to each other.

         (f) The captions in this lease are inserted for convenience only and shall not define, limit or describe the scope of the provisions to which any of them apply. The use of any pronoun referring to either of the parties to this lease shall be construed to include any or no gender and any number.

         (g) If the Tenant is a corporation, the person executing this lease on behalf of the Tenant represents and warrants that the Tenant is duly incorporated and, if applicable, is duly qualified and authorized to conduct business in the State of New York, and the person executing this lease on behalf of the Tenant has been duly authorized to do so. The Tenant shall provide the Landlord with a copy of a resolution to this effect, and evidence of its due incorporation and qualification, if applicable, upon request of the Landlord.

                               ARTICLE FORTY-FIVE
                            TENANT'S OPTION TO EXPAND

         (a) Fifth Floor Expansion Space.

         (i)The remainder of the 5th floor, other than the Fifth Floor Initial Space and the Mason Tenders Space (such remainder is referred to hereinafter as the "5th Floor Expansion Space"), is presently leased to the Trustees of Home Care Industry Local 32B/32J ("32B/32J") which occupies the Fifth Floor Expansion Space pursuant to a lease (the "32B/32J Lease") which expires January 5, 2008. If the Tenant wishes to lease the Fifth Floor Expansion Space, it shall give written notice (the "First Notice") to the Landlord no later than March 31, 2007. Time shall be of the essence with respect to the delivery of the First Notice. If the Tenant timely delivers the First Notice, the parties shall endeavor to agree on a rental therefor. If the parties are unable to agree on a rental for such Fifth Floor Expansion Space by six months prior to the expiration date of the 32B/32J Lease for such space, or if the Tenant fails to timely deliver the First Notice for such space, the Landlord shall be free to lease such Fifth Floor Expansion Space to any unaffiliated third party free of the rights of the Tenant hereunder, and the Landlord shall have no further obligation under this Article Forty-Five with respect to the Fifth Floor Expansion Space, except as set forth in the balance of this paragraph (a). If the parties are unable to agree on a rental for such Fifth Floor Expansion Space and the Landlord thereafter offers to lease such space to a third party, the Landlord shall give the Tenant written notice of the financial terms upon which it is offering to lease the space to the third party (the "Third Party Offer"). If the present value of the net effective rent set out in the Third Party Offer (discounted at the rate of 2% over the prime rate then announced by Chase Manhattan Bank, N.A., or any successor thereto), is less than 90% of the present value of the net effective rent last offered by the Landlord to the Tenant for such space, the Tenant shall have a period of five (5) business days in which to notify the Landlord as to whether it wishes to lease the relevant Fifth Floor Expansion Space on the terms set forth in the Third Party Offer, (such notice from Tenant being referred to as the "Second Notice") time being of the essence with respect to the delivery of the Second Notice. If the Tenant timely delivers the Second Notice, the Landlord shall promptly prepare an amendment to this lease reflecting the addition of the Fifth Floor Expansion Space upon the terms set forth in the Third Party Offer and the Tenant shall then have a period of fifteen (15) days in which to execute and return the lease amendment to the Landlord. If the Tenant does not execute and return the lease amendment to the Landlord within 15 days, or if the Tenant fails to timely deliver the Second Notice, the Landlord may thereafter lease the relevant Fifth Floor Expansion Space to a third party at any terms it wishes, free of the Tenant's rights hereunder and thereafter, the Landlord shall have no further obligation to the Tenant under paragraph (a) of this Article with respect to such Fifth Floor Expansion Space.

         (ii) If the 32B/32J Lease is terminated prior to its present expiration date, the Landlord will notify the Tenant of the date such Fifth Floor Expansion Space will be available for lease. The Tenant shall notify the Landlord within thirty (30) days after receipt of the Landlord's notice as to whether it wishes to lease the Fifth Floor Expansion Space, time being of the essence with respect to the delivery of such notice. If the Tenant notifies the Landlord that it wishes to lease such space, the parties shall endeavor to agree on a rental therefor. If the parties are unable to agree on a rental for such Fifth Floor Expansion Space within sixty (60) days after the date of the Tenant's notice, or if the Tenant fails to timely deliver such notice, the Landlord shall be free to lease such Fifth Floor Expansion Space to any unaffiliated third party free of the rights of the Tenant hereunder, and the Landlord shall have no further obligation with respect to the Fifth Floor Expansion Space under this Article Forty-Five, except that the Landlord shall be obligated to send the Tenant a Third Party Offer for such space and the Tenant shall have the same rights as set forth in paragraph (a) above if the net effective rent as set out in the Third Party Offer is less than 90% of the net effective rent last offered by the Landlord to the Tenant for such space.

         (iii) The Fifth Floor Expansion Space shall be leased for a term expiring on the Expiration Date, and otherwise on the terms and conditions set forth in this lease (with a current Base Year for computing Real Estate Tax Escalation and with Operating Expense escalation calculated in accordance with
Schedule 2 attached hereto), except as otherwise agreed between the parties or as set forth in the Third Party Offer.

         (b) Third Floor Expansion Space.

         (i) The entire 3rd floor of the building (the "Third Floor Expansion Space") is presently leased to the same tenant ("Dean Witter") which occupies the Dean Witter Premises on the 4th floor pursuant to a lease (the "Dean Witter Lease") which expires January 31, 2002. Unlike the Dean Witter Premises, the Third Floor Expansion Space is subject to a renewal option. If the Tenant wishes to lease the Third Floor Expansion Space (which right shall be subject, in all events, to the right of renewal contained in the Dean Witter lease), it shall give written notice (the "First Notice") to the Landlord no later than April 30, 2001. If Dean Witter exercises its option to renew, Tenant shall have no further rights under this Article Forty-Five with respect to the Third Floor Expansion Space. Time shall be of the essence with respect to the delivery of the First Notice. If the Tenant timely delivers the First Notice, the parties shall endeavor to agree on a rental therefor. If the parties are unable to agree on a rental for such Third Floor Expansion Space by six months prior to the expiration date of the Dean Witter Lease for such space, or if the Tenant fails to timely deliver the First Notice for such space, the Landlord shall be free to lease such Third Floor Expansion Space to any unaffiliated third party free of the rights of the Tenant hereunder, and the Landlord shall have no further obligation under this Article Forty-Five with respect to the Third Floor Expansion Space, except as set forth in the balance of this paragraph (a). If the parties are unable to agree on a rental for such Third Floor Expansion Space and the Landlord thereafter offers to lease such space to a third party, the Landlord shall give the Tenant written notice of the financial terms upon which it is offering to lease the space to the third party (the "Third Party Offer"). If the present value of the net effective rent set out in the Third Party Offer (discounted at the rate of 2% over the prime rate then announced by Chase Manhattan Bank, N.A., or any successor thereto), is less than 90% of the present value of the net effective rent last offered by the Landlord to the Tenant for such space, the Tenant shall have a period of five (5) business days in which to notify the Landlord as to whether it wishes to lease the relevant Third Floor Expansion Space on the terms set forth in the Third Party Offer, (such notice from Tenant being referred to as the "Second Notice") time being of the essence with respect to the delivery of the Second Notice. If the Tenant timely delivers the Second Notice, the Landlord shall promptly prepare an amendment to this lease reflecting the addition of the Third Floor Expansion Space upon the terms set forth in the Third Party Offer and the Tenant shall then have a period of fifteen (15) days in which to execute and return the lease amendment to the Landlord. If the Tenant does not execute and return the lease amendment to the Landlord within 15 days, or if the Tenant fails to timely deliver the Second Notice, the Landlord may thereafter lease the relevant Third Floor Expansion Space to a third party at any terms it wishes, free of the Tenant's rights hereunder and thereafter, the Landlord shall have no further obligation to the Tenant under paragraph (a) of this Article with respect to such Third Floor Expansion Space.

         (ii) If the Dean Witter Lease is terminated prior to its present expiration date, the Landlord will notify the Tenant of the date such Third Floor Expansion Space will be available for lease. The Tenant shall notify the Landlord within fifteen (15) business days after receipt of the Landlord's notice as to whether it wishes to lease the Third Floor Expansion Space, time being of the essence with respect to the delivery of such notice. If the Tenant notifies the Landlord that it wishes to lease such space, the parties shall endeavor to agree on a rental therefor. If the parties are unable to agree on a rental for such Third Floor Expansion Space within sixty (60) days after the date of the Tenant's notice, or if the Tenant fails to timely deliver such notice, the Landlord shall be free to lease such Third Floor Expansion Space to any unaffiliated third party free of the rights of the Tenant hereunder, and the Landlord shall have no further obligation under this Article Forty-Five with respect to the Third Floor Expansion Space, except that the Landlord shall be obligated to send the Tenant a Third Party Offer for such space and the Tenant shall have the same rights as set forth in paragraph (a) above if the net effective rent as set out in the Third Party Offer is less than 90% of the net effective rent last offered by the Landlord to the Tenant for such space.

         (iii) The Third Floor Expansion Space shall be leased for a term expiring on the Expiration Date, and otherwise on the terms and conditions set forth in this lease, except as otherwise agreed between the parties or as set forth in the Third Party Offer.

                                ARTICLE FORTY-SIX

                             LANDLORD'S CONTRIBUTION

         It is agreed that the Tenant will modify and improve the Premises to make them better suited for use as offices, and that the Landlord will reimburse the Tenant for the cost of improving the specific portions of the Premises listed in the schedule below only up to the maximum amounts listed in the schedule (and the Tenant will pay the cost of any modifications or improvements, in excess of such amount), all in accordance with, and subject to the limitations set forth in subparagraphs (a) through (d) below:

                      Unit of                       Maximum
                       Space                      Contribution

                Initial Premises                   $1,429,150
                Europadisk Space                   $  728,840
                Dean Witter Space                  $  233,340
                Tri-Don Space                      $  230,530
                Astoria Space                      $  140,780
                Power Color Space                  $  121,440
                Mason Tenders Space                $  103,580

In addition, Landlord shall reimburse Tenant an amount not to exceed $75,000 for Tenant's improvements to the public corridors, in lieu of Landlord's creating new common corridors.

         (a) The Tenant will select an architect to design the office improvements for the Premises (which improvements, for purposes of calculating Tenant's reimbursable costs, shall not include any furniture, or telephone, computer or other office systems or equipment (other than cables for any telephone or data processing systems), or any furniture or decorations (other than carpeting, wall coverings and window blinds)) (the "Improvements"). As soon as practicable after the Commencement Date applicable to each portion of the Premises listed above, the Tenant shall submit to the Landlord for review and approval plans and specifications (including all necessary mechanical, electrical, engineering and working drawings) for the Improvements and such plans shall be sufficient (i) to comply with all applicable laws, rules, regulations and requirements of any governmental authority having jurisdiction over the building, (ii) to permit the Tenant to apply for and obtain all necessary permits, licenses and approvals necessary in connection with the Improvements, and (iii) to permit the contractor to commence and complete the work relating to the Improvements. The Landlord shall review and approve or comment on such plans within twenty (20) business days of receipt thereof, and the Tenant shall pay the reasonable fees, expenses and charges of the Landlord paid to Landlord's outside consultants in connection with such review. As soon as practical thereafter, the Tenant shall submit to the Landlord for approval complete and final plans and specifications (including all necessary mechanical, electrical, engineering and working drawings) for the Improvements, sufficient to meet the requirements set forth in clauses (i) through (iii) above (such plans as approved by the Landlord are hereinafter referred to as the "Final Plans"). The Tenant agrees to reimburse the Landlord for its reasonable fees and expenses for reviewing plans and specifications.

         (b) All professional fees (including those for architectural and design costs and appraisals) and the cost of all permits, licenses and approvals required in connection with the construction and installation of the Improvements shall be borne solely by the Tenant.

         (c) The Landlord shall reimburse the Tenant from time-to-time (but not more often than monthly) for work done in connection with the installation and construction of the Improvements, up to an aggregate maximum specified for each portion of the Premises listed above, provided that the Landlord's obligation to make any such or reimbursement shall be subject to the satisfaction of the following conditions:

                  (i) the work done must conform to the design set forth in the Final Plans in all material respects and the quality and workmanship of the work done must be reasonably satisfactory to the Landlord and the Tenant (and the Tenant shall have so stated in its request for reimbursement);

                  (ii) with respect to the reimbursement of any partial payment made on the basis of the percentage of completion of any work, the Landlord shall have been furnished a form by the Tenant's architect indicating the percentage of completion of the work in question;

                  (iii) the Landlord shall have been furnished with invoices from the vendors, supplier, or contractor evidencing the amount for which payment or reimbursement is sought, such invoices, if submitted for reimbursement, to be marked "paid in full" by such vendor, supplier or contractor (or, in lieu thereof, the Landlord shall be furnished other documentation satisfactory to the Landlord evidencing payment in full); and

                  (iv) the Landlord shall have received, with respect to the work done for which payment or reimbursement is claimed hereunder, a written waiver from the contractor or vendor in question (and all subcontractors and subvendors involved in the work in question) waiving any right to assert any vendor's, mechanic's or other lien on the building, the Premises or any fixtures, machinery, equipment or other installation therein.

         If so requested by the Tenant, in lieu of reimbursing the Tenant, the Landlord will make payment directly to the Tenant's vendors, suppliers and contractors (no more often than monthly and not for amounts which aggregate less than $50,000), provided that the Landlord's obligation to make any such payment shall be subject to the conditions set forth above (except that the invoices to be paid need not be marked "paid in full").

         (d) It is understood and agreed that the Landlord shall have no responsibility for the performance of the contractor installing the Improvements (including matters of quality or timeliness), and in the event that for any reason the Improvements are not completed in a timely fashion and/or there is any delay in the date on which the Premises are ready for occupancy by the Tenant for the purposes of conducting business, this lease shall nevertheless continue in full force and effect, and the Tenant shall have no right, remedy or claim (including any claim for actual, punitive or consequential damages) against the Landlord.

                                ARTICLE FORTY-SIX
                                    GENERATOR

         (a) The Tenant has advised the Landlord that it may wish to install a standby generator with associated equipment. Provided that Landlord is able to provide space on the roof to Tenant, Tenant shall have the right to install a generator with a capacity of no more than 250 kVA, and related equipment (colllectively, the "Generator") on the roof of the building in an area to be designated by the Landlord (the "Roof Space"). The Landlord shall have no obligation to provide the Roof Space until it has completed construction of the additional floors on the building, and shall have no obligation at all to provide Roof Space if, in good faith, Landlord determines that there is no suitable Roof Space available. As of the date the Landlord delivers the Roof Space to the Tenant, (i) the Roof Space shall be added to and be deemed to be part of the premises upon all of the terms of the lease, except as otherwise set forth herein; (ii) the Landlord shall have no obligation to perform any work on the Roof Space and shall deliver the same in its then "as-is" condition, (iii) the annual fixed rent shall be increased by a sum equal to $50 per rentable square foot (the "Roof Rent"), which rent shall be increased as of the first anniversary of the date on which the Roof Space was added to the premises and on each succeeding anniversary thereafter, by 3% over the Roof Rent payable during the immediately preceding twelve-month period.

         (b) Pending the delivery of the Roof Space, Tenant shall be permitted to install the Generator on the 4th floor, provided that the Generator may only be vented through louvers located in the two windows directly above the louvers used by Dean Witter on the 3rd floor, and only through January 31, 2002. On or before January 31, 2002, Tenant shall remove the Generator from the 4th floor and remove the louvers installed in the windows, restoring the windows so as to maintain a uniform appearance of the building. In the event that Landlord has not been able to provide Roof Space, Tenant shall have no right to maintain a Generator at the Premises. If Tenant has previously installed a Generator in the Premises and Landlord subsequently provides Roof Space, Tenant shall be responsible, at Tenant's cost, to move the Generator from the 4th floor to the Roof Space.

         (c) The Generator shall be installed and maintained at the sole cost and expense of the Tenant and shall be installed and maintained in compliance with all Legal Requirements, including, without limitation, all Environmental Laws. The Landlord's written approval of the plans and specifications for the Generator installation must be obtained before the Tenant may proceed with any work in connection with the Generator installation. The Generator installation shall be governed by the provisions of this lease. The Landlord and its agents and employees shall have reasonable access to the Roof Space as required for the maintenance, repair or operation of the building or building systems. The Tenant shall be responsible for any taxes which may be now or hereafter levied on the Generator. The Landlord may require that its personnel or contractor be present during the installation and removal of the Generator, and any maintenance and repair thereof, and the Tenant shall reimburse the Landlord for the charges incurred by the Landlord in connection therewith. If the Generator is to be connected to any building system or equipment, the Landlord may, at is option, either require that the Landlord's contractor physically connect the wiring from the Generator to such system or equipment, or require its personnel or contractor to be present when such work is done, and in either case, the Tenant shall reimburse the Landlord for the costs incurred by the Landlord in connection therewith.

         IN WITNESS WHEREOF, this agreement has been signed and sealed by the parties hereto as of the date set forth above.

                                    THE RECTOR, CHURCH-WARDENS AND
                                    VESTRYMEN OF TRINITY CHURCH IN THE
                                    CITY OF NEW YORK


                                    By:
                                       -----------------------------------------
                                        Daniel Paul Matthews, Rector



                                    By:
                                       -----------------------------------------
                                        Director of Leasing


                                    By:
                                       -----------------------------------------
                                        Executive Vice President of Real Estate


                                    By:
                                       -----------------------------------------
                                        Finance Department


Attest:                             PHOTODISC, INC.
As to the Tenant:


                                    By:                                   (L.S.)
--------------------------             -----------------------------------
                                              An Authorized Officer


                                      (i)
          legislation currently in force relating to Town and Country Planning

3:15:3 Not to leave the demised premises continuously unoccupied for more than one month without:-

3:15:3:1       notifying the Landlord in writing

3:15:3:2 providing such security arrangements as the Landlord shall reasonably require

3:15:3:3 providing such security or other arrangements as the insurers of the Building shall require in order to protect the demised premises from vandalism theft damage or unlawful occupation

3:15:4 not to play or use in the demised premises and musical instrument loudspeakers tape recorder gramophone radio or other equipment or apparatus that produces sound that may be heard in nearby premises or outside the demised premises

3:15:5    Not to hold any sale or auction on the demised premises

3:15:6 Not to do on the demised premises or any part thereof or the Building or any part thereof any act matter or thing whatsoever which may or may tend to depreciate the value of the demised premises or the Building or which may be or tend to be detrimental to the letting of the same or individual units therein

3:16 Not to store or bring upon the demised premises or any part thereof any articles or substance or a specially combustible inflammable explosive or dangerous nature other than those used by the Tenant in the usual course of its business at the demised premises and to comply with all recommendations of any Fire Officer and of the Insurers of the Building as to fire precautions relating to the demised premises

          3:17:1    Not to being or permit or suffer to be brought in or upon
          the demised premises or any part thereof any goods nor to do or permit or suffer to be done in or upon the demised premises or any part thereof anything which in either case may invalidate any insurance for the time being effected on the demised premises or any part thereof or the Building or whereby any such insurance may be in any way affected or made void or voidable nor without the consent of the Landlord to do or allow to be done anything whereby any additional premium may become payable for the insurance of the demised premises or any other part of the Building and to repay to the Landlord on demand all sums paid by way of increased premiums and all expenses incurred by it in consequence of a breach of this sub-clause

3:17:2 To keep the demised premises sufficiently supplied and equipped with such fire fighting and extinguishing appliances as shall from time to time be required by law or by the Local or other competent authority or by the Landlord's insurers of the Building and not to obstruct or permit or suffer to be obstructed the access to or means of working such appliances or the means of escape from the demised premises in the case of fire or other emergency

3:18 Not to stop up or obstruct or permit or suffer to be stopped up or obstructed in any way whatsoever or permit or suffer oil grease or other deleterious or noxious matter or substance to enter the drains sewers gutters pipes channels or watercourses of or serving the demised premises or the Building and in the event of any breach of this covenant by the Tenant forthwith to make good any damage to the reasonable satisfaction of the Landlord

3:19 Not to overload or permit or suffer to be overloaded the electrical system serving the demised premises or the Building (whether serving the same exclusively or in common with adjoining or neighbouring units in the Building)

3:20 Within seven days of the receipt of notice of the same to give full particulars to the Landlord of any notice direction license consent or permission or order or proposal for a notice or order relating to the demised premises made given or issued to the Tenant by any government department local or public authority under or by virtue of any statutory powers and to produce such notice direction license consent or permission or order or proposal for a notice or order to the Landlord AND ALSO without delay to take all necessary steps to comply with the same AND ALSO at the request of the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any such notice direction license consent or permission or order or proposal as aforesaid as the Landlord shall deem reasonably expedient

3:21 To be responsible for and to indemnify the Landlord against all damage occasioned to any part of the Building or to any person chattel or property (whether or not upon the demised premises) caused by any act default or negligence of the Tenant or the servants agents or licensees of the Tenant

3:22:1 At all times to comply with the requirements of the Planning Acts insofar as they affect the demised premises and in particular (but without prejudice to the generality of the foregoing) so often as occasion shall require at the expense in all respects of the Tenant to obtain from the Local Authority the Local Planning Authority and/or the Secretary of State for the Environment (or other appropriate Minister) all such licences consents and permissions (if any) as may be required for the carrying out by the Tenant of any operations on the demised premises or the institution or continuance by the Tenant of any use thereof which may constitute development within the meaning of the Planning Acts

3:22:2 Not without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) to apply for permission to carry out on the demised premises any development requiring permission under the Planning Acts and upon obtaining any such permission immediately to produce the same to the Landlord

3:22:3 Not without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) to implement any planning permission relating to the demised premises

3:22:4 To comply with any conditions attached to any temporary planning permission that the Tenant implements and which are intended to be complied with when the demised premises cease to be used in accordance with such planning permission even though the period for which the permission was granted extends beyond the date of termination of this Lease

3:22:5 Forthwith upon receipt of any notice relating to the development of the demised premises or any neighbouring property to deliver a copy thereof to the Landlord and if so required by the Landlord to join with the Landlord in making representations concerning the same


3:22:6 Whenever reasonably required to permit the Landlord to enter upon the demised premises to comply with any requirement lawfully made of it under the Planning Acts by any competent authority notwithstanding that any action reasonably necessary for compliance interferes with the Tenant's enjoyment of the demised premises

3:22:7 At all times hereafter to indemnify and keep indemnified the Landlord against all actions proceedings costs expenses claims and demands in respect of any contravention of the provisions of the Planning Acts

3:22:8 For the purposes of this sub-clause "the Planning Acts" shall mean the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 and the Planning and Compensation Act 1991 and the rules regulations and orders which are either made under one of them or are continued by the Planning (Consequential Provisions) Act 1990 as they apply from time to time

3:23:1 To preserve so far as the Tenant is able all rights of light and other easements enjoyed by the demised premises and at all times at the Tenant's cost to afford to the Landlord such facilities and assistance as may enable the Landlord to prevent anyone acquiring any right of light or other easement over the demised premises and/or the Building and in addition but without prejudice to the generality of the foregoing to permit the Landlord to bring all such actions as it may reasonably and properly think fit in the name of the Tenant in respect of any obstruction of the access of light or air to any windows or openings in the demised premises or in respect of any encroachment upon the demised premises or the obstruction of any other easement enjoyed by the demised premises

3:23:2 Without prejudice to the generality of Clause 3:23:1 hereof not to give to any third party any acknowledgement that the Tenant enjoys the access of light or air to any of the windows or openings in the demised premises by the consent of such third party or to pay any sum of money to or to enter into any agreement with such third party for the purpose of inducing or binding him to abstain from obstructing the access of light or air to any such windows or openings and in the event of any such third party doing or threatening to do anything which obstructs or would obstruct such access of light or air to notify the same forthwith in writing to the Landlord

3:24:1 To pay the Landlord's reasonable and proper expenses (including legal costs bailiffs fees and Surveyor's fees) incidental to any notice or proceedings preparatory to forfeiture of this Lease for a breach of its terms even if forfeiture is avoided without a Court Order

3:24:2 To pay the Landlord's reasonable and proper expenses (including legal costs and Surveyor's fees) properly incurred by the Landlord incidental to the preparation and service of any notice and/or Schedule relating to a Schedule of Dilapidations and whether or not the same is served during or after the expiry of the Term (howsoever determined) but relating in all cases only to dilapidations which accrued prior to the expiry of the Term

3:24:3 In the event of the Tenant committing any material breach of any covenant on the part of the Tenant herein contained whether for payment of rent or otherwise then if the Landlord shall incur any expenses (including legal costs bailiffs fees and Surveyor's fees) to fully and effectively indemnify the Landlord in respect thereof

3:25 Not to store either permanently or temporarily any goods in the Building other than within the demised premises or (in respect of refuse only) in the Bin Store located in the basement of the Building

3:26 To comply with the Landlord's reasonable regulations which may be imposed from time to time by the Landlord for the proper and efficient management of the Building (including the demised premises) together with the Superior Landlords regulations as referred to in Clause 3(10) of the Superior Lease Provided that nothing in any regulations imposed by the Landlord shall purport to amend the terms of this Lease and in the event of any inconsistency between the terms of this Lease and any such regulations the terms of this Lease shall prevail

3:27:1 Not to obstruct or otherwise prevent the use by the Landlord or any others entitled thereto of the Common Parts including (without prejudice to the generality of the foregoing) the Pedestrian Public Access Areas and the Emergency Vehicular Public Access Areas defined in the Superior Lease

3:27:2 Without prejudice to the generality of Clause 3:27:1 hereof not to load or unload any goods or materials onto or from vehicles and convey the same from and into the Building and the demised premises except through such entrances as may from time to time be designated by the Landlord (acting reasonably) as service entrances and by means of any lift designated from time to time by the Landlord for such purposes

3:28 To take all reasonable precautions to prevent the occurrence or outbreak (as the case may be) of any fire explosion or other occurrence which might cause damage to the demised premises or the Building

3:29 If at any time the Tenant is entitled to the benefit of any insurance on the demised premises or any part or parts thereof or on the Landlord's fixtures and fittings therein the Tenant shall without delay apply all monies received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received

3:30 Upon the expiry of the Term (howsoever determined) to give up all keys of the demised premises to the Landlord

3:31 To use the Common Parts for their proper purposes only and to indemnify the Landlord against the costs of making good any damage done thereto by the Tenant or any employee or Licensee of the Tenant

3:32      Not to keep any animals whatsoever in the demised premises

3:33:1 Not to do anything which interferes with the heating cooling or ventilation of the Common Parts or which imposes an additional load on any heating cooling or ventilation plant and equipment in the Building

3:33:2 Not to operate the ventilation equipment in the demised premises otherwise than:-

3:33:2:1  during the Permitted Hours

3:33:2:2 in accordance with the reasonable regulations for such purpose made by the Landlord from time to time

3:34 Whether or not any notices have been served under the Landlord and Tenant Act 1954 to permit the Landlord at any time during the last six months of the Term to enter upon the demised premises to affix and retain without interference upon any part of the demised premises a notice for selling or disposing of the same PROVIDED ALWAYS that such notice shall not obstruct or interfere unreasonably with the Tenants use of the demised premises And to permit persons with authority from the Landlord or the Agent of the Landlord at all reasonable times of the day but upon prior appointment to enter and view the demised premises or any part thereof

3:35 To pay in addition to any monies due from the Tenant under the provisions of this Lease such Value Added Tax (at the rate for the time being in force) as shall be chargeable in respect of any such monies all of which shall be deemed exclusive of Value Added Tax

3:36 Throughout the period from and including 1st October to and including 30th April in every year of the Term and to provide and maintain during the Permitted Hours an air temperature within the demised premises of not less than 65 degrees Fahrenheit whether or not the demised premises are unoccupied temporarily or otherwise for any periods during the Term

3:37 To comply at all times with the additional covenants (if any) set forth in the Third Schedule hereto

3:38 To indemnify the Landlord against any liability arising directly or indirectly out of the Tenants occupation and/or use of the demised premises

3:39 Not to use or permit or suffer to be used any parking spaces within the Building (or the curtilage thereof and whether forming part of the demised premises or the Common Parts) otherwise than for the temporary parking (meaning parking for a period not exceeding 8 hours in any 24 hour period) of motor vehicles Provided that:-

3:39:1 No motor vehicles shall be parked within the Building (as aforesaid) other than those serving the demised premises

3:39:2 All motor vehicles shall be parking in the relevant parking spaces in a proper orderly and tidy manner

3:40 To give to the Landlord at least 2 weeks prior notice in writing of any creditors meeting intended to be held for the purpose of considering or implementing any compromise or proposal under the provisions of the Insolvency Act 1986

3:41 Not to lodge with the district valuer or the Local Authority any appeal in respect of the rateable value of the demised premises (or any similar valuation of the same for the purposes of assessing the demised premises for liability as to rates or any similar tax or outgoing replacing the same from time to time) without the consent in writing of the Landlord and if reasonably required by the Landlord to allow the Landlord to conduct any such appeal as agent for any at the cost in all respects of the Tenant

3:42 To indemnify the Landlord against all rates (or any similar tax or outgoing replacing the same from time to time) which are payable by the Landlord as a result of the Tenant vacating the demised premises at any date prior to the termination of the Term to the intent that this sub-clause shall remain in force notwithstanding such termination

3:43 If the Landlord should suffer any loss of rating relief which may be applicable to empty premises after the termination of the Term by reason of such relief being allowed to the Tenant in respect of any period before such termination to immediately make good such loss to the Landlord on demand

3:44 Upon making any application for any written consent or approval of the Landlord which is required by this Lease to declare to and provide the Landlord with such information as the Landlord shall reasonably require

3:45 To pay the Landlord's reasonable and proper legal expenses and Surveyor's fees (including disbursements and Stamp Duty) on all licences and duplicate copies thereof resulting from all applications to the Landlord for any consent or approval of the Landlord required by this Lease including charges fees and disbursements actually incurred in cases where consent is refused or the application is withdrawn

3:46 To observe and perform the covenants and the conditions on the part of the lessee contained in the Superior Lease (except insofar as the same relate to matters of repair and maintenance but without prejudice to the Tenant's obligations in respect of such matters hereinbefore contained) so far as the same relate to the demised premises and except insofar also as the Landlord expressly covenants in this Lease to observe and perform the same and to indemnify the Landlord from and against any actions proceedings claims damages costs expenses losses or other liability arising from any breach non-observance or non-performance of such covenants and conditions and furthermore not to do omit suffer or permit in relation to the demised premises any act or thing which would or might cause the Landlord to be in breach of the Superior Lease or which if done omitted suffered or permitted by the Landlord would or might constitute a breach of the covenants on the part of the lessee and the conditions contained in the Superior Lease

4.        The Landlord HEREBY COVENANTS with the Tenant that :-

4:1 The Tenant paying the rents hereinbefore reserved and observing and performing the several covenants conditions agreements and stipulations on the part of the Tenant hereinbefore contained shall and may peaceably and quietly hold and enjoy the demised premises during the Term without interruption or disturbance from or by the Landlord or any person or persons rightfully claiming by through under or in trust for the Landlord or by title paramount

4:2 To keep in a good and substantial state of repair and condition the Common Parts (damage by fire and other perils specified in Clause 3 of the Eighth Schedule hereto excepted)

4:3 To insure or cause to be insured the Building in accordance with the provisions of the Eighth Schedule hereto Provided that the Landlord shall not be obliged to insure or cause to be insured any fixtures and fittings which may be installed by the Tenant in the demised premises and which may become fixtures and fittings of the Landlord until the Tenant has in writing informed the Landlord of the re-instatement value thereof but the Landlord may in its discretion increase the amount of insurance in respect of such fixtures and fittings

4:4 If the demised premises shall be destroyed or damaged by any of the risks specified in Clause 3 of the Eighth Schedule hereto then (unless any such insurance shall be vitiated or payment of the Policy monies refused in whole or in part in consequence of any act or default of or permitted by the Tenant) the Landlord will as soon as reasonably practicable re-instate or repair such destruction or damage Provided that as regards fixtures and fittings which have been installed by the Tenant and become fixtures and fittings of the Landlord the Landlord shall only be responsible to re-instate or repair the same to the extent of the re-instatement value thereof notified by the Tenant to the Landlord pursuant to Clause 4:3 hereof or (if any) to the amount of the increased insurance thereof effected at the discretion of the Landlord

4:5 Subject to the Tenant duly and punctually paying the Advance Service Charge to provide the services specified in the Fifth Schedule hereto for the benefit of the demised premises

4:6 To pay the rent reserved by the Superior Lease (if demanded) and to perform so far as the Tenant or any other tenant or occupier within the Building is not liable for such performance under the terms of this Lease or any other lease of any part of the Building or otherwise (as appropriate) the covenants and the conditions on the part of the lessee contained in the Superior Lease and to indemnify the Tenant from and against all actions claims proceedings costs expenses and demands incurred by the Tenant as a result of any failure by the Landlord so to do

4:7 At the request and cost of the Tenant to use its best endeavours to enforce:-

4:7:1 the covenants on the part of the Superior Landlord contained in the Superior Lease

4:7:2 the covenants on the part of other tenants/occupiers of the Building (other than the demised premises) contained in their respective leases of the relevant parts of the Building provided that the Tenant shall upon the Landlord's reasonable demand in that behalf deposit with the Landlord such security for costs incurred or to be incurred by the Landlord in respect thereof as the Landlord shall reasonably require

4:8 To use its reasonable endeavors to obtain the consent of the Superior Landlord whenever the Tenant makes application for any consent required under the Lease where the consent of both the Landlord and the Superior Landlord is needed by virtue of the Lease and the Superior Lease

5. PROVIDED ALWAYS and notwithstanding anything hereinbefore contained to the contrary :-

5:1 That if the rents hereby reserved or any part thereof or following an assignment of this Lease by the said Visual Communications Group Limited the Telephone Charge and/or the Private Charge or any part thereof respectively shall be unpaid for the space of 14 days next after any of the days hereinbefore appointed for payment thereof (whether such rents shall have been legally demanded or not) or if default shall be made in the performance or observance of any of the covenants stipulations conditions or agreements on the part of the Tenant herein contained or if the Tenant being a Company shall go into liquidation whether compulsory or voluntarily (otherwise than for the purpose of amalgamation or reconstruction without insolvency) or shall pass a resolution for winding up

          (save as aforesaid) or is unable to pay its debts or has no reasonable prospect of being able to pay its debts within the meaning of Sections 122 and 123 of the Insolvency Act of 1986 or summons a meeting of its creditors or any of them under Part I of the said Act or suffers a petition for an Administration Order in respect of it to be filed in Court or suffers a receiver or administrative receiver to be appointed or if the Tenant being an individual (or being individuals any one of them) shall become bankrupt or is unable to pay his debts or has no reasonable prospect of being able to pay his debts within the meaning of Sections 267 and 268 of the said Insolvency Act or shall enter into any composition with his or their creditors or if the Tenant shall suffer any distress or execution to be levied upon his or their goods or if an interim order is made under Part VIII of the said Insolvency Act then and in any such case it shall be lawful for the Landlord or any person or persons duly authorised by it in that behalf into and upon the demised premises or any part thereof in the name of the whole to re-enter and the same to have again repossess and enjoy as in its first and former estate anything herein contained to the contrary notwithstanding and thereupon the Term shall immediately cease but without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants stipulations conditions or agreements on the part of the Tenant herein contained.

5:2 The Tenant shall not (save as hereinbefore is expressly granted to it and then subject to the rights herein reserved to the Landlord and the Superior Landlord and the rights subject to which this demise is made) be entitled to any right of light air way or other easement or to exercise any right to other easement over or against the Building or any adjoining or neighbouring property of the Landlord and/or the Superior Landlord and this Lease shall be deemed expressly to preclude the grant of any such right of easement.

5:3 If the demised premises or any part thereof or the access thereto are destroyed or damaged by any of the risks specified in Clause 3 of the Eighth Schedule hereto or because of an Inherent Defect so as to render the demised premises unfit or unsafe for occupation or use and the demised premises are not rendered fit and safe for occupation or use within seven days of the event giving rise to such destruction or damage then (unless any insurance effected or caused to be effected by the Landlord shall have been vitiated or payment of the policy monies refused in whole or in part in consequence of some act or default of or permitted by the Tenant) (a) the yearly rent hereby Firstly reserved and for the time being payable hereunder or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the expiration of such seven days until the demised premises shall be again rendered fit and safe for occupation and use or until the expiration of 3 years from such date whichever shall be the earlier and (b) the rent hereby secondly reserved and for the time being payable hereunder or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the expiration of such seven days until the demised premises shall be again rendered fit and safe for occupation and use or until the expiration of 3 years from such date whichever shall be the earlier but so that the Tenant shall remain liable to pay any balance due in respect of such rent for any period prior to the expiration of such seven days when the same shall have been certified AND in case of any difference between the parties under this present sub-clause the same shall be referred to an independent surveyor acting as an expert and not as an arbitrator to be agreed upon by the Landlord and by the Tenant or (in the event of failure so to agree) to be nominated on the application of either party by the President of the Royal Institution of Chartered Surveyors or his deputy and the decision of that independent surveyor (including any decision as to the costs of the determination) shall be final and binding on the parties Provided that in the event of any such damage to or disturbance of the demised premises or the access thereto not being made good so as to render the demised premises fit and safe for occupation or use within three years of the date of occurrence of the same either party may within six months thereafter (time being of the essence) determine the Lease by giving to the other notice in writing pursuant to this clause and upon service of any such notice this Lease and the Term shall immediately expire and determine but without prejudice to the rights and remedies of either party against the other in respect of any antecedent breach or non-observance of any of the provisions of this Lease and in the event of service of such a notice the said period of 3 years hereinbefore referred to shall be extended to the expiration of the Term

5:4 Subject to the provisions of Section 38(2) of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee of the Tenant shall be entitled on quitting the demised premises to any compensation under
          Section 37 of the same Act

5:5 All monies received in respect of loss of rents by virtue of any policy of insurance effected or caused

[ARTICLE] 5
[LEGEND]
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE GETTY IMAGES INC. FORM 10Q FOR THE THREE MONTHS ENDED MARCH 31, 2000.
[/LEGEND]
[MULTIPLIER] 1,000

[PERIOD-TYPE]                   3-MOS
[FISCAL-YEAR-END]                          DEC-31-2000
[PERIOD-START]                             JAN-01-2000
[PERIOD-END]                               MAR-31-2000
[CASH]                                         105,055
[SECURITIES]                                         0
[RECEIVABLES]                                  104,635
[ALLOWANCES]                                    17,900
[INVENTORY]                                      5,868
[CURRENT-ASSETS]                               243,439
[PP&E]                                         109,979
[DEPRECIATION]                                  75,737
[TOTAL-ASSETS]                               1,183,954
[CURRENT-LIABILITIES]                          116,038
[BONDS]                                        284,587
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                         15
[COMMON]                                           479
[OTHER-SE]                                     783,636
[TOTAL-LIABILITY-AND-EQUITY]                 1,183,954
[SALES]                                        104,825
[TOTAL-REVENUES]                               104,825
[CGS]                                           30,518
[TOTAL-COSTS]                                   60,429
[OTHER-EXPENSES]                                47,733
[LOSS-PROVISION]                                 1,440
[INTEREST-EXPENSE]                               1,082
[INCOME-PRETAX]                               (33,855)
[INCOME-TAX]                                     1,134
[INCOME-CONTINUING]                           (32,721)
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                    384
[CHANGES]                                            0
[NET-INCOME]                                  (32,337)
[EPS-BASIC]                                    (.68)
[EPS-DILUTED]                                        0

      to be effected by the Landlord shall be paid to the Landlord for its own use and benefit.

5:6 Notwithstanding anything herein contained the Landlord shall not be responsible for any delay or failure in connection with the performance or observance of its obligations herein contained or implied or for any omission to perform the same nor for any loss or inconvenience arising from any such delay failure or omission if such delay failure or omission shall be due to causes beyond the control of the Landlord or if the Landlord has not been at fault or negligent nor shall the Landlord be responsible to the Tenant or the Tenant's licensees servants agents or other persons in the demised premises or calling upon the Tenant for any accident happening or injury suffered or damage to or loss of any chattel or property sustained in the demised premises or in the Building

5:7 The Landlord shall be entitled to alter add to execute works on and rebuild the Landlord's adjoining and nearby suites situated in the Building notwithstanding that the access of light and air to the demised premises may be interfered with Provided that the Landlord shall cause as little damage and/or disturbance as practicable and shall as soon as practicable make good all damage to the demised premises caused by its works to the reasonable satisfaction of the Tenant but shall not otherwise be liable for any damage or inconvenience caused to the Tenant

5:8 If at the end of the Term any furniture or effects belonging to the Tenant are left in the demised premises for more than seven days the Landlord shall have power to sell the same as agent for and on behalf of the Tenant and the Landlord shall on demand pay or account to the Tenant for the proceeds of sale (but not any interest thereon) less any costs of storage and sale reasonably incurred by the Landlord and the Tenant will indemnify the Landlord against any liability incurred by the Landlord to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

5:9 Each of the Tenant's covenants herein contained shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily or permanently revocably or irrevocably or otherwise howsoever a similar covenant or similar covenants affecting adjoining or neighbouring suites within the Building

5:10:1 If any part of the rents sums or other payments payable hereunder (including for the avoidance of doubt the Service Charge the Insurance Rent and the Advance Service Charge) shall be in arrear for twenty-one days whether legally demanded or not it shall be lawful for the Landlord to enter into and upon the demised premises or any part thereof and distrain and the distress or distresses then and there found to dispose of in due course of law and to apply the proceeds thereof in or towards payment of the said rents sums or other payments so in arrear and all costs charges and expenses occasioned by the non-payment thereof and so that the power of the Landlord to distrain upon the demised premises for rents or other monies in arrear shall extend to and include any Tenant's fixtures and fittings not otherwise by law distrainable which may from time to time be thereon

5:10:2 If any rent or other payments referred to in Clause 5:10:1 hereof shall be in arrear for more than twenty-one days beyond the days appointed for payment (whether formally demanded or not) and shall be paid only after the Landlord or the Landlord's Solicitors have instructed or caused distress to be levied therefor then the Tenant shall pay to the Landlord within 21 days of written demand the Landlord's reasonable Solicitors costs and expenses incurred by reason of the foregoing including but without prejudice to the generality of the foregoing Bailiff's fees and commission

5:11 The internal division walls that divide the demised premises from the adjoining suites in the Building shall be deemed to be party walls within the meaning of Section 38 of the Law of Property Act 1925 and shall be maintained at the equally shared expense of the Tenant and the tenants of such adjoining suites

5:12      The Tenant hereby warrants and acknowledges:-

5:12:1 that prior to the execution of this Lease the Tenant has disclosed to the Landlord in writing any conviction judgment or finding of any Court or tribunal relating to the Tenant (or any director or officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance of the demised premises and/or the Building

5:12:2 that this Lease has not been entered into in reliance wholly or partially on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease or in the Landlord's Solicitors replies to the Tenant's Solicitors enquiries raised before the grant hereof

5:13 This Lease embodies the entire understanding of the parties relating to the demised premises and to all the matters dealt with by any of the provisions of this Lease

5:14 The Schedules to this Lease shall be deemed to be incorporated in this Lease and form part hereof

5:15 The index to this Lease shall not be taken into account for the purpose of its construction or interpretation

5:16 Any Notice under this Lease shall be in writing. Any Notice to the Landlord shall be sufficiently served if sent by registered or recorded delivery post addressed to the registered office or such other address as the Landlord may from time to time designate for such purpose. Any Notice to the Tenant who is a Company shall be sufficiently served if delivered personally (by the Landlord's employee servant or agent) to or sent by registered or recorded delivery post addressed to its registered office or to the demised premises and in the case of a Tenant who is not a Company if delivered to the Tenant (or if more than one the first named) personally (as aforesaid) or sent to the Tenant (or if more than one the first named) by registered or recorded delivery post addressed to the Tenant at the demised premises or to the Tenant's last known address in Great Britain or Ireland (whether Eire or Northern Ireland)

6:1 Either the Landlord or the Tenant shall be entitled to determine this Lease on any of the Break Dates by giving to the other at least six months previous written notice Provided that in the event of the Tenant serving such a notice upon the Landlord to determine this Lease upon the 29th September 1996 the

     Tenant shall concurrently with the service of such notice pay to the Landlord the sum of Three thousand five hundred pounds (L3,500.00) and in the event of the Landlord failing to receive such payment concurrently with service of such notice for the avoidance of doubt such notice shall be deemed invalid

6:2 In the case of a notice by the Tenant it shall be a pre-condition that there is not any material outstanding breach of any of the Tenant's covenants contained in this Lease or that any breach of covenant by the Tenant that may have occurred has been so far as possible remedied so that no material prejudice to the Landlord has resulted

6:3 Upon the expiry of any such notice as aforesaid provided that upon the expiry thereof in the case of notice by the Tenant there shall be no arrears of the Rent the Service Charge (provided that the same shall not be the subject of a material dispute) the Insurance Rent or the Advance Service Charge or following an assignment of the Lease by the said Visual Communications Group Limited the Telephone Charge and/or the Private Charge and upon the Tenant giving up vacant possession of the demised premises (subject to clause 6:4 below) this Lease shall expire and determine but without prejudice to the rights and remedies of either party against the other in respect of any antecedent breach or non-observance of any of the provisions of this Lease

6:4 In the event of the parties entering into new arrangements under which the Tenant is to be entitled to remain in occupation following the expiry and determination of this Lease such new arrangements shall not prejudice the validity of any notice served under the provisions of this clause


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